                                                      Registration No. 333-_____
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ------------------
                      MEWBOURNE ENERGY PARTNERS 01-A, L.P.
                      MEWBOURNE ENERGY PARTNERS 02-A, L.P.
                           (Exact name of registrants)

         DELAWARE                                1311
(State or other jurisdiction of        (Primary Standard Industrial        (I.R.S. Employer Identification No.)
incorporation or organization)          Classification Code Number)

                                3901 S. BROADWAY
                               TYLER, TEXAS 75701
                                 (903) 561-2900
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ------------------


                                                                       COPIES TO:
                CURTIS W. MEWBOURNE                                 A. WINSTON OXLEY
         MEWBOURNE DEVELOPMENT CORPORATION                       VINSON & ELKINS L.L.P.
                3901 S. BROADWAY                              3700 TRAMMELL CROW CENTER
                TYLER, TEXAS 75701                                  2001 ROSS AVENUE
                  (903) 561-2900                                  DALLAS, TEXAS 75201
(Name, address, including zip code, and telephone number,            (214) 220-7700
    including area code, of agent for service)

                               ------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]


                         CALCULATION OF REGISTRATION FEE


=======================================================================================================================
                                                                     PROPOSED           PROPOSED
                                                  AMOUNT             MAXIMUM            MAXIMUM             AMOUNT OF
   TITLE OF SECURITIES                            TO BE           OFFERING PRICE       AGGREGATE           REGISTRATION
    TO BE REGISTERED                           REGISTERED(1)      PER INTEREST(2)    OFFERING PRICE(1)         FEE
-----------------------------------------------------------------------------------------------------------------------
Limited Partner Interests ................       30,000(3)            $  1,000         $ 6,000,000            $  1,500
-----------------------------------------------------------------------------------------------------------------------
General Partner Interests ................       24,000               $  1,000         $24,000,000            $  6,000
-----------------------------------------------------------------------------------------------------------------------
        TOTAL ....................................................................................            $  7,500
=======================================================================================================================

(1) This registration statement covers all limited partner interests that may be acquired by limited partners, all general partner interests that may be acquired by general partners, and 24,000 additional limited partner interests into which general partner interests are convertible if the maximum aggregate subscriptions contemplated by this offering are obtained. No subscriber will be admitted as an investor partner in a partnership unless, at the end of the subscription period for interests in that partnership, subscription funds have been received and accepted by Mewbourne Development Corporation in an amount of $1,000,000 or more and Mewbourne Development Corporation determines, in its sole discretion, to proceed with the funding of that partnership.

(2) Subscriptions will be accepted in the minimum amount of ten interests ($10,000), subject to certain state law requirements.

(3) This amount includes 24,000 additional limited partner interests into which general partner interests are convertible.

                               ------------------


        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


P R O S P E C T U S


                              SUBJECT TO COMPLETION
                          PRELIMINARY PROSPECTUS DATED
                                 March 16, 2001

                            MEWBOURNE ENERGY PARTNERS
                             01-02 DRILLING PROGRAMS
                    (PER PARTNERSHIP MINIMUM OFFERING AMOUNT)
                $1,000,000 (1,000 GENERAL AND/OR LIMITED PARTNER
                        INTERESTS AT $1,000 PER INTEREST)
                    Minimum Purchase: 10 Interests ($10,000)

        We are offering to qualified investors during 2001 and 2002 an aggregate of up to 6,000 ($6,000,000) limited partner interests and 24,000 ($24,000,000)
general partner interests in a series of two Delaware limited partnerships formed or to be formed by us. We will sell these interests to investors for $1,000 each. The minimum number of interests that we will offer for any one partnership is 1,000 and the minimum subscription in any one partnership is ten interests ($10,000). The maximum number of interests that we will offer for any one partnership is 15,000. Therefore, the minimum offering amount for any one partnership will be $1,000,000 and the maximum offering amount for any one partnership will be $15,000,000. If we accept your subscription for a partnership, you may elect to be admitted as a general partner or limited partner in the partnership you have invested in. Each partnership will participate with us and our affiliate, Mewbourne Oil Company, in a drilling program. The primary objective of each drilling program will be to establish oil and gas reserves by drilling wells in the Permian and Anadarko Basins.

        SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF FACTORS THAT YOU SHOULD CONSIDER BEFORE YOU INVEST IN EITHER PARTNERSHIP BEING SOLD WITH THIS PROSPECTUS. These "risk factors" include but are not limited to:

- Drilling to establish productive oil and natural gas properties is highly risky and includes the possibility of a total loss of one's investment.

- If you purchase a general partner interest you may be subject to personal unlimited liability for that partnership's obligations.

- An investment in a partnership is illiquid. You may not be able to sell any interests you purchase because there will be no market for them.


                                                                               Per Partnership
                                                        -----------------------------------------------------------
                                                        Per Interest           Total Minimum          Total Maximum
                                                        ------------           -------------          -------------
Public Price ................................            $     1,000            $ 1,000,000            $15,000,000
Underwriting Discounts ......................                     85                 85,000                850,000
Proceeds Available to a Partnership .........                  1,000              1,000,000             15,000,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        Soliciting dealers will be soliciting subscriptions on a "minimum/maximum best efforts" basis. The soliciting dealers must sell the minimum number of interests offered ($1,000,000) if any interests are sold and are required to use only their best efforts to sell the maximum number of securities offered ($15,000,000).


              The date of this prospectus is ______________, 2001.

                                TABLE OF CONTENTS



                                                                                       Page
                                                                                       ----
SUMMARY OF OFFERING......................................................................1
  The Partnership........................................................................1
  Investment Objectives..................................................................1
  Proposed Activities....................................................................2
  Application of Proceeds................................................................2
  Investment as a Limited Partner or General Partner.....................................2
     Liability of General Partners.......................................................2
     Liability of Limited Partners.......................................................3
     How to Subscribe....................................................................3

RISK FACTORS.............................................................................4
  Particular Risks Relating to the Interests.............................................4
     Liability of Limited Partners.......................................................4
     Liability of Investor General Partners..............................................4
     Liability of Joint Working Interest Owners..........................................4
     Possibility of Reduction or Unavailability of
        Insurance Coverage of a Partnership..............................................4
     Sole Reliance on Us for Management of a Partnership.................................5
     Sole Reliance on Our Financial Status...............................................5
     Prospects Not Yet Identified or Selected; No
        Opportunity to Evaluate Prospects................................................5
     Limited Ability to Spread Risk......................................................5
     Ownership of Interests in a Partnership by Our Affiliates...........................5
     Additional Partnership Financing May Become
        Necessary Due to Unforeseen Circumstances........................................6
     Uncertainty of Partnership Cash Distributions.......................................6
     Conflicts of Interest of Managing Partner...........................................6
     Inside Board of Directors and Other Family
        Relationships of Managing Partner and Program Director...........................7
     Limitations on the Fiduciary Obligations of the
        Managing Partner and the Managing
        Partner's Responsibility to Determine the
        Application of the Limitations...................................................7
     Partnership's Joint Activities With Others..........................................7
     Lack of Liquidity for Investors.....................................................8
     Indemnification of Managing Partner and its Affiliates..............................8
     Investor's Lack of Substantial Voting Rights........................................8
     Investor's Lack of  Appraisal Rights................................................8
     Limited Ability to Remove Managing Partner
        and Difficulty in Finding a Successor Managing Partner...........................9
     Withdrawal of Partners..............................................................9
     Dissolution of a Partnership and Termination of
        the Drilling Program.............................................................9
     Ability of the Managing Partner to Cause
        Dissolution of a Partnership and the Related Drilling Program....................9
     Unauthorized Acts of General Partners Could
        Be Binding Against the Partnership..............................................10
  General Risks Relating to Oil and Natural Gas Operations..............................10
     Loss of Investment Due to Speculative Nature of Oil and Gas Activities.............10
     The Partnerships and the General Partners Could be Liable for
        Environmental Hazards...........................................................10
     Return on Investment is Dependent
        on Future Prices, Supply and Demand for Oil and Gas.............................10
     Government Regulation of a Partnership's Activities................................11
  Tax Risks.............................................................................11
     General............................................................................11
     Partnership Classification for Tax Purposes; No IRS Ruling Sought .................11
     Allocations........................................................................11
     Passive Activity Limitations.......................................................12
     Tax Shelter Registration...........................................................12
     Current Tax Deductions.............................................................12
     Conversion of General Partner Interests............................................13
     Tax Liabilities in Excess of Cash Distributions....................................13
     Risks of Borrowings................................................................13
     Percentage Depletion...............................................................13
     Farmouts and Backin Interests......................................................13
     Recapture..........................................................................13
     Audits.............................................................................14
     Changes in Federal Income Tax Laws.................................................14
     Significance of Tax Aspects........................................................14
  Forward Looking Statements............................................................14

APPLICATION OF PROCEEDS.................................................................15

PARTICIPATION IN COSTS AND REVENUES.....................................................17
Costs and Revenues......................................................................17
Distributions...........................................................................17
Capital Accounts........................................................................18
Allocations of Federal Income Tax Items.................................................18
Proportionate Interests of Partners.....................................................18

COMPENSATION AND REIMBURSEMENT..........................................................19
Partnership and Program Interest........................................................19
Lease and Equipment Purchases from Mewbourne............................................19
Administrative Costs....................................................................19

ESTIMATED DRILLING PROGRAM EXPENSES ....................................................21



                                       (I)

                                                                                       Page
                                                                                       ----
  Contracts with Mewbourne and Its Affiliates ..........................................21
  Compensation as Operator .............................................................21

DEFINITIONS.............................................................................22

TERMS OF THE OFFERING...................................................................25
  General...............................................................................25
  Subscription Refunds..................................................................26
  Subscription Period...................................................................26
  Suitability Standards.................................................................26
    General ............................................................................26
    Minimum Suitability Standards.......................................................27
    Additional Suitability Standards....................................................27
    Additional Requirements.............................................................29
    Subscription Procedure..............................................................29
  Conversion of General Partner Interests...............................................30
  Right of Presentment..................................................................31

ADDITIONAL FINANCING....................................................................33
  General...............................................................................33
  Limitation on Borrowings..............................................................33

PLAN OF DISTRIBUTION....................................................................33

INVESTMENT OBJECTIVES...................................................................34

PROPOSED ACTIVITIES.....................................................................35
  Development Policy....................................................................35
  Area of Geographic Concentration......................................................35
  Prospect Evaluation...................................................................36
  Cost Estimates........................................................................36
  Acquisition of Leases.................................................................37
  Transactions with Affiliates..........................................................37
    Sale of Leases to a Partnership.....................................................37
    Purchase of Leases from a Partnership...............................................38
    Participation by Mr. Mewbourne......................................................39
  Farmouts..............................................................................39
  Operations............................................................................40
  Title to Partnership Properties.......................................................41
  Insurance.............................................................................42
  The Managing Partner's Policy Regarding Roll-Up Transactions..........................43

MANAGEMENT..............................................................................45

OWNERSHIP STRUCTURE OF MEWBOURNE COMPANIES..............................................46
  Officers, Directors and Key Employees of the
    Managing Partner and the Drilling Program Manager...................................47
  Key Employees.........................................................................48
  Compensation..........................................................................49
  Executive Officer.....................................................................49
    Cash Compensation to Executive Officer..............................................49
    Executive Officer Compensation Under Plans..........................................49
    Non-Cash Compensation of Executive Officer..........................................50
  Certain Transactions..................................................................50
    Participation in Drilling Program Activities........................................50

CONFLICTS OF INTEREST...................................................................51
  Fiduciary Responsibility of the Managing Partner......................................51
  Limitations on the Fiduciary
        Obligations of the Managing
        Partner and the Managing
        Partner's Responsibility to
        Determine the Application of the Limitations....................................51
  Farmouts..............................................................................52
  Purchase of Leases from a Partnership.................................................53
  Sale of Leases to a Partnership.......................................................54
  Adjacent Acreage......................................................................54
  Other Activities......................................................................54
  Contracts with Mewbourne and Affiliates...............................................55
  Mewbourne Oil Company as Operator.....................................................56
  Ownership of Interests by the Managing Partner or any Affiliates......................56

PRIOR ACTIVITIES........................................................................56
  Prior Partnerships....................................................................56
  Past Compensation.....................................................................59
  Previous Drilling Activities..........................................................61
  Payout and Net Cash Tables............................................................62
  Tax Deductions and Tax Credits........................................................66
  Reserves and Future Net Revenues of Prior Programs....................................68

TAX ASPECTS.............................................................................70
  Opinion of Counsel....................................................................70
  Partnership Taxation..................................................................72
    General ............................................................................72
    Partnership Classification..........................................................72
    Taxation of Partners................................................................74
    Allocations.........................................................................74
    Elections and Returns...............................................................76
    Determinations of Partnership Items at Partnership Level............................76
    Administrative Costs................................................................76
    Conversion of General Partner Interests.............................................76
  Special Features of Oil and Gas Taxation..............................................77
    Lease Acquisition Costs.............................................................77
    Geophysical Costs...................................................................77
    Operating and Administrative Costs..................................................77
    Intangible Drilling Costs...........................................................77
    Depreciation........................................................................78
    Depletion...........................................................................78
    Passive Activity Loss Limitations...................................................79
    Limitations on Interest Deductions..................................................81



                                      (II)

                                                                                       Page
                                                                                       ----

    For Profit Limitation...............................................................81
    Basis and At Risk Limitations.......................................................81
    Sale of Property....................................................................82
    Termination of a Partnership........................................................83
    Sale of Interests...................................................................83
    Farmouts and Backin Interests.......................................................84
  General Tax Provisions................................................................85
  Other Tax Consequences................................................................85
    Alternative Minimum Tax.............................................................85
    Tax Shelter Registration............................................................85
    Changes in Federal Income Tax Laws..................................................85
    Compliance Provisions...............................................................86
    Consistency Requirements............................................................86
    Nominees............................................................................86
    Social Security Benefits; Self-Employment Tax.......................................86
    State Law Tax Aspects...............................................................86
  Anticipated Federal Income Tax Deductions.............................................87
  Individual Tax Advice Should be Sought................................................87

COMPETITION, MARKETS AND REGULATION.....................................................87
  Competition...........................................................................87
  Markets For Sale Of Production........................................................87
  Regulation Of Production..............................................................88
  Natural Gas Prices....................................................................88
  Oil and Liquid Hydrocarbon Price Controls.............................................89
  Possible Legislation..................................................................89
  Regulation of the Environment.........................................................89

LIABILITY OF GENERAL AND LIMITED PARTNERS...............................................89
  General Partners......................................................................89
  Limited Partners......................................................................90

SUMMARY OF PARTNERSHIP AGREEMENT AND DRILLING PROGRAM AGREEMENT.........................91
  Term .................................................................................91
  Rights and Powers of Partners.........................................................91
    General and Limited Partners........................................................91
    Limited Partners....................................................................92
    General Partners....................................................................93
  Rights and Powers of the Managing Partner.............................................93
  Indemnification of the Managing Partner and its Affiliates............................93
  Right of Presentment..................................................................94
  Assignability of Interests............................................................95
  Removal or Withdrawal.................................................................96
  Dissolution, Liquidation and Termination..............................................96
  Reconstitution of a Partnership.......................................................97
  Amendments............................................................................98
  Reports to Partners...................................................................98
  Access to List of General and Limited Partners........................................99
  Power of Attorney.....................................................................99

LEGAL OPINIONS.........................................................................100

EXPERTS................................................................................100

WHERE YOU CAN FIND MORE INFORMATION....................................................100
    Revenue recognition...............................................................F1-3


EXHIBIT A:     Form of Agreement of Partnership
EXHIBIT B:     Form of Drilling Program Agreement
EXHIBIT C:     Form of Special Subscription Instructions
EXHIBIT D:     Form of Subscription Agreement



                                      (III)

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                               SUMMARY OF OFFERING

        This summary highlights some information from this prospectus. It may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully. For definitions of key terms used in this prospectus, see "Definitions." FOR A DISCUSSION OF MATTERS THAT SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN THE INTERESTS, SEE "RISK FACTORS."

THE PARTNERSHIPS

        We are offering to qualified investors an aggregate of up to 6,000 ($6,000,000) limited partner interests and 24,000 ($24,000,000) general partner interests in a series of two Delaware limited partnerships formed or to be formed by us. We will sell these interests to investors for $1,000 each. The minimum number of interests that we will offer for any one partnership is 1,000 interests that may be comprised of any combination of limited and general partnership interests. The minimum subscription in any one partnership is ten interests ($10,000). The maximum number of interests that we will offer for any one partnership is 15,000. Therefore, the minimum offering amount for any one partnership will be $1,000,000 and the maximum offering amount for any one partnership will be $15,000,000. A partnership will not commence operations or have any material assets or liabilities prior to the termination of the subscription period for interests in such partnership.

        The subscription period for interests in Mewbourne Energy Partners 01-A, L.P. will commence on the date of this prospectus and terminate on November 2, 2001, unless Mewbourne Development Corporation, the managing partner, in its sole discretion, accelerates or delays the offering termination date, provided that its ability to delay the offering termination date is subject to its obligation to return the purchase price for any interests not invested in a partnership within any period required by state securities law. The subscription period for interests in Mewbourne Energy Partners 02-A, L.P. will commence on the date disclosed in a supplement or amendment to this prospectus. The subscription period of interests in Mewbourne Energy Partners 02-A, L.P. will expire on December 31, 2002 unless earlier terminated or withdrawn by the managing partner.

        A partnership will not be funded with less than $1,000,000 in capital contributions from investors. If we have not received subscription funds of at least $1,000,000 by the end of a partnership's subscription period, we will promptly return all funds we have received for that partnership to subscribers. Each partnership will terminate 50 years from the date of its formation.

        We and our affiliates are eligible to subscribe for interests. However, we may only purchase interests for investment purposes and not for resale or any further public distribution. We currently intend to subscribe for as many interests as may be necessary to assure that both partnerships receive the minimum subscription amount of $1,000,000. The number of interests in the partnerships that we may purchase is not subject to any specific maximum limitations but instead depends upon the number of subscriptions we receive and accept from non-affiliates.

INVESTMENT OBJECTIVES

        Each partnership will participate in a drilling program consisting of the acquisition, drilling and development of oil and gas prospects under a drilling program agreement with us and our affiliate, Mewbourne Oil Company. The primary investment objective of each partnership is to conduct oil and gas drilling and development activities on prospects in an attempt to establish long-life oil and gas reserves. In addition, the drilling program's structure is intended to result in tax benefits, consisting principally of deductions for intangible drilling costs, depletion, and depreciation. To the extent that the operations of a partnership and the drilling program result in a net loss for a taxable period, general partners will be able to claim their respective shares of the deductions giving rise to such loss in the current year, but limited partners will not be able to claim their shares of the deductions comprising such loss in the current year except to the extent they have net passive income from other sources. See "Tax Aspects." The drilling program agreement provides that Mewbourne Oil Company, in its capacity as manager of the drilling program, will have the exclusive power and authority to act on behalf of a partnership with respect to the management, control and administration of the business and affairs of the drilling program and the oil and gas properties subject to the drilling program agreement. See "Management."

        Each drilling program is intended to be a partnership for income tax purposes only. See "Tax Aspects -- Partnership Taxation -- Partnership Classification." For all other purposes, each drilling program is intended to be an agreement among us, the related partnership and Mewbourne Oil Company in its capacity as manager of the drilling program. The participants in a drilling program will be co-owners of undivided interests in the oil and gas properties subject to that drilling program agreement. Each drilling program agreement sets out the rights, duties, and obligations of the drilling program manager and the other participants in the related drilling program.

PROPOSED ACTIVITIES

        The primary objective of each partnership is to establish long-life oil and gas reserves through the development of oil and gas prospects located in the shelf and the shelf-slope regions of the Permian Basin, located in West Texas and Southeastern New Mexico, and the Anadarko Basin, located in Western Oklahoma, the Texas Panhandle and Southwest Kansas, by participating in a drilling program formed and managed by Mewbourne Oil Company or its successor. Although subject to change based on subsequent events and conditions, we anticipate that each partnership will conduct oil and gas drilling and development activities on prospects in the Permian and Anadarko Basins through a drilling program. However, these prospects in the Permian and Anadarko Basins have not yet been identified. In order to reduce the potential risks to the participants, we anticipate that each partnership's activities through the related drilling program will primarily focus upon activities relating to lower risk development wells rather than higher risk exploratory wells. However, at our discretion, a partnership may expend up to 20% of its capital contributions in connection with activities relating to exploratory wells. See "Proposed Activities." We may also determine that it is in the best interest of a partnership to conduct activities in other geographic areas.

APPLICATION OF PROCEEDS

        Interests in each partnership may be sold in an aggregate amount from $1,000,000 to $15,000,000. There is no deduction from the proceeds realized from the sale of interests to investors for organization and offering expenses, sales commissions, and due diligence fees and, therefore, all of such sales proceeds will be available to each partnership for the partnership's operations. The managing partner under the terms of each drilling program agreement will pay all organization and offering expenses, sales commissions, and due diligence fees. See "Application of Proceeds" and "Participation in Costs and Revenues."

        We estimate that of the total contributions made to each partnership's drilling program approximately 8.5% will be expended for organization and offering expenses, sales commissions and due diligence fees, approximately 15% to 20% will be made in the form of lease acquisition costs of prospects, approximately 12% to 16% will be expended for tangible costs, approximately 55% to 60% will be expended for intangible drilling costs and the remainder will be expended for other direct costs. These percentages are estimates only, and we cannot assure that these percentages will be actually realized or that variations in the percentages will not be significant to a partnership or its drilling program.

INVESTMENT AS A LIMITED PARTNER OR GENERAL PARTNER

        You have the option to invest in a partnership as a limited partner or general partner. If you invest, the allocations of costs and revenues relating to a partnership's drilling activities to you will be the same regardless of whether you elect to become a limited partner or a general partner of a partnership. However, if you elect to become a general partner you may experience economic and tax consequences different from those you would experience if you were to elect to become a limited partner due to differences in the legal obligations and tax treatment of general partners and limited partners. The tax treatment of income and deductions attributable to ownership of interests by a limited partner will be more restrictive for many investors than the treatment afforded income and deductions attributable to ownership of interests by a general partner. We generally will receive the same tax benefits and assume the same obligations as the general partners.

        Liability of General Partners. By law, each general partner is liable for all of the obligations of a partnership. Furthermore, each partnership will own working interests in oil and gas leases subject to some portion of the costs of development, operation or maintenance. We, and likely others, will also own similar working interests in these leases. Therefore, a general partner could be liable for the obligations of all such joint working interest owners. The subsequent conversion of a general partner interest into a limited partner interest will have no effect on the converted general partner's liability as to events that occurred prior to the conversion. However, the managing partner will indemnify each general partner from any liability in excess of his share of a partnership's undistributed assets. See "Risk Factors -- Particular Risks Relating to the Interests -- Liability of Joint Working Interest Owners."

        Liability of Limited Partners. Assuming that a limited partner does not take part in the control of the business of a partnership, his liability under Delaware law will be limited, generally to the amount of capital he has contributed to the partnership. Under the laws of the states where we anticipate the partnerships will conduct substantially all of their business, the liability of limited partners will be governed by Delaware law. See "Liability of Investor Partner--Limited Partners" and "Risk Factors -- Particular Risks Relating to the Interests -- Liability of Limited Partners."

        Under the terms of the partnership agreement, the managing partner may not request or require additional capital contributions from general or limited partners and, under the terms of the partnership agreement, general and limited partners are not permitted to voluntarily make any additional capital contributions to a partnership.

        How to Subscribe. For instructions on how to subscribe for interests in a partnership see "Terms of the Offering -- Subscription Procedure."

        THE FOREGOING IS A VERY BRIEF SUMMARY OF MATTERS RELATING TO THE OFFERING OF INTERESTS. THIS SUMMARY MUST BE CONSIDERED TOGETHER WITH INDEPENDENT ADVICE AND A CAREFUL READING AND EXAMINATION OF THIS ENTIRE PROSPECTUS AND THE ATTACHED EXHIBITS.

                                  RISK FACTORS


        You should recognize that oil and gas drilling and exploration is a high risk venture. Therefore, we recommend that you invest in a partnership only if you are prepared to assume the substantial risks discussed below and elsewhere in this prospectus. The nature of these risks requires persons who purchase interests to be in a position:

        -       to hold such investment for a substantial number of years, and

        -       to absorb the possible loss of such investment.

PARTICULAR RISKS RELATING TO THE INTERESTS

        Liability of Limited Partners. Each partnership will be governed by the Delaware Revised Uniform Limited Partnership Act. Under Delaware law, as a general rule, a limited partner's liability for the obligations of a partnership is limited to such limited partner's capital contribution and such limited partner's share of the partnership's assets. A limited partner of the partnership will not otherwise be liable for the obligations of the partnership unless, in addition to the exercise of his or her rights and powers as a limited partner, such limited partner participates in the control of the business of a partnership. In such case the limited partner is liable only to persons who transact business with the partnership with actual knowledge of the limited partner's participation in control. Accordingly, if a limited partner were to take an action which was subsequently determined to constitute participating in the control of the business of a partnership, such limited partner could become liable for the partnership debts and obligations. See "Liability of Investor Partners -- Limited Partners."

        Liability of Investor General Partners. Under Delaware law, each general partner in a partnership will be liable for all of the liabilities and recourse obligations of the partnership. Furthermore, each partnership will own working interests in oil and gas leases subject to some portion of the costs of development, operation or maintenance. We, and likely others, will also own similar working interests in these oil and gas leases. Therefore, a general partner could be liable for the obligations of all such joint working interest owners. The managing partner will indemnify each general partner from any liability in excess of his share of a partnership's undistributed assets. However, a general partner still could be subject to such liability if we should become bankrupt or for any other reason we are unable to meet our financial commitment to indemnify the general partners. This liability could obligate a general partner to make additional payments to the partnership. The possible amount of such a liability cannot be predicted. The subsequent conversion of a general partner interest into a limited partner interest will have no effect on the converted general partner's liability as to events that occurred prior to the conversion. See"Liability of Investor Partners -- General Partners."

        Liability of Joint Working Interest Owners. Under the drilling program agreement, each drilling program participant, including the managing partner and each partnership, will hold its working interest in oil and gas leases in its own name and will be a joint working interest owner with the other drilling program participants and also with third parties. It has not been clearly established under the laws of some of the jurisdictions where a portion of each drilling program's properties will be located whether a single joint working interest owner is liable with respect to all obligations relating to the entire jointly owned working interest. The operating agreements relating to drilling program oil and gas leases will specify that the liabilities of joint working interest owners will be limited to their individual joint working interest, though we cannot assure that such a provision would be enforceable against a third party. As a result it is possible that a general partner could be determined liable for all obligations relating to the entire jointly owned working interest.

        Possibility of Reduction or Unavailability of Insurance Coverage of a Partnership. It is possible that some or all of the insurance coverage which a partnership has available may become unavailable or prohibitively expensive. If the program manager and its affiliates cease to retain the coverage described for any reason for a period of more than 20 days during the subscription period for a partnership, the offering of interests in that partnership shall cease, and subscribers for interests in any partnership in which investors have not been admitted shall receive a refund of their subscription funds. The managing partner will also promptly notify those investors of any material reduction in the insurance coverage of the drilling programs and the partnerships. The managing partner shall give investors this notice as soon as possible after it learns of such change and if possible at least 30 days in advance of the change in insurance coverage. In addition, if a drilling program or a partnership, after the admission of investors, has its insurance coverage materially reduced for any reason, that partnership will halt all drilling activity until such time as comparable replacement coverage is obtained. If a partnership has its insurance coverage materially reduced after you invest, you could be subject to a greater risk of loss of your investment since less insurance would be available to protect your investment from casualty losses. See "Proposed Activities -- Insurance."

        Sole Reliance on Us for Management of a Partnership. Under the partnership agreement, Mewbourne Development Corporation is designated as the managing partner of each partnership and is given the exclusive authority to manage and operate each partnership's business. As the managing partner, we will have complete and total authority and broad discretion to determine the manner in which all of the offering proceeds will be expended. Also, we are required to devote only such time as is reasonably needed to the operations of the partnerships. Accordingly, if you invest in a partnership you must rely solely on us to make all decisions on behalf of each partnership. Investors will have no role in the management of the business of either partnership. Therefore, each partnership's success will depend, in part, upon the management we provide, our ability, and the ability of Mewbourne Oil Company as manager of each drilling program to:

        - select and acquire oil and gas leases on which oil and gas wells capable of producing oil and natural gas in commercial quantities may be drilled,

        - successfully drill and develop oil and gas well on the properties selected, and

        -       market oil and natural gas produced from such oil and gas wells.

        Sole Reliance on Our Financial Status. No financial information will be provided to the investors concerning any investor who has elected to invest in a partnership as a general partner. In no event, should investors rely on the financial wherewithal of investor general partners, including in the event we should become bankrupt or are otherwise unable to meet our financial commitments.

        Prospects Not Yet Identified or Selected; No Opportunity to Evaluate Prospects. Although we maintain an inventory of leasehold acreage covering numerous prospects, we have not, as of the date of this prospectus, selected or agreed to transfer from such owned inventory any particular oil and gas leases to a partnership or related drilling program. The drilling program manager will select all oil and gas leases that the partnerships and the related drilling programs will acquire or drill. You will not have an opportunity to review those oil and gas leases before investing in a partnership. You will also not have an opportunity to participate in the selection of oil and gas leases after an investment is made. We may during the course of this offering select, and cause this prospectus to be amended or supplemented to describe, prospects designated for acquisition by participants in a drilling program. If you subscribe for interests prior to any such amendment or supplement you will not be permitted to withdraw your subscription as a result of the selection of any such designated prospect and you may not be notified of the selection of any such designated prospect prior to funding of the partnership or partnerships in which you have invested. See "Proposed Activities -- Acquisition of Leases."

        Limited Ability to Spread Risk. A partnership could be formed with as little as $1,000,000 in capital contributions from investors. To the extent that the funds available to a partnership are limited, its ability to spread risks over a large number of oil and gas wells and prospects will be reduced. The number of oil and gas wells which can be drilled based on the minimum investment amount cannot be determined because prospects have not been selected. However, even if a drilling program is formed with substantially more than the minimum required capital, investors must rely on us to diversify drilling activities of the related partnership.

        Ownership of Interests in a Partnership by Our Affiliates. We and our affiliates are eligible to subscribe for interests. However, any interests we or our affiliates purchase must be purchased for investment purposes only and not for the purpose of resale or any further public distribution. As the initial managing partner, we currently intend to subscribe for such number of interests as may be necessary for each partnership in which interests are being offered to receive the minimum subscription number of 1,000 interests. The number of interests in a partnership that we and/or our affiliates may purchase is not subject to any specific maximum limitations but instead depends upon the number of subscriptions for interests received and accepted from non-affiliates. Therefore, there are no limitations upon the number of interests that we or our affiliates may purchase. Interests we or our affiliates own will have voting rights under the partnership agreement. However, during the time period that we or our affiliate serve as the managing partner of a partnership, any interests we or our affiliates own, which in the aggregate represent more than 20% of the total interests held by the general and limited partners in the partnership, shall not have any voting rights under the partnership agreement and shall not be counted for voting purposes or for purposes of determining a quorum. In addition, none of the interests owned by us or our affiliates shall be counted for voting purposes or for purposes of determining a quorum or have any voting rights concerning the removal of us as managing partner or any transaction between that partnership and us or our affiliates. Notwithstanding the voting limitations imposed upon interests owned by us or our affiliates, to the extent that we or our affiliates acquire interests in a partnership, such ownership will dilute the voting power of the other investors in that partnership.

        Additional Partnership Financing May Become Necessary Due to Unforeseen Circumstances. We anticipate that the net proceeds from the sale of interests in a particular partnership will be sufficient to finance that partnership's share of the related drilling program's costs of:

        -       drilling and completing oil and gas wells, and

        - providing necessary production equipment and facilities to service such oil and gas wells and plugging and abandoning non-productive oil and gas wells.

However, due to unforeseen circumstances, it could become necessary to finance the costs of additional partnership operations through partnership borrowings, utilization of partnership revenues obtained from production or other methods of financing. These additional operations may include the acquisition of additional oil and gas leases and the drilling, completing and equipping of additional wells to further develop drilling program prospects. Each partnership agreement provides that outstanding partnership borrowings may not at any time exceed 20% of the aggregate capital contributions of the general and limited partners. Furthermore, a partnership may borrow funds only if the lender agrees that it will have no recourse against individual general partners. If the above-described method of financing should prove insufficient to maintain the desired level of development operations for the drilling program, such operations could be continued through farmout arrangements with third parties, including the managing partner and/or its affiliates. These farmouts could result in the drilling program giving up a substantial interest in any oil and gas revenues so developed.

        Uncertainty of Partnership Cash Distributions. No distributions will be made from a partnership to the general or limited partners of that partnership until that partnership has funds which the managing partner determines are not needed for the operation of the partnership and the drilling program. Accordingly, we cannot assure that any distributions from a partnership will be made to its general and limited partners. Distributions will depend primarily on a partnership's net cash receipts from oil and gas operations. Moreover, distributions could be delayed to repay the principal and interest on partnership borrowings, if any, or to fund partnership costs. Partnership income will be taxable to the general and limited partners in the year earned, even if cash is not distributed.

        Conflicts of Interest of Managing Partner. Investors will not be involved in the day-to-day operations of the partnerships. Accordingly, if you invest in a partnership, you must rely on our judgment in such matters. Inherent with the exercise of our judgment, we will be faced with conflicts of interest, including:

        - We will participate in the drilling programs in our individual capacity. As a result, actions taken by a partnership may be more beneficial to us than the partnership.

        - We or our affiliates may participate in oil and gas activities on behalf of other programs that we sponsor, will sponsor or are for our account. We owe a duty of good faith to each of the partnerships which we manage, and it is possible that actions taken with regard to other partnerships may not be advantageous to a partnership.

        - We and/or our affiliates may provide services to a partnership. We and/or our affiliates will be compensated for these services at rates competitive with the rates charged by unaffiliated persons for similar services.

        - If we or our affiliates' own interests in a partnership, this ownership may dilute the voting power of the other general and limited partners in that partnership.

        - The oil and gas leases that may be contributed to a partnership may be adjacent to acreage or oil and gas leases which we or our affiliates hold or will hold. While the drilling program will not drill any well for the purpose of proving or disproving the existence of oil or gas on any adjacent acreage, such drilling activities may incidentally develop information valuable to us or our affiliates in evaluating our nearby acreage at no cost to us. Accordingly, a conflict of interest will exist between our interests and the interest of a partnership in selecting the location and type of operations which the drilling program will conduct on drilling program oil and gas leases.

We will attempt, in good faith, to resolve all conflicts of interest in a fair and equitable manner with respect to all persons affected by those conflicts of interest. However, we cannot assure that transactions between a partnership and its affiliates will be on terms as favorable as could have been negotiated with unaffiliated third parties. You should be aware that we have not formally adopted any procedures or criteria to avoid or to resolve any conflicts of interest that may arise between us and a partnership. You are urged to review the discussion under "Conflicts of Interest" for a more complete description of possible conflicts of interests.

        Inside Board of Directors and Other Family Relationships of Managing Partner and Program Director. The Board of Directors of both the managing partner and the program manager are comprised entirely of employees and family members of Mr. Mewbourne. Therefore, the activities of the managing partner and the program manager are not subject to the review and scrutiny of an independent Board of Directors.

        Limitations on the Fiduciary Obligations of the Managing Partner and the Managing Partner's Responsibility to Determine the Application of the Limitations. The partnership agreement contains provisions which modify what would otherwise be the applicable Delaware law relating to the fiduciary standards of the managing partner to the general and limited partners. The fiduciary standards in the partnership agreement could be less advantageous to the general and limited partners and more advantageous to the managing partner than the corresponding fiduciary standards otherwise applicable under Delaware law, specifically:

        - we and our affiliates may be indemnified and held harmless by a partnership,

        - we are required to devote only so much of its time as is necessary to manage the affairs of a partnership,

        - we and our affiliates may conduct business with a partnership in a capacity other than as a manager of the partnership,

        - we and/or our affiliates may pursue business opportunities that are consistent with a partnership's investment objectives for our own account if we determine that such opportunity cannot be pursued by the partnership either because of insufficient funds or because it is not appropriate for the partnership under the existing circumstances, and

        -       we may manage multiple programs simultaneously.

        In addition, the partnership agreement limits the liability of us or our affiliates to a partnership or to general and limited partners for acts or omissions if we determine in good faith, as of the time of the conduct or omission, that the course of conduct or omission was in the best interest of that partnership and that such conduct or omission did not constitute negligence or misconduct.

        Your purchase of an interest in a partnership may be deemed as consent to the limitations upon the fiduciary standards set forth in the partnership agreement. As a result of these provisions in the partnership agreement, the general and limited partners may find it more difficult to hold us responsible for not acting in the best interests of a partnership and its general and limited partners than if the fiduciary standards of the otherwise applicable Delaware law governed the situation.

        Partnership's Joint Activities With Others. We anticipate that the participants in the drilling programs, including the related partnerships, will not own the full working interest in most prospects to be explored and developed under the drilling program agreement. It is likely that a third party or parties will own a partial working interest in a prospect to be developed under the drilling program agreement. These third parties could be either our affiliates or unrelated to us and could also include Mr. Mewbourne. While Mewbourne Oil Company, on behalf of each drilling program, would participate in decisions affecting the development of such prospects, decisions with respect to development activities might be controlled or affected by the other owners of working interests in such prospects. Furthermore, a partnership could be held liable for the joint activity obligations of such other working interest owners, and this liability could in turn result in individual liability for the general partners in that partnership. See "-- Particular Risks Relating to the Interests -- Liability of Joint Working Interest Owners."

        Lack of Liquidity for Investors. We anticipate that there will not be any market for resale of the interests. Although the partnership agreement permits the assignment of interests by general and limited partners, transfers of interests are subject to restrictions. As one example, an assignee of an interest may not become a substituted general or limited partner without our consent. Accordingly, if you purchase an interest you should be prepared to bear the investment risks attendant upon your investment for an indefinite period of time. See "Summary of Partnership Agreement and Drilling Program Agreement -- Assignability of Interests" for a description of transfer restrictions.

        General and limited partners will not have the right to withdraw any capital from a partnership or to receive the return of all or any portion of their capital contributions, except out of distributions of operating revenues, upon a sale or other disposition of that partnership's property or the dissolution and liquidation of that partnership. Although general and limited partners may under certain circumstances require us, or an affiliate that we have designated, to purchase their interest in whole but not in part, this obligation is limited and does not assure the liquidity of an investor's investment. See " Terms of the Offering -- Right of Presentment."

        Indemnification of Managing Partner and its Affiliates. The partnership agreement provides for indemnification of us, our affiliates and the officers and directors of such persons against claims arising from conduct on behalf of a partnership or the related drilling program. In addition, the drilling program agreement provides for indemnification of Mewbourne Oil Company, its affiliates, and the officers and directors of such persons against claims arising from conduct on behalf of the related drilling program. In the event of any such indemnification for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws, a court must approve the indemnification. In all other instances of indemnification, we will decide whether or not indemnification is appropriate under the partnership agreement or drilling program agreement. Therefore, if you invest, in such situations you must rely upon our integrity to cause a partnership to indemnify us and our affiliates only when such indemnification is justified under the partnership agreement or drilling program agreement. You should also bear in mind that in any situation involving indemnification, a partnership's funds could be applied to the indemnification of us and our affiliates rather than to make distributions to the general and limited partners. See "Summary of Partnership Agreement and Drilling Program Agreement -- Indemnification of the Managing Partner and its Affiliates.

        Investor's Lack of Substantial Voting Rights. In order to preserve the limited liability of the limited partners of the partnerships, the limited partners may not take part in the day to day operations of a partnership. Although those investors who elect to invest as general partners will not initially be limited partners of a partnership, we are presuming that the vast majority, if not all, of the general partner interests will be converted into limited partner interests upon completion of the partnership's drilling activities. In order to preserve the limited liability of the limited partners, limited partners are not permitted to take actions which generally may be taken by stockholders of public corporations, such as annual votes to approve important matters. Because limited partners are not permitted to take part in the day to day operations of a partnership, limited partnerships, such as the partnerships, do not generally hold annual meetings such as those at which stockholders may express their views and confront management directly. As a result of the control of the day to day operations of a partnership is vested exclusively in us, and you must rely on us to fulfill our fiduciary duties to you and the other partners and to maximize the partnership's economic performance.

        Investor's Lack of Appraisal Rights. Unlike most modern corporation laws and the solid body of judicial case law which provides most corporate stockholders with appraisal rights to have their shares of stock redeemed by the corporation in certain instances, limited partnership acts generally provide no such rights. Although the partnership agreement does provide general and limited partners with limited appraisal rights in the case of mergers and similar events, an investor may not have appraisal rights in as many situations as would some corporate stockholders. There is no extensive judicial case law interpreting and upholding the appraisal rights of limited partners. See "Proposed Activities --The Managing Partner's Policy Regarding Roll-Up Transactions" for a description of the limited appraisal rights provided to general and limited partners.

        Limited Ability to Remove Managing Partner and Difficulty in Finding a Successor Managing Partner. We may be removed from our position as the managing partner and/or Mewbourne Oil Company may be removed from its position as the drilling program manager only by the affirmative vote of investors holding at least 50% of the then outstanding general and limited interests of such partnership. The general and limited partners in certain circumstances must, in order to continue the partnership, elect a successor to the removed managing partner if the removal of the managing partner causes a dissolution of that partnership. In the event the drilling program manager is removed, the related partnership must elect a successor to the removed drilling program manager. There is a risk that the general and limited partners could not find a new managing partner or drilling program manager if we or Mewbourne Oil Company were to be removed from such positions.

        Withdrawal of Partners. Under the partnership agreement, each general partner will agree that he will not voluntarily withdraw from a partnership. We agree that we will not voluntarily withdraw from a partnership prior to the later to occur of:

        - completion of the partnership's primary drilling activities under the related drilling program, and

        - the fifth anniversary of the date that general and limited partners were admitted to the partnership.

        In order to exercise its right of withdrawal, the managing partner must give the general and limited partners at least 120 days' advance written notice. A general partner who withdraws in violation of this agreement will be obligated to reimburse the partnership and the other partners for any expenses associated with such withdrawal. We expect that such expenses may be substantial and could exceed the amount of the withdrawing general partner's original investment in the partnership. Furthermore, a withdrawing general partner will no longer be entitled to receive any distributions nor shall such general partner have any rights as a partner under the partnership agreement.

        Dissolution of a Partnership and Termination of the Drilling Program. A partnership will be dissolved and terminated upon the occurrence of any of the events listed under "Summary of Partnership Agreement and Drilling Program Agreement -- Dissolution, Liquidation and Termination." These events include:

        -       the expiration of that partnership's term, or

        - the vote or consent in writing at any time by a majority in interest of the general and limited partners.

However, a partnership could also be dissolved and both it and the related drilling program terminated as a result of events which do not include the passage of time or the consent of the general and limited partners. These events include our bankruptcy, insolvency, dissolution, or withdrawal from the partnership. The general and limited partners have the right to reconstitute a partnership under such circumstances and, in so doing, avoid termination of that partnership. However, there is no certainty that the general and limited partners could find a new managing partner to replace us in such circumstances. We currently have no intention of withdrawing as the managing partner of a partnership.

        Ability of the Managing Partner to Cause Dissolution of a Partnership and the Related Drilling Program. The partnership agreement and applicable law provide our withdrawal from a partnership, directly or as a result of bankruptcy, dissolution or similar event, will cause dissolution of that partnership. We have undertaken not to withdraw as the managing partner of a partnership prior to the later to occur of

        - completion of that partnership's primary drilling activities under the related drilling program, and

        - the fifth anniversary of the date that general and limited partners were admitted to that partnership.

However, we have the power under applicable law to withdraw from a partnership in violation of the partnership agreement. We currently do not intend to withdraw from a partnership. The partners of each partnership are given the right under the partnership agreement to reconstitute a partnership upon our withdrawal, but there is an additional risk in such event that the partners of a partnership could not find a successor managing partner.

        Unauthorized Acts of General Partners Could Be Binding Against the Partnership. Under Delaware law, the act of a general partner of a partnership apparently carrying on the business of the partnership binds the partnership, unless the general partner in fact has no authority to act for the partnership and the person with whom the partner is dealing has knowledge in good faith of the fact that such general partner has no such authority. While there is a risk that a general partner might bind a partnership by his acts, we believe that the managing partner will have such exclusive control over the conduct of the business of the partnerships that it is unlikely that a third party, in the absence of bad faith, would deal with a general partner in connection with a partnership's business. The participation by a general partner in the management and control of a partnership's business is expressly prohibited by the partnership agreement, and a violation of such prohibition would give rise to a cause of action by the partnership against such general partner. Nevertheless, there is always the possibility that a general partner could attempt to take unauthorized actions on behalf of a partnership, and if a court were to hold that such actions were binding against the partnership such unauthorized actions could be contrary to the best interests of that partnership and could adversely impact such partnership.

GENERAL RISKS RELATING TO OIL AND NATURAL GAS OPERATIONS

        Loss of Investment Due to Speculative Nature of Oil and Gas Activities. Development of oil and gas properties is not an exact science and involves a high degree of risk which could result in a loss of a partner's investment or personal liability on the part of a general partner. Under the drilling program agreement, the activities of each partnership will focus upon the acquisition of oil and gas leases, the drilling of development wells, the development of prospects, and the production and operation of the resulting properties. In addition to development wells, at our discretion, up to 20% of a partnership's capital contributions may be expended in connection with activities relating to exploratory wells. All drilling activities involve a high degree of risk with exploratory wells presenting a higher degree of risk than development wells. We cannot assure that the objective formation(s) will be encountered or that any or sufficient oil or gas production will be obtained through drilling program activities, or if production is obtained, that such production will be sold at sufficient prices to enable an investor to recoup his investment in a partnership. During the drilling and completion of wells, a drilling program could encounter hazards such as unusual or unexpected formations, pressures or other conditions, blow-outs, fires, failure of equipment, downhole collapses, and other hazards, whether similar or dissimilar to those enumerated. Although a partnership will maintain the insurance coverage described under "Proposed Activities -- Insurance," the drilling program may suffer losses due to hazards against which it cannot insure or against which it may elect not to insure. Such liabilities could result in personal liability for a general partner.

        The Partnerships and the General Partners Could be Liable for Environmental Hazards. There are numerous natural hazards involved in the drilling of wells, including unexpected or unusual formations, pressures, blowouts, and accidental leakage involving possible damage to property and third parties. Such hazards may cause substantial liabilities to third parties or governmental entities. Although we anticipate that customary insurance will be obtained, a partnership may be subject to liability for pollution and other damages due to hazards which cannot be insured against or will not be insured against due to prohibitive premium costs or for other reasons. Liabilities to third parties or governmental entities for pollution could reduce funds available for distributions and for drilling operations, result in the loss of partnership property, or result in the personal liability of the general partners if the liability exceeded insurance proceeds, a partnership's assets, and the managing partner's ability to indemnify such general partners.

        Return on Investment is Dependent on Future Prices, Supply and Demand for Oil and Gas. The revenues generated from the activities of each partnership and the return on the investments made by the partner's will be highly dependent upon the future prices and demand for oil and gas which can be volatile. The high and low average monthly posted price for crude oil received by the drilling program manager during 2000 was approximately $33.07 per barrel and $24.38 per barrel, respectively. The high and low monthly average price received by the drilling program manager for gas produced and sold during 2000 was approximately $6.01 per mmbtu and $2.21 per mmbtu, respectively. Factors which may affect prices and demand include the world-wide supply of oil and gas, the price of foreign imports, the levels of consumer demand, price and availability of alternative fuels and changes in existing and proposed federal regulation and taxation. Also, gas prices remain somewhat seasonal in nature and, for this reason, it is particularly difficult to estimate accurately future prices of gas, and any assumptions concerning future prices may prove to be incorrect.

        The United States average daily production of oil declined from 9.0 million barrels in 1985 to approximately 5.9 million barrels in 2000. The reduced production level is in part the result of decreased drilling activity in the United States which has only recently increased. Drilling activity is measured by the United States rig count which averaged 918 during 2000 compared to 625 for 1999. Another factor contributing to the reduction of United States oil production is the plugging and abandoning of wells which are uneconomical due to the significant decrease in the price of oil.

        The United States import levels for oil have increased significantly since 1985. In 1985, imports of foreign oil represented 27% of the United States' demand. During the year 2000, imports averaged approximately 57% of the United States' consumption.

        Government Regulation of a Partnership's Activities. The oil and gas business is subject to extensive governmental regulation under which, among other things, rates of production from oil and gas wells may be regulated. Governmental regulation also may affect the market for a partnership's production. Governmental regulations relating to environmental matters could also affect a partnership's operations. We cannot predict the nature and extent of various regulations, the nature of other political developments and their overall effect upon a partnership and the related drilling program.

TAX RISKS

        General. We have not requested, and we will not request, a ruling from the IRS regarding the tax consequences of investing in interests. Based on our representations and various assumptions and qualifications, our counsel has rendered an opinion that the material federal income tax benefits of an investment in interests, in the aggregate, more likely than not will be realized in substantial part by a partner who is an individual United States citizen and who acquires his interests for profit, provided that an investor who acquires limited partner interests either is not subject to the passive activity loss limitations of Section 469 of the Internal Revenue Code or has sufficient passive income against which he can deduct his share of any partnership deductions and losses. See "Tax Aspects -- Opinion of Counsel."

        Partnership Classification for Tax Purposes; No IRS Ruling Sought. In order for income and deductions to be passed through to the general and limited partners, a partnership and the related drilling program must be classified as partnerships for federal income tax purposes. If a partnership or the related drilling program were taxed as a corporation for federal income tax purposes, the tax consequences resulting from the ownership of interests would be adversely affected and any anticipated federal income tax benefits would be reduced or eliminated. Based on our representations and various assumptions and qualifications, our counsel is of the opinion that, at the time of formation, each partnership and each related drilling program will be treated as a partnership for federal income tax purposes and that neither partnership will be treated as a corporation under the "publicly traded partnership" rules of
Section 7704 of the Internal Revenue Code. We cannot assure, however, that future legislative, judicial or administrative action will not affect the classification of a partnership or a drilling program for federal income tax purposes. See "Tax Aspects -- Partnership Taxation -- Partnership Classification."

        Allocations. The partnership agreement and the drilling program agreement contain provisions that allocate federal income tax consequences of a drilling program's activities among us and the general and limited partners. If such allocation provisions were not recognized for federal income tax purposes:

        - a portion of the federal income tax deductions allocated to and claimed by the general and limited partners, including deductions for intangible drilling costs, could be reallocated to us. This reallocation could occur notwithstanding the fact that such general and limited partners had been charged with the expenditures giving rise to such deductions, and

        - a portion of the taxable income allocated to us could be taxed to the general and limited partners. This allocation could occur notwithstanding the fact that the revenues giving rise to such taxable income had been credited to us.

Based on our representations and various assumptions and qualifications, our counsel is of the opinion that, except as noted below, the allocation of income, gains, losses, and deductions between us and the general and limited partners under the partnership agreement and between us and a partnership under the drilling program agreement will be recognized for federal income tax purposes. Our counsel's opinion is not binding on the IRS, however, and we cannot assure that the IRS will not challenge such allocations.

        Passive Activity Limitations. A limited partner's interest in a partnership will be treated as a "passive activity," and any tax losses derived by a limited partner from a partnership will be allowable only to the extent of such limited partner's "passive income." Disallowed passive losses in any year can be carried forward indefinitely and used to offset future passive income or can be deducted in full when the limited partner disposes of his entire interest in the partnership to an unrelated person in a fully taxable transaction.

        A taxpayer's interest in an oil or gas well drilled or operated under a working interest does not constitute a passive activity so long as the taxpayer owns the working interest directly or through an entity that does not limit the taxpayer's liability with respect to such drilling or operation. Based on our representations and various assumptions and qualifications, our counsel is of the opinion that the passive activity loss limitations of Section 469 of the Internal Revenue Code should not apply to general partners in a partnership, prior to any conversion of a general partner interest to a limited partner interest, to the extent that a partnership drills or operates wells under working interests. Consequently, each general partner should be entitled to deduct currently his share of intangible drilling and development costs and other deductible expenses allocable to the drilling or operation of wells under working interests without regard to the passive activity loss limitations. However, a general partner's ability to take deductions will be subject to basis and "at risk" limitations. The exception for working interests would not be applicable to any operations of a partnership other than the drilling and operation of wells under working interests. Therefore, if a partnership acquires an interest or participates in other activities, such activities will be treated as passive activities to the general partners and any losses derived by them with respect to such activities will be passive losses allowable only to the extent of their passive income. In addition, the exception for working interests will not apply from and after a conversion of a general partner interest to a limited partner interest. See "Tax Aspects -- Special Features of Oil and Gas Taxation -- Passive Activity Loss Limitations."

        The treatment of a partnership as a "publicly traded partnership" for purposes of applying the passive activity loss limitations would even more severely restrict or eliminate a limited partner's ability to use any partnership losses to offset income from other sources. Based on our representations and various assumptions and qualifications, our counsel is of the opinion that neither partnership will be treated as a publicly traded partnership for purposes of the application of the passive activity loss limitations of Section 469 of the Internal Revenue Code. Our counsel's opinion is not binding on the IRS, however, and we cannot assure that the IRS will not assert that a partnership is a publicly traded partnership for purposes of applying the passive activity loss limitations.

        Tax Shelter Registration. Although an investment in a partnership may generate tax benefits, a partnership should not be considered a "tax shelter" as that term is commonly understood. Nevertheless, because of the expansive definition of the term "tax shelter" under applicable Treasury Regulations, we will apply to the IRS for a "tax shelter" registration number with respect to each partnership. We will furnish the registration number to each partner. Each partner must include the registration number on his individual tax return and must furnish the number and certain other information to any transferee of his interests. We will also maintain and make available to the IRS on request a list of the general and limited partners in each partnership. There may be a greater likelihood that partners in a partnership will be audited by the Internal Revenue Service because the partnership has been registered as a "tax shelter."

        Current Tax Deductions. We will use reasonable efforts to expend or contract for the expenditure of the capital contributions of each partnership in the year such contributions are received. However, some of the expenses may be incurred prior to the actual drilling of the oil and gas wells. We cannot assure that any intangible drilling costs incurred in a year prior to the year of the actual drilling of the oil and gas wells will be deductible in the year incurred. In particular, a partnership might not expend or contract for the expenditure of a substantial portion of its capital contribution in the year in which general and limited partners are admitted to a partnership, in which event no substantial partnership tax deductions would be available in that year. We have sponsored a series of twelve public limited partnerships similar to the partnerships being offered by this prospectus since December 1992 and, based on the historic results of these previous limited partnerships, we anticipate that no more than 50% of the total intangible drilling costs incurred by a partnership will be incurred and deductible by investors in that partnership in the year they are admitted as general or limited partners to such partnership. See "Tax Aspects -- Anticipated Federal Income Tax Deductions."

        Conversion of General Partner Interests. We anticipate that the general partner interests in a partnership will be converted to limited partner interests following the completion of the partnership's drilling activities. We anticipate a partnership will complete drilling activities within approximately 8 to 15 months after the funding of the partnership. The tax consequences of such a conversion will depend upon the law in existence at the time of conversion and upon the results of that partnership's operations prior to that time. Such consequences may be adverse if the conversion is deemed a "constructive termination" of the partnership for federal income tax purposes or may be adverse under the passive loss rules as a result of a partner's particular circumstances. If we determine that the conversion of the general partner interests in a partnership to limited partner interests will have an adverse effect on the general partners or the partnership, due to adverse tax consequences or other reasons, we may elect not to convert those interests. Accordingly, we cannot assure that any general partner interests will be converted to limited partner interests or when any such conversion will occur.

        Tax Liabilities in Excess of Cash Distributions. A partner must report and pay income tax on his share of partnership income, regardless of whether such income is retained and used for debt service, working capital, or other reasons, any of which uses may not give rise to deductions for federal income tax purposes. The receipt of cash distributions by the general and limited partners may be delayed due to various factors, such as the use of revenues to finance permitted activities. To the extent that the general and limited partners are credited with net income from a partnership, an income tax liability will be incurred even though the general and limited partners may not yet have received any cash distributions from the partnership. The timing and amount of cash distributions will be determined by us in our complete discretion. If you invest in a partnership, you will be required to report your share of any partnership income on your federal, state and local tax returns and you will be responsible for the payment of taxes attributable to such income. In any year, your resulting tax liability may exceed the amount of cash distributed to you by a partnership.

        Risks of Borrowings. We are authorized to cause a partnership to obtain additional loans from banks or other financial sources, or from us or our affiliates, provided that the total amount of such loans may not in the aggregate exceed 20% of the capital contributions to the partnership. A partner's share of revenue applied to the repayment of loans, will be included in his taxable income. Although such income may be offset in part by deductions for depletion, cost recovery, depreciation, and intangible drilling costs, such loans could cause a partner to become subject to an income tax liability in excess of the amount of cash distributions he receives from the partnership.

        Percentage Depletion. Percentage depletion deductions are tax deductions calculated based upon a percentage of gross income from the property, but are limited to 100% of the total taxable income of the partner from the property for each taxable year, and are only available to limited partners qualifying as independent producers. Because depletion deductions must be computed separately by each partner and not at the partnership level, the availability of percentage depletion will depend in part upon a partner's individual circumstances. Therefore, each individual investor may not be eligible to claim percentage depletion deductions. See "Tax Aspects -- Special Features of Oil and Gas Taxation -- Depletion."

        Farmouts and Backin Interests. If a partnership acquires working interests in oil and gas leases under the terms of a farmout agreement, a portion of the value of such working interests may have to be reported as taxable income. In addition, the ability of a partnership to deduct all intangible drilling costs paid by it with respect to oil and gas leases burdened by a backin working interest may be limited. A backin working interest is a right held by another party to become a working interest owner in the oil and gas lease on payout of the initial well on the oil and gas lease. See "Tax Aspects -- Special Features of Oil and Gas Taxation -- Farmouts and Backin Interests."

        Recapture. Certain deductions for intangible drilling costs, depletion, and depreciation must be recaptured as ordinary income on disposition of property by a partnership or on disposition of interests by a partner. If a partnership disposes of property or a partner transfers an interest, the partnership, and the partners may recognize ordinary income (instead of capital gain) to the extent such deductions for intangible drilling costs, depletion and depreciation must be recaptured. See "Tax Aspects -- Special Features of Oil and Gas Taxation -- Intangible Drilling and Development Costs," "-- Depletion" and "-- Depreciation."

        Audits. The IRS may audit the tax returns of the partnership you invest in or its related drilling program, in which case an audit of your individual tax returns also may result. If such audits occur, tax adjustments may be made, including adjustments to items on your returns unrelated to the partnership. Furthermore, any settlement or judicial determination of the partnership's or the drilling program's income may be binding on you. This is the case even though you may not have participated directly in the settlement proceedings or litigation. See "Tax Aspects -- Partnership Taxation -- Elections and Returns."

        Changes in Federal Income Tax Laws. Significant and fundamental changes in the nation's federal income tax laws have been made in recent years and additional changes are likely. Any such change may affect the partnerships and the general and limited partners. Moreover, judicial decisions, regulations or administrative pronouncements could unfavorably affect the tax consequences of an investment in a partnership. See "Tax Aspects - - Other Tax Consequences -- Changes in Federal Income Tax Laws."

        Significance of Tax Aspects. These interests are being offered to parties who may avail themselves of the benefits presently allowed oil and gas activities under federal income tax laws. We cannot assure that:

        -       money invested in a partnership will be recovered,

        - any capital contributions to a partnership will be expended and result in any tax deductions in the year such contributions are received by a partnership,

        - federal income tax laws or the present interpretation of those laws will not be changed, or

        - that any position taken by a partnership or a drilling program on its federal income tax returns will not be challenged by the IRS.

In addition, federal income tax provisions may:

        -       limit deductions,

        - trigger or increase a partner's liability for the alternative minimum tax on tax preference items,

        -       increase tax liability on the disposition of interests, or

        - otherwise increase the federal income tax liability of a partner.

Notwithstanding enactment of additional legislation or interpretations of legislation which might require different treatment from the discussion under "Tax Aspects," a partnership is authorized to expend the proceeds from the sale of interests and to conduct its business and operations as described in this prospectus. Each item of partnership income, gain, loss, or deduction will be shared or borne financially in the manner specified in this prospectus. It is suggested that you obtain professional guidance from your tax advisor in evaluating the tax risks involved in investing in a partnership.

FORWARD LOOKING STATEMENTS

        Forward-looking statements are inherently uncertain some statements under the captions "Summary of Offering," "Risk Factors," "Application of Proceeds," and elsewhere in this prospectus are forward-looking statements. These forward-looking statements include, but are not limited to, statements about our industry, plans, objectives, expectations, intentions and assumptions and other statements contained in the prospectus that are not historical facts. When used in this prospectus, the words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, including those described in this "Risk Factors" section, actual results may differ materially from those expressed or implied by these forward-looking statements. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Market data and forecasts used in this prospectus have been obtained from independent industry sources. Although we believe these sources are reliable, we do not guarantee the accuracy and completeness of historical data obtained from these sources and we have not independently verified these data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size.


                             APPLICATION OF PROCEEDS

        Interests in each partnership may be sold in an aggregate amount from $1,000,000 to $15,000,000. There is no deduction from the proceeds realized from the sale of interests to investors for organization and offering expenses, sales commissions, and due diligence fees and, therefore, all of such sales proceeds will be available to each partnership for the partnership's operations. The managing partner under the terms of each drilling program agreement will pay all organization and offering expenses, sales commissions, and due diligence fees. See "Application of Proceeds" and "Participation in Costs and Revenues."

        A partnership may receive capital contributions by the investor partners ranging from a minimum of $1,000,000 to a maximum of $15,000,000. Regardless of the amount of capital contributions received, each partnership will have sufficient capital to engage in the proposed activities as set forth under "Proposed Activities." However, to the extent that a partnership receives the minimum capital contributions from the investor partners, the ability of that partnership to participate in a large number of program wells and prospects will be reduced, and therefore, the partnership may have a concentration of risk. See "Risk Factors -- Particular Risks Relating to the Interests -- Concentration of Investment Risks." It is not anticipated that the liquidity of a partnership will depend upon the amount of capital contributions received from the investor partners, because as set forth below, all of the capital contributions are to be expended and none of such funds will be retained for liquidity purposes. A partnership's liquidity is dependent upon the amount of revenues, if any, which are realized as a result of the partnership activities. See "Proposed Activities -- Partnership Distributions."

        We do not anticipate that we will make any capital contributions directly to a partnership, but rather we will make our capital contributions directly to the drilling program in which the partnership is a participant. We will contribute to each drilling program the oil and gas leases upon which the drilling program will conduct its operations. Our contribution of oil and gas leases to each drilling program will be credited to the drilling program at the lease acquisition costs of the oil and gas leases contributed or at fair market value if the lease acquisition costs is materially more than fair market value.

        The aggregate amount of contributions we will make to the related drilling program as a participant, in respect of organization and offering expenses, sale commissions, due diligence fees and oil and gas leases, must equal at least 42% of the capital contributions initially made by investor partners to the related partnership. In the event that our aggregate contributions to the related drilling program in respect of organizational and offering expenses, sale commissions, due diligence fees and oil and gas leases is less than an amount equal to 42% of the capital contributions initially made by investor partners to the related partnership, then we shall contribute to the drilling program such additional funds in respect of tangible costs as may be necessary to cause our aggregate contributions to the related drilling program to be not less than 42% of the capital contributions initially made by investor partners to the related partnership. Any amounts paid by us in respect of organizational and offering expenses, sales commissions and due diligence fees in excess of 15% of the capital contributions initially made by the investor partners to the related partnership will not be considered in determining the amount of our contribution.

        The following table shows the calculation of the maximum and minimum amounts which will be contributed to each drilling program to be conducted by each partnership.


                                                                                     MAXIMUM           MINIMUM
                                                                                     CAPITAL           CAPITAL
                                                                                   -----------       -----------
        Capital contributions of investor partners .........................       $15,000,000       $ 1,000,000

        Managing partner's capital contribution to the partnership .........                 0                 0

        Initial partnership capital and total partnership funds
        available for drilling program operations ..........................        15,000,000         1,000,000

        Plus:
        Contributions of the managing partner  as a participant
        in the drilling program ............................................         6,300,000           420,000

        TOTAL AMOUNTS TO BE CONTRIBUTED TO EACH DRILLING PROGRAM ...........       $21,300,000       $ 1,420,000

        The following table is a summary of the estimated expenditures to be made with respect to the total contributions made to a partnership's drilling program. The table assumes a partnership receiving the minimum total capital contribution from investor partners of $1,000,000 and a corresponding contribution of the managing partner as a participant in the drilling program of $420,000. The percentages set forth in the table below are estimates only, and we cannot assure that these percentage will be actually realized or that variations in the percentages will not be significant to partnership or its drilling program.


                                                                                         RANGE OF TOTAL DOLLAR
                                                            RANGE OF PERCENTAGES OF            AMOUNT OF
                                                             CAPITAL CONTRIBUTIONS       CAPITAL CONTRIBUTIONS
                                                                    EXPENDED                   EXPENDED
                                                            ------------------------     --------------------
     Organization and Offering Expenses                                2.5%                    $35,000

     Sales Commissions and Due Diligence Fees                          5.9%                    $85,000

     Lease Acquisition Costs of Prospects                          15% -- 20%            $213,000 -- $284,000

     Tangible Costs                                                12% -- 16%            $170,400 -- $227,200

     Intangible Drilling Costs                                     55% -- 60%            $781,000 -- $852,000

     Other Costs                                                   0% -- 10%                $0 -- $142,000

The amount of organization and offering expenses described above will represent approximately 3.5% of the capital contributions initially made by investor partners to each partnership in exchange for their respective interests. The amount of sales commissions and due diligence fee will equal 8% and .5%, respectively, of the capital contributions initially made by investor partners to each partnership in exchange for their respective interests.

                       PARTICIPATION IN COSTS AND REVENUES

COSTS AND REVENUES

        The combination of the allocation provisions contained in each partnership agreement and the related drilling program agreement results in aggregate allocations of revenues and costs, and income and gain relating to revenues and costs, to the investor partners in a partnership and to the managing partner on a consolidated basis are, in general, as set forth in the table below.

                                                                                               Investor         Managing
                                                                                               Partners         Partner
                                                                                               --------         -------
Participation in Revenues:
Interest earned on capital contributions of investor partners .......................            100%             --
Proceeds from disposition of depreciable property and depletable oil
  and gas property ..................................................................             60%             40%
Revenues from operations ............................................................             60%             40%

Participation in Costs:
Organization and Offering Expenses, Sales Commissions
  and Due Diligence Fees ............................................................              0%            100%
Operating Costs .....................................................................             60%             40%
Administrative Costs ................................................................             60%             40%
Reporting and Legal Expenses ........................................................             60%             40%
Lease Acquisition Costs funded by contributions .....................................              0%            100%
Intangible Drilling Costs funded by contributions ...................................            100%              0%
Tangible Costs funded by contributions ..............................................            100%              0%
All other Direct Costs, including intangible drilling costs and
  tangible costs that may be funded by revenues from operations .....................             60%             40%

        All tangible costs shall be allocated entirely to the related partnership; provided however, that to the extent, if any, that the total contributions made by us for organization and offering expenses, sales commissions and due diligence fees and lease acquisition costs are less than an amount equal to 42% of the aggregate capital contributions initially made by investor partners to that partnership, then we will be allocated an amount of tangible costs equal to that deficit amount.

        Proceeds from the sale of an oil and gas property, or depreciable property, to the extent of a drilling program's simulated basis, or adjusted tax basis, in the property will be allocated in accordance with the manner in which costs attributable to such property's purchase were allocated up to an amount equal to the drilling program's simulated basis, or adjusted tax basis, in such property at the time of sale. Any remaining sale proceeds will be allocated to the partners in a manner which will cause the total proceeds from such sale and all prior sales to be allocated, to the extent possible, as if all such proceeds had been allocated in the percentages indicated.

DISTRIBUTIONS

        That portion of a partnership's revenues, if any, which in the sole judgment of the managing partner are not required to meet the obligations of that partnership including, but not limited to, the obligations of a partnership to reimburse the managing partner and its affiliates for administrative costs will be distributed to the investor partners not less often than quarterly. Accordingly, there is no assurance that any distributions will be made to the investor partners. See "Compensation and Reimbursement." Such reimbursements and payments by a partnership reduce the amounts otherwise available for distribution to the investor partners and create a risk that an investor partner's share of the partnership's taxable income may be greater than the amounts distributed to him. See "Tax Aspects -- Partnership Taxation -- General." Interest earned on aggregate capital contributions of the investor partners will be allocated solely to the investor partners and will be distributed to them periodically at such time or times as the managing partner shall determine.

CAPITAL ACCOUNTS

        A capital account will be maintained by each partnership for each partner and by each drilling program for each participant therein in the manner described in "Tax Aspects -- Partnership Taxation -- Allocations."

ALLOCATIONS OF FEDERAL INCOME TAX ITEMS

        All recapture of federal income tax deductions and credits resulting from the sale or other disposition of partnership assets will be allocated among the investor partners in the same proportions as the deductions or credits giving rise to such recapture were allocated. Items of income, gain, loss, deduction and credit are allocated for federal income tax purposes under the drilling program agreement in accordance with the allocation of costs, revenues, and expenses described above.

        The partnership agreement provides that if during any fiscal year of a partnership, the allocation of any loss or deduction, net of any income or gain, to a partner would cause his capital account balance, as adjusted in accordance with applicable Treasury Regulations, to be less than zero as of the end of such fiscal year, or would increase a deficit balance, only the amount of such loss or deduction that reduces the balance to zero shall be allocated to such deficit partner. The remaining loss or deduction shall be allocated to the partners having positive capital account balances.

        After any such allocation, partnership income or gain that otherwise would be allocated to the deficit partner which is in excess of the cash distributions to the deficit partner for such fiscal year shall be allocated instead to the partners having positive capital account balances until the amount so allocated equals the amount of loss or deduction previously allocated to the partners having positive capital account balances rather than to the deficit partner under this provision.

        In addition, if at the end of any fiscal year of a partnership the capital account balance, as adjusted in accordance with applicable Treasury Regulations by taking into account distributions and deductions reasonably expected in subsequent years, of any partner is less than zero, partnership income or gain otherwise allocable for such fiscal year to the partners having positive capital account balances shall be allocated to such negative partner in an amount necessary to cause such capital account balance to equal zero.

        After any such allocation, the partnership gain resulting from the sale or other disposition of partnership property that would otherwise be allocated to the negative partner for any fiscal year shall be allocated instead to the partners having positive capital account balances until the amount of such gain or amount realized so allocated equals the amount of income or gain previously allocated to such negative partner. See "Tax Aspects -- Partnership Taxation -- Allocations."

PROPORTIONATE INTERESTS OF PARTNERS

        Distributions of cash and allocations of tax items among partners in a partnership will be made in accordance with the proportion that the sharing ratio of each partner in the partnership bears to the aggregate sharing ratios of all partners in the partnership. A partner's sharing ratio is equal to the amount determined by dividing that partner's capital contribution to a partnership by the aggregate capital contributions of all partners to that partnership.

        In the event of a transfer or surrender of interests by an investor partner, items of income, gain, loss, deduction, and credit will be allocated between the transferring investor partner and the transferee based on the number of days during the taxable year in which such transfer was made on which each person owned such interests. For purposes of such allocations and for purposes of the next following distribution of cash, except for cash attributable to a sale of a depletable property, transfers of interests will be recognized, in accordance with the partnership agreement, effective as of a date determined by the managing partner, which is expected to be the first day of the month following the recordation of the transfer in the books and records of the related partnership.

                         COMPENSATION AND REIMBURSEMENT

        The managing partner and its affiliates will receive benefits, both directly and indirectly, from its position as managing partner of the partnerships and Mewbourne Oil Company's position as drilling program manager of the drilling programs, which benefits may be considered to be compensation to the managing partner and its affiliates. Such benefits consist of the following:


           Form of Compensation/
               Reimbursement                                                          Amount
           ----------------------                                                     ------
Reimbursement - Administrative Costs                        Indeterminate - reimbursement based upon allocation made
                                                            in accordance with generally accepted accounting
                                                            principles.

Compensation - operator                                     Compensation initially based upon participation share of
                                                            $780 per producing well per month charge and $7,420 per
                                                            drilling well per month charge.

Compensation - partnership interest and drilling
program participation                                       Indeterminate - based upon difference between the managing partner's share of drilling program revenues and the
                                                            managing partner's share of drilling program costs.

Compensation - lending of funds to a partnership            Indeterminate - compensation based upon the lesser of
                                                            lender's incurred interest cost or the rates chargeable by banks on comparable loans.

Compensation - payment for equipment, supplies and
other services                                              Indeterminate - based upon competitive prices.

PARTNERSHIP AND PROGRAM INTEREST

        Under the terms of each drilling program agreement, the managing partner as a participant in the drilling program will be required to make contributions to the drilling program at a percentage which is lower than the percentages of revenues to be received by the managing partner. Specifically, the aggregate amount of contributions to be made by the managing partner to the drilling program must equal at least 42% of the capital contributions initially made by investor partners to the related partnership or 29.57% of the aggregate contributions made by all participants to the drilling program, and all revenues from drilling program operations, other than from disposition of depletable or depreciable property, generally shall be allocated 60% to the investor partners and 40% to the managing partner.

LEASE AND EQUIPMENT PURCHASES FROM MEWBOURNE

        The managing partner as a participant under the terms of each drilling program agreement will contribute to each drilling program the oil and gas leases upon which the drilling program will conduct its operations. The managing partner's contribution of oil and gas leases to the drilling program will be credited to the drilling program at the lease acquisition costs or at fair market value if the lease acquisition costs is materially more than fair market value. In addition, a partnership may buy or lease supplies and equipment from the managing partner or its affiliates for compensation, prices or rentals that are no less favorable to a partnership than are generally available from unrelated third parties in the area engaged in the business of selling or leasing comparable supplies or equipment. See "Proposed Activities -- Transactions with Affiliates."

ADMINISTRATIVE COSTS

        The managing partner of each partnership, and the drilling program manager of each related drilling program, will be entitled to reimbursement of administrative costs and reporting and legal expenses incurred by them in connection with managing and conducting the affairs relating to a partnership's interest in the related drilling program or of the partnership, as applicable. The amount of administrative costs that are reimbursed by a partnership shall be allocated to the partnership and the related drilling program on a basis conforming with generally accepted accounting principles and must be supported in writing as to the application of such costs and as to the amount charged. Regardless of the actual amount of administrative costs incurred by the managing partner or drilling program manager in connection with the affairs of a partnership, during any particular calendar year the total amount of administrative costs allocable to that partnership shall not exceed the greater of:

        - 3.5% of the partnership's gross revenues from the sale of oil and natural gas production during such year, calculated without any deduction for Operating Costs or other costs and expenses, or

        - the sum of $50,000 plus .25% of the capital contributions of general and limited partners to such partnership.

The above limitation on administrative costs shall not be applicable to administrative costs otherwise allocable to a partnership which are extraordinary and non-recurring or to the fixed overhead fee chargeable by an operator of oil and gas wells including the fixed overhead fee chargeable under an operating agreement by Mewbourne Oil Company with respect to the oil and gas wells operated by Mewbourne Oil Company.

        Administrative Costs incurred by the managing partner and the drilling program manager in respectively managing and conducting the business and affairs of a partnership and the related drilling program will be allocated 60% to the investor partners and 40% to the managing partner. The managing partner anticipates that the amount of administrative costs allocated to a partnership in 2001 will range between $15,000 to $25,000. These expenses are only estimates and they may vary due to the amount of capital raised, the date a partnership is funded, the costs actually incurred in the operation of a partnership and the related drilling program, and inflationary trends. Such amount includes administrative costs that the managing partner or its affiliates have incurred or which it is estimated they will incur on behalf of a partnership, including those relating to a partnership's interest in the related drilling program, in the calendar year in which investor partners are first admitted to the partnership, but before investor partners are admitted to the partnership.

        Reporting and legal expenses will be allocated 60% to the investor partners in the partnership and 40% to the managing partner. Reporting and legal expenses are estimated to be $15,000 for a partnership for the first year following the year in which investor partners are first admitted to the partnership.

                       ESTIMATED DRILLING PROGRAM EXPENSES

         The managing partner estimates that direct costs that are in the nature of reporting and legal expenses and administrative costs allocable to a partnership for the first twelve months of operation will be approximately $66,000. The managing partner estimates that the components of such allocable amounts will be as follows:

Administrative Costs:


        Legal .............................     $ 1,000
        Accounting ........................      12,000
        Geological ........................       3,000
        Secretarial .......................      12,000
        Travel ............................       2,000
        Office Rent .......................       5,000
        Telephone .........................       3,000
        Data Processing ...................       5,000
        Other .............................       6,000


Other Direct Costs:

        External Legal ....................     $ 5,000
        Audit Fees ........................       7,000
        Independent Engineering Reports(1)        5,000
             TOTAL ........................     $66,000

The expenses shown above are estimates only and may vary due to the amount of capital raised, the date a partnership is funded, the number of prospects or leases acquired and the number of wells drilled by the partnership, the timing and amount of the costs actually incurred in the operation of that partnership and the related drilling program, and inflationary trends. In addition, depending upon the timing of the funding and operation of a partnership the engineering costs may not be incurred in the first twelve months.

CONTRACTS WITH MEWBOURNE AND ITS AFFILIATES

        Neither the managing partner nor its affiliates owns any drilling rigs or service companies, and except for the providing of gas compressors from an affiliate of the managing partner, the managing partner currently does not anticipate that it or its affiliates will enter into contracts with a partnership for the rendering of services or the sale or lease of supplies and equipment other than the operating agreement discussed below. Nevertheless, the managing partner and its affiliates are permitted under the terms of the partnership agreement to enter into contracts with a partnership for such purposes and for the lending of money to the partnership under the limitations established in the partnership agreement. The partnership agreement, however, provides limitations on the circumstances under which such services may be rendered and such sales may occur and the prices and rates that can be charged therefor and for loans of money by the managing partner or its affiliates as discussed in "Conflicts of Interest -- Contracts with Mewbourne and affiliates."

COMPENSATION AS OPERATOR

        Except for limited instances described in the drilling program agreement, the drilling program manager has agreed to act as operator with respect to drilling and production operations to be conducted on program wells. The drilling program manager will be entitled to be reimbursed for such services in an amount equal to all charges, including overhead charges, which constitute direct and indirect charges under an operating agreement or other applicable operating agreement, including, for each program well, an initial fixed rate overhead charge for each producing well of $780 per month and a fixed rate overhead charge for each drilling well of $7,420 per month. However, any charges by the drilling program manager or its affiliates to a partnership under an operating agreement or other applicable agreement for the use of the drilling program manager's or the affiliate's personnel, properties, and equipment, as well as the pricing of materials purchased by a partnership from the drilling program manager or the affiliates or by the drilling program manager or the affiliates from a partnership, will be subject to limitations imposed in the partnership agreement. "Proposed Activities -- Operations" and "Conflicts of Interest." In no event shall the consideration received for operator services duplicate any other consideration or reimbursements received under the drilling program agreement.


                                   DEFINITIONS

        The following are definitions of certain terms used in this prospectus. In order to fully understand the terms of this offering, you should read these definitions carefully.

        "affiliated program" means a drilling, producing property, income, royalty, or other program, whether in the form of a partnership, joint venture, or otherwise, including the partnerships, for or of which the managing partner or an affiliate of the managing partner serves as manager or managing partner or acts in a similar capacity.

        "development well" means a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic zone or horizon known to be productive. Development wells include, without limitation,

        - a well drilled as an additional well to the same reservoir as another producing well on an oil and gas lease,

        - a well drilled to the same reservoir which previously contained a producing well, drilled on an offset oil and gas lease to the same reservoir, or

        - a well drilled on acreage reasonably certain, based on accepted geological, geophysical, and engineering studies and data, to be geologically contiguous with the same reservoir.

        "direct costs" means all actual and necessary costs directly incurred for the benefit of a drilling program and generally attributable to the goods and services provided to the drilling program by parties other than the managing partner or its affiliates. Direct costs shall not include any cost otherwise classified as organization and offering expenses, administrative costs, operating costs, or lease acquisition costs. Direct costs also include the costs of services provided by the managing partner or its affiliates under the terms of written contracts. The term direct costs includes reporting and legal expenses and expenditures and costs that would otherwise be classified as intangible drilling costs or tangible costs if they were not funded by revenues from operations.

        "eligible citizen" means any person who is eligible to be qualified to hold an interest in oil and gas leases on federal lands, including offshore areas, under federal laws and regulations in effect from time to time. As of the date of this prospectus, in order to be an eligible citizen a person must

        (a)     be a citizen of the United States,

        (b) not be a minor, unless a legal guardian or trustee holds the interest on the minor's behalf,

        (c)     be in compliance with federal acreage limitations, and

        (d) not be participating in any agreement, scheme, plan, or arrangement related to simultaneous oil and gas leasing that would otherwise be prohibited.

Under current federal oil and gas leasing rules,

        (i) an association, including a partnership or a trust, is considered an eligible citizen if both such association and all of its members or partners, and all parties who own, hold, or control any of its instruments of ownership or control, satisfy requirements (a) through (d) above, and

        (ii) a corporation is considered an eligible citizen if it is organized or existing under the laws of the United States, a state, the District of Columbia, or a United States territory and if it and all parties who own, hold, or control any of its instruments of ownership or control satisfy requirements (a) through (d) above. For purposes of this clause (ii), aliens from countries that the federal government regards as not denying similar privileges to citizens or corporations of the United States may own, hold, or control stock in an eligible citizen.

In addition, an eligible citizen may not hold, own, or control, directly or indirectly, interests in federal oil and natural gas leases, options for such leases or interests in such leases, on lands subject to the United States Mineral Lease Act of 1920, as amended, in excess of the following limits:

        - 246,080 acres, of which no more than 200,000 may be under option, in any one state other than Alaska, and

        - 300,000 acres, of which no more than 200,000 may be under option, in each of the northern and southern leasing districts of Alaska.

        "exploratory well" means

        - a well drilled to find commercially productive hydrocarbons in an unproven area, or

        - a well drilled to find a new commercially productive zone or horizon in a field previously found to be productive of hydrocarbons at another zone or horizon, or to significantly extend a known prospect.

        "intangible drilling costs" means expenditures associated with the drilling and completion of oil and gas wells that under present law are generally accepted as fully deductible currently for federal income tax purposes. intangible drilling costs include all expenditures made with respect to any well prior to, and in preparation of, establishment of production in commercial quantities. The term intangible drilling costs shall not include lease acquisition costs. The term intangible drilling costs shall not include expenditures that are funded by revenues from operations.

        "lease acquisition costs" means, when used to describe the costs of any oil and gas lease, the sum of

        (a) all monetary consideration paid or given for the oil and gas lease to a non-affiliate of the managing partner, including but not limited to lease bonuses and advance rentals paid to a non-affiliate of the managing partner,

        (b) all costs of lease acquisition and title examination including but not limited to curing or defending title, title insurance or examination costs, brokerage commissions, the fees and wages of landsmen and lease brokers and their expenses, filing fees, recording costs, transfer taxes, and like charges paid in connection with the acquisition of the oil and gas lease,

        (c) all delay rentals and other similar payments and ad valorem taxes paid by the seller with respect to the oil and gas lease,

        (d) such portion as may be allocated to the oil and gas lease in accordance with generally accepted accounting principles and industry standards of all reasonable, necessary, and actual costs and expenses of the managing partner or its affiliates for geological, geophysical, seismic, land, engineering, drafting, accounting, legal, and other like services together with related administrative and general overhead costs involved in lease acquisition and prospect evaluation including such costs and expenses which could otherwise be classified in this prospectus as administrative costs,

        (e) such portion as may be allocated to the oil and gas lease in accordance with generally accepted accounting principles and industry standards of all costs and expenses incurred in the acquisition of farmouts, subleases, pooling orders, or other oil and gas interests,

        (f) interest and points actually incurred on funds borrowed to pay any of the costs and expenses described in clauses (a) through
                (e) above calculated from the date of their incurrence until the date of their reimbursement by a drilling program at the time the oil and gas lease is acquired by the drilling program, and

        (g) with respect to oil and gas leases held on the date of this prospectus by or acquired after such date by the managing partner or an affiliate of the managing partner, an interest in which is transferred to the participants pursuant to the drilling program agreement, the costs of such transfer; provided that the expenses described in clauses (c), (d), (e), and (f) shall have been incurred by the managing partner or its affiliates not more than 36 months prior to the acquisition by a drilling program of the oil and gas lease; and provided further, that such time limitation shall not be applicable to an oil and gas lease having a primary term of five or more years.

Lease Acquisition Costs of an oil and gas lease shall not include any costs or expenses which represent costs or expenses incurred in connection with the past drilling of wells which are not producers of sufficient quantities of oil or natural gas to make commercially reasonable their continued operation.

        "operating agreement" means a model form operating agreement based upon the American Association of Petroleum Landsmen Form 610-1989. This operating agreement includes the accounting procedure for joint operations issued by the Council of Petroleum Accountants Societies of North America which is attached as an exhibit to such agreement. An operating agreement will contain modifications that are customary and usual for the geographic area in which the partnership intends to conduct operations.

        "operating costs" means all expenditures made and costs incurred in producing and marketing oil and gas from completed wells. Operating costs include labor, fuel, repairs, hauling, materials, supplies, utility charges, other costs incidental to or resulting from such costs, ad valorem and severance taxes, insurance, casualty loss expense, and compensation to well operators or others for services rendered in conducting such operations.

        "organization and offering expenses" means all costs and expenses incurred by the managing partner and its affiliates in connection with the organization of a partnership and a drilling program, the registration of the interests for offer and sale under applicable federal and state securities laws, and the offer and sale of the interests. Organization and offering expenses include, without limitation, fees paid to persons performing due diligence examinations or otherwise acting in relation to a partnership or the managing partner with respect to the offering and sale of the interests and all expenses reasonable for the managing partner and its affiliates incurred in assisting with the distribution of the interests or such due diligence. Organizational and offering expenses shall not include any costs and expenses that might be categorized as any of the foregoing but that are included as sales commissions or due diligence fees.

        "proved reserves" means those quantities of crude oil, natural gas, and natural gas liquids which, upon analysis of geological and engineering data, appear with reasonable certainty to be recoverable in future years from known oil and gas reservoirs under existing economic and operating conditions. Proved Reserves are limited to those quantities of oil and gas which can be expected, with little doubt, to be recoverable commercially at current prices and costs, under existing regulatory practices and with existing conventional equipment and operating methods. Depending upon their status or development, Proved Reserves will be subdivided into the following classifications and have the following definitions:

        - "proved developed reserves" means proved reserves which can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of improved recovery techniques are included as proved developed reserves only after testing by a pilot project or after the operation of an installed program has confirmed through production that increased recovery will be achieved.

        - "proved undeveloped reserves" means all reserves which are expected to be recovered from additional wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion. Such reserves on undrilled acreage are limited to those drilling units offsetting productive units which are reasonably certain of production when drilled. Proved reserves for other undrilled units are claimed only where it can be demonstrated with reasonable certainty, based on accepted geological, geophysical, and engineering studies and data, that there is continuity of reservoir from an existing productive formation. No estimates for Proved undeveloped reserves are attributable to any improved recovery technique contemplated for any acreage, unless the techniques to be employed have been proved effective by actual tests in the same areas and reservoir.

        "reporting and legal expenses" means all third party accounting fees, costs, and expenses associated with obtaining audits of books and records, third party engineering fees, costs, and expenses associated with annual reserve reports, and third party attorney's fees and other legal fees, costs, and expenses associated with matters that are attributable to a drilling program's or a partnership's business.

        "sharing ratio" means for any partner in a partnership the proportion obtained by dividing

        - the amount of such partner's capital contribution to the partnership by

        - the sum of all capital contributions paid by all partners to that partnership.

In the event of a voluntary or involuntary assignment by a partner of interests in a partnership, other than an assignment solely of an interest in distributions of partnership revenues, the sharing ratio of such partner shall be proportionately reduced, based upon the number of interests assigned compared to the total number of interests owned by such partner. The assignee of such interests shall succeed to a proportionate share of the sharing ratio of his assignor that is attributable to the interests transferred to such assignee.

        "sponsor" means any person directly or indirectly instrumental in organizing, wholly or in part, a partnership or any person who will manage or is entitled to manage or participate in the management or control of a partnership. Sponsor includes the managing partner and any other person who actually controls or selects any person who controls 25% or more of the exploratory, developmental, or producing activities of a partnership or any segment of the partnership, even if that person has not entered into a contract at the time of the formation of the partnership. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the interests. The term sponsor shall also be deemed to include its affiliates.

        "tangible costs" means those costs associated with drilling and completion of oil and gas wells which are generally accepted as capital expenditures under the Internal Revenue Code of 1986, as amended. Tangible costs include all costs of equipment, parts and items of hardware used in drilling and completing a well. Tangible costs also include those items necessary to deliver acceptable oil and gas production to purchasers to the extent such items are installed downstream from the wellhead of any well and which are required to be capitalized under applicable provisions of the Internal Revenue Code and the regulations promulgated under the Internal Revenue Code. The term tangible costs shall not include costs that are funded by revenues from operations.

                              TERMS OF THE OFFERING

GENERAL

        Mewbourne Development Corporation, as managing partner, is offering to qualified investors during 2001 and 2002 an aggregate of up to 6,000 ($6,000,000) limited partner interests and up to 24,000 ($24,000,000) general partner interests in a series of two partnerships. The minimum offering amount for a partnership is 1,000 interests ($1,000,000) with the maximum offering amount being 15,000 interests ($15,000,000). Each partnership will be a distinct entity, and a purchaser of interests in any one partnership will not obtain an interest in the other partnership. No partnership will commence operations prior to the termination of the subscription period for interests. Each partnership will participate, together with us and our affiliate Mewbourne Oil Company, in a drilling program. Under the drilling program agreement, the activities of each partnership will focus upon the acquisition of oil and gas leases covering prospects, the drilling of development wells and the production and operation of the resulting properties.

        The minimum subscription in a partnership is ten interests ($10,000). The entire purchase price for each interest must be paid in cash at the time of subscription.

        The execution of a subscription agreement in the form attached as Exhibit D to this prospectus by a subscriber or his authorized representative constitutes a binding offer to buy interests in a partnership and an agreement to hold the offer open until the subscription is accepted or rejected by the managing partner. Once an investor subscribes for interests, he will not have any revocation rights other than rights under applicable securities laws. The managing partner may refuse to accept any subscription without liability to the subscriber. The managing partner may reject a subscription if, for example, the prospective investor does not satisfy the suitability standards or if the subscription is received after the offering period has terminated. The execution of a subscription agreement and its acceptance by the managing partner also constitute the execution of the partnership agreement and an agreement to be bound by the terms of the partnership agreement as an investor partner, including the granting of a special power of attorney to the managing partner appointing it as the investor partner's lawful representative to make, execute, sign, swear to, and file various documents and instruments. See "Summary of Partnership Agreement and Drilling Program Agreement -- Power of Attorney."

        The managing partner and its affiliates are eligible to subscribe for interests, provided that any interests so purchased must be purchased for investment purposes only and not for the purpose of resale or any further public distribution. It is the managing partner's current intention that the managing partner and/or its affiliate will subscribe for such number of interests as may be necessary for each partnership to receive the minimum subscription amount of 1,000 interests ($1,000,000). The number of interests in a partnership that may be purchased by the managing partner and/or its affiliates is not subject to any specific maximum limitations but depends upon the number of subscriptions for interests received and accepted from non-affiliates. However, although there are no limitations upon the number of interests that may be purchased by the managing partner or its affiliates, the managing partner does not intend to purchase any interests in a partnership if the partnership has already received the minimum subscription amount and the managing partner does not intend to purchase any more interests in a partnership than necessary to ensure that such partnership receives the minimum subscription amount. Subject to limitations, interests purchased by the managing partner or its affiliates will have voting rights under the partnership agreement. See "Risk Factors -- Particular Risks Relating to the Interests -- Ownership of Interests by Our Affiliates.

SUBSCRIPTION REFUNDS

        If, within 12 months after the admission of the general and limited partners to a partnership, the partnership has not expended or committed for expenditure an amount equal to the total capital contributions of the partnership's investor general and limited partners, the managing partner shall distribute, as a return of capital, to the general and limited partners on a pro rata basis the amount of such unexpended and uncommitted partnership funds, after deducting an amount that the managing partner reasonably determines will be equal to the operating capital to be required by that partnership that will not be provided by anticipated revenues from partnership operations. For a description of the tax consequences resulting from the distribution of such uncommitted amounts, see "Tax Aspects -- Special Features of Oil & Gas Taxation -- Basis and At Risk Rules."

SUBSCRIPTION PERIOD

        The subscription period for interests in Mewbourne Energy Partners 01-A, L.P. will commence on the date of this prospectus and terminate on November 2, 2001, unless the managing partner, in its sole discretion, accelerates or delays the offering termination date, provided that its ability to delay the offering termination date is subject to its obligation to return the purchase price for any interests not invested in a partnership within any period required by state securities law. The subscription period for interests in Mewbourne Energy Partners 02-A, L.P. will commence on the date disclosed in a supplement or amendment to this prospectus. The subscription period for interests in Mewbourne Energy Partners 02-A, L.P. will expire on December 31, 2002 unless earlier terminated or withdrawn by the managing partner.

        A partnership shall not be funded with less than $1,000,000 in capital contributions from investor general and limited partners. If, at the end of the subscription period for interests in a partnership, subscription funds of less than $1,000,000 have been received by us, such funds will be promptly returned to subscribers.

SUITABILITY STANDARDS

General.

        Investment in a partnership involves a high degree of financial risk and is suitable only for persons of substantial means who have no need for liquidity in their investment and who can afford to lose all or substantially all of their investment. In particular, investment as a general partner is recommended only to those persons who are in a position to benefit from the treatment given such investment under current federal income tax laws. The following suitability requirements represent the minimum suitability requirements for investors in a partnership, and the satisfaction of such requirements by a prospective investor does not necessarily mean that an investment in a partnership is a suitable investment for that investor.

        Based upon the information provided by each subscriber concerning his/her investment objectives, other investments, financial situation and needs, and any other pertinent information, each person offering and selling interests is required to make every reasonable effort to assure that the purchase of interests and an investment in a partnership are an appropriate investment for an investor in light of the suitability standards set forth in this prospectus and that an investment in interests is consistent with such investor's investment objectives and financial situation. In addition, such persons will make every reasonable effort to assure that:

        - such subscriber is or will be in an appropriate financial position which will enable him/her to realize to a significant extent the benefits described in this prospectus, including the tax benefits,

        - the subscriber has a fair market net worth sufficient to sustain the risks inherent in an investment in a partnership, including loss of investment and lack of liquidity,

        - an investment in a partnership is otherwise suitable for such subscriber, and

        - they have a reasonable basis to believe that the subscriber, along or with one or more representatives, advisors, or agents has the knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the offering.

Such information will be maintained by the managing partner and the applicable soliciting dealer for at least six years.

Minimum Suitability Standards

        Each subscriber for interests must represent in writing that he/she has:

        - a minimum annual gross income of $60,000 and a minimum net worth of $60,000 exclusive of home, home furnishings and automobiles, or

        - a minimum net worth of $225,000 (exclusive of home, home furnishings and automobiles).

        Investors who are residents of the states set forth below may be subject to higher and/or alternative suitability standards, which are described below. Additional representations and warranties required of general and limited partners are set forth in the special subscription instructions and the subscription agreement attached as Exhibits C and D to this prospectus.

Additional Suitability Standards.

        FOR ALABAMA, ARIZONA, IOWA, KANSAS, MAINE, MASSACHUSETTS, MICHIGAN, MINNESOTA, MISSISSIPPI, MISSOURI, NEW MEXICO, NORTH CAROLINA, OHIO, OREGON, PENNSYLVANIA, RHODE ISLAND, SOUTH CAROLINA, SOUTH DAKOTA, TENNESSEE, TEXAS, UTAH, VERMONT, VIRGINIA, WASHINGTON AND WEST VIRGINIA RESIDENTS. A resident of the States of ALABAMA, ARIZONA, IOWA, KANSAS, MAINE, MASSACHUSETTS, MICHIGAN, MINNESOTA, MISSISSIPPI, MISSOURI, NEW MEXICO, NORTH CAROLINA, OHIO, OREGON, PENNSYLVANIA, RHODE ISLAND, SOUTH CAROLINA, SOUTH DAKOTA, TENNESSEE, TEXAS, UTAH, VERMONT, VIRGINIA, WASHINGTON, AND WEST VIRGINIA, and who are subscribers for general partner interests must represent in writing that he/she has:

        - minimum net worth of $225,000 without regard to the investment in the partnership, exclusive of home, home furnishings and automobiles, and as to the residents of ALABAMA, MAINE, MASSACHUSETTS, MINNESOTA, NEW MEXICO, NORTH CAROLINA, OHIO, PENNSYLVANIA, RHODE ISLAND, SOUTH CAROLINA, TENNESSEE, TEXAS, UTAH, VERMONT, VIRGINIA, WASHINGTON AND WEST VIRGINIA a minimum annual gross income of $100,000 for the current year and for the two previous years, and as to residents of ARIZONA, IOWA, KANSAS, MICHIGAN, MISSISSIPPI, MISSOURI, OREGON AND SOUTH DAKOTA a taxable income of $60,000 or more for the previous year and the expectation of an annual taxable income of $60,000 or more for the current year and for the next succeeding year, or

        - a minimum net worth in excess of $1,000,000, inclusive of home, home furnishings, and automobiles, or

        - a minimum net worth of $500,000, exclusive of home, home furnishings and automobiles, or

        - a minimum annual gross income of $200,000 in the current year and the two previous years.

The subscriber must also represent in writing that the investment in a partnership does not represent more than ten percent of the subscriber's net worth, less the value of the subscriber's other investments in limited partnership interests.

        For CALIFORNIA Residents. A resident of the State of CALIFORNIA who subscribes for limited partner interests must represent in writing that he/she has:

        - a net worth of at least $250,000 or more, exclusive of home, home furnishings, and automobiles and had during the last tax year or estimates that he/she will have during the current tax year, a gross annual income of $65,000 or more, or

        - a net worth of $500,000 or more, exclusive of home, home furnishings, and automobiles.

        A resident of the State of CALIFORNIA who subscribes for general partner interests must represent in writing that he/she has:

        - a net worth of at least $250,000 or more, exclusive of home, home furnishings, and automobiles and had during the last tax year, or estimates that he/she will have during the current tax year, a gross annual income of $120,000 or more, or

        - a net worth of $500,000 or more, exclusive of home, home furnishings, and automobiles, or

        - a net worth of $1,000,000 or more, inclusive of home, home furnishings, and automobiles, or

        - had during the last tax year, or estimates that he/she will have during the current tax year, a gross annual income of $200,000 or more.

        For MICHIGAN and OHIO Residents. A resident of MICHIGAN OR OHIO must represent that the investment in a partnership does not exceed ten percent of the subscriber's individual or joint net worth, exclusive of home, home furnishings, and automobiles.

        For NEW HAMPSHIRE Residents. A resident of the State of NEW HAMPSHIRE who subscribes for interests must, at a minimum, represent in writing that he/she has:

        - an individual net worth of at least $250,000, exclusive of home, home furnishings, and automobiles, or

        - an individual net worth of at least $125,000, exclusive of home, home furnishings, and automobiles, and $50,000 of taxable income.

        For TENNESSEE Residents. A resident of the State of TENNESSEE who subscribes for interests must, at a minimum, represent in writing that he/she has:

        - an individual net worth of at least $250,000, exclusive of home, home furnishings, and automobiles, and had during the last tax year and estimates that he/she will have during the current tax year, a gross income of at least $65,000, or

        - a net worth of at least $500,000, exclusive of home, home furnishings, and automobiles.

Additional Requirements.

        For CALIFORNIA Residents. Assignability or transfer of an interest is limited so that no assignee or assignor, transferee or transferor may hold less than $5,000 in interests. See the special subscription instructions attached as Exhibit C to this prospectus for restrictions that limit the transferability of interests.

        For NORTH CAROLINA Residents. The minimum subscription in a partnership is ten interests ($10,000). Although the managing partner may accept joint ownership of interests, the minimum initial cash investment by each person having such joint ownership may not be less than $10,000.

        It is anticipated that each partnership will acquire interests in federal oil and gas leases, thus subscriptions for interests will not be accepted from a person who is not an eligible citizen. In general, an eligible citizen is any person who is a citizen of the United States or is otherwise eligible to be qualified to hold an interest in oil and gas leases on federal lands, including offshore areas, under federal laws and regulations in effect from time to time. Each prospective investor must represent in writing that he or she is an eligible citizen.

        For Transferees of Interests. Transferees of interests seeking to become substitute general and limited partners must also meet the suitability requirements discussed above, provided that the requirements with respect to net worth and taxable income may be waived at the managing partner's discretion under limited circumstances, including transfers of interests by an investor partner to a dependent or to a trust for the benefit of a dependent or transfers by will, gift, or by the laws of descent and distribution.

        Tax Exempt Entities. SUBSCRIPTIONS FROM PERSONS OTHERWISE GENERALLY EXEMPT FROM FEDERAL INCOME TAX SUCH AS IRA'S, KEOUGH PLANS, QUALIFIED EMPLOYEE BENEFIT PLANS AND CHARITABLE ORGANIZATIONS WILL NOT BE ACCEPTED AND ARE NOT ELIGIBLE SUBSCRIBERS.

SUBSCRIPTION PROCEDURE

        An eligible subscriber may subscribe for interests in a partnership prior to the end of the subscription period for the partnership by properly completing, executing, and delivering the following documents to his soliciting dealer:

        - A subscription agreement in the form attached as Exhibit D to this prospectus; and

        - A check payable to the order of "Regions Bank-Tyler, Escrow Agent for Mewbourne 01-02 Drilling Program" in an amount equal to the purchase price for the number of interests to be purchased by that investor.

        The managing partner will not accept any subscription agreement that has been executed by someone other than the investor, except a subscription agreement on the part of a fiduciary account that has been executed by an individual having the legal power of attorney to so act. Unless a subscription is rejected by the managing partner at any time prior to the admission of general and limited partners to a partnership or the managing partner elects not to admit general and limited partners to a partnership, fully paid subscriptions in proper form will be deemed accepted, subject to reduction in accordance with the subscription agreement. By its terms, the subscription agreement constitutes a binding agreement of the subscriber. Subject to the right of the managing partner to reject subscriptions, each subscriber will become an investor partner in a partnership at the time he is admitted to the partnership. General and limited partners will be admitted to a partnership contemporaneously with the release of the funds from the escrow account, and thereafter general and limited partners will be admitted to a partnership not later than the last day of the calendar month in which their subscriptions were accepted by the managing partner. Subscriptions will be accepted or rejected by the managing partner within 30 days of their receipt or such other



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

shorter time period as may be required by applicable laws of the state in which the subscriber resides. If a subscription is rejected, the subscription funds tendered in connection therewith will be immediately returned to the appropriate subscriber without interest or deduction for expenses. If general and limited partners are not admitted to a partnership on or before the expiration of the subscription period for interests in that partnership, all subscription funds relating to that partnership will be immediately returned in full, together with any interest thereon, to the appropriate subscribers.

        Subscription funds will be deposited in an escrow account at Regions Bank-Tyler or another federally insured institution designated by the managing partner; provided that upon receipt and clearance of aggregate subscription funds of $1,000,000 or more from subscribers that the managing partner deems suitable to be general and limited partners in a partnership, the managing partner may, upon written request, cause those subscription funds to be withdrawn from the escrow account and to be deposited in an account established for that partnership and all subscribers whose subscriptions have been accepted shall be admitted as an investor partner in that partnership within 15 days after such deposit. Thereafter, subscription funds will be deposited in a partnership account with each subscriber whose subscription has been accepted being admitted as an investor partner in that partnership no later than the last day of the calendar month in which such subscription was accepted. Until subscribers are admitted as general or limited partners in a partnership, no expenses may be paid from the partnership account. Each subscriber whose subscription has been accepted and who has been admitted as an investor partner will be provided confirmation of such acceptance and admission. Funds deposited in the escrow account or partnership account will be invested in time deposits, short-term bank certificates of deposit, short-term governmental obligations, U.S. treasury bills, bank money market accounts and similar investments, or mutual funds whose investment portfolios comprise solely of permitted investments until those funds are expended for partnership operations.

        A subscriber whose funds are deposited in the escrow or partnership account no fewer than five business days prior to the termination of the subscription period for interests in the partnership will receive, within 60 days following the admission of such subscriber as an investor partner in the partnership, interest earned on those funds from the date those funds cleared the institution where that account is maintained and are invested to the date on which such subscriber was admitted to the partnership as an investor partner in the partnership. Although subscription funds generally clear an institution within three to five business days following their deposit, no assurance can be given that those proceeds will be clear within that period of time. All subscription funds, together with any interest earned thereon, will be promptly returned to each subscriber that is not admitted as an investor partner to a partnership.

        After the subscription period for a partnership has expired, no additional interests in the partnership will be offered or sold. Notice of the admission of general and limited partners to a partnership and the percentage of ownership of each investor partner in that partnership will be furnished to each investor partner following their admission to the partnership.

        Pending their use in partnership activities, the managing partner intends to invest the balance of the capital contributions in time deposits, short-term governmental obligations, U.S. treasury bills, money market accounts, commercial paper and similar investments. Any interest earned on capital contributions from investor general and limited partners will be allocated solely to the investor general and limited partners, and will be distributed to the general and limited partners periodically. See "Participation in Costs and Revenues." Funds of a partnership will not for any purpose be commingled with funds of any partnership, the managing partner or an affiliate of the managing partner or any other entity.

        NO SUBSCRIPTION AGREEMENT WILL BE ACCEPTED UNTIL AT LEAST FIVE BUSINESS DAYS HAVE ELAPSED FROM THE DATE THAT THE SUBSCRIBER RECEIVED A COPY OF THIS PROSPECTUS.

CONVERSION OF GENERAL PARTNER INTERESTS

        We anticipate that the general partner interest in a partnership held by a general partner will be converted to a limited partner interest in that partnership following the completion of that partnership's drilling activities; which we anticipate will occur within approximately eight to 15 months after the funding of that partnership. Generally, the discussion in this prospectus relating to limited partners and limited partner interests, other than the discussion of the federal income tax consequences of an initial investment as a limited partner, will apply to converted partners after the time of such conversion. However, converted partners will continue to have the rights and obligations of general partners with respect to activities occurring prior to conversion, including liability for the partnership's obligations. See "Liability of General and Limited Partners -- General Partners." Furthermore, the tax treatment of converted partners will in some respects be determined by their previous status as general partners. See "Tax Aspects -- Partnership Taxation -- Conversion of General Partner Interests" and "Tax Aspects -- Special Features of Oil and Gas Taxation -- Passive Activity Loss Limitations." If the managing partner determines that the conversion of the general partner interests in a partnership to limited partner interests will have an adverse effect on the general partners or the partnership, due to adverse tax consequences or other reasons, the managing partner may delay the conversion or may elect not to convert the general partner interests; provided that if the managing partner determines that such conversion would not be in the best interests of the general partners or the partnership, the insurance coverage limits as set forth under "Proposed Activities -- Insurance" will not be reduced unless such coverage becomes unobtainable or is only available at premiums which are prohibitively more expensive than the premiums now being paid for such policies.

RIGHT OF PRESENTMENT

        Each investor partner in a partnership may request in writing that the managing partner purchase for cash all, but not less than all, of that investor partner's interests on the terms and subject to the limitations set forth below
 . The managing partner may cause its affiliate to fulfill its obligation to purchase an investor partner's interests. Partners in a partnership formed in 2001 may make this request in each of the years 2005 through 2010 and partners in a partnership formed in 2002 may make this request in each of the years 2006 through 2011. The managing partner, acting in its sole discretion, shall have the right, but not the obligation, to extend either or both of the time periods in which an investor partner may make this request. Any such extension must be made for a period of at least one year and in yearly increments. Should the managing partner elect to make an extension, then the managing partner shall give notice to the investor partners of the extension on or before January 31 of the last year in which the right of presentment then may be exercised. If the interests are subsequently listed on a national securities exchange or are traded through the National Association of Securities Dealer's Automated Quotation System or in the over-the- counter market, this right of presentment may be terminated at any time at the option of the managing partner. Any such listing could have an adverse effect on the tax consequences of an investment in interests. See "Tax Aspects - Partnership Taxation." If the obligation of the managing partner or its purchaser designee to purchase interests from general and limited partners is determined to violate any existing or future laws, such obligation will be eliminated or modified appropriately.

        The obligation of the managing partner to purchase interests in a partnership in any single calendar year is limited to no more than 5% of the total number of interests of that partnership outstanding at the beginning of such calendar year; provided, however, the total amount of funds that the managing partner directly and by means of a purchaser designee is required to expend in any single calendar year to purchase partnership interests from investors in all of the oil and gas drilling partnerships as to which the managing partner or an affiliate of the managing partner serves as sponsor shall not exceed $500,000. Additionally, if subsequent to December 31 of the year immediately preceding the year in which the right of presentment is being exercised, the price for either oil or gas received by a partnership from its program wells decreases by 20% or more as compared to the price being received as of that date, then the managing partner may in its sole and absolute discretion refuse to purchase any interests in that partnership.

        During the first calendar quarter of each of the years during which the right of presentment exists, each investor partner in a partnership may request in writing that the managing partner purchase all, but not less than all, of his interests. Prior to May 31 of each such year, the managing partner will notify each requesting investor partner of the amount that the managing partner or its purchaser designee will pay to purchase each interest and those general and limited partners shall have 20 days from the receipt of that notice in which to elect whether to present their interests for purchase. If a greater number of interests are presented than the managing partner is required to purchase, the interests to be purchased will be selected by lot or by such other method as the managing partner deems reasonable. Interests that are not purchased will not have any priority with respect to purchase in subsequent years.

        The purchase price paid to an investor partner upon repurchase of his interests in a partnership will be the pro rata share represented by his interests of the sum of:

        - 65% of the value of future net revenues attributable to proved developed producing reserves of that partnership, and

        - 50% of the value of future net revenues attributable to proved developed non-producing reserves of that partnership, as such are determined by an independent expert selected by the managing partner and after such value has been discounted as described below, less the share of that partnership's debts, expenses, and obligations of all kinds incurred and then allocable to those interests.

        The purchase price will be determined as of December 31 of the year immediately preceding the year in which the right of presentment is being exercised. Any cash distributions to an investor partner after December 31 and before the date of purchase attributable to the interests being repurchased will be deducted from the purchase price for his interests. The effective date of any such sale for purposes of determining such deduction will be deemed to be the day on which payment of the purchase price is tendered by the managing partner or its purchaser designee.

        In order to compute the price to be paid upon the purchase of interests, a partnership will cause an independent expert to estimate annually the future net revenues attributable to the partners' interests in that partnership's proved reserves based upon then current costs and pricing for oil and gas as of the December 31 of the year immediately preceding the year in which the right of presentment is being exercised. Such future net revenues attributable to proved reserves:

        - will first be adjusted by the independent expert to reflect the risks of production and development of such reserves and any other economic contingencies that normally would be considered by a purchaser of proved reserves, and

        -       will then be discounted to present value at a rate equal to 10%.

A selling investor partner will be entitled to no further partnership distributions with respect to the interests he has sold after the date on which payment of the purchase price is tendered by the managing partner or its purchaser designee.

        Although the managing partner anticipates that its financial resources, including its borrowing capabilities, will be sufficient to meet its purchase obligations under the right of presentment, no assurance can be given that contingencies will not arise which will require funding beyond the financial resources committed to it. Therefore, there can be no assurance that either the managing partner or its affiliates will have sufficient funds available to meet the obligation to purchase interests from investors exercising the right of presentment. If the managing general partner assigns or transfers its interest in a partnership, the assignee of such interest will be required to assume the withdrawing managing partner's obligations with respect to the right of presentment.

        An investor who sells his interests by exercising the right of presentment may receive more or less total consideration than would be received if the election to sell had not been made and, depending upon the success of the partnership's activities and the timing of the sale, may realize a gain or loss on such sale. Appraisals of future net recoverable reserves of oil and gas and estimates of future net revenues to be received from such reserves are based on variable and uncertain factors and assumptions, including the price at which production can be sold, and amounts of actual production and net revenues will vary from the estimates. Estimates made during the first few years of production from a property will be based on relatively little production history and generally are less reliable than estimates based on a longer production history. Accordingly, reserve estimates and estimates of future net revenues from production are likely to vary from year to year. For these and other reasons, the price paid for purchased interests may be less than the fair market value or initial price of such interests.

        The sale of interests through the right of presentment will be a taxable event to the selling investor partner. See "Tax Aspects - Special Features of Oil and Gas Taxation - Sale of Interests."

                              ADDITIONAL FINANCING

        General. The actual costs of the proposed drilling activities of a drilling program may exceed the estimated costs of such activities and it is possible that additional funds in addition to the initial contributions from the participants in that drilling program may be required to complete such drilling activities, to further develop the drilling program's oil and gas leases and to pay for other drilling program operations. The partnership agreement does not provide for any additional assessments, either mandatory or voluntary of any general and limited partners. Thus, it is anticipated that a partnership's share of such additional expenditures will be financed by partnership borrowings, partnership revenues or the proceeds of sale of partnership properties. There can be no assurance that such additional funds can be obtained, and if they cannot be obtained a partnership might have to forego further drilling activities or development of the related drilling program's oil and gas leases. Also, the terms of oil and gas leases may bind the participants in the drilling program to a specified drilling schedule and the inability of a partnership to fund on a timely basis its portion of the cost of such additional specified drilling could result in the forfeiture of a partnership's interest in such oil and gas leases. Further, the inability to finance additional activities could result in the sale of undeveloped acreage or farmouts to independent parties or to affiliates of the managing partner including affiliated programs, under which circumstances a partnership may not realize the full value of its properties.

        Limitation on Borrowings. The partnership agreement authorizes the managing partner to borrow money on behalf of a partnership and to mortgage or pledge a partnership's property, including production from such property, as security and to engage in any other method of financing customary in the oil and gas industry. The sum of outstanding borrowings by a partnership may not at any time exceed 20% of the aggregate capital contributions to the partnership. The partnership agreement permits borrowing to finance partnership operations, including without limitation drilling and completion activities. A partnership may borrow funds only if the lender agrees that it will have no recourse against the individual general and limited partners. Borrowings may be secured by a partnership's assets or income and may be made with or without recourse to the managing partner. The managing partner contemplates, however, that any borrowing by a partnership will be incurred without recourse to the managing partner and will be secured by the partnership's property. The managing partner does not presently intend to guarantee nonrecourse loans by third parties to a partnership. A partnership's ability to borrow will depend in large part upon the success of its drilling activities. There is no assurance that the managing partner will be able to secure nonrecourse financing in an amount sufficient to conduct drilling operations if such financing is sought, that any such financing can be secured without the guarantee of the managing partner or an affiliate of the managing partner or that financing can be obtained at satisfactory interest rates or terms. A partnership's borrowings will be repaid from the partnership revenues allocable to the partners, reducing the amounts available for distribution to them and creating the risk that an investor partner's share of a partnership's taxable income may be greater than the amounts distributed to him. See "Tax Aspects -- Partnership Taxation -- General."

        The partnership agreement further authorizes the managing partner and its affiliates to make loans to a partnership for purposes permitted by the partnership agreement. Interest charged by the managing partner or the affiliate of the managing partner on advances made by the managing partner or such affiliate to a partnership will be at a rate not in excess of the lesser of the effective rate then being paid by the managing partner or the affiliate for similar type borrowings or the highest lawful rate, and in no event at a rate in excess of the amount which would be charged to the partnership by independent third parties for the same purpose. The managing partner or an affiliate of the managing partner may not receive points or other financing charges or fees on advances made by it to a partnership. In addition, a partnership may not make loans to the managing partner or any affiliate of the managing partner. The managing partner may pledge its interest in a partnership but may not pledge partnership assets for its own benefit. The managing partner however, may pledge its directly owned interest in drilling program properties at any time and may sell its working interests in drilling program properties pursuant to the drilling program agreement after the cessation of substantially all drilling activities of such drilling program.

                              PLAN OF DISTRIBUTION

        Subscription for interests will be solicited by soliciting dealers that are members of the National Association of Securities Dealers, Inc. on a "minimum/maximum best efforts" basis. The soliciting dealers must sell the minimum number of interests offered ($1,000,000) if any interests are sold and are required to use only their best efforts to sell the maximum number of securities offered ($15,000,000). Mewbourne Securities, Inc., an affiliate of the managing partner, is a broker-dealer which may act as a soliciting dealer for the partnerships. While there is no limitation on the number of interests that may be sold by Mewbourne Securities, it is anticipated that the number of interests, if any, sold by Mewbourne Securities will not be material.

        Each soliciting dealer will receive sales commissions and due diligence fees in an aggregate amount of up to 8.5% of the sales price of interests sold by that soliciting dealer. No sales commissions or due diligence fees will be paid on sales of interests to:

        - officers, directors, or employees of the managing partner or its affiliates,

        - officers, directors, employees, or registered representatives of a soliciting dealer, or

        -       an affiliate of the managing partner.

        The total commission and fees paid to a particular soliciting dealer may be comprised of a sales commission in an amount up to 8% of the sales price of interests in a partnership sold by the soliciting dealer, and a due diligence fee in an amount of up to .5% of the sales price of interests sold by the soliciting dealer; provided that the aggregate commission and fees paid to a soliciting dealer shall not exceed 8.5% of the sales price of interests in a partnership sold by the soliciting dealer. The maximum compensation to be paid to the soliciting dealers and related parties in connection with the distribution of the offering, including, but not limited to, wholesaling expenses, retailing expenses, sales commissions and the up to .5% in due diligence fees will not exceed 10.5% of the aggregate gross proceeds of the offering.

        The managing partner, under the terms of each drilling program, will pay all organization and offering expenses, sales commissions and due diligence fees. A portion of these fees and expenses are in the nature of wholesaling fees and expenses. The managing partner estimates that these wholesaling fees and expenses will be approximately $262,500 or 1.75% of the offering proceeds in the case of the maximum offering of $15,000,000. All of these wholesaling fees and expenses will be paid by the managing partner pursuant to the terms of the drilling program.

        The managing partner has engaged its affiliate, Mewbourne Securities, Inc. to serve as the dealer manager for purposes of forming a soliciting dealer group comprised of members of the National Association of Securities Dealers, Inc. Mewbourne Securities, Inc., in its role as dealer manager and each soliciting dealer participating in the offering of the interests may be deemed to be an underwriter within the meaning of the Securities Act of 1933. The managing partner and the partnerships have agreed to indemnify the soliciting dealers, including Mewbourne Securities, Inc., against various civil liabilities, including liabilities arising under the Securities Act of 1933.

        In offering the interests, in addition to this prospectus, the managing partner has prepared and intends to provide soliciting dealers and investors with a brochure entitled "Mewbourne Energy Partners" concerning the offering of the interests. Prior to the distribution, such sales materials must be filed with and reviewed by the Securities and Exchange Commission, various state securities administrators and by state regulatory authorities. When utilized, such sales material must be accompanied or preceded by a prospectus. No other sales material has been authorized by the managing partner for use in connection with this offering. The managing partner will not offer a sales incentive program in connection with the distribution of interests in either partnership.

                              INVESTMENT OBJECTIVES

        Each partnership will participate in a drilling program, to be managed by Mewbourne Oil Company in its capacity as drilling program manager, consisting of the acquisition and development of oil and gas prospects. The primary investment objective of each partnership is to conduct oil and gas drilling and development activities on prospects in an attempt to establish long-life oil and gas reserves. In addition, a drilling program's structure is intended to result in tax benefits, consisting principally of deductions for intangible drilling costs, depletion, and depreciation. To the extent that the operations of a partnership and the related drilling program result in a net loss for a taxable period, general partners will be able to claim their respective shares of the deductions giving rise to such loss in the current year, but limited partners will not be able to claim their shares of the deductions comprising such loss in the current year except to the extent they have net passive income from other sources. See "Proposed Activities" and "Tax Aspects."

                               PROPOSED ACTIVITIES

        Under the drilling program agreement, the activities of the partnerships will focus upon the acquisition of oil and gas leases covering prospects, the drilling of development wells, and the production and operation of the resulting properties. In addition to development wells, at the discretion of the managing partner, up to 20% of a partnership's capital contributions may be expended in connection with activities relating to exploratory wells. All drilling activities involve a high degree of risk with exploratory wells presenting a higher degree of risk than development wells. Mewbourne Development Corporation will act as the managing partner of each partnership. See "Summary of Partnership Agreement and Drilling Program Agreement -- Rights and Powers of the Managing Partner." Mewbourne Oil Company will act, in its individual capacity, as the drilling program manager of each drilling program and as operator under each operating agreement.

        The managing partner intends to cause the partnerships to engage in drilling for oil and gas on a number of different prospects, none of which is yet determined. For a number of reasons, it is impossible at this time to predict with certainty the drilling activities that will be conducted by either partnership. Among these reasons are that neither partnership has yet to acquire working interests or other rights to any particular oil and gas leases and it will do so only after the prospective offering of interests is completed. Further, the amount of capital that will be raised by a partnership as a result of this offering has not yet been determined. The result of the initial drilling activities conducted by a partnership also may have a significant effect on the number and location of subsequent wells. Decisions as to the management, business, and affairs of a partnership will be made by the managing partner based upon its judgment at the time as to the best interests of the partnership.

DEVELOPMENT POLICY

        Decisions as to the number and location of the prospects in which a partnership will invest and as to the amounts spent on drilling will be made solely by the managing partner for the partnership and by the drilling program manager on behalf of the related drilling program. The managing partner intends to cause each partnership to acquire an interest in as many prospects as practicable in order to best diversify the risks associated with drilling for oil and gas, however, the number and type of wells to be drilled by a partnership will vary according to the amount of funds raised, the costs of each well and the size of the fractional working interests selected in each well.

        The managing partner will designate in writing the area comprising a prospect in which a partnership is to acquire an interest under the related drilling program agreement at or prior to the date on which a well is spudded (i.e., boring is commenced) on such prospect. The prospect area may be enlarged or contracted from time to time by the managing partner on the basis of subsequently acquired geological and engineering data to define or redefine the productive limits of the original area of the prospect. Notwithstanding the foregoing, with respect to any large, continuous known stratigraphic trend which could be defined as a continuous reservoir, the managing partner, acting in good faith, shall be permitted to limit or reduce the area of a prospect to the minimum area permitted by state law or local practices whichever is applicable, to protect against drainage from adjacent wells.

AREA OF GEOGRAPHIC CONCENTRATION

        The managing partner anticipates that all of a partnership's funds available for drilling activities will be expended in the Permian Basin, located in West Texas and Southeastern New Mexico, and also the Anadarko Basin, located in Western Oklahoma, the Texas Panhandle and Southwest Kansas. However, if the managing partner determines that it is in the best interest of a partnership to conduct additional drilling activities in other onshore geographic areas of the United States, the related drilling program and the partnership may expend available funds in such areas. At the present time, the partnerships are not committed to any specific drilling sites. No geological, engineering or other information about any geographic area, other than that contained in this prospectus, will be furnished to any prospective investor and, for that reason, no person should invest in a partnership on the basis of any expectation regarding the results of drilling on any particular drilling location.

        The Permian Basin encompasses a large area of approximately 75,000 square miles located in West Texas and Southeastern New Mexico. Since 1921, over 26 billion barrels of oil and 76 trillion cubic feet of natural gas have been produced from the Permian Basin.

        Two interior basins, the Midland Basin in West Texas and the Delaware Basin in West Texas and Southeastern New Mexico, subdivide the Permian Basin. Although drilling depths range from very shallow to more than 20,000 feet, the managing partner and its affiliates target multiple Pennsylvanian and Permian age sandstone and carbonate reservoirs along the shelf and shelf-slope areas within the interior subbasins, which lay at depths ranging from 3,000 to 13,000 feet.

        Over the past 35 years, Mewbourne Oil Company and its affiliates have conducted operations throughout the Permian Basin. Mewbourne Oil Company currently operates approximately 192 wells in the Permian Basin and Mewbourne Oil Company and its affiliates have drilled approximately 217 commercially productive oil and gas wells in the Permian Basin. These historical results are not indicative of the results that may be achieved by the partnerships and such results should not be used by potential investors in making an investment decision. In addition, a commercially productive well may not necessarily have sufficient production to recover both operating expenses and drilling and development costs. Most current operations are centered on the shelf and along shelf slope areas of the Delaware Basin located in Eddy, Chaves, and Lea County, New Mexico. It is anticipated that each partnership will, through the related drilling program, conduct a portion of its oil and gas drilling and development activities in this area of the Permian Basin. Predominantly, wells drilled by Mewbourne Oil Company in this region of the Permian Basin are classified as gas wells but produce both oil and gas. However, Mewbourne Oil Company and its affiliates have drilled a number of wells in this area which have been classified as oil wells.

        The Anadarko Basin of Western Oklahoma, the Texas Panhandle and Southwestern Kansas encompasses an area of approximately 60,000 square miles. First production was established in 1917, and since that time over 6 billion barrels of oil and 80 trillion cubic feet of natural gas have been produced from this geological basin.

        Production in the Anadarko Basin ranges from several hundred feet to over 26,000 feet in depth. Over the past 24 years, Mewbourne Oil Company and its affiliates have drilled approximately 406 commercially productive wells that have targeted Pennsylvanian, Mississippian, Devonian, and Silurian age sandstone and carbonate reservoirs along the shelf area of Western Oklahoma and the Texas Panhandle at depths of between 6,000 and 13,000 feet. Mewbourne Oil Company currently operates approximately 229 wells in the Anadarko Basin. It is anticipated that each partnership will, through the related drilling program, conduct a portion of its drilling and development activities along the shelf area of Western Oklahoma, the Texas Panhandle and Southwest Kansas. A majority of the wells drilled by Mewbourne Oil Company over the past 24 years in this region of the Anadarko Basin have been classified as gas wells but produce both oil and gas. However, Mewbourne Oil Company and its affiliates have drilled a number of wells in this area which have been classified as oil wells.

PROSPECT EVALUATION

        Mewbourne Oil Company currently employs 15 engineers, 9 geologists and 9 landmen which are available to assist in prospect origination for each drilling program. It is anticipated that Mewbourne Oil Company, as drilling program manager, will conduct substantially all prospect origination for each drilling program, although a program may conduct operations on prospects originated by third parties. Prospect origination is the process of formulating a geological or geophysical concept and negotiating for the acquisition of a sufficient interest in oil and gas leases covering the area to warrant drilling and testing. Before selecting a prospect for a drilling program, the drilling program manager will review all available engineering and geological data, which may include, but is not limited to, logs, completion reports and plugging reports for wells located in the vicinity of the proposed prospect.

COST ESTIMATES

        Prior to conducting drilling activities on behalf of a partnership, the managing partner will estimate the costs to be incurred by a partnership in drilling the wells planned for the partnership. Such estimates will be based upon the managing partner's historic experience and contracts to be entered into by the managing partner or its affiliates and non-affiliated drilling contractors fixing the footage drilling rates, and in limited circumstances stimulation costs to be incurred by the partnership.



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


ACQUISITION OF LEASES

         The decision for a partnership to acquire an interest in a prospect, the size and nature of the interest acquired and the terms of each such acquisition will be based upon evaluations of the properties conducted by the managing partner after consultation with the drilling program manager or independent geologists or engineers. To assist in conducting and interpreting such evaluations, the managing partner or its affiliates employ a staff of technical personnel. See "Management."

TRANSACTIONS WITH AFFILIATES

        Sale of Leases to a Partnership. All oil and gas leases to be acquired by a partnership or related drilling program will be selected by the managing partner from a variety of prospects, substantially all of which will be originated by the drilling program manager. The partnership agreement provides that neither the managing partner, nor any affiliate thereof, including an affiliated program, is permitted to sell, transfer or convey any oil and gas lease to a partnership, directly or indirectly, except in a transaction which is fair and reasonable to the partnership and in accordance with the following restrictions:

                (a) The managing partner and its affiliates may only sell an oil and gas lease to a partnership or related drilling program at a price equal to its lease acquisition costs unless the managing partner has reasonable grounds to believe that the lease acquisition costs is materially more than the fair market value of the oil and gas lease. If the managing partner determines that the lease acquisition costs is materially more than its fair market value, then, except as described below, the oil and gas lease may not be sold to a partnership or the related drilling program at a price that is in excess of its fair market value. An affiliated program may sell an oil and gas lease to a partnership or the related drilling program at its lease acquisition costs even if its lease acquisition costs is materially more than the fair market value of the oil and gas lease if:

                - The affiliated program has held the oil and gas lease for more than two years, and

                - The economic interest of the managing partner and its affiliate in the affiliated program is substantially similar to, or less than, their economic interest in the drilling program.

                (b) If the managing partner or its affiliate sells any oil and gas lease within a prospect to a partnership, it must, at the same time, sell to the partnership and the partnership must buy an equally proportionate interest in all other oil and gas leases that it owns in the same prospect.

                (c) If at any time within a period of five years from a partnership's funding, the managing partner or its affiliate proposes to acquire an interest from a non-affiliated person in a prospect in which the partnership possesses an interest or in a prospect in which the partnership's interest has been terminated without compensation within one year preceding such proposed acquisition, the following conditions will apply:

                - if the managing partner or any affiliate of the managing partner does not currently own property in the prospect separately from the partnership, then neither the managing partner nor any affiliate of the managing partner will be permitted to purchase an interest in the prospect, and

                - if the managing partner or any affiliate of the managing partner currently owns a proportionate interest in the prospect separately from the partnership, then the interest to be acquired will be divided between that partnership and the managing partner or an affiliate of the managing partner in the same proportion as is the other property in the prospect; provided, however, if cash or financing is not available to the partnership to enable it to consummate a purchase of the additional interest to which it is entitled, then neither the managing partner, nor any affiliate thereof may purchase any additional interest in the prospect during such five year period.

                (d) If the area constituting a partnership's prospect is subsequently enlarged to encompass any area in which the managing partner or any affiliate of the managing partner owns a separate oil and gas lease, such separate oil and gas lease or a portion of such lease must be sold, transferred, or conveyed to the partnership, if the activities of the partnership were material in establishing the existence of proved undeveloped reserves that are attributable to such oil and gas lease.

                (e) A sale, transfer, or conveyance of less than all of the ownership of the managing partner or any affiliate of the managing partner in any oil and gas lease is prohibited unless the interest retained by the managing partner or such affiliate is a proportionate working interest, the respective obligations of the managing partner or such affiliate and the partnership are substantially the same after the sale of the interest by the managing partner or such affiliate, and its interest in revenues does not exceed the amount proportionate to its retained working interest. Neither the managing partner, nor any affiliate of the managing partner may retain any overriding royalty interest or other burden on an interest conveyed to a partnership.

                (f) For the purposes of the preceding four paragraphs, the term "affiliate" does not include an affiliated program in which the interest of the managing partner or an affiliate of the managing partner is substantially similar to or less than its interest in the partnership.

                (g) If a partnership acquires an oil and gas lease through a farmout or joint venture from an affiliated program, the managing partner's, and any of its affiliate's aggregate compensation associated with the property and any direct or indirect ownership interest in the property may not exceed the lower of the compensation and ownership interest the managing partner and such affiliates could receive if the property were separately owned or retained by either the partnership or such other affiliated program.

        A determination of fair market value must be supported by an appraisal from an independent expert. Such opinion and any associated supporting information must be maintained in the drilling program's records for at least six years. In determining whether the lease acquisition costs is materially more than the fair market value of a particular oil and gas lease you must rely upon the managing partner's good faith in making the determination of materiality.

        Purchase of Leases from a Partnership. Neither the managing partner nor any affiliate of the managing partner, including affiliated programs, may purchase or acquire any oil and gas lease from a partnership, directly or indirectly, except in transactions that are fair and reasonable to the partnership and then subject to the following conditions:

        - A sale, transfer, or conveyance, including a farmout, of an oil and gas lease not having any proved developed reserves attributable to it from a partnership to the managing partner or its affiliate, other than an affiliated program, must be made at the higher of the lease acquisition costs or fair market value.

        - A sale, transfer, or conveyance of an oil and gas lease having proved developed reserves attributable to it from a partnership to the managing partner or its affiliate, other than an affiliated program in which the interest of the managing partner or its affiliate is substantially similar to or less than its interest in the partnership, is not permitted except in connection with the liquidation of the partnership and then only at fair market value.

        - Except in connection with farmouts or joint ventures made in compliance with the restrictions described in paragraph (b) above under the heading "Sales of Leases to a Partnership," a transfer of an undeveloped oil and gas lease from a partnership to an affiliated program must be made at fair market value if the oil and gas lease has been held for more than two years; otherwise, if the managing partner deems it to be in the best interest of the partnership, the transfer may be made at the lease acquisition costs.

        - Except in connection with farmouts or joint ventures made in compliance with the restrictions described in paragraph (b) above under the heading "Sales of Leases to a Partnership," a transfer of any oil and gas lease from a partnership to an affiliated program, whose investment objective is to directly acquire, hold, operate and/or dispose of producing oil and gas properties, must be made at fair market value if the oil and gas lease has been held for more than six months or there have been significant expenditures made in connection with the oil and gas lease; otherwise, if the managing partner deems it to be in the best interest of the partnership, the transfer may be made at the lease acquisition costs as adjusted for intervening operations.

        A determination of fair market value must be supported by an appraisal from an independent expert. Such opinion and any associated supporting information must be maintained in the drilling program's records for at least six years.

        Participation by Mr. Mewbourne. Mr. Mewbourne has historically invested directly or indirectly in the drilling and development activities of Mewbourne Oil Company and its affiliates during the past 36 years. In addition he has been an investor in the joint ventures and drilling agreements through which other investors participated in various Mewbourne Oil Company managed programs. Mr. Mewbourne's annual participation varied considerably both in level of investment and form, but in general approximated 25% to 50% of the annual expenditures.

        Mr. Mewbourne and/or affiliates intend to invest alongside each partnership in the activities of the related drilling program, however, there is no assurance that the amount of Mr. Mewbourne's participation will be in accordance with his historical custom. The amount of such investment will be subject to many variables, including the availability of working interests in the oil and gas leases, the amount of capital available to the partnerships from subscriptions, the timing of the drilling activities, and other such matters.

FARMOUTS

        A partnership will acquire only those oil and gas leases that are reasonably required for the stated purpose of the partnership, and no oil and gas leases will be acquired for the purpose of subsequent sale or farmout, unless the acquisition of such oil and gas leases by the partnership is made after a well has been drilled to a depth sufficient to indicate that such an acquisition is believed to be in the best interests of the partnership.

        The necessity to enter into farmouts is most likely to occur when a partnership has insufficient funds to bear development costs accompanying an oil and gas lease or where the development costs or attendant risks are substantial. The managing partner may arrange for the development or disposition of a partnership's oil and gas leases by farmout arrangements with third parties or affiliates, including an Affiliated Program, if the managing partner, in exercising the standard of a prudent operator, determines that:

        - a partnership lacks sufficient funds to drill on the oil and gas leases and cannot obtain suitable alternative financing for such drilling,

        - the oil and gas leases have been downgraded by events occurring subsequent to their acquisition by that partnership so that the drilling of the oil and gas leases would no longer be desirable to the partnership,

        - drilling on the oil and gas leases would result in an excessive concentration of a partnership's funds in one location creating, in the opinion of the managing partner, undue risk to the partnership, or

        - the best interests of a partnership would be served by the farmout.

        A partnership will not farmout an oil and gas lease for the primary purpose of avoiding payment of its costs related to drilling such oil and gas lease or prospect.

        A partnership may also farmin oil and gas leases from third parties or its affiliates, including affiliated programs, in partial or in full consideration for its agreement to drill one or more wells thereon.

        Any farmouts between a partnership and the managing partner or an affiliate of the managing partner will be on terms substantially consistent with, in the opinion of the managing partner, those available from non-affiliated third parties in the same geographic area for similar arrangements. No farmout shall be entered into between a partnership and the managing partner or an affiliate of the managing partner unless the managing partner, exercising the standard of a prudent operator, shall determine that the farmout is in the best interests of that partnership and the general and limited partners. A partnership's authority to enter into farmouts with the managing partner or an affiliate of the managing partner is subject to the same restrictions as its authority to purchase property from or sell property to the managing partner or an affiliate. See "-- Transactions with Affiliates" above. For a discussion of the prudent operator standard of conduct, see "Conflicts of Interest -- Fiduciary Responsibility of the Managing Partner."

        Any decision with respect to farmouts and farmins and the terms of any such farmout or farmin to or from a drilling program will involve conflicts of interest, as the managing partner may benefit from cost savings and reduction of risk, and in the event of a farmout or farmin to or from an Affiliated Program, the managing partner will represent both programs involved in the transaction. See "Conflicts of Interest."

        For a discussion of federal income tax risks and considerations associated with farmouts, see "Tax Aspects -- Special Features of Oil and Gas Taxation -- Farmouts and Backin Interests."

OPERATIONS

        All administration of each drilling program, including the origination of prospects and the supervision of drilling and completion activities with respect to those operations for which it is acting as operator, will be conducted by Mewbourne Oil Company in its capacity as the drilling program manager. All management functions of a partnership will be conducted by Mewbourne Development Corporation in its capacity as managing partner. The drilling program manager will perform all operating services relating to program wells, and will be entitled to be reimbursed for such services in an amount equal to all charges, including certain overhead charges, which constitute direct and indirect charges under the operating agreement or other applicable operating agreements incurred by the drilling program manager in connection with drilling or operating a program well, including an initial fixed rate, per-month, overhead charge of $780 for each producing well and $7,420 for each drilling well. The amount of the fixed rate overhead charges have been determined based upon:

        - the anticipation that each partnership's activities will be conducted in the Permian Basin, located in West Texas and Southeastern New Mexico and also the Anadarko Basin, located in Western Oklahoma, the Texas Panhandle and Southwest Kansas;

        - the managing partner's estimate of the current fixed rate overhead charges charged by other non- affiliated operators in the anticipated area of operations; and

        - guidelines set by the Council of Petroleum Accountants Societies of North America.

        The drilling program manager and affiliates of the drilling program manager currently employ approximately 107 persons on a full time basis, many of whom will be engaged in some aspect of a drilling program's activities. In addition to its own employees, the drilling program manager may utilize the services of consultants for well drilling and completion activities, production accounting and other activities. The managing partner currently employs three persons, all of whom are members of the drilling program manager's executive management group.

        Under the drilling program agreement, the drilling program manager has agreed to act as operator with respect to drilling and production operations conducted on each program well, except in those instances in which:

        - the oil and gas lease on which such program well is to be drilled is already subject to an existing operating agreement under which a third party has been designated as operator,

        - the requisite number of third parties being joint working interest owners in such well elect another entity as operator, or

        - the drilling program manager determines in good faith that it is not in the best interests of the participants in the drilling program and of the drilling program manager for it to act as operator.

        In any case in which the drilling program manager or its affiliate acts as operator for a drilling program's properties or provides other services or materials to a drilling program, it will do so only under a written agreement and only on terms and conditions comparable to those entered into by non-affiliated parties in the same area. Any such agreement will precisely describe the services to be rendered and all compensation to be paid and will require a partnership and its partners to pay only that portion of the fees allocable to their working interest. Fees received by the drilling program manager or its affiliate under any such operating agreement may constitute additional compensation. See "Compensation and Reimbursement."

        With respect to each program well for which the drilling program manager is to serve as operator, all operations relating to the program well, including without limitation, all costs and expenditures of drilling, testing, completing, equipping, and operating the program well shall be conducted under an operating agreement between the drilling program manager as operator, and the participants in the drilling program as non-operator, with the operating agreement to be substantially in the form and substance as the operating agreement attached to this prospectus as Attachment B to the drilling program agreement. In the event, at the time of acquisition of an oil and gas lease by the drilling program, such oil and gas lease is subject to another operating agreement or if the drilling program manager enters into an operating agreement with third parties being joint working owners in such program well, nevertheless, the operating agreement between the drilling program manager and the participants in the drilling program shall govern operations as between them. However, the drilling program manager and the managing partner shall have the right to amend the operating agreement between the drilling program manager and the participants in the drilling program covering specified oil and gas leases in order to conform to such other operating agreement, except that the operating agreement may not be amended in any manner that the managing partner determines will adversely affect a partnership or the general and limited partners in any material respect. The drilling program manager shall have the right to charge the joint account under the operating agreement between the drilling program manager and the participants in the drilling program a share attributable to the participants' working interest of any costs or expenses incurred by the drilling program manager under such other operating agreement which are not otherwise provided for in the drilling program agreement or in the operating agreement between the drilling program manager and the participants in the drilling program.

TITLE TO PARTNERSHIP PROPERTIES

        Program wells will be drilled on oil and gas leases having limited warranties of title, or none at all. As is customary in the oil and gas industry, the only investigation of title made at the time of acquisition of undeveloped properties is a preliminary review of local real estate records. Prior to drilling a program well on a prospect, the drilling program manager shall cause to be done or be satisfied that there has been done such title examination and other title curative work as the drilling program manager in its sole discretion, shall determine to be necessary or appropriate in accordance with general industry standards. In addition, a drilling title opinion is generally secured before commencement of drilling operations. Title to a partnership's properties will be held temporarily in the name of the drilling program manager in the capacity of nominee, with record title being transferred to a partnership following commencement of production from a program well. In certain circumstances a partnership will not receive record title. These circumstances include without limitation:

        - where record title is held in the name of a third party, as in the case where it is industry practice that, record title is held by a third party, such as a pooled operating interest, or

        - in the case of a federal, state, or other oil and gas lease, where an approval to the transfer is required.

        In cases where approval of a third party is required in order to transfer a working interest in an oil and gas lease, the drilling program manager will take steps to obtain approval of appropriate third parties to the assignment to the participants in the drilling program as promptly as possible.



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


INSURANCE

        The managing partner expects to conduct the business of each partnership and to cause the drilling program manager to conduct the business of each drilling program in a manner intended to limit, to the extent practicable, the exposure of the general partners to liability in excess of their capital contributions to that partnership. See "Liability of General and Limited Partners -- General Partners" for a discussion of the potential liability of general partners. It is anticipated that drilling activities of the partnerships will be conducted in the medium depths between 3,000 to 13,000 feet of the Northwest Shelf, and the shelf of the Delaware and Midland Basins, and Central Basin Platform geological sub-regions of the Permian Basin and the shelf and the shelf slope area of the Anadarko Basin where the probability of encountering severely over-pressured formations and other hazards associated with drilling activities is less likely. The drilling program manager and its affiliates will maintain extensive insurance coverage to protect, to the extent practicable, each partnership from losses that could arise in connection with program activities, including legal and contractual liability to third parties.

        The drilling program manager and its affiliates expect to retain the insurance coverage described below, unless such coverage becomes unobtainable or is only available at premiums which are prohibitively more expensive than the premiums now being paid for such policies. However, the drilling program manager and its affiliates will not be required to retain operator's extra expense and care, custody and control insurance coverage for a partnership after the related drilling program has completed its drilling activities.

        A brief discussion of the insurance policies that the drilling program manager and its affiliates have obtained on behalf of themselves and the partnerships is set forth below. Each of those policies is subject to terms, conditions, exclusions, and limitations that may preclude a partnership from recovering damages, expenses, and liabilities suffered by that partnership, including typically, damages and liabilities arising from or caused by:

        - the violation of any federal, state, or local statute, ordinance, or regulation,

        -       fines, penalties, and punitive and exemplary damages,

        -       war and terrorist acts,

        -       normal operation including wear and tear,

        -       faulty design, and

        - the fraud, disloyalty, theft, malicious acts or other similar conduct of employees.

Other exclusions that are customary in the insurance and oil and gas industries may also apply, including exclusions relating to pollution and environmental damages. The drilling program manager believes that from time to time the terms, conditions, exclusions, and limitations described in this section of the prospectus may prevent a partnership from recovering the full amount of any damages, expenses, and liabilities suffered by the partnership which arise in the event of an accident. In some cases a partnership may not recover any portion of such damages, expenses, and liabilities.

        If the drilling program manager and its affiliates cease to retain the coverage described below for any reason for a period of more than 20 days during the subscription period for a partnership, the offering of interests in that partnership shall cease, and subscribers for interests who have not been admitted as general and limited partners in the partnership shall receive a refund of their subscription funds. The managing partner will notify general and limited partners of any material reduction in the insurance coverage of a drilling program and partnership. Such notice shall be given thirty days in advance of the change in insurance coverage. In addition, if a drilling program or a partnership has its insurance coverage materially reduced for any reason, the partnership will halt all drilling activity until such time as comparable replacement coverage is obtained.

        The drilling program manager and its affiliates maintain comprehensive general liability, employers liability, and commercial automobile insurance policies that generally protect the insured against the routine hazards encountered by the drilling program manager, its affiliates and its employees and agents in the conduct of the business of the drilling program manager and its affiliates. The coverage amount under each of these policies is limited to $1,000,000 per occurrence. In addition, the drilling program manager and its affiliates maintain a comprehensive energy package and an excess liability policy that together provide an additional coverage amount of $50,000,000 per occurrence. The comprehensive energy package and excess liability policy are in effect and are renewed annually, but may be canceled by the insurance underwriters upon a minimum of 60 days written notice.

        The physical damage section of the comprehensive energy package, which has a coverage limit of $5,000,000 per occurrence, generally protects the insured against all risks of direct physical loss or damage to all personal property, except drilling rigs and related equipment, vehicles, oil and gas, and various other personal property, for which the insured has liability or is legally liable, subject to a maximum deductible of $5,000 per occurrence or $25,000 in the case of earthquake.

        The operators extra expense/seepage and pollution section of the comprehensive energy package, which has a coverage limit of $3,000,000 for land wells less than 10,000 feet in depth and a limit of $10,000,000 for wells greater than 10,000 feet in depth, generally protects the insured from:

        - the costs to regain control of a well that goes out of control, costs to redrill or restore a well which has been lost or otherwise damaged as a result of an out of control well,

        - third party claims for property damage relating to seepage, pollution, or contamination arising from a well out of control and the cost of cleaning up such substances,

        - loss, damage, or expense arising from the uncontrollable flow of oil, gas, or water from one subterranean stratum to another through the bore of a well, and

        -       evacuation expense if ordered by a governmental agency.

        The excess umbrella liability policies, which have coverage limits of $50,000,000, generally protect the insured against all liabilities imposed upon an insured by law or assumed under contract or agreement by the insured for damages on account of personal injuries, property damage, or advertising liability such as libel, slander, defamation and invasion of privacy caused by or arising out of an occurrence happening anywhere in the world. Injury and damage arising from seepage, pollution, or contamination is covered only if caused by a sudden, unintended, and unexpected happening. Injury and damage arising from pollution is not covered for sites used in handling, processing, treatment, storage, or disposal of waste substances or the transportation of waste substances.

THE MANAGING PARTNER'S POLICY REGARDING ROLL-UP TRANSACTIONS

        Although the managing partner has no intention of causing either partnership to engage in a roll-up transaction, it is possible at some indeterminate time in the future that a partnership will become so involved. A roll-up means a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of a partnership and the issuance of securities by the "roll-up entity." The term "roll-up" does not include a transaction involving the conversion to corporate, trust, or association form of only a partnership if, as the consequence of the transaction, there will be no significant adverse change in any of the following:

        -       voting rights,

        -       the term of existence of the entity (formerly the partnership),

        -       compensation to the managing partner and its affiliates, or

        -       the entity's investment objectives.

        For the purposes of the foregoing, a "roll-up entity" means a partnership, trust, corporation, or other entity that would be created or survive after the successful completion of a proposed roll-up transaction. In the case of transactions excluded from the definition of a roll-up, the additional protections for general and limited partners described below would not be available to the general and limited partners. For the purposes of determining whether or not a transaction constituted a roll-up, the managing partner would make the determination as to whether or not there would be no "significant adverse change" in voting rights, the term of existence, compensation, or investment objectives. The managing partner realizes that to some extent the determination of whether or not such a change would be "significant" or "adverse" may vary from investor partner to investor partner. Accordingly, the managing partner intends to interpret the terms "significant" and "adverse" broadly if it is ever called upon to do so and will use its best efforts to interpret those terms as to their applicability to any reasonable investor partner, and not only as to what it perceives to be the circumstances of a majority of the general and limited partners.

        The partnership agreement provides various policies in the event that a roll-up should occur in the future. These policies include:

        - An appraisal of all partnership assets will be obtained from a competent Independent Expert, and a summary of the appraisal will be included in a report to the general and limited partners in connection with a proposed roll-up.

        - Any investor partner who votes "no" on the roll-up proposal would be offered a choice of:

                -- accepting the securities of the roll-up entity offered in the proposed roll-up, or

                -- either (a) remaining a limited partner or general partner in the partnership and preserving his or her interest in that partnership on the same terms and conditions as existed previously, or (b) receiving cash in an amount equal to his or her pro-rata share of the appraised value of the net assets of that partnership.

        -       A partnership will not participate in a proposed roll-up:

                -- which would result in the diminishment of the general and limited partners' voting rights in the partnership agreement under the roll-up entity's organizational documents,

                -- which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity,

                -- which would limit the ability of an investor partner to exercise the voting rights of its securities in the roll-up entity on the basis of the number of roll-up entity interests held by such investor partner,

                -- in which the participants' rights of access to the records of the roll-up entity would be less than those provided in the partnership agreement, or

                -- in which any of the costs of the transaction would be borne by a partnership if the proposed roll-up were not approved by the general and limited partners.

        - Any roll-up transaction involving a partnership requires the approval of a at least 66% of the total interests held by the general and limited partners.

        Depending upon the structure of any possible roll-up which may present itself, it is possible that remaining a limited partner or an general partner in the related partnership on the same terms and conditions as existed prior to the roll-up may not be possible. In such a situation, the managing partner would be required to either not consummate the proposed Roll-Up if any investor partner votes "no" or offer the general and limited partners the option of receiving cash in an amount equal to his or her pro-rata share of the appraised value of the net assets of the partnership.

        General and limited partners should understand that the selection of a cash payment in an amount equal to an their pro-rata share of the appraised value of the net assets of a partnership may not fully compensate the investor partner for his investment.

                                   MANAGEMENT

        Mewbourne Development Corporation was originally incorporated in 1982 as Caliche Pipeline Company in the state of Texas. The company was formed to facilitate the gathering, transporting and marketing of natural gas. In 1990, Caliche Pipeline Company was merged into a newly incorporated Caliche Pipeline Company, a Delaware corporation. In 1992, Caliche Pipeline Company sold all its remaining interest in gas gathering and marketing activities to an affiliated company, and changed its name to Mewbourne Development Corporation. Mewbourne Development Corporation will serve as the managing partner of each partnership and in such capacity will have the sole power and authority to act on behalf of the partnerships with respect to the management, control, and administration of the properties, business, and affairs of each partnership. The managing partner was organized for the purpose, among other things, of engaging in any and all phases of the oil and gas business, including sponsoring and forming limited or general partnerships for the purpose of acquiring and owning working interests in oil and gas properties and offering limited or general partner interests therein to investors.

        Mewbourne Oil Company, a Delaware corporation, was incorporated in 1967 and is a wholly owned indirect subsidiary of Mewbourne Holdings, Inc. The drilling program manager provides management and technical services and serves as operator for ventures of Mewbourne Holdings, Inc., the managing partner and Mr. Mewbourne. In this connection, the drilling program manager develops oil and gas prospects, acquires leasehold interests, and serves as the operator in the drilling, completion, and production of oil and gas wells. Mewbourne Oil Company will also conduct the administration of the business, and affairs of each drilling program. Mewbourne Oil Company maintains offices in Tyler, Perryton, Midland and Amarillo, Texas; Hobbs, New Mexico; and Oklahoma City and Woodward, Oklahoma. The general offices are located at 3901 South Broadway, Tyler, Texas 75701. Mewbourne Oil Company employs approximately 107 persons including 15 engineers, 9 geologists, 9 landmen, 9 accountants, and 13 other degreed administrative professionals.

        Mewbourne Holdings, Inc., a Texas corporation, was founded by Mr. Mewbourne in 1965 and is a privately owned corporation which serves as the parent company for both the managing partner and the drilling program manager and their affiliates.

                   OWNERSHIP STRUCTURE OF MEWBOURNE COMPANIES

                               Corporate Structure





                        [CORPORATE STRUCTURE FLOW CHART]





        Both the managing partner and the drilling program manager are directly or indirectly wholly owned subsidiaries of Mewbourne Holdings, Inc. The following table provides information as to the beneficial ownership of Mewbourne Holdings, Inc., as of December 31, 2000 by each person who, to their knowledge, beneficially owned 5% or more of their respective outstanding capital stock.


                                                                                 Number and
                                                          Class of               percent of              Percent of
                 Owner                                    Security                  Share               Voting Rights
                 -----                                    --------               -----------            -------------
Curtis W. Mewbourne                                    Preferred stock          24,000 shares                92%
                                                        $.10 par value               100%

Ruth Anne Mewbourne and Julie Mewbourne                  Common stock             700 shares               2.6666%
Trustees of the Dorothy Elizabeth Mewbourne             $.10 par value              33.33%
Trust No. 1

Dorothy Elizabeth Mewbourne and Julie                    Common stock             700 shares               2.6666%
Mewbourne, Trustees of the Ruth Anne                    $.10 par value              33.33%
Mewbourne Trust No. 1

Dorothy Elizabeth Mewbourne and Ruth Anne                Common Stock             700 shares               2.6666%
Mewbourne, Trustees of the Julie Mewbourne              $.10 par value              33.33%
Trust No. 1

OFFICERS, DIRECTORS AND KEY EMPLOYEES OF THE MANAGING PARTNER AND THE DRILLING PROGRAM MANAGER

        Set forth below are the names, ages and positions of the officers, directors and key employees of the managing partner and the drilling program manager. Directors are elected to serve until the next annual meeting of shareholders or until their successors are elected and qualified, and officers serve at the discretion of the Board of Directors.


                 Officers and Directors of the Managing Partner


         Name                                                                      Position
         ----                                                                      --------
Curtis W. Mewbourne...................................................   President and Director
J. Roe Buckley........................................................   Treasurer, Chief Financial Officer and Secretary
Michael F. Shepard ...................................................   Secretary and General Counsel
Dorothy M. Cuenod.....................................................   Assistant Secretary and Director
Ruth M. Buckley.......................................................   Assistant Secretary and Director
Julie M. Greene.......................................................   Assistant Secretary and Director


             Officers and Directors of the Drilling Program Manager


         Name                                                                           Position
         ----                                                                           --------
Curtis W. Mewbourne...................................................   President and Director
Joseph F. Odom........................................................   Vice President of Administration and Personnel
J. Roe Buckley........................................................   Vice President, Treasurer, Chief Financial
                                                                           Officer and Secretary
Dorothy M. Cuenod.....................................................   Assistant Secretary and Director
Monty L. Whetstone....................................................   Vice President-Production
Kenneth S. Waits......................................................   Vice President-Exploration
Ruth M. Buckley.......................................................   Assistant Secretary and Director
Julie M. Greene.......................................................   Assistant Secretary and Director

        Curtis W. Mewbourne, age 65, formed Mewbourne Holdings, Inc. in 1965 and serves as Chairman of the Board and President of Mewbourne Holdings, Inc., Mewbourne Oil Company and Mewbourne Development Corporation. He has operated as an independent oil and gas producer for the past 36 years. Mr. Mewbourne received a Bachelor of Science Degree in Petroleum Engineering from the University of Oklahoma in 1957. Mr. Mewbourne is the father of Dorothy M. Cuenod, Ruth M. Buckley, and Julie M. Greene and the father-in-law of J. Roe Buckley.

        Joseph F. Odom, age 62, joined Mewbourne Oil Company as Manager, Administration and Personnel of Mewbourne Oil Company in November, 1981, and was elected Vice President of Administration and Personnel in March, 1993. Prior to joining Mewbourne Oil Company, Mr. Odom was employed in personnel management positions with Delta Drilling Company from 1980 to 1981, with Great Lakes Chemicals from 1978 to 1980 and with Air Products and Chemicals from 1963 to 1978. Mr. Odom received a Bachelor of Science in Management from the University of West Florida.

        J. Roe Buckley, age 38, joined Mewbourne Holdings, Inc. in July, 1990 and serves as Vice President, Treasurer, Chief Financial Officer and Secretary of both Mewbourne Development Corporation and Mewbourne Oil Company. Mr. Buckley was employed by Mbank Dallas from 1985-1990 where he served as a commercial loan officer. He received a Bachelor of Arts in Economics from Sewanee in 1984. Mr. Buckley is the son-in-law of Curtis W. Mewbourne and is married to Ruth M. Buckley. He is also the brother-in-law of Dorothy M. Cuenod and Julie M. Greene.

        Michael F. Shepard, age 54, joined Mewbourne Oil Company in 1986 and serves as Secretary and General Counsel of Mewbourne Development Corporation. He has practiced law exclusively in the oil and gas industry since 1979 and formerly was counsel with Parker Drilling Company and its Perry Gas subsidiary for seven years. Mr. Shepard holds the Juris Doctor degree from the University of Tulsa where he received the National Energy Law and Policy Institute award as the outstanding graduate in the Energy Law curriculum. He received the B.A. degree, magna cum laude, from the University of Massachusetts in 1976. Mr. Shepard is a member of the bar in Texas and Oklahoma.

        Dorothy Mewbourne Cuenod, age 41, received a B.A. Degree in Art History from the University of Texas and a Masters of Business Administration Degree from Southern Methodist University. Since 1984 she has served as a Director and Assistant Secretary of both Mewbourne Development Corporation and Mewbourne Oil Company. Ms. Cuenod is the daughter of Curtis W. Mewbourne and is the sister of Ruth M. Buckley and Julie M. Greene. She is also the sister-in-law of J. Roe Buckley.

        Ruth Mewbourne Buckley, age 39, received a Bachelor of Science Degrees in both Engineering and Geology from Vanderbilt University. Since 1987 she has served as a Director and Assistant Secretary of both Mewbourne Development Corporation and Mewbourne Oil Company. Ms. Buckley is the daughter of Curtis W. Mewbourne and is the sister of Dorothy M. Cuenod and Julie M. Greene. She is also the wife of J. Roe Buckley.

        Julie Mewbourne Greene, age 37, received a B.A. in Business Administration from the University of Oklahoma. Since 1988 she has served as a Director and Assistant Secretary of both Mewbourne Development Corporation and Mewbourne Oil Company. Prior to that time she was employed by Rauscher, Pierce, Refsnes, Inc. Ms. Greene is the daughter of Curtis W. Mewbourne and is the sister of Dorothy M. Cuenod and Ruth M. Buckley. She is also the sister-in-law of J. Roe Buckley.

KEY EMPLOYEES

        J. Allen Brinson - Mr. Brinson, age 50, Administrative Land Manager and Assistant Secretary, has been with Mewbourne Oil Company since January, 1979. Previously, he was employed for two years by Gulf Oil Corporation in its Land Department. Mr. Brinson received a Bachelor of Business Administration from Angelo State University in 1973 and a Master of Business Administration from the University of Texas-Permian Basin in 1977.

        B. Alan Clark - Mr. Clark, age 48, Controller and drilling program Administrator, joined Mewbourne Oil Company May, 1979. Prior to joining Mewbourne Oil Company, Mr. Clark was employed by Texas Oil and Gas Corporation as Assistant Supervisor of Joint interest Accounting from 1976 to 1979. Mr. Clark has served in several accounting/financial positions with Mewbourne Oil Company prior to his current position. Mr. Clark received a Bachelor of Business Administration in Accounting from the University of Texas at Arlington.

        W. Ronald Howell - Mr. Howell, age 48, District Manager-Woodward, Oklahoma District, joined Mewbourne Oil Company in July, 1979. Previously, he was employed by AMOCO Production Company in production assignments. Mr. Howell received a Bachelor of Science in Engineering from Texas Tech University in 1975.

        A. Wayne Jones - Mr. Jones, age 45, Manager-Oil and Gas Marketing, joined Mewbourne Oil Company in April, 1984. He was previously employed by Crystal Oil Company as Manager of Natural Gas Sales Administration. Mr. Jones received a Bachelor of Business Administration in 1978 and a Master of Business Administration in Marketing in 1980 from Louisiana Tech University.

        Bryan M. Montgomery - Mr. Montgomery, age 41, Manager-Economics and Evaluation, joined Mewbourne Oil Company upon his graduation from the University of Oklahoma in August, 1984, where he received a Bachelor of Science in Petroleum Engineering. Mr. Montgomery has previously served in operations and reservoir engineering positions.

        Roy L. Hunter - Mr. Hunter, age 53, has been with Mewbourne Oil Company since January 1998 and is District Manager Exploration office-Amarillo, Texas. He graduated from the University of Texas at Austin with a

B.A. in 1972. For the five years prior to joining Mewbourne Oil Company, Mr. Hunter was a Division Land Manager with Maxus Energy Corporation. Mr. Hunter manages the exploration efforts in Anadarko Basin in Texas.

        Norris M. Young - Mr. Young, age 49, District Manager-Hobbs, New Mexico, joined Mewbourne Oil Company in January, 2000. After graduating from Lamar University in 1975, Mr. Young worked for five years for Schlumberger. For the last 19 years he has worked in drilling completions for Harvey E. Yates Company and as a consultant.

        Tony D. Phillips - Mr. Phillips, age 43, District Exploration Manager for Oklahoma City, joined Mewbourne Oil Company in August, 1980 upon his graduation from the University of Oklahoma where he received a Bachelor of Science in Petroleum Land Management. Previously, Mr. Phillips has served as Landman and District Landman. Mr. Phillips manages exploration efforts in the Anadarko Basin in Western Oklahoma.

        Brent R. Thurman - Mr. Thurman, age 41, District Manager-Perryton, Texas District, joined Mewbourne Oil Company in January 1983. Prior to his present assignment, he served in various supervisory positions in production and completions at both Hobbs, New Mexico and Perryton, Texas. Mr. Thurman received a Bachelor of Science in Petroleum Engineering from Texas Tech University in 1982.

        Kenneth S. Waits - Mr. Waits, age 40, Vice President of Exploration, has been with Mewbourne Oil Company since February, 1984. He joined the company following his graduation from the University of Oklahoma where he received a Bachelor of Science in Petroleum Engineering in December, 1983. He currently manages all of Mewbourne Oil Company's exploration efforts. He has also served as Exploration Manager for Western Oklahoma. Previously, he held positions in Operations and in Reservoir/Evaluations.

        Monty L. Whetstone - Mr. Whetstone, age 39, Vice President of Production, joined Mewbourne Oil Company in June, 1985 after graduating from Texas Tech University with a Bachelor of Science in Petroleum Engineering. Mr. Whetstone served as a District Superintendent - Woodard, Oklahoma, Unit Engineer and as the Drilling/Production Engineering Supervisor prior to assuming his present position.

COMPENSATION

        None of the officers or directors of the managing partner or the drilling program manager will receive remuneration directly from the partnerships or the drilling programs, but will continue to be compensated by their present employers. Each partnership and each drilling program will reimburse the managing partner, the drilling program manager, and their affiliates for costs of overhead falling within the definition of administrative costs, including without limitation, salaries of the officers and employees of the managing partner or drilling program manager; provided that no portion of the salaries of the directors or of the executive officer of the managing partner or drilling program manager may be reimbursed as administrative costs.

EXECUTIVE OFFICER

        Mr. Mewbourne directly controls and directs all key policy decisions of the management group of the managing partner and the drilling program manager and is the only executive officer of both the managing partner and the drilling program manager.

        Cash Compensation to Executive Officer. The cash compensation paid by the managing partner and the drilling program manager for services rendered during the year ended December 31, 2000 to Mr. Mewbourne was $124,800. As of the date of this prospectus, members of the respective boards of directors of the managing partner and the drilling program manager do not receive any special compensation for serving as director.

        Executive Officer Compensation Under Plans. Mewbourne Oil Company maintains the Employees' Pension Plan and Trust as a qualified defined benefits plan for all full time employees with five years of service. The Employees' Pension Plan and Trust provides for maximum retirement benefits of 50% of an employee's average monthly base pay, calculated on the highest five consecutive years, for persons with 30 or more years of service. Employees with less than 30 years of service will have their retirement benefits proportionally reduced.

The following table sets forth the Employees' Pension Plan and Trust benefits at various years of service and salary levels.


                                          PENSION TABLE
                                       Years of Service (1)
     ----------------------------------------------------------------------------------
     SALARY            10            15              20             25             30
     -------         ------         ------         ------         ------         ------
     120,000         20,000         30,000         40,000         50,000         60,000
     100,000         16,666         25,000         33,333         41,666         50,000
      75,000         12,500         18,750         25,000         31,250         37,500
      50,000          8,333         12,500         16,666         20,833         25,000


-----------------

(1)     Assumes a Lifetime Only Benefit (benefits cease upon employees death).


Under the Employees' Pension Plan and Trust, Mr. Mewbourne would have a lifetime benefit of $5,200 per month based on his current base salary of $124,800.

        Mewbourne Holdings, Inc. maintains an incentive compensation plan for key personnel, which is funded by overriding royalty interests burdening prospects developed by the drilling program manager. Payments to employees are discretionary and are made net of expenses. Gross payments from the plan to employees were approximately $636,000 for the fiscal year ended June 30, 2000. The interests in the oil and gas leases to be acquired by the drilling program will not be burdened by plan royalties and the partnerships will not bear any costs or expenses attributable to the plan.

        Non-Cash Compensation of Executive Officer. Mr. Mewbourne, as the sole executive officer of the managing partner and the drilling program manager, was provided club memberships for use in performing his assigned duties and from time to time used such memberships for personal purposes. To the extent any club membership was used for non-reimbursed, non-job related purposes, a proportionate part of the cost of providing such use would have constituted remuneration to the user. The managing partner and the drilling program manager are unable without unreasonable effort to determine the extent of such non-reimbursed, non-job related use, but believe that during the year ended December 31, 2000 the amounts of such benefits received by such officer did not exceed 10% of such officer's cash compensation for the year.

CERTAIN TRANSACTIONS

        Participation in Drilling Program Activities. Mr. Mewbourne and/or his affiliates, other than affiliated programs, have historically invested directly in the exploration and development activities of Mewbourne Oil Company during the past 35 years. In addition, he and/or his affiliates, other than affiliated programs, has/have been an investor in the joint ventures and drilling agreements through which, other investors participated in various Mewbourne Oil Company managed programs. Mr. Mewbourne's and his affiliate's, other than affiliated programs, annual participation varied considerably both in level of investment and form, but in general approximated 25% to 50% of the annual expenditures.

        Mr. Mewbourne intends to invest directly and/or indirectly alongside each partnership in the activities of each drilling program; however, we cannot assure that the amount of Mr. Mewbourne's participation will be in accordance with his historical custom. The amount of such investment will be subject to many variables, including the availability of working interests in the oil and gas leases, the amount of capital available to each partnership from subscriptions, the timing of the drilling activities, and other such matters.

                              CONFLICTS OF INTEREST

- The managing partner currently manages and in the future will sponsor - manage other partnerships similar to the partnerships in which interests are being offered.

- The managing partner will decide which prospects each partnership will acquire.

- The drilling program manager will act as the operator for program wells, under the operating agreement, the terms of which have not been negotiated by non-affiliated persons.

- The managing partner and its affiliates will contribute oil and gas leases and sell other property to the drilling program and related partnerships.

- The managing partner is a general partner of numerous other partnerships and owes duties of good faith and fair dealing to such other partnerships.

- The managing partner and its affiliates engage in significant drilling, operating, and producing activities for other partnerships.

- Affiliates of the managing partner are eligible to purchase interests, and subject to limitations, interests purchased by an affiliate will have voting rights under the partnership agreement.


FIDUCIARY RESPONSIBILITY OF THE MANAGING PARTNER

        The contemplated activities of each partnership will involve decisions by the managing partner, on behalf of each partnership, and the drilling program manager, on behalf of the related drilling program, and transactions between the partnership, the related drilling program, the managing partner, or affiliates thereof. Because of the common control of each partnership, each drilling program, the managing partner, the drilling program manager, and other affiliates thereof, any such decisions or transactions will lack the benefits of arm's-length bargaining and will necessarily involve conflicts of interest. The managing partner is accountable to each partnership as a fiduciary and is required to act in good faith in the best interests of each partnership at all times. The managing partner will attempt, in good faith, to resolve all conflicts of interest in a fair and equitable manner with respect to all persons affected by those conflicts of interest. Nevertheless, the actions of the managing partner may not be the most advantageous to a partnership and could fall short of the full exercise of such fiduciary duty. No provision has been made for an independent review of conflicts of interest.

        The partnerships are organized under Delaware law, and under Delaware law the general partner of a partnership owes a fiduciary duty to the partnership and to its partners. Under Delaware law, the managing partner will owe the general and limited partners a duty of good faith, fairness, and loyalty. In this regard, the managing partner is required to supervise and direct the activities of each partnership prudently and with that degree of care, including acting on an informed basis, which an ordinarily prudent person in a like position would use under similar circumstances. Moreover, the managing partner must act at all times in the best interests of each partnership and the general and limited partners. Since the law in this area is rapidly developing and changing, investors who have questions concerning the responsibilities of the managing partner should consult their own counsel.

        Limitations on the Fiduciary Obligations of the Managing Partner and the Managing Partner's Responsibility to Determine the Application of the Limitations. The partnership agreement contains provisions which modify what would otherwise be the applicable Delaware law relating to the fiduciary standards of the managing partner to the general and limited partners. The fiduciary standards in the partnership agreement could be less advantageous to the general and limited partners and more advantageous to the managing partner than the corresponding fiduciary standards otherwise applicable under Delaware law, specifically:

        - a partnership may indemnify and hold harmless the managing partner and its affiliates,

        - the managing partner is required to devote only so much of its time as is necessary to manage the affairs of the partnership,

        - the managing partner and its affiliates may conduct business with a partnership in a capacity other than as a sponsor,

        - the managing partner and any of its affiliates may pursue business opportunities that are consistent with a partnership's investment objectives for their own account, and

        - the managing partner may manage multiple programs simultaneously.

        As summarized above the partnership agreement contains provisions which are intended to limit the liability of the managing partner or any affiliate of the managing partner for any act or omission within the scope of authority conferred upon them under the partnership agreement or drilling program agreement if the managing partner has determined in good faith, as of the time of the conduct or omission, that such conduct or omission was in the best interest of a partnership and that it did not constitute negligence or misconduct. The managing partner would be subject to a conflict of interest in making any such determination. The limitation upon the fiduciary standards in the partnership agreement could be less advantageous to the general and limited partners and more advantageous to the managing partner than the corresponding fiduciary standards otherwise applicable under Delaware law. The purchase of interests may be deemed as consent to the fiduciary standards set forth in the partnership agreement. As a result of these provisions in the partnership agreement, the general and limited partners may find it more difficult to hold the managing partner responsible for acting in the best interests of a partnership and its general and limited partners than if the fiduciary standards of the otherwise applicable Delaware law governed the situation.

        The partnership agreement and drilling program agreement provide for indemnification of the managing partner, the drilling program manager and affiliates of the drilling program manager and their respective officers and directors against claims arising from conduct or omission on behalf of a partnership or a drilling program. Such indemnification will be available if the managing partner determines in good faith, as of the time of the conduct or omission, that the conduct or omission was in the best interest of the related partnership and that it did not constitute negligence or misconduct. The managing partner would be subject to a conflict of interest in making any such determination as to whether the managing partner or its affiliates should be indemnified, and the general and limited partners must rely upon the integrity of the managing partner in making such determination.

        Where the question has arisen, courts have held that an investor partner may institute a legal action called a class action on behalf of himself and all other similarly situated investor partners to recover damages for a breach by a general partner of his fiduciary duty. An investor partner may also institute a legal action called a derivative suit on behalf of the partnership to recover damages from third parties. In addition, investor partners may have the right, subject to procedural and jurisdictional requirements, to bring partnership class actions in federal courts to enforce their rights under the federal securities laws. Further, investor partners who have suffered losses in connection with the purchase or sale of their interests in a partnership may be able to recover such losses from a general partner where the losses result from a violation by the general partner of the antifraud provisions of the federal securities laws. The burden of proving such a breach, and all or a portion of the expense of such lawsuit, would have to be borne by the investor partner bringing such action. In the event of a lawsuit for a breach of its fiduciary duty to a partnership and/or the general and limited partners, the managing partner, depending upon the particular circumstances involved, might be able to avail itself under Delaware law of various defenses to the lawsuit.

        In the performance of its duties as operator under an operating agreement, the program manager is required to act in accordance with a prudent operator standard. In general, under the prudent operator standard, a person is required to act in the same manner as an ordinary prudent operator would act under the same or similar circumstances. The prudent operator standard is significantly less restrictive than the fiduciary duty imposed upon the managing partner. Conduct under the prudent operator standard may not necessarily be the most advantageous to a partnership and under such standard it would be more difficult to hold the program manager responsible for acts or omissions in its capacity as operator than if the fiduciary duty standard were otherwise applicable.

FARMOUTS

        Any farmout or similar agreement pertaining to a partnership's oil and gas leases must comply with the rules, restrictions, and guidelines described in this prospectus and the limitations set forth in the partnership agreement, and will be subject to the following conditions:

        - the managing partner must determine that the farmout or similar agreement is in the best interests of the partnership,

        - the terms of the farmout or similar agreement must be consistent with, and in any case no less favorable to the partnership than, those utilized in the same geographic area for similar arrangements, and

        - if the assignee under the farmout is the managing partner or its affiliate then, the farmout is subject to the same restrictions as applicable to a purchase of undeveloped property from the partnership. See "Proposed Activities -- Transactions with Affiliates -- Purchase of Leases from the Partnership."

        The decision of the managing partner with respect to making a farmout and the terms of a farmout to an affiliate may involve conflicts of interest, as the managing partner or the affiliate may benefit from cost savings and reduction of risk, and in the event of a farmout to an affiliate, the managing partner will represent both the partnership and the affiliate.

        None of a partnership's oil and gas leases will be farmed out unless the managing partner, determines that:

        - the partnership lacks sufficient funds to drill on the oil and gas lease and cannot obtain suitable alternative financing for such drilling,

        - the value of the oil and gas lease has been reduced by events occurring or information disclosed to such managing partner after assignment of the oil and gas lease to the partnership so that drilling would no longer be desirable for the partnership,

        - drilling on the oil and gas lease would result in an excessive concentration of the partnership's funds creating, in the managing partner's opinion, undue risk to the partnership, or

        - the best interests of the partnership would be served by the farmout.

        A partnership will acquire only those oil and gas leases that are reasonably required for the stated purpose of the partnership, and no oil and gas leases will be acquired for the purpose of subsequent sale or farmout, unless the acquisition of the oil and gas leases by that partnership is made after a well has been drilled to a depth sufficient to indicate that the acquisition is believed to be in the best interest of the partnership. The managing partner is not permitted to farmout a property for the primary purpose of avoiding payment of the costs relating to drilling on the property that would otherwise be allocable to the managing partner. See "Proposed Activities -- Farmouts," and "Conflicts of Interest -- Sale of Leases to a Partnership" and "Purchase of Leases from a Partnership."

PURCHASE OF LEASES FROM A PARTNERSHIP

        Neither the managing partner nor its affiliate, including an affiliated program, may purchase or acquire any oil and gas lease from a partnership, directly or indirectly, except in transactions that are fair and reasonable to the partnership and then subject to the following conditions:

        - a sale, transfer or conveyance, including a farmout, of an oil and gas lease not having any proved developed reserves attributable to it from a partnership to the managing partner, or its affiliate, other than an affiliated program, must be made at the higher of the lease acquisition costs or fair market value,

        - a sale, transfer or conveyance of an oil and gas lease (having proved developed reserves attributable to it from the partnership to the managing partner or its affiliate, other than an affiliated program in which the interest of the managing partner or its affiliate is substantially similar to or less than its interest in the partnership, is not permitted except in connection with the liquidation of the partnership and then only at fair market value,

        - except in connection with farmouts or joint ventures made in compliance with the partnership agreement. which is summarized in the final paragraph of the subsection entitled "Sale of Lease to the partnership" below, a transfer of an undeveloped oil and gas lease from the partnership to an affiliated program must be made at fair market value if the oil and gas lease has been held for more than two years; otherwise, if the managing partner deems it to be in the best interest of the partnership, the transfer may be made at the lease acquisition costs, and

        - except in connection with farmouts made in compliance with the restrictions described in the partnership agreement, a transfer of any oil and gas lease from the partnership to an affiliated program, whose investment obligation is to directly acquire, hold, operate and/or dispose of producing oil and gas properties, must be made at fair market value if the oil and gas lease has been held for more than six months or there have been significant expenditures made in connection with the oil and gas lease; otherwise, if the managing partner deems it to be in the best interest of the partnership, the transfer may be made at the lease acquisition costs as adjusted for intervening operations.

A determination of fair market value must be supported by an appraisal from an independent expert. Such opinion and any associated supporting information must be maintained in a drilling program's records for at least six years.

SALE OF LEASES TO A PARTNERSHIP

        The managing partner has discretion in selecting the oil and gas leases to be contributed to a partnership by the managing partner and the location and type of operations that a partnership will conduct on the contributed oil and gas leases. A portion of such oil and gas leases may be part of the managing partner's existing inventory. In determining which oil and gas leases should be contributed to a partnership, if the managing partner or its affiliates has oil and gas leases in its own inventory at the time, the managing partner would be subject to a conflict of interest in selecting properties for the partnership out of its or an affiliate's inventory or from third party sellers.

ADJACENT ACREAGE

        A drilling program may not drill any well for the purpose of proving or disproving the existence of oil or gas on any adjacent acreage held by the managing partner or an affiliate of the managing partner. Nevertheless, such drilling activities may incidentally develop information valuable to the managing partner or affiliates of the managing partner in evaluating their nearby acreage at no cost to them. Mewbourne Oil Company or its affiliates also may retain an ownership interest in an oil and gas lease contributed by the managing partner to a drilling program and the use of drilling program funds to drill a well on such oil and gas lease will reduce the cost and risk to the managing partner or its affiliates of drilling on such oil and gas lease. Accordingly, a conflict of interest will exist between the interest of the partnership and the interest of the managing partner in selecting the location and type of operations which the related drilling program will conduct on drilling program leases where the managing partner or affiliates of the managing partner own oil and gas leases in the vicinity of the drilling program leases or retain an ownership interest in the drilling program leases. In addition, the liability of the managing partner and its affiliates to the partnerships is limited as set forth under "-- Fiduciary Responsibility of the Managing Partner" and such limitations significantly increase the potential conflicts that may arise with regard to the acquisition and operation of adjacent acreage.

OTHER ACTIVITIES

        As summarized in "Risk Factors -- Particular Risks Relating to the Interests -- Limitations on the Fiduciary Obligations of the Managing Partner and the Managing Partner's Responsibility to Determine the Application of the Limitations," the partnership agreement modifies the fiduciary duties owed by the managing partner or its affiliates to a partnership and the general and limited partners by specifically modifying the duties otherwise owed under Delaware law. The partnership agreement specifically permits the managing partner and its affiliates to engage in and possess interests in other business ventures of any and every type and description, independently or with others, including without limitation the acquisition, ownership, exploration, development, operation, and management of oil and gas properties for themselves and other persons, and the organization and management of other partnerships and joint ventures similar to the partnerships; provided, however, except as otherwise set forth in the partnership agreement and as described in "Proposed Activities -- Transactions with Affiliates," the managing partner and its affiliates may pursue business opportunities that are consistent with the partnerships' investment objectives for their own account only after they have determined that such opportunity either cannot be pursued by a partnership because of insufficient funds or because it is not appropriate for a partnership under the existing circumstances. The managing partner and its affiliates currently act as the managing general partner of several other oil and gas drilling partnerships. See "Prior Activities." The business of these partnerships may be considered competitive with the business of the partnerships in areas such as markets for production, use of equipment, and access to the time and financial resources of management, as well as in other areas. In addition, the managing partner or its affiliates may sponsor additional drilling partnerships and other oil and gas partnerships in the future. Therefore, the managing partner will be acting on behalf of each partnership as managing partner, on behalf of existing partnerships, and on behalf of other partnerships and joint ventures which the managing partner or its affiliates may sponsor in the future. As a result of these activities of the managing partner and its affiliates, circumstances may arise where the interest of the managing partner or of its affiliates in such independent ventures will conflict with those of the general and limited partners with respect to the acquisition of prospects, the utilization of available drilling services and similar matters. A conflict of interest may arise, for example, when a partnership, the managing partner and other prior or future oil and gas partnerships in which the managing partner or its affiliate has an interest will have an opportunity to acquire the same oil and gas leases. In these situations, it may be expedient for the managing partner to favor one partnership or venture over another. It is possible that the managing partner or its affiliates will be in the process of acquiring oil and gas leases for inclusion in other drilling partnerships at the same time that they are acquiring oil and gas leases for inclusion in a drilling program.

CONTRACTS WITH MEWBOURNE AND AFFILIATES

        The managing partner and its affiliates do not own any drilling rigs or service companies, and except for the providing of gas compressors from an affiliate of the managing partner and for the operating agreement, the managing partner currently does not anticipate that it will enter into contracts and agreements with either partnership for the rendering of services or the sale and lease of supplies and equipment. However, the partnership agreement specifically permits a partnership and the managing partner to enter into agreements for such purposes and for the lending of money to a partnership. Neither the managing partner nor any affiliate of the managing partner will enter into any agreement with a partnership to provide services, supplies and equipment unless:

        (a) the managing partner or such affiliate is engaged independently of the partnership as an ordinary and ongoing business in the business of rendering such services or selling or leasing such equipment and supplies to a substantial extent to other persons in the oil and gas industry in addition to partnerships or drilling programs in which the managing partner or such affiliate has an interest,

        (b) the compensation, price, or rental is competitive, determined as of the time that the contract is entered into, with the compensation, price, or rental of other persons in the area engaged in the business of rendering comparable services or selling or leasing comparable equipment and supplies which could reasonably be made available to the partnership, and

        (c) if the managing partner or such affiliate is not engaged in a business within the meaning of clause (a) above, then such compensation, price, or rental is the lesser of the cost of such services, equipment, or supplies to the managing partner or such affiliate or the competitive rate which could be obtained in the area. Any loan of money to a partnership by the managing partner or its affiliate may not bear interest in excess of the lesser of the rate the managing partner or such affiliate is required to pay on similar borrowings or the highest lawful rate, or in any event at a rate in excess of the amount which would be charged to the partnership by independent third parties for the same purpose. See "Additional Financing."

        All contracts between a partnership and the managing partner or its affiliate may be terminated upon the vote or written consent of more than 50% of the interest of the general and limited partners without penalty on 60 days' advance written notice. Notwithstanding any provision to the contrary, the managing partner and its affiliates may not profit by drilling in contravention of their fiduciary obligations to the general and limited partners. In addition, no rebates may be received by the managing partner or any affiliate nor may the managing partner or any affiliate participate in any reciprocal business arrangements.

MEWBOURNE OIL COMPANY AS OPERATOR

        Under the terms of each drilling program agreement, the drilling program manager has agreed to serve as operator of program wells. Each drilling program agreement specifically provides that any operating agreement pertaining to the drilling program manager's acting as an operator of program wells will be subject to the limitations set forth in the related partnership agreement with respect to contracts for the rendering of services and the sale and lease of supplies and equipment, which limitations are described in the preceding paragraph. In the event that non-affiliated parties do not participate, or have a small interest, in a drilling program's prospects there will be no independent oversight with respect to the competitiveness of the operating agreements entered into with the drilling program manager. See "Proposed Activities -- Operations" and "Compensation and Reimbursement -- Compensation as Operator."

OWNERSHIP OF INTERESTS BY THE MANAGING PARTNER OR ANY AFFILIATES

        The managing partner and its affiliates are eligible to subscribe for interests, provided that any interests so purchased must be purchased for investment purposes only and not for the purpose of resale or any further public distribution. It is the managing partner's current intention that the managing partner and/or an affiliate of the managing partner will subscribe for such number of interests as may be necessary for each partnership in which interests are being offered to receive the minimum subscription amount of 1,000 interests ($1,000,000). The number of interests in a partnership that may be purchased by the managing partner and/or its affiliates is not subject to any specific maximum limitations but instead depends upon the number of subscriptions for interests received and accepted from non-affiliates. However, although there are no limitations upon the number of interests that may be purchased by an affiliate, the managing partner does not intend to purchase any interests in a partnership if the partnership has already received the minimum subscription amount and the managing partner does not intend to purchase any more interests in a partnership than necessary to ensure that such partnership receives the minimum subscription amount. Any interests purchased by the managing partner or its affiliates will have voting rights under the partnership agreement, provided that during the time period that Mewbourne Development Corporation or its affiliate is serving as the managing partner of a partnership any interests owned by the managing partner or its affiliates which in the aggregate represent more than 20% of the total interests held by investor general and limited partners in that partnership shall not have any voting rights under the partnership agreement and shall not be counted for voting purposes. In addition, during the time period that Mewbourne Development Corporation or its affiliate is serving as the managing partner of a partnership, none of the interests owned by the managing partner or its affiliates shall be counted for voting purposes or for purposes of determining a quorum or have any voting rights under the partnership agreement concerning the removal of the managing partner or any transaction between that partnership and the managing partner or its affiliates. Notwithstanding the voting limitation imposed upon interests owned by the managing partner or its affiliates, to the extent that interests in a partnership are acquired by the managing partner or its affiliates, such ownership interests has the effect of diluting the voting power of the other general and limited partners in that partnership. The exercise of the voting rights of any interests owned by the managing partner or its affiliates could give rise to a conflict of interest between the managing partner and the investor general and limited partners.

                                PRIOR ACTIVITIES

PRIOR PARTNERSHIPS

        The managing partner has historically originated and managed drilling and development activities through which a limited number of qualified participants, including other oil and gas companies, acquired individual working interests in leases by means of joint ventures and drilling agreements. The structure of such transactions, including the manner in which costs and revenues are shared varied considerably and in each case are substantially different from those of an investor partner investing in a partnership.

        During the period 1977-1980, affiliates of the general partner sponsored a series of five private limited partnerships. The general partner has also sponsored twelve public partnerships, Mewbourne Development Partners

93-A, L.P., Mewbourne Development Partners 93-B, L.P., Mewbourne Development Partners 94-A, L.P., Mewbourne Development Partners 94-B, L.P., Mewbourne Development partners 94-C, L.P., Mewbourne Energy Partners 95-A, L.P., Mewbourne Energy Partners 95-B, L.P., Mewbourne Energy Partners 96-A, L.P., Mewbourne Energy Partners 97-A, L.P., Mewbourne Energy Partners 98-A, L.P., Mewbourne Energy Partners 99-A, L.P., Mewbourne Energy Partners 00-A, L.P. and two private partnerships, Mewbourne Development Partners 1992 GP and Mewbourne Energy Partners 1994 Private L.P. Except for the above described partnerships, neither the general partner nor any of its affiliates have sponsored any private or public partnerships within the past ten years. The financial disclosure provided below is presented on a tax basis of accounting.

        FOR PURPOSES OF MAKING AN INVESTMENT DECISION, THE STRUCTURE AND ACTIVITIES OF THE FIVE PRIVATE LIMITED PARTNERSHIPS SPONSORED DURING THE YEARS 1977 THROUGH 1980 ARE NOT COMPARABLE TO THE PARTNERSHIPS. IN PARTICULAR, THE FIVE PRIVATE LIMITED PARTNERSHIPS WERE STRUCTURED TO INCLUDE ONE OR MORE OF THE FOLLOWING ATTRIBUTES:

        - ADDITIONAL ASSESSMENTS WERE REQUIRED FROM THE INVESTORS AS CONTRASTED TO THE CURRENT OFFERING WHICH DOES NOT ALLOW FOR ANY ADDITIONAL ASSESSMENTS,

        - SIGNIFICANT INDEBTEDNESS WAS INCURRED AS CONTRASTED TO THE CURRENT OFFERING WHICH CONTEMPLATES ONLY LIMITED BORROWINGS AND IN LIMITED CIRCUMSTANCES,

        - EXCESS INCOME WAS REINVESTED IN ADDITIONAL DRILLING ACTIVITIES AS CONTRASTED TO THE PROPOSED OFFERING WHICH DOES NOT CONTEMPLATE SIGNIFICANT REINVESTMENT OF EXCESS INCOME,

        - ACTIVITIES WERE ENGAGED IN THAT ARE NOT COMPARABLE TO THE ACTIVITIES PROPOSED TO BE ENGAGED IN BY THE CURRENT OFFERING, INCLUDING DRILLING EXPLORATORY WELLS, AS CONTRASTED TO THE CURRENT OFFERING WHICH CONTEMPLATES THE DRILLING OF PRIMARILY DEVELOPMENT WELLS, AND/OR

        - THE SHARING OF PARTNERSHIP'S REVENUES AND COSTS BETWEEN THE MANAGING PARTNER AND THE INVESTORS WAS MADE IN A SIGNIFICANTLY DIFFERENT METHOD AS CONTRASTED TO THE CURRENT OFFERING.

DUE TO THESE SIGNIFICANT DIFFERENCES, THE DISCLOSURE REGARDING THE PRIOR ACTIVITIES OF THE FIVE PRIVATE LIMITED PARTNERSHIPS MAY NOT BE RELEVANT TO A PROSPECTIVE SUBSCRIBER MAKING AN INVESTMENT DECISION WITH RESPECT TO A PARTNERSHIP AND ARE NOT INDICATIVE OF THE RESULTS THAT MAY BE ACHIEVED BY EITHER PARTNERSHIP.

        The following table is to indicate the total amount of administrative costs incurred, as of December 31, 2000, by partnerships sponsored by the managing partner or its affiliates, and the percentage of subscriptions raised in each partnership as compared to other costs incurred by each partnership.


                                                                Other Costs(1)                 Administrative Costs
                                                         ------------------------------   -------------------------------
                                                                          Percentage of                     Percentage of
              Partnership(3)                               Amount         Subscriptions     Amount          Subscriptions
----------------------------------------------------     -----------      -------------   -----------       -------------
Mewbourne Oil, Ltd. 1977(4) ........................     $ 3,386,123          100.75%     $   783,973           23.33%
Mewbourne Oil, Ltd. 1978 ...........................      12,226,298          276.24%       2,528,094           57.12%
Mewbourne Oil, Ltd. 1978B(5) .......................       7,901,956          196.02%       1,322,538           32.81%
Mewbourne Oil, Ltd. 1979(4) ........................       7,005,778          162.89%       1,267,283           29.46%
Mewbourne Oil, Ltd. 1980(4) ........................       2,783,153          135.73%         398,584           19.44%
Mewbourne Development Partners 92 GP ...............       1,194,355          102.03%          40,669            3.47%
Mewbourne Development Partners 93-A LP. ............       1,344,338           96.38%          40,259            2.89%
Mewbourne Development Partners 93-B LP. ............       1,361,967          103.89%          47,933            3.66%
Mewbourne Development Partners 94-A LP. ............       1,287,017          106.80%          45,411            3.77%
Mewbourne Development Partners 94-B LP. ............       1,108,293          108.73%          54,800            5.38%
Mewbourne Development Partners 94-C LP. ............       1,115,188          107.28%          55,019            5.29%
Mewbourne Energy Partners 1994 Private LP. .........       1,561,824          105.18%             991             .07%
Mewbourne Energy Partners 95-A, L.P. ...............       1,661,192          101.58%          95,144            5.82%
Mewbourne Energy Partners 95-B, L.P. ...............       2,042,824          100.57%          34,073            1.68%
Mewbourne Energy Partners 96-A, L.P. ...............       4,061,781          103.85%         110,598            2.83%
Mewbourne Energy Partners 97-A, L.P. ...............       3,580,784          112.86%         109,446            3.45%
Mewbourne Energy Partners 98-A, L.P. ...............       3,712,384           99.39%          73,398            1.96%
Mewbourne Energy Partners 99-A, L.P. ...............       5,640,518           98.49%          72,053            1.26%
Mewbourne Energy Partners 00-A, L.P. ...............       7,508,053           75.08%               0             .00%(2)

------------

(1)     Includes lease acquisition costs, and all direct costs.

(2)     Represents less than .01%.

(3)     Unless otherwise noted, all partnerships are currently operating.

(4)     This partnership was terminated November 30, 1994.

(5)     This partnership was terminated September 1, 1996.

PAST COMPENSATION

        In connection with a series of five private limited partnerships sponsored by an affiliate of the managing partner during 1977-1980 and two private limited partnerships and a series of eleven public limited partnerships sponsored by the managing partner since December 1992, such partnerships have made the following payments to the managing partner and its affiliates.

              PAYMENTS MADE TO THE MANAGING PARTNER AND AFFILIATES
                                December 31, 2000


                                                     Nonrecurring
                                                     Management and                                              Administrative
                                                      Organization       Lease                      Operating        Cost
                  Partnership                              Fee       Acquisition(1)   Equipment        Fees       Reimbursement
--------------------------------------------------   --------------  --------------- ----------     ----------   --------------
Mewbourne Oil, Ltd. 1977(2) ......................     $   35,000     $  300,689     $  795,925     $1,226,840     $  753,129
Mewbourne Oil, Ltd. 1978A(4) .....................         54,450        639,122      2,242,378      4,419,093      2,017,279
Mewbourne Oil, Ltd. 1978B(3) .....................         47,216        332,025      1,584,709      2,608,629      1,250,786
Mewbourne Oil, Ltd. 1979(2) ......................         52,230        490,024      1,357,496      2,169,170      1,194,485
Mewbourne Oil, Ltd. 1980(2) ......................         26,628        301,720        472,053        307,664        491,564
Mewbourne Development Partners 92 GP(4) ..........         63,162        267,012        205,928        156,696         40,669
Mewbourne Development Partners 93-A, L.P.(4) .....         61,568        107,750        280,753        320,735         40,259
Mewbourne Development Partners 93-B, L.P.(4) .....         57,870        170,951        266,386        257,142         47,933
Mewbourne Development Partners 94-A, L.P.(4) .....         53,193        227,600        221,317        175,277         45,411
Mewbourne Development Partners 94-B, L.P.(4) .....         44,996         86,383        217,386        192,087         54,800
Mewbourne Development Partners 94-C, L.P.(4) .....         45,887         95,860        217,706        189,807         55,019
Mewbourne Energy Partners 1994 Private L.P.(4) ...              0        226,305        187,265        207,419            991
Mewbourne Energy Partners 95-A, L.P.(4) ..........         91,763        375,951        287,090        242,631         95,144
Mewbourne Energy Partners 95-B, L.P.(4) ..........         19,909        519,702        221,724        214,651         34,073
Mewbourne Energy Partners 96-A, L.P.(4) ..........        164,872        948,388        717,915        498,812        110,598
Mewbourne Energy Partners 97-A, L.P.(4) ..........         99,521        759,487        594,187        335,146        109,446
Mewbourne Energy Partners 98-A, L.P.(4) ..........         76,882        878,362        580,612        314,336         73,398
Mewbourne Energy Partners 99-A, L.P.(4) ..........              0         14,434      1,262,124        566,356         72,053
Mewbourne Energy Partners 00-A, L.P.(4) ..........              0              0        597,578         77,393              0


-----------------------

(1) Interests in oil and gas properties were acquired at cost from Mewbourne Oil Company.

(2)     This partnership was terminated on November 30, 1994.

(3)     This partnership was terminated on September 1, 1996.

(4)     This partnership is currently operating.

        The following table is presented to indicate certain sale distribution characteristics concerning partnerships sponsored by the managing partner or its affiliates.

              PRIOR PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

                           EXPERIENCE IN RAISING FUNDS


                                                                 Date of First                             Maximum     Contributions
                                                                   Revenue       Number of                   Unit          From
               Partnership                         Funding Date  Distribution    Units Sold  Price Per  Offering Size  Investors(4)
----------------------------------------------     ------------  --------------  ----------  ---------  -------------  ------------
Mewbourne Oil, Ltd. 1977(1) .....................    8/25/77     6/27/78(2)(3)     193.0     $10,000     $ 3,000,000   $ 2,891,000
Mewbourne Oil, Ltd. 1978A(8) ....................     5/4/78     2/24/84(2)(3)     288.0      10,000       4,000,000     3,456,000
Mewbourne Oil, Ltd. 1978B(7) ....................    12/6/78    12/31/80(2)(3)     286.5      10,000       4,000,000     3,581,250
Mewbourne Oil, Ltd. 1979(1) .....................    7/10/79     12/8/80(2)(3)     312.5      10,000       4,000,000     3,906,250
Mewbourne Oil, Ltd. 1980(5)(1) ..................    5/22/80          --(2)(3)     147.0      10,000       4,000,000     1,837,500
Mewbourne Development Partners 92 GP(8) .........   12/31/92     5/18/93(3)       1,16.0      10,000       5,000,000     1,160,000
Mewbourne Development Partners 93-A, L.P.(8) ....   10/11/93     2/21/94         1,382.0       1,000(6)   10,000,000     1,382,000
Mewbourne Development Partners 93-B, L.P.(8) ....   12/31/93     4/25/94         1,299.0       1,000(6)   10,000,000     1,299,000
Mewbourne Development Partners 94-A, L.P.(8) ....    6/30/94    10/24/94         1,194.0       1,000(6)   10,000,000     1,194,000
Mewbourne Development Partners 94-B, L.P.(8) ....    11/4/94     3/21/95         1,100.0       1,000(6)   10,000,000     1,010,000
Mewbourne Development Partners 94-C, L.P.(8) ....   12/30/94     4/28/95         1,030.0       1,000(6)   10,000,000     1,030,000
Mewbourne Energy Partners 1994 Private L.P.(8) ..   12/30/94     4/28/95            73.5      20,000      10,000,000     1,470,000
Mewbourne Energy Partners 95-A, L.P.(8) .........   10/11/95     2/19/96         1,619.0       1,000(6)   10,000,000     1,619,000
Mewbourne Energy Partners 95-B, L.P.(8) .........   12/29/95     5/20/96         2,011.0       1,000(6)   10,000,000     2,011,000
Mewbourne Energy Partners 96-A, L.P.(8) .........    11/7/96     3/20/97         3,872.0       1,000(6)   10,000,000     3,872,000
Mewbourne Energy Partners 97-A, L.P.(8) .........    11/9/97     3/20/98         3,141.0       1,000(6)   10,000,000     3,141,000
Mewbourne Energy Partners 98-A, L.P.(8) .........   11/20/98     3/25/99         3,698.0       1,000(6)   10,000,000     3,698,000
Mewbourne Energy Partners 99-A, L.P.(8) .........   11/22/99     3/27/00         5,727.0       1,000(6)   10,000,000     5,727,000
Mewbourne Energy Partners 00-A, L.P.(8) .........   10/31/00         N/A        10,000.0       1,000(6)   10,000,000    10,000,000

-----------------------

(1)     This partnership was terminated on November 30, 1994.

(2) Cash Distributions reflect the policy to retain initial revenues to reinvest in additional wells. Retention of revenues delayed the commencement of distributions to the participants.

(3) The 1977 partnership retained $553,549 of distributable operating cash flow to reinvest in additional drilling. The 1978A, 1978B, 1979 and 1980 partnerships retained $1,836,329, $3,580,177, $2,326,134 and $223,343 of distributable operating cash flow to reinvest in additional drilling, respectively, and $5,391,821, $30,072, $125,133 and $732,939 of
        distributable operating cash flow was used to repay borrowings of the partnership, respectively. The 92 GP, 93-A, 93-B, 94-A, 94-B, 94-C MEP 94-Private and 97-A partnerships retained $64,165, $24,614, $76,838, $82,864, $124,975, $111,208, $25,852, and $303,818 respectively of distributable operating cash flow to complete drilling operations.

(4) Includes initial subscriptions plus additional assessments, if any, under the provisions of each offering. Also includes contributions by the managing partner and its affiliates in each of public programs previously sponsored by the managing partner. Such contributions were in the amounts of $480,000, $400,000, $366,000, $437,500 and $660,000 in
        each of Mewbourne Development partners 93-A, L.P., Mewbourne Development partners 93-B, L.P., Mewbourne Development partners 94-A, L.P., Mewbourne Development partners 94-B, L.P., Mewbourne Development partners 94-C, L.P., respectively.

(5) The activities of this partnership consisted solely of exploratory drilling.

(6)     Each partnership required a minimum investment of five units or $5,000.

(7)     This partnership was terminated September 1, 1996.

(8)     This partnership is currently operating.

PREVIOUS DRILLING ACTIVITIES

        The following table reflects the previous drilling activity of partnerships sponsored by the managing partner or its affiliates.


              PRIOR PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

                                DRILLING RESULTS
                       Inception Through December 31, 2000


                                                                       Gross(1)                           Net(2)
                                                               --------------------       ------------------------------------
                                                                                                                       Percent
                 Partnership                                   Completed        Dry       Completed         Dry      Completed
                 -----------                                   ---------        ---       ---------        -----     ---------
Mewbourne Oil Ltd., 1977-A(3) ..........................            15             4          8.00          2.33          77%
Mewbourne Oil Ltd., 1978A(7) ...........................            35            11         20.68          6.58          76%
Mewbourne Oil Ltd., 1978B (6) ..........................            31             8         15.66          4.10          79%
Mewbourne Oil Ltd., 1979(3) ............................            27            12         13.60          5.62          71%
Mewbourne Oil Ltd., 1980(3)(4) .........................            34            11          3.31          0.96          78%
                                                                 -----         -----         -----         -----         ---
      Total ............................................           142            46         61.25         19.59          76%
                                                                 =====         =====         =====         =====         ===

Mewbourne Development Partners 92 GP(7) ................             6             4          0.73          0.56          56%
Mewbourne Development Partners 93-A, L.P.(7) ...........             9             0          2.57             0         100%
Mewbourne Development Partners 93-B, L.P.(7) ...........            14             0          2.09             0         100%
Mewbourne Development Partners 94-A, L.P.(7) ...........             8             1          1.19          0.14          89%
Mewbourne Development Partners 94-B, L.P.(7) ...........             5             0          1.28             0         100%
Mewbourne Development Partners 94-C, L.P.(7) ...........             4             0          1.30             0         100%
Mewbourne Energy Partners 1994 Private L.P.(7) .........             5             1          3.03          0.33          90%
Mewbourne Energy Partners 95-A, L.P.(7) ................             7             0          2.91             0         100%
Mewbourne Energy Partners 95-B, L.P.(7) ................             6             3          2.03           .74          73%
Mewbourne Energy Partners 96-A, L.P.(7) ................            14             3          4.75           .73          87%
Mewbourne Energy Partners 97-A, L.P.(7) ................            15             4          2.91           .70          81%
Mewbourne Energy Partners 98-A, L.P.(7) ................            19             3          3.76           .60          86%
Mewbourne Energy Partners 99-A, L.P.(7) ................            20             5          4.37           .48          90%
                                                                                             -----         -----         ---
Mewbourne Energy Partners 00-A, L.P.(5)(7) .............             5             2
                                                                 -----         -----
      Total ............................................           134            29         32.92          4.28          88%
                                                                 =====         =====         =====         =====         ===

------------------------

(1) Gross wells include all wells in which investors owned a working interest.

(2) Net wells is the total percentage of working interest owned by the partnership in the wells.

(3)     This partnership was terminated on November 30, 1994.

(4) The activities of this partnership consisted solely of exploratory drilling.

(5) As of December 31, 2000, this partnership was engaged in drilling and completion activities.

(6)     This partnership was terminated September 1, 1996.

(7)     This partnership is currently operating.

PAYOUT AND NET CASH TABLES

        The following tables provide information concerning the operating results of partnerships sponsored by the managing partner or its affiliates.


              PRIOR PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

                             INVESTORS' PAYOUT TABLE
                                December 31, 2000


                                                                                       Total              Revenues
                                                                                    Expenditures           Before
                                                                                     Including            Deducting
                                                               Investors' Funds      Operating            Operating
Partnership                                                      Invested(1)          Costs(2)             Costs(3)
--------------------------------------------------------       ----------------     -------------        -----------
Mewbourne Oil, Ltd. 1977(4)(5) .........................         $ 2,643,700         $ 6,269,489         $ 6,527,236
Mewbourne Oil, Ltd. 1978A(4)(9) ........................           3,121,150          20,381,452          23,575,395
Mewbourne Oil, Ltd. 1978B(4)(8) ........................           3,247,534          12,719,565          13,452,048
Mewbourne Oil, Ltd. 1979(4)(5) .........................           3,541,520          11,371,906          17,853,374
Mewbourne Oil, Ltd. 1980(4)(5)(6) ......................           1,637,969           3,464,815           1,555,414
Mewbourne Development Partners 92 GP(9) ................           1,049,800           1,645,961           1,128,181
Mewbourne Development Partners 93-A, L.P.(9) ...........           1,250,848           1,929,044           1,145,453
Mewbourne Development Partners 93-B, L.P.(9) ...........           1,175,725           1,977,946           1,347,521
Mewbourne Development Partners 94-A, L.P.(9) ...........           1,080,690           1,852,636           1,314,527
Mewbourne Development Partners 94-B, L.P.(9) ...........             914,151           1,781,091           1,548,355
Mewbourne Development Partners 94-C, L.P.(9) ...........             932,253           1,743,440           1,529,198
Mewbourne Energy Partners 1994 Private L.P.(9) .........           1,470,000           1,828,822           1,038,705
Mewbourne Energy Partners 95-A, L.P.(9) ................           1,619,000           2,475,979           2,682,778
Mewbourne Energy Partners 95-B, L.P.(9) ................           2,011,000           2,626,743             970,735
Mewbourne Energy Partners 96-A, L.P.(9) ................           3,872,000           5,504,761           3,257,961
Mewbourne Energy Partners 97-A, L.P.(9) ................           3,141,000           4,657,621           3,285,152
Mewbourne Energy Partners 98-A, L.P.(9) ................           3,698,000           4,561,863           2,242,096
Mewbourne Energy Partners 99-A, L.P.(9) ................           5,727,000           6,117,382           2,361,411
Mewbourne Energy Partners 00-A, L.P.(7)(9) .............          10,000,000           7,508,982                   0

-------------------

(1) Total subscriptions less organization, promotion, and, if applicable, management fees.

(2) Includes total of all subscriptions, organization, promotion, and management fees, drilling and completion costs, and operating costs. Assumes all investors paid cash for their interests.

(3) Represents all oil and gas revenues credited to the investors net of royalties and other burdens. Does not include interest or other income.

(4) The sharing of the partnership revenues and costs between the managing partner and the investors was significantly different than the sharing of the revenues and costs between the managing partner and the general and limited partners in the partnership.

(5)     This partnership was terminated on November 30, 1994.

(6) The activities of this partnership consisted solely of exploratory drilling.

(7) As of December 31, 2000, this partnership was engaged in drilling and completion activities.

(8)     This partnership was terminated on September 1, 1996.

(9)     This partnership is currently operating.

              PRIOR PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

                            INVESTORS' NET CASH TABLE
                                December 31, 2000


                                                                            Total
                                                                         Expenditures    Total Revenues
                                                          Investors'         Net of      After Deducting
                                                            Funds          Operating        Operating            Cash
Partnership                                               Invested(1)       Costs(2)         Costs(3)      Distributions(4)
----------------------------------------------------     ------------    -------------   ---------------    ----------------
Mewbourne Oil, Ltd. 1977(5)(6) .....................      $ 2,643,700      $ 3,716,418      $ 3,974,165      $ 3,223,641(7)
Mewbourne Oil, Ltd. 1978A(5)(11) ...................        3,121,150       11,857,691       14,693,858        7,326,320(7)
Mewbourne Oil, Ltd. 1978B(5)(10) ...................        3,247,534        7,687,559        8,420,042        4,861,930(7)
Mewbourne Oil, Ltd. 1979(5)(6) .....................        3,541,520        7,172,702       13,654,170       11,874,362(7)
Mewbourne Oil, Ltd. 1980(5)(6)(8) ..................        1,637,969        2,895,049          985,648                0(7)
Mewbourne Development Partners 92 GP(11) ...........        1,049,800        1,396,036          872,256          659,835(7)
Mewbourne Development Partners 93-A, L.P.(11) ......        1,250,848        1,549,788          766,197          618,750(7)
Mewbourne Development Partners 93-B, L.P.(11) ......        1,175,715        1,564,086          933,661          701,444(7)
Mewbourne Development Partners 94-A, L.P.(11) ......        1,080,690        1,473,787          935,678          710,120(7)
Mewbourne Development Partners 94-B, L.P.(11) ......          914,151        1,282,308        1,049,572          810,577(7)
Mewbourne Development Partners 94-C, L.P.(11) ......          932,253        1,291,941        1,077,699          859,830(7)
Mewbourne Energy Partners 1994 Private L.P.(11) ....        1,470,000        1,547,187          760,070          699,977(7)
Mewbourne Energy Partners 95-A, L.P.(11) ...........        1,619,000        1,979,194        2,185,993        1,809,659(7)
Mewbourne Energy Partners 95-B, L.P.(11) ...........        2,011,000        2,245,263          589,275          476,190
Mewbourne Energy Partners 96-A, L.P.(11) ...........        3,872,000        4,663,513        2,416,713        1,774,259
Mewbourne Energy Partners 97-A, L.P.(11) ...........        3,141,000        4,051,381        2,678,912        1,942,088
Mewbourne Energy Partners 98-A, L.P.(11) ...........        3,698,000        4,171,614        1,851,847        1,595,880
Mewbourne Energy Partners 99-A, L.P.(11) ...........        5,727,000        5,712,571        1,956,600        1,835,000
Mewbourne Energy Partners 00-A, L.P.(9)(11) ........       10,000,000        7,508,053            <929>                0

(1)     Total subscriptions less organization, promotion, and management fees.

(2) Includes total of all subscription, organization, promotion, and management fees, and drilling and completion costs.

(3) Represents all oil and gas revenues credited to the investors net of royalties, other burdens and operating costs. Does not include interest or other income.

(4)     Net cash distributed to investors.

(5) The sharing of the partnership revenues and costs between the managing partner and the investors was significantly different than the sharing of the revenues and costs between the managing partner and the general and limited partners in the partnership.

(6)     This partnership was terminated on November 30, 1994.

(7) The 1977 partnership retained $553,549 of distributable operating cash flow to reinvest in additional drilling. The 1978A, 1978B, 1979 and 1980 partnerships retained $1,836,329, $3,580,177, $2,326,134 and $223,343 of distributable operating cash flow to reinvest in additional drilling, respectively, and $5,391,821, $30,072, $125,133 and $732,939 of
        distributable operating cash flow was used to repay borrowings of the partnership, respectively. The 92 GP, 93-A, 93-B, 94-A, 94-B, 94-C and MEP 94-Private partnerships retained $64,165, $24,614, $76,838, $82,864,
        $124,975, $111,208, $25,852, respectively of distributable operating cash flow to complete drilling operations.

(8) The activities of this partnership consisted solely of exploratory drilling.

(9) As of December 31, 2000, this partnership was engaged in drilling and completion activities.

(10)    This partnership was terminated on September 1, 1996.

(11)    This partnership is currently operating.

              PRIOR PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

                         MANAGING PARTNER'S PAYOUT TABLE
                                December 31, 2000



                                                                     Total
                                                                  Expenditures
                                                                Including Revenues      Before Deducting
Partnership                                                     Operating Costs(1)      Operating Costs(2)
--------------------------------------------------------        ------------------      ------------------
Mewbourne Oil, Ltd. 1977(3)(4) .........................            $1,658,587              $2,293,090
Mewbourne Oil, Ltd. 1978A(3)(8) ........................             6,220,265               8,107,478
Mewbourne Oil, Ltd. 1978B(3)(7) ........................             3,732,499               4,975,412
Mewbourne Oil, Ltd. 1979(3)(4) .........................             3,024,062               6,603,302
Mewbourne Oil, Ltd. 1980(3)(4)(5) ......................               704,328                 575,287
Mewbourne Development Partners 92 GP(8) ................               212,239                 280,545
Mewbourne Development Partners 93-A, L.P.(8) ...........               272,545                 286,363
Mewbourne Development Partners 93-B, L.P.(8) ...........               285,083                 336,880
Mewbourne Development Partners 94-A, L.P.(8) ...........               265,564                 328,632
Mewbourne Development Partners 94-B, L.P.(8) ...........               276,231                 387,089
Mewbourne Development Partners 94-C, L.P.(8) ...........               265,301                 382,299
Mewbourne Energy Partners 1994 Private L.P.(8) .........               129,392                  10,492
Mewbourne Energy Partners 95-A, L.P.(8) ................               158,570                 400,875
Mewbourne Energy Partners 95-B, L.P.(8) ................               131,109                 145,056
Mewbourne Energy Partners 96-A, L.P.(8) ................               299,819                 486,822
Mewbourne Energy Partners 97-A, L.P.(8) ................               238,173                 490,844
Mewbourne Energy Partners 98-A, L.P.(8) ................               203,831                 335,025
Mewbourne Energy Partners 99-A, L.P.(8) ................             2,724,782               1,574,274
Mewbourne Energy Partners 00, L.P.(6)(8) ...............             1,883,965                       0

---------------

(1)     Includes managing partner's share of drilling and completion costs.

(2) Represents all oil and gas revenues credited to the managing partner net of royalties and other burdens. Does not include interest or other income.

(3) The sharing of the partnership revenues and costs between the managing partner and the investors was significantly different than the sharing of the revenues and costs between the managing partner and the general and limited partners in the partnership.

(4)     This partnership was terminated on November 30, 1994.

(5) The activities of this partnership consisted solely of exploratory drilling.

(6) As of December 31, 2000, this partnership was engaged in drilling and completion activities.

(7)     This partnership was terminated on September 1, 1996.

(8)     This partnership is currently operating.

              PRIOR PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

                        MANAGING PARTNER'S NET CASH TABLE
                                December 31 2000


                                                                                       Total
                                                                 Total              Revenues After
                                                            Expenditures Net          Deducting
                                                             of Operating             Operating                 Cash
Partnership                                                     Costs(1)               Costs(2)           Distributions(3)
--------------------------------------------------          ----------------        --------------        ----------------
Mewbourne Oil, Ltd. 1977(4)(5) ...................            $   762,173            $ 1,396,676            $ 1,137,362
Mewbourne Oil, Ltd. 1978A(4)(9) ..................              3,232,101              5,119,314              3,212,544
Mewbourne Oil, Ltd. 1978B(4)(8) ..................              1,871,615              3,114,528              1,890,870
Mewbourne Oil, Ltd. 1979(4)(5) ...................              1,470,929              5,050,169              4,499,400
Mewbourne Oil, Ltd. 1980(4)(5)(6) ................                493,595                364,554                      0
Mewbourne Development Partners 92 GP(9) ..........                149,757                218,063                164,959
Mewbourne Development Partners 93-A, L.P.(9) .....                177,732                191,550                154,687
Mewbourne Development Partners 93-B, L.P.(9) .....                181,618                233,415                175,361
Mewbourne Development Partners 94-A, L.P.(9) .....                170,853                233,921                177,530
Mewbourne Development Partners 94-B, L.P.(9) .....                151,535                262,393                202,645
Mewbourne Development Partners 94-C, L.P.(9) .....                152,447                269,425                214,957
Mewbourne Energy Partners 1994 Private L.P.(9) ...                126,577                  7,677                  7,070
Mewbourne Energy Partners 95-A, L.P.(9) ..........                 84,337                326,642                270,408
Mewbourne Energy Partners 95-B, L.P.(9) ..........                 74,107                 88,054                 71,155
Mewbourne Energy Partners 96-A, L.P.(9) ..........                174,116                361,119                265,119
Mewbourne Energy Partners 97-A, L.P.(9) ..........                147,585                400,296                290,197
Mewbourne Energy Partners 98-A, L.P.(9) ..........                145,517                276,711                238,465
Mewbourne Energy Partners 99-A, L.P.(9) ..........              2,454,908              1,304,400              1,223,333
Mewbourne Energy Partners 00-A, L.P.(7)(9) .......              1,883,612                  <353>                      0


-----------------

(1) Includes managing partner's share of drilling and completion costs, exclusive of operating costs.

(2) Represents all oil and gas revenues credited to the managing partner net of royalties, other burdens and operating costs. Does not include interest or other income.

(3)     Net cash distributed to managing partner. May include return of capital.

(4) The sharing of the partnership revenues and costs between the managing partner and the investors was significantly different than the sharing of the revenues and costs between the managing partner and the general and limited partners in the partnership.

(5)     This partnership was terminated on November 30, 1994.

(6) The activities of this partnership consisted solely of exploratory drilling.

(7) As of December 31, 2000, this partnership was engaged in drilling and completion activities.

(8)     This partnership was terminated on September 1, 1996.

(9)     This partnership is currently operating.

TAX DEDUCTIONS AND TAX CREDITS

        The following two tables reflect the investors' share of the following described partnerships' available tax deductions that were reported in the partnerships' tax returns and such share of tax deductions as a percentage of their subscriptions. The following percentages do not reflect the effect of the revenues from the partnership's operations and are subject to audit adjustments by the IRS. The following tables are based on past experience and should not be considered as necessarily indicative of the results that may be expected from an investment in a partnership. It is suggested that prospective subscribers consult with their tax advisors concerning the tax benefits available to them taking into account their individual tax circumstances. The tax benefits available to each investor may vary materially depending upon their individual tax circumstances.

              PRIOR PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

                      CUMULATIVE TAX BENEFITS TO INVESTORS
                             PER $10,000 INVESTMENT
                                December 31, 2000


                                                                                                                  Cumulative
                                                                                                                  Tax Benefits
                                                                                Aggregate                           Through
                                                               First Year Tax   Deductions      First Year Tax    December 31,
Partnership                                                    Deductions (1)   Thereafter (1)    Benefits (2)      1999 (2)
--------------------------------------------------------       --------------   --------------  --------------    ------------
Mewbourne Oil, Ltd. 1977(3) ............................          $ 2,902          $ 3,326          $ 2,031          $ 4,336
Mewbourne Oil, Ltd. 1978A(7) ...........................            5,709           14,402            3,996           12,056
Mewbourne Oil, Ltd. 1978B(6) ...........................            2,896            9,445            2,027            8,293
Mewbourne Oil, Ltd. 1979(3) ............................            4,999            5,348            3,500            6,753
Mewbourne Oil, Ltd. 1980(3)(4) .........................            2,926            6,284            2,048            5,885
Mewbourne Development Partners 92 GP(7) ................            1,964            5,384              609            2,741
Mewbourne Development Partners 93-A, L.P.(7) ...........            4,228            2,214            1,674            2,551
Mewbourne Development Partners 93-B, L.P.(7) ...........            2,321            4,584              919            2,734
Mewbourne Development Partners 94-A, L.P.(7) ...........            6,065            1,494            2,402            2,993
Mewbourne Development Partners 94-B, L.P.(7) ...........            5,523            1,849            2,187            2,919
Mewbourne Development Partners 94-C, L.P.(7) ...........            4,955            2,252            1,962            2,853
Mewbourne Energy Partners 1994 Private L.P.(7) .........            5,057            2,838            2,003            3,126
Mewbourne Energy Partners 95-A, L.P.(7) ................            5,239              620            2,075            2,320
Mewbourne Energy Partners 95-B, L.P.(7) ................            3,716            3,632            1,472            2,909
Mewbourne Energy Partners 96-A, L.P.(7) ................            3,479            3,162            1,378            2,630
Mewbourne Energy Partners 97-A, L.P.(7) ................            3,781            3,676            1,497            2,952
Mewbourne Energy Partners 98-A, L.P.(7) ................            2,867            3,559            1,135            2,544
Mewbourne Energy Partners 99-A, L.P.(7) ................            5,869            2,819            2,324            3,440
Mewbourne Energy Partners 00-A, L.P.(5)(7) .............            6,908                0            2,736            2,736


-------------------

(1)     Tax deductions include Non-Capital Expenditures.

(2) Tax benefits are tax deductions multiplied by the respective year's maximum individual tax rate.

(3)     This partnership was terminated on November 30, 1994.

(4) The activities of this partnership consisted solely of exploratory drilling.

(5) As of December, 31, 2000, this partnership was engaged in drilling and completion activities.

(6)     This partnership was terminated on September 1, 1996.

(7)     This partnership is currently operating.

              PRIOR PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

                       CASH DISTRIBUTIONS AND TAX BENEFITS
                       AS A PERCENT OF TOTAL SUBSCRIPTIONS
                                December 31, 2000
                             (Investors' share only)


Partnership                                                   Cash Distributions (1)   Tax Benefits (2)     Total Return (3)
--------------------------------------------------            ----------------------   ----------------     ----------------
Mewbourne Oil, Ltd. 1977(4)(5) ...................                  111.5%(6)               43.3%                 154.9%
Mewbourne Oil, Ltd. 1978A(4)(10) .................                  212.0%(6)              120.6%                 332.6%
Mewbourne Oil, Ltd. 1978B(4)(9) ..................                  135.8%(6)               82.9%                 218.7%
Mewbourne Oil, Ltd. 1979(4)(5) ...................                    304%(6)               67.5%                 371.5%
Mewbourne Oil, Ltd. 1980(4)(5)(7) ................                    0.0%(6)               58.9%                  58.9%
Mewbourne Development Partners 92 GP(10) .........                   56.9%(6)               27.4%                  83.8%
Mewbourne Development Partners 93-A, L.P.(10) ....                   44.8%(6)               25.5%                  70.3%
Mewbourne Development Partners 93-B, L.P.(10) ....                   54.0%(6)               27.2%                  81.3%
Mewbourne Development Partners 94-A, L.P.(10) ....                   59.5%(6)               29.6%                  89.4%
Mewbourne Partners 94-B, L.P.(10) ................                   80.3%(6)               29.2%                 109.5%
Mewbourne Development Partners 94-C, L.P.(10) ....                   83.5%(6)               28.5%                 112.0%
Mewbourne Energy Partners 1994 Private L.P.(10) ..                   47.6%(6)               31.3%                  78.9%
Mewbourne Energy Partners 95-A, L.P.(10) .........                  111.8%(6)               23.2%                 135.0%
Mewbourne Energy Partners 95-B, L.P.(10) .........                   23.7%(6)               29.1%                  52.8%
Mewbourne Energy Partners 96-A, L.P.(10) .........                   45.8%(6)               26.7%                  72.1%
Mewbourne Energy Partners 97-A, L.P.(10) .........                   61.8%(6)               29.5%                  91.4%
Mewbourne Energy Partners 98-A, L.P.(10) .........                   43.2%                  25.4%                  68.6%
Mewbourne Energy Partners 99-A, L.P.(10) .........                   32.0%                  34.4%                  66.4%
Mewbourne Energy Partners 00-A, L.P.(8)(10) ......                    0.0%                  27.4%                  27.4%

-------------------

(1) Represents total cash distributions made to partners divided by total funds invested by partners. The first 100% of cash distributions made to partners represents a return of capital.

(2) Total tax benefits divided by total funds invested by partners. This table assumes investors were able to fully utilize all tax benefits at the maximum marginal federal rate.

(3)     Sum of (1) and (2).

(4) The sharing of the partnership revenues and costs between the managing partner and the investors was significantly different than the sharing of the revenues and costs between the managing partner and the general and limited partners in the partnership.

(5)     This partnership was terminated on November 30, 1994.

(6) The 1977 partnership retained $553,549 of distributable operating cash flow to reinvest in additional drilling. The 1978A, 1978B, 1979 and 1980 partnerships retained $1,836,329, $3,580,177, $2,326,134 and $223,343 of distributable operating cash flow to reinvest in additional drilling, respectively, and $5,391,821, $30,072, $125,133 and $732,939 of
        distributable operating cash flow was used to repay borrowings of the partnership, respectively. The 92 GP, 93-A, 93-B, 94-A, 94-B, 94-C and MEP 94-Private partnerships retained $65,165, $24,614, $76,838, $82,864,
        $124,975, $111,208, and $25,852, respectively of distributable operating cash flow to complete drilling operations.

(7) The activities of this partnership consisted solely of exploratory drilling.

(8) As of December 31, 2000, this partnership was engaged in drilling and completion activities.

(9)     This partnership was terminated on September 1, 1996.

(10)    This partnership is currently operating.

RESERVES AND FUTURE NET REVENUES OF PRIOR PROGRAMS

        The following table summarizes as of December 31, 2000, the estimates of the proved developed reserves of Mewbourne Development Partners 92 GP, Mewbourne Development Partners 93-A, L.P., Mewbourne Development Partners 93-B, L.P., Mewbourne Development Partners 94-A, L.P., Mewbourne Development Partners 94-B, L.P., Mewbourne Development Partners 94-C, L.P., Mewbourne Energy Partners 95-A, L.P., Mewbourne Energy Partners 95-B, L.P., Mewbourne Energy Partners 96-A, L.P., Mewbourne Energy Partners 97-A, L.P., Mewbourne Energy Partners 98-A, L.P., Mewbourne Energy Partners 99-A, L.P. and Mewbourne Energy Partners 94 Private, the future net revenues attributable to such reserves, and the present value of such future net revenues based on a constant unescalated price of oil and gas and discounted at 10% per annum. Such information was prepared, as of December 31, 2000, by Garb Grubbs Harris & Associates, Inc., the partnerships' independent expert. Current reserve information is not maintained by the managing partner or its affiliates for the five private limited partnerships sponsored during the years 1977 through 1980 and therefore the reserves of such partnerships are not included in the following table. Likewise, insufficient reserve information currently exists for Mewbourne Energy Partners 00-A, L.P., which is currently engaged in drilling and completion activities, for the reserves of that partnership to be included in the following table.

        THE RESULTS OF PRIOR OPERATIONS SHOULD NOT BE CONSTRUED AS BEING INDICATIVE OF THE RESULTS TO BE EXPECTED FROM AN INVESTMENT IN A PARTNERSHIP OR QUANTITIES OF OIL AND GAS WHICH MAY BE DERIVED FROM WELLS TO BE DRILLED BY A PARTNERSHIP, BUT MERELY SERVE AS ESTIMATES OF PROVED RESERVES FOR A PRIOR PROGRAM, THE ESTIMATED FUTURE NET REVENUES OF SUCH PROGRAM BASED ON SUCH RESERVES AND THE PRESENT VALUE OF THE ESTIMATED DISCOUNTED FUTURE NET REVENUES OF SUCH PROGRAM.

              PRIOR PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS



                                            PROVED RESERVES AND FUTURE NET REVENUES
                                                    AS OF DECEMBER 31, 2000
------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Present
                                                                                                                       Value
                                                          Category           Net Oil      Net Gas      Estimated     Discounted
                                                         of Proved           Reserves     Reserves    Future Net    at 10% Per
Partnership                                               Reserves            (BBLS)       (MCF)       Revenues        Annum
--------------------------------------------------    ----------------       --------    ---------    ----------    ----------
Mewbourne Development Partners 92 GP (1) .........    Proved Developed           615        26,198        78,281        64,348
Mewbourne Development Partners 93-A, L.P. (1) ....    Proved Developed         2,766       567,048     2,093,395     1,029,224
Mewbourne Development Partners 93-B, L.P. (1) ....    Proved Developed        14,237       556,994     2,424,154     1,202,621
Mewbourne Development Partners 94-A, L.P. (1) ....    Proved Developed        25,879       452,535     2,416,987     1,199,866
Mewbourne Development Partners 94-B, L.P. (1) ....    Proved Developed        39,808       233,253     1,525,362       808,527
Mewbourne Development Partners 94-C, L.P. (1) ....    Proved Developed        39,380       245,911     1,692,766       887,907
Mewbourne Energy Partners 94 Private L.P. ........    Proved Developed         5,024       675,067     2,556,854     1,253,497
Mewbourne Energy Partners 95-A, L.P. (2) .........    Proved Developed        37,875       973,872     4,691,493     2,236,482
Mewbourne Energy Partners 95-B, L.P. (2) .........    Proved Developed        17,103       598,980     2,639,936     1,240,682
Mewbourne Energy Partners 96-A, L.P. (2) .........    Proved Developed         8,401     1,992,603     9,320,506     4,841,522
Mewbourne Energy Partners 97-A, L.P. (2) .........    Proved Developed         2,590     2,254,338    10,260,367     4,355,054
Mewbourne Energy Partners 98-A, L.P. (2) .........    Proved Developed        13,234     3,256,161    15,761,295     8,120,462
Mewbourne Energy Partners 99-A, L.P. (3) .........    Proved Developed       101,387     5,817,603    27,790,883    15,443,088


----------------------

(1) Includes the partnership's 80.808081% ownership interest and the managing partner's 19.191919% ownership interest arising under drilling program agreement between the managing partner and such partnership.

(2) Includes the partnership's 87.878788% ownership interest and the managing partner's 12.121212% ownership interest arising under the drilling program agreement between the managing partner and such partnership.

(3) Includes the partnership's 60% ownership interest and the managing partner's 40% ownership interest arising under the drilling program agreement between the managing partner and such partnership.


        Reserve estimates and future net cash flow attributable to such reserves were prepared using an unescalated price for oil and gas. The price used was the price being received as of December 31, 2000 which on a weighted average basis was $27.34 per barrel of oil and $6.30 per mcf of gas. In arriving at estimated future net revenues, lease operating costs (including overhead charges under operating agreements), transportation costs, costs of producing, severance taxes, ad valorem taxes and estimated future capital expenditures were deducted from revenue anticipated to be received and were not increased to reflect the anticipated effects of inflation. No deduction was made for partnership or program overhead expenses, federal income taxes, depletion, depreciation or amortization or other indirect costs.

        There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production and the timing of development expenditures. The reserve data represents estimates only. Estimates of economically recoverable oil and gas reserves and of the future net revenues from such reserves are based on a number of factors and assumptions, such as historical production of the properties as compared with similar producing properties, the assumed effects of regulation by governmental agencies, taxes, development costs and workover and remedial costs, all of which may vary considerably from actual results.

        FOR THE FOREGOING REASONS, ESTIMATES OF THE ECONOMICALLY RECOVERABLE RESERVES OF OIL AND GAS ATTRIBUTABLE TO ANY PARTICULAR GROUP OF PROPERTIES, THE CLASSIFICATION OF SUCH RESERVES AND ESTIMATES OF THE FUTURE NET REVENUES EXPECTED THEREFROM, PREPARED AT DIFFERENT TIMES OR PREPARED BY DIFFERENT ENGINEERS, MAY VARY CONSIDERABLY. THE FUTURE NET REVENUES SHOWN ON THE TABLE SET FORTH ABOVE SHOULD NOT BE TAKEN AS THE FAIR MARKET VALUE OF THE ESTIMATED OIL AND GAS RESERVES.

                                   TAX ASPECTS

        The following discussion is a general summary only of the United States federal income and various other tax aspects of partnerships engaged in oil and gas operations and the tax effects on their partners. It is impractical to comment on all of the tax consequences of an investment in a partnership or of the contemplated operations of the partnerships and the drilling programs. Such consequences may vary depending on an investor partner's particular circumstances. The discussion is directed primarily to individuals who are citizens of the United States. Persons who are not individual U.S. citizens, such as partnerships, corporations, trusts, or estates may have federal income tax consequences substantially different from those discussed below. A particular investor may be subject to various facts and circumstances that are applicable only to him and that may give rise to additional considerations. The following discussion generally does not address any of those additional considerations. In addition, an investment in interests may have state and local tax consequences to a particular investor that are not discussed below. Accordingly, each potential investor is urged to consult his tax advisor prior to purchasing interests, with specific reference to the effect of his particular facts and circumstances on the matters discussed in this prospectus. See "-- General Tax Provisions" and "Terms of the Offering -- Suitability Standards."

        The tax considerations and opinions of counsel discussed herein are based on existing provisions of the Internal Revenue Code, existing Treasury Regulations, published interpretations of the Internal Revenue Code and such regulations by the IRS and existing court decisions, any of which could be changed or become inapplicable at any time. Any new legislation, judicial decisions, regulations, or other pronouncements may apply retroactively to transactions prior to the date of such changes and could significantly modify the statements made and tax considerations discussed in this prospectus.

        A portion of the following discussion focuses on the characterization of income or losses under various rules as ordinary income or loss or capital gain or loss. At the present time, the marginal rate of federal income tax applicable to long-term capital gains may be significantly more favorable for an individual taxpayer, depending upon income level, than the rate on ordinary income. Corporations, on the other hand, are taxable at the same rate on ordinary income and capital gains.

OPINION OF COUNSEL

        Vinson & Elkins L.L.P., counsel to the managing partner, has rendered an opinion that addresses the material federal income tax consequences of an investment in interests from the perspective of an individual investor who is a U.S. citizen. The opinion of counsel states the following conclusions:

        - At the time of its formation, a partnership and the related drilling program will each be classified as a partnership for federal income tax purposes.

        - A partnership will not be classified as a corporation under the "publicly traded partnership" rules of Section 7704 of the Code.

        - Except as noted below, the allocation of income, gains, losses, and deductions between the general and limited partners and the managing partner under the partnership agreement, and between a partnership and the managing partner as participants in the related drilling program and Mewbourne Oil Company as drilling program manager under the drilling program agreement, will be respected for federal income tax purposes.

        - The allocation provisions of the partnership agreement and the program agreement should be in compliance with Section 704(c) of the Code with respect to property contributed to a drilling program by the managing partner.

        - The passive activity loss limitations of Section 469 of the Code will not limit deductions available to a general partner in a partnership, prior to any conversion of his general partner interest in the partnership to a limited partner interest, in respect of the partnership's drilling and operation of wells under working interests.

        - A partnership will not be treated as a "publicly traded partnership" for purposes of the application of the passive activity loss limitations of Section 469 of the Code.

        - The conversion of a general partner interest to a limited partner interest will be nontaxable, provided, however, that any reduction in a partner's share of partnership debt resulting from such conversion will be treated as a cash distribution which could result in recognition of income.

        For the reasons hereinafter described, counsel is unable to render an opinion with respect to the following specific federal income tax issues:

        - The validity of any special allocation of an item that is dependent on a partner's basis in an oil and gas property (see "-- Partnership Taxation -- Allocations").

        - The amount, if any, of the organization and offering expenses that will be deductible or amortizable (see "-- Partnership Taxation -- Organization and Offering Expenses Sale Commissions and Due Diligence Fees").

        - The amount, if any, of the initial administrative costs that will be deductible or amortizable (see "-- Partnership Taxation -- Management Fee," --Partnership Taxation -- Administrative Costs").

        - The deductibility in a given year of any intangible drilling costs incurred in a year prior to the drilling of the wells to which such costs relate (see "-- Special Features of Oil and Gas Taxation -- Intangible Drilling Costs").

        - The availability or extent of percentage depletion deductions to the partners (see "-- Special Features of Oil and Gas Taxation -- Depletion").

        - Whether interests will be considered "publicly offered securities" for purposes of ERISA (see "-- General Tax Provisions -- Investment by Tax-Exempt Entities").

        Although counsel is unable to render an opinion as to the issues described above, the discussion of federal income tax consequences set forth in this prospectus under the headings "Risk Factors -- Tax Risks" and "Tax Aspects"has been reviewed by counsel and, to the extent such discussion involves matters of law, counsel is of the opinion that such discussion is accurate in all material respects under the Code, the Treasury Regulations promulgated thereunder and existing interpretations of such regulations and addresses fairly the principal aspects of each material federal income tax issue relating to an investment in interests by an individual citizen of the United States. Finally, in light of the various opinions and assumptions described above, but subject to the qualifications and limitations placed thereon, counsel is of the opinion that the material federal income tax benefits of an investment in interests, in the aggregate, more likely than not will be realized in substantial part by an investor partner who acquires his interests for profit, provided that an investor partner who acquires limited partner interests either is not subject to the passive activity loss limitations of Section 469 of the Code or has sufficient passive income against which he can deduct his share of any partnership deductions and losses. For a discussion of the timing of the realization of such tax benefits, see "-- Special Features of Oil and Gas Taxation -- Basis and At Risk Limitations."

        The opinion of counsel is based on the facts described in this prospectus and on representations made by the managing partner, which representations are described in the following discussion. Any alterations of the facts or representations may adversely affect the opinion rendered. An opinion of counsel is not binding on the IRS. No rulings will be requested from the IRS with respect to the tax consequences of ownership of interests in a partnership, and no assurance can be given that the opinion expressed by counsel herein would, if challenged, be sustained by a court, or that legislation, judicial decision or administrative interpretation may not significantly modify the conclusions expressed in such opinions.

        Counsel has expressed no opinion with respect to the amount of allowable deductions or losses that may be generated by a partnership, the actual amount of an investor partner's share of allowable deductions or losses from the activities of a partnership, the amount, if any, of taxable income that may be generated by a partnership or the relationship between any such taxable income and any distributions which may be made by a partnership.

        EACH PROSPECTIVE INVESTOR PARTNER IS ADVISED TO CONSULT HIS TAX ADVISOR WITH RESPECT TO THE UNITED STATES FEDERAL AND STATE INCOME TAX CONSEQUENCES OF PARTICIPATION IN A PARTNERSHIP.

        EXCEPT AS EXPRESSLY PROVIDED OTHERWISE, THE FOLLOWING DISCUSSION RELATES TO THE PARTNERSHIPS AND THE DRILLING PROGRAMS SEPARATELY.

PARTNERSHIP TAXATION

        General. A partnership is not a taxable entity under federal income tax laws. Instead, each partner reports on his federal income tax return for the taxable year in which the partnership's taxable year ends his distributive share of the income, gains, losses, deductions, and credits of the partnership, irrespective of any actual cash distributions made to such partner during his taxable year. For example, a partner will be required to report his share of partnership income as determined under the partnership's method of accounting, notwithstanding that the revenues resulting in such income are retained in whole or in part by the partnership for payment of any partnership expenses or debt service or for working capital. A partner's share of any partnership losses in a taxable year may be applied against his income from other sources only to the extent of the tax basis of his interest in the partnership and to the extent permitted under the "passive activity" and "at risk" limitations. See "-- Special Features of Oil and Gas Taxation -- Passive Activity Loss Limitations" and "-- Special Features of Oil and Gas Taxation -- Basis and At Risk Limitations."

        Partnership Classification. Each partnership will invest in the related drilling program, which will be a joint operation of that partnership, the managing partner and the drilling program manager. Each drilling program is intended to constitute a partnership for tax purposes only; it is not intended to be a partnership under state law and will not be subject to state law provisions comparable to those applicable to the partnerships. Expected tax consequences resulting from an investment in interests are dependent upon the classification of the partnerships and the drilling programs as partnerships for federal income tax purposes. The expenditures made and income received by a drilling program will, if the drilling program is classified as a partnership for federal income tax purposes, flow through to the related partnership and, if the partnership is classified as a partnership for federal income tax purposes, ultimately to the partners in amounts equal to their respective distributive shares of income, gain, loss, deduction and credit. In order for the anticipated tax consequences of an investment in interests to materialize, however, the partnerships and the drilling programs must be classified as partnerships for federal income tax purposes and not as associations or "publicly traded partnerships" taxable as corporations. Any references in the following discussion to partnerships relate only to organizations treated as partnerships for federal income tax purposes and do not imply that the drilling program is a partnership for any other purpose.

        Treasury Regulations under Section 7701 of the Code provide that a domestic business entity other than a "corporation," including a "publicly traded partnership," may elect whether to be treated as a partnership or an association (taxable at a corporation) for federal income tax purposes. Treasury Regulation Section 301.7701-2 defines "corporations" to include corporations denominated as such under applicable law, associations, joint stock companies, insurance companies and other entities distinguishable from the partnerships and the drilling programs. Under a default rule in the Treasury Regulations, partnerships formed under a state statute, such as the partnerships, and joint ventures, such as the drilling programs, are treated as partnerships for federal income tax purposes, unless such entities affirmatively elect to be treated as associations taxable as corporations. The partnerships and the drilling programs will not elect to be treated as associations taxable as corporations for federal income tax purposes.

        Counsel to the managing partner is of the opinion that, at the time of formation, each partnership and each drilling program will be treated as a partnership for federal income tax purposes. Such opinion is based on the following representations made by the managing partner:

        - A partnership will be organized and operated in accordance with all applicable state statutes and the partnership agreement and the related drilling program will be organized and operated in accordance with all applicable state statutes and the drilling program agreement.

        - No participant in a drilling program will elect to be excluded from the provisions of Subchapter K of Chapter 1 of Subtitle A of the Internal Revenue Code.

        - The partnerships and the drilling programs will not elect to be treated as corporations under the Section 7701 Treasury Regulations.

        No assurance can be given that a partnership or a drilling program will not lose partnership status as a result of future changes in the law, or other facts upon which the opinion of counsel is based.

        The classification of a partnership or a drilling program as an association taxable as a corporation for federal income tax purposes would have a material adverse effect on the general and limited partners. If a drilling program were determined to be taxable as a corporation, its income, deductions, and credits would be reported by the drilling program and not its participants, including the partnership, and the drilling program would be taxed directly on its taxable income. Distributions by that drilling program to the related partnership would be treated as taxable dividends to the extent of current and accumulated earnings and profits of the drilling program. If a partnership were determined to be taxable as a corporation, its income, deductions, and credits would be reported by the partnership and not by its general and limited partners, the partnership would be taxed directly on any net income, and distributions to its general and limited partners would be treated as taxable dividends to the extent of current and accumulated earnings and profits of the partnership. Thus, any tax benefits anticipated from investment in a partnership would be adversely affected or eliminated if either the partnership or the related drilling program were treated as a corporation.

        Section 7704 of the Internal Revenue Code treats certain "publicly traded partnerships" as corporations for federal income tax purposes. Section 7704 defines a publicly traded partnership as a partnership in which the partnership interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent of a secondary market. The rule taxing publicly traded partnerships as corporations, however, is specifically inapplicable to a partnership for any year if at least 90% of the partnership gross income for such year and all preceding years consists of, among other things, interest or income from the exploration, development, production, processing, refining, transportation, or marketing of oil and gas and gains from the sale of assets used to generate that income. Counsel to the managing partner is of the opinion that neither partnership will be taxable as a corporation under the "publicly traded partnership" rules of
Section 7704 of the Internal Revenue Code. Such opinion is based on the following representations made by the managing partner:

        - At least 90% of the gross income of each partnership in each taxable year will consist of interest or income from the exploration, development, production, processing, refining, transportation, or marketing of oil and gas or gains from the sale of assets used to generate that income.

        - The managing partner does not plan to list interests with, or trade interests on, an established securities exchange or to itself make a secondary market in interests.

        - The sum of the percentage interests in the capital or profits of a partnership sold or otherwise disposed of, including redemptions or repurchases other than repurchases made pursuant to the right of presentment, during any taxable year will not exceed 2% of the total interests in the partnership's capital or profits.

        - The managing partner is not aware of any current public or secondary market, or substantial equivalent of such a market, for interests and does not anticipate that any such market will develop.

        - The managing partner will enforce the restriction on transfers in the partnership agreement to prevent the partnership from qualifying as a "publicly traded partnership."

Such opinion is not binding on the IRS, and there can be no assurance that the IRS will not assert that a partnership is a "publicly traded partnership" subject to treatment as a corporation under Section 7704 of the Internal Revenue Code.

        THE FOLLOWING DISCUSSION IS PREDICATED ON THE ASSUMPTION THAT THE PARTNERSHIPS AND THE DRILLING PROGRAMS WILL BE CLASSIFIED AS PARTNERSHIPS FOR FEDERAL INCOME TAX PURPOSES AND WILL NOT BE CLASSIFIED AS "PUBLICLY TRADED PARTNERSHIPS."

        Taxation of Partners. For each taxable year, each investor partner will be required to report on his individual federal income tax return his share of partnership income, gain, loss, deduction, and credit for such taxable year. Each investor partner is required to take his share into account in computing his federal income tax liability regardless of whether he has received or will receive any cash distributions from a partnership. Therefore, he may be required to report and pay tax on income that the partnership has earned but that has not been distributed to him. This may occur, for example, when a partnership uses revenues to repay partnership borrowings or to pay nondeductible expenditures.

        A distribution of cash to an investor partner generally is not taxable to such investor partner unless the amount of the distribution exceeds the investor partner's basis in his interests. Any such excess generally should be taxable as capital gain, assuming those interests are held as a capital asset. If, however, any portion of the distribution is considered to be in exchange for the investor partner's interest in ordinary income items, including potential recapture of intangible drilling cost, depletion, and depreciation deductions, that portion will be taxed as ordinary income even if the amount of the distribution did not exceed the investor partner's tax basis in his interests. In addition, an investor partner could recognize income if cash distributions made to him cause his at risk amount to be reduced below zero. See "Tax Aspects -- Special Features of Oil & Gas Taxation -- Basis and At Risk Limitations."

        The partnerships and the drilling programs will use the calendar year and the accrual method of accounting for federal income tax purposes. The IRS, however, could require a partnership or a drilling program to treat particular items of income, gain, loss, or deduction under a different method of accounting if it determines that the use of the accrual method with respect to that item does not clearly reflect income. A change in the method of accounting could defer deductions or accelerate income.

        Allocations. Under the partnership agreement, all items of partnership income, gain, loss, deduction, and credit are allocated 100% to the general and limited partners and 0% to the managing partner.

        Each partnership and the related drilling program will maintain a capital account for each partner or participant in the drilling program which will be credited (increased) by his or its contributions to the partnership or drilling program and all items of income and gain allocated to such partner or participant. Such capital account will be debited (reduced) by all distributions and all deductions and losses allocated to such partner or participant. On dissolution and liquidation of a partnership or drilling program, each partner or participant will be entitled, after payment or provision for debts and liabilities and adjustment of the partners' or participants' capital accounts for any unrealized gain or loss in properties to be distributed in kind, to receive assets equal in value to his or its respective positive capital account balance, if any, as so adjusted.

        Partners are not obligated to restore deficit capital account balances following the liquidation of their respective interests in a partnership. As discussed under "Participation in Costs and Revenues," the partnership agreement provides for modifications in the allocations described above if necessary to prevent or eliminate any deficit capital account balance for any partner, taking into account reasonably expected deductions and distributions in subsequent years.

        The manner in which the drilling program agreement allocates among the participants therein items of cost and revenue and items of income, gain, loss, deduction, and credit for income tax purposes is discussed under

"Participation in Costs and Revenues." The drilling program agreement requires any participant with a deficit capital account balance following the distribution of liquidation proceeds to restore such deficit to the drilling program..

        Partnership allocations of income, gain, loss, deduction, and credit among partners are governed generally by Section 704(b) of the Internal Revenue Code. Section 704(b) provides that partnership allocations will be recognized for federal income tax purposes if such allocations either have "substantial economic effect" or are made, or deemed made, in accordance with the partners' respective interests in the partnership, determined by taking into account all relevant facts and circumstances. If an allocation of an item does not have substantial economic effect, such item will be reallocated among the partners in accordance with their interests in the partnership.

        Treasury Regulations section 1.704-1(b) indicates that allocations will have economic effect if, throughout the term of the partnership:

                (a) they are reflected in the partners' capital accounts,

                (b) such capital accounts are respected upon liquidation of the partnership, and

                (c) a partner with a deficit in his capital account following the distribution of liquidation proceeds is required to restore the amount of such deficit to the partnership.

        If requirements (a) and (b) are satisfied, but requirement (c) is not, an allocation may nevertheless be considered to have economic effect if the allocation does not cause or increase a deficit in the recipient partner's capital account balance, determined after taking into account certain reasonably anticipated deductions and distributions, and the partnership agreement contains a "qualified income offset" which provides that a partner who unexpectedly receives an adjustment, allocation or distribution which causes or increases a deficit balance will be allocated items of income and gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible.
Since:

        - the allocations of items of income, gain, loss, and deduction under the partnership agreement and the drilling program agreement are reflected in the partners' and participants' capital accounts,

        - those capital accounts will be recognized upon liquidation of a partnership,

        - the drilling program agreement requires a participant with a deficit capital account balance after the distribution of liquidation proceeds to restore the amount of such deficit to the drilling program,

        - the partnership agreement contains a "qualified income offset" provision, and

        - the allocations in the partnership agreement and the program agreement should have economic effect under Section 704(b).

        The economic effect of an allocation will be "substantial" if there is a reasonable possibility that the allocation will substantially affect the dollar amounts to be received by the partners from the partnership, independent of tax consequences.

        Although the determination of whether economic effect is "substantial" is a question of fact which may depend in part on the timing of income and deductions and on consideration of the partners' and participants' nonpartnership tax attributes, under present facts and circumstances, and except as noted below, the economic effect of the allocations under the partnership agreement and the drilling program agreement should be considered to be substantial under Section 704(b) and regulations promulgated thereunder.

        Counsel to the managing partner is of the opinion that, except as discussed in the previous paragraph and below, the allocation of income, gains, losses, and deductions between the general and limited partners and the managing partner under the partnership agreement and between a partnership and as participants under the drilling program agreement will be recognized for federal income tax purposes.

        Under Section 704(c) of the Internal Revenue Code, income, gain, loss, and deduction with respect to property contributed to a partnership by a partner must be shared among its partners in a manner that takes into account the variation between the partnership's adjusted tax basis in such property and the fair market value of the property at the time of contribution. It is not expected that property will be contributed to a partnership by an investor partner but property will be contributed to the drilling program by the managing partner. Under the drilling program agreement, the adjusted tax basis with respect to such contributed property will be allocated to the managing partner and only the managing partner will be entitled to claim cost depletion with respect to such property. Accordingly, counsel to the managing partner is of the opinion that the allocation provisions of the partnership agreement and the drilling program agreement should be in compliance with Section 704(c) with respect to property contributed or deemed contributed to a partnership or a drilling program.

        Elections and Returns. Each partnership and each drilling program will be subject to the partnership provisions of the Internal Revenue Code and to similar provisions of any applicable state income tax laws. Each partnership and each drilling program will adopt the accrual method of accounting and calendar year as its taxable year for income tax purposes. By March 15 of each year or as soon thereafter as reasonably possible, each investor partner will receive a report showing his distributive share of items of income, gain, loss, deduction, and credit for the preceding year.

        While no federal income tax is required to be paid by an organization classified as a partnership for federal income tax purposes, a partnership must file federal income tax information returns which are subject to audit by the IRS. Any such audit may lead to adjustments, in which event the general and limited partners may be required to file amended personal federal income tax returns. Any such audit also may lead to an audit of an investor partner's individual tax return and adjustments to items unrelated to an investment in interests.

        Determinations of Partnership Items at Partnership Level. For purposes of reporting, audit, and assessment of additional federal income tax, the tax treatment of "partnership items" is determined at the partnership level. Each partner must report such items on his individual tax return in a manner consistent with the partnership determination. The IRS generally cannot initiate deficiency proceedings against an individual partner with respect to partnership items without first conducting an administrative proceeding at the partnership level as to the correctness of the partnership's treatment of the item. An individual partner may not file suit for a credit or a refund arising out of a partnership item without first filing a request for an administrative proceeding by the IRS at the partnership level. Individual partners are entitled to notice of such administrative proceedings and decisions made at such proceedings, except in the case of partners with less than a 1% profits interest in a partnership having more than 100 partners. If a group of partners having an aggregate profits interest of 5% or more in such a partnership so requests, however, the IRS also must mail notices to a partner appointed by that group to receive notice. All general and limited partners, whether or not entitled to notice, are entitled to participate in the administrative proceedings at the partnership level, although the partnership agreement provides for waiver of certain of these rights by the general and limited partners. All general and limited partners in a partnership, including those not entitled to notice, may be bound by a settlement reached by the partnership's "tax matters partner," which will be the managing partner. If a proposed tax deficiency is contested in any court by any investor partner of a partnership or by the managing partner, all general and limited partners of that partnership may be deemed parties to such litigation and bound by the result reached therein.

        Administrative Costs. The managing partner intends generally to take the position that administrative costs reimbursed to the managing partner or the drilling program manager by a partnership are deductible in the year of payment. To the extent that administrative costs are determined to constitute an organization or syndication cost or some other nondeductible cost, such amount will not give rise to any deduction in the year of payment but, rather, will be deductible (if at all) only over some period of time. The determination of the portion (if any) of the Administrative Cost that is deductible and the timing of any such deduction are factual issues. Therefore, counsel to the managing partner is unable to render any opinion as to the amount, if any, of the Administrative Cost reimbursement that will be deductible or amortizable.

        Conversion of General Partner Interests. As discussed under "Terms of the Offering -- Conversion of General Partner Interests," the general partner interests in a partnership may be converted to limited partner interests following the completion of the partnership's drilling activities. Such conversion will not constitute a sale or exchange. Accordingly, a partner will not recognize any gain or loss as a result of a conversion of a general partner interest in a partnership into a limited partner interest in the partnership, unless the converting general partner's


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

relative share of any partnership liabilities is reduced as a result of such conversion. Such a reduction would be treated as a constructive distribution of cash to that general partner, which would reduce the basis of his interests and would be taxable to the extent it exceeds his basis or at risk amount. See "Tax Aspects -- Special Features of Partnership Taxation -- Basis and At Risk Limitations."

        A partnership will constructively terminate for federal income tax purposes if 50% or more of the interests in profits and capital of the partnership are sold or exchanged in any consecutive 12-month period. The IRS has ruled that a conversion of a general partner interest to a limited partner interest in the same partnership does not result in a deemed sale or exchange of the converted interests and therefore is not taken into account in determining whether a constructive termination has occurred. Assuming this ruling is not revoked or modified, constructive termination of a partnership or a drilling program is unlikely to occur by reason of the conversion of the interests held by general partners to limited partner interests.

        If a constructive termination of a partnership or a drilling program occurred, the partnership or the drilling program would be treated as transferring all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership and, immediately thereafter, the partnership or the drilling program would be treated as distributing its interest in the new partnership to the partners or the participants in liquidation of the partnership or the drilling program. Such a constructive termination could have adverse federal income tax consequences, such as the bunching of taxable income within one taxable period with respect to any investor partner whose taxable year differs from the partnership's, the recognition of taxable income by any investor partner who is deemed to receive a constructive distribution of cash in excess of his basis in interests or his "at risk" amount at the time of the constructive termination, or the loss of elections made by the partnership. For additional discussion of the tax consequences of the conversion, see "-- Special Features of Oil and Gas Taxation -- Passive Activity Loss Limitations."

SPECIAL FEATURES OF OIL AND GAS TAXATION

        Following is a summary of some of the principal features of United States federal income taxation of oil and gas operations which may apply to the partnerships and the drilling programs.

        Lease Acquisition Costs. The cost of acquiring oil and gas leasehold or similar property interests is a capital expenditure which must be recovered through depletion deductions if the lease is productive. See "-- Special Features of Oil and Gas Taxation -- Depletion" below. If a lease is proved worthless and abandoned, the cost of acquisition less any depletion claimed may be deducted as an ordinary loss in the year the lease becomes worthless. See "-- Special Features of Oil and Gas Taxation -- Depreciation" below.

        Geophysical Costs. The cost of geophysical exploration must be capitalized as a lease acquisition cost if a property is (or may be) acquired or retained on the basis of data from such exploration. Otherwise, such costs generally may be deducted as ordinary expenses.

        Operating and Administrative Costs. Amounts paid for operating a producing well are deductible as ordinary business expenses, as are administrative costs to the extent they constitute ordinary and necessary business expenses which are reasonable in amount.

        Intangible Drilling Costs. Owners of working interests in oil and gas properties may elect to deduct intangible drilling costs they incur, such as expenditures for drilling, labor, wages, hauling, fuel, supplies, and other costs incident to and necessary for the drilling and preparation of wells for production. The partnerships and the drilling programs will elect to deduct all intangible drilling costs. Assuming proper elections, each investor partner will be entitled to deduct his distributive share of the intangible drilling costs incurred by or allocable to a partnership, subject to the basis, at risk and passive activity loss limitations discussed below. See "-- Special Features of Oil and Gas Taxation -- Basis and At Risk Limitations" and "-- Special Features of Oil and Gas Taxation -- Passive Activity Loss Limitations." Any intangible drilling costs allocable to a partnership which are incurred prior to the formation of the partnership are not deductible by the partners even if paid by the partnership. Such costs must be capitalized as lease acquisition costs. See "-- Special Features of Oil and Gas Taxation -- Lease Acquisition Costs."


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        Some capital contributions to a partnership may be expended through the related drilling program in one year as required under drilling contracts for services to be performed in the following year. A partnership may deduct such expenses in the year incurred only if "economic performance" with respect to such partnership occurs in such year or, subject to limitations, within 90 days after the close of such year, and all other requirements for deductions by accrual basis taxpayers are met. In the case of the drilling of an oil and gas well by an entity such as a partnership, "economic performance" is generally deemed to occur when the well is spudded (i.e., boring is commenced). Even if all of these requirements are met, general and limited partners will be entitled to deduct their share of any such prepayments only to the extent of the "cash basis" of their interests, determined without regard to any liability of the partnership and any amount borrowed by an investor partner with respect to the partnership. If any of these requirements are not satisfied in the year the expense is incurred, any deductions attributable to such expense would be deferred to the subsequent year in which the contract to which such expense relates is performed and subject to tax law in effect at such time. The deductibility of any intangible drilling costs by a partnership in the year incurred is an inherently factual determination predicated largely on future events. Accordingly, counsel to the managing partner is unable to express any opinion as to the deductibility in a given year of any intangible drilling costs paid or incurred in a year prior to the performance of the drilling activities to which such costs relate. If general and limited partners are admitted to a partnership late in a calendar year and the partnership expends a substantial portion of its capital or contracts for required prepayments in such year which do not meet the requirements discussed above, a significant portion of any material tax benefits associated with an investment in that partnership that would otherwise be realized in the year of admission would be deferred to a subsequent year or years and subject to the tax law in effect at such time.

        Subject to the limitations discussed above, an investor partner who qualifies as an "independent producer" (see -- Special Features of Oil and Gas Taxation -- Depletion) will be entitled to deduct his full share of domestic intangible drilling costs for federal income tax purposes. An investor partner who does not qualify as an "independent producer" may currently deduct 70% of the intangible drilling costs and may amortize the remaining 30% of such costs over a period of 60 months, except that all costs of dry holes may be deducted in the year the drilling is completed.

        Previously deducted intangible drilling costs will be recaptured as ordinary income upon the disposition by a partnership of property to which such deductions relate (to the extent of the gain recognized) or upon the disposition by an investor partner of interests. See "-- Special Features of Oil and Gas Taxation -- Sale of Gas Property" and "-- Special Features of Oil and Gas Taxation -- Sale of interests."

        Depreciation. The cost of equipment such as casing, tubing, tanks, pumping units, and other similar property may not be deducted currently. Such costs must be capitalized and recovered through depreciation. The depreciation deduction for most equipment used in domestic oil and gas exploration and production is calculated using an accelerated recovery method and a seven-year recovery period. Each investor partner will be entitled to his distributive share of a partnership's depreciation deductions, subject to the general restrictions discussed in this prospectus.

        Depletion. Except as discussed below, an investor partner may deduct for percentage depletion with respect to each oil and gas property of a partnership. General and limited partners must compute their own depletion allowance and maintain records of the adjusted basis of property for depletion and other purposes. While a partnership will furnish its general and limited partners with information relating to this computation, these requirements may impose an administrative burden on an investor partner.

        Percentage depletion is calculated by the owner of an economic interest in an oil or gas property, or a partner in a partnership (such as the partnerships and the drilling programs) which holds such an economic interest as an amount equal to 15% (and in the case of marginal production an additional 1%, subject to a maximum increase of 10%, for each whole dollar by which $20 exceeds the average domestic wellhead price for crude oil for the immediately preceding fiscal year) of his gross income from the depletable property for the taxable year. The percentage depletion deduction in respect of any property is limited, however, to 100% of the taxable income of the owner, or partner, from the property for each taxable year, computed without the depletion allowance. See "-- General Tax Provisions -- Alternative Minimum Tax."


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

        Percentage depletion is generally available only with respect to domestic oil and gas production of certain "independent producers," which, in general, are persons not directly or indirectly involved in the retail sale of oil, natural gas, or derivative products or the operation of a major refinery.

        An independent producer may deduct percentage depletion only to the extent his average daily production of domestic crude oil, or the natural gas equivalent, does not exceed 1,000 barrels. This depletable amount may be allocated between crude oil and natural gas production, with 6,000 cubic feet of domestic natural gas production regarded as equivalent to one barrel of crude oil. The 1,000 barrel limitation must be allocated among the independent producer and controlled or related persons and family members in proportion to the respective production by such persons during the period in question.

        In addition to the foregoing limitation, the percentage depletion deduction otherwise available is limited to 65% of the taxpayer's total taxable income for the year. Any percentage depletion deduction disallowed because of the 65% limitation may be deducted in the following taxable year if the percentage depletion deduction for such year plus the deduction carryover does not exceed 65% of the taxpayer's total taxable income for that year. The carryover period resulting from the 65% net income limitation is indefinite.

        All or a portion of any gain recognized on the disposition of a depletable property or of interests may be taxed as ordinary income to the extent of recapture of depletion deductions, except for percentage depletion deductions in excess of the basis of the property. See "-- Special Features of Oil and Gas Taxation -- Sale of Property" and "-- Special Features of Oil and Gas Taxation -- Sale of interests."

        Because depletion will be computed separately by each investor partner and not at the partnership level, no assurance can be given, and counsel to the managing partner is unable to express any opinion, as to the availability or extent of percentage depletion deductions to the general and limited partners. Each prospective investor partner should consult his personal tax advisor to determine whether percentage depletion would be available to him.

        Passive Activity Loss Limitations. Generally, a taxpayer can deduct losses from "passive activities" only against income from passive activities and can utilize passive activity tax credits only to offset the tax attributable to passive activity income. The taxpayer cannot use passive activity losses to offset personal earnings, active business income, or investment or portfolio income, such as interest, dividends, royalties, or gains from the sale of assets that generate investment or portfolio income, and cannot reduce his tax liability attributable to those items with passive activity credits.

        A passive activity is generally defined as any activity that involves the conduct of a trade or business in which the taxpayer does not materially participate. Ownership of limited partner interests will be a passive activity and a limited partner will be subject to the passive activity loss limitations with respect to his share of partnership losses and deductions. Consequently, a limited partner's share of partnership losses and deductions may be deducted only to the extent of his share of partnership income and any income from other passive activities. Passive activity losses that may not be utilized because of the passive activity loss limitations may be carried forward to offset passive activity income in subsequent years.

        Interest income, including interest from any production payments treated as loans for federal income tax purposes and interest from the investment of a partnership's working capital or other funds, and royalty income are treated as portfolio income under the passive activity rules and are not considered to be income from a passive activity. The Treasury Department also has the authority to prescribe regulations "requiring net income or gain from a limited partnership or other passive activity to be treated as not from a passive activity." No such regulations have been issued to date, and the Treasury Department has indicated that any subsequent regulations on this subject would be prospective only. No assurance can be given, however, that subsequent regulations will not retroactively characterize various items of partnership income as non-passive.

        When a limited partnership disposes of an activity, the limited partners can deduct their suspended passive activity losses attributable to that activity. Although unclear, each oil or gas property may constitute a separate activity for purposes of the passive activity rules. Assuming that each oil or gas property is a separate activity, whenever a partnership sells an oil or gas property to an unrelated party or abandons it, each limited partner in that partnership will then be able to deduct any suspended passive activity losses attributable to that property. If a


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partnership disposes of only part of its interest in a property, however, limited partners will be able to offset only their suspended passive activity losses attributable to that property against the gain on the disposition. Any remaining suspended passive activity losses will remain suspended. Notwithstanding whether an oil and gas property is a separate activity, when a limited partner sells all his interests, and has no further interest in the partnership, he will be able to deduct all his suspended passive activity losses attributable to that partnership.

        A taxpayer's interest in an oil or gas well drilled or operated under a working interest does not constitute a passive activity so long as the taxpayer owns the working interest directly or through an entity that does not limit the taxpayer's liability with respect to such drilling or operation. In general, an entity will be considered to limit the liability of the taxpayer with respect to the drilling or operation of a well only if, under applicable state law, the taxpayer's potential liability is limited to a determinable fixed amount. Indemnification agreements, insurance, stop loss arrangements, or other similar arrangements are not taken into account in determining whether a taxpayer holds a working interest through an entity that limits the taxpayer's liability. Counsel to the managing partner is of the opinion that the passive activity loss limitations will not apply to general partners in a partnership, prior to any conversion of their general partner interests to limited partner interests, to the extent that the partnership drills or operates wells under working interests. Consequently, each general partner should be entitled to deduct currently his share of intangible drilling costs and other deductible expenses allocable to the drilling or operation of wells pursuant to working interests without regard to the passive activity loss limitations, but subject to the basis and at risk limitations discussed below. A general partner's share of partnership income will be non-passive income, however, that may not be offset by losses from any passive activities. As discussed below, this rule continues to apply to income attributable to a general partner's interests that have been converted. The exception for working interests would not be applicable to any operations of a partnership other than the drilling and operation of wells pursuant to working interests. Therefore, if a partnership acquires an interest or participates in other activities, such activities will be treated as passive activities to the general partners of that partnership and any losses derived by those general partners with respect to such activities will be passive activity losses allowable only to the extent discussed above.

        It should be noted that if a general partner is an S corporation, a limited partnership, a limited liability company, or a trust, the working interest exception will not apply to the shareholders, limited partners, or beneficiaries thereof because that form of ownership limits the liability of the ultimate owners.

        As discussed under "Terms of the Offering -- Conversion of General Partner Interests," the general partner interests in a partnership may be converted to limited partner interests following the completion of the partnership's drilling activities. So long as such conversion does not occur until that time, the interests of the general partners will not be treated as a passive activity during the drilling period. If, however, a general partner claims any loss that is treated as an active loss under the working interest exception, any net income in succeeding taxable years attributable to the working interest, and any other properties the value of which is enhanced by drilling, logging, seismic testing, or other activities any part of the costs of which were borne by the taxpayer as a result of owning such working interest, will be treated as active income. Thus, if a partnership incurs net losses during its initial taxable years, any subsequent net income from the partnership will generally be treated as active income to an investor partner who acquires general partner interests even after those interests have been converted to limited partner interests.

        If the general partners of a partnership deduct losses under the working interest exception and their interests are then converted to limited partner interests during a taxable year, deductions with respect to net loss wells that are incurred in the year of conversion but after the date of the conversion are considered passive activity deductions, even if the converted partners have net income for the taxable year. If the general partner interests in a partnership are converted to limited partner interests during a taxable year, this rule may increase both the active income and the passive loss allocable for such year to the general and limited partners holding those interests. If the conversion occurs at the beginning of a taxable year, any net losses of the converted partners for such year will be passive.

        The passive activity rules do not apply to corporations, other than S corporations, personal service corporations, and closely held C corporations. A closely held C corporation is a corporation in which not more than five individuals own, directly or indirectly, more than 50% of the value of the outstanding stock during the last half of the year. An additional exception from the passive activity rules applies to closely held C corporations that are not personal service corporations. Such closely held C corporations may deduct passive activity losses against all of their income except portfolio income.


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        A special provision of the passive activity rules applies to publicly traded partnerships. If this special provision were to apply to a partnership, additional limitations would apply, the most significant of which is that a limited partner could only deduct his share of partnership losses and deductions against his share of passive activity income from the partnership. The definition of "publicly traded partnership" for purposes of this special provision is the same as the definition of "publicly traded partnership" in section 7704 of the Internal Revenue Code, except that this special provision does not include the 90% gross income exception. See "Tax Aspects -- Partnership Taxation -- Partnership Classification." Based on representations of the managing partner concerning the anticipated lack of public trading or public markets for the interests, counsel to the managing partner is of the opinion that the partnership will not be treated as "publicly traded partnership" for purposes of the application of the passive activity loss limitations.

        Limitations on Interest Deductions. Generally, a taxpayer may deduct "investment interest" only to the extent of his "net investment income." The taxpayer may carry forward any unused investment interest to later years when he has additional net investment income. Investment interest is interest paid on debt incurred or continued to acquire or carry property held for investment. Net investment income includes gross income and gains from property held for investment reduced by any expenses directly connected with the production of such income and gains. To the extent that interest is attributable to a passive activity, it is treated as a passive activity deduction and is subject to limitation under the passive activity rules and not under the investment interest limitation rules.

        Consequently, if a general partner borrows money to purchase interests, the investment interest limitation may apply to the interest on the debt. In addition, a general partner's share of partnership income and losses will be considered investment income and losses for purposes of the investment interest limitation, and his share of partnership losses will therefore reduce his net investment income and may affect the deductibility of his other investment interest, whether or not he borrows to purchase interests.

        Interest expense on debt used by a taxpayer to purchase or carry an interest in a passive activity will be taken into account in computing the taxpayer's income or loss from the passive activity. There are detailed tracing and allocation rules with respect to the allocation of interest expense to specific expenditures. As a result, the deductibility of interest expense by a limited partner will depend upon such limited partner's personal tax situation. Potential investors who contemplate using borrowed funds to purchase limited partner interests are urged to consult with their tax advisors with respect to the application and interaction of the investment interest and passive activity limitations.

        It is unclear at present whether, after any conversion of the general partner interests in a partnership to limited partner interests, interest on debt incurred by a general partner to purchase his interests will be treated as investment interest or will be taken into account in computing such partner's income or loss as a limited partner.

        Interest on indebtedness incurred or continued to purchase or carry tax-exempt securities is not deductible. Investors who currently own or anticipate acquiring tax-exempt securities and contemplate purchasing interests with borrowed funds are urged to consult their tax advisors.

        Because the deductibility of any interest expense by an investor partner will depend on such investor partner's personal tax situation, counsel to the managing partner is unable to express any opinion regarding the federal income tax treatment of interest expense on indebtedness incurred by an investor partner to acquire his interests.

        For Profit Limitation. In addition to the passive activity limitations discussed above, an individual who engages in an activity without the intent to make an economic profit therefrom aside from federal income tax benefits may not take deductions attributable to such activity in excess of the gross income he derives from the activity, except for deductions allowable without regard to profit motive. Thus, in any taxable year in which the deductions of a partnership exceed its gross income, any investor partner who invested in the partnership without the requisite economic profit motive may be unable to deduct substantially all of his distributive share of such excess.

        Basis and At Risk Limitations. A partner may not deduct in any year any amount attributable to his share of partnership losses, if any, which is in excess of his adjusted tax basis in his interest in the partnership at the end of the partnership tax year. An investor partner's initial adjusted tax basis in his interest in a partnership will equal his



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cash contributions to the partnership. It will be increased by any additional cash contributions when made, by his distributive share of partnership income and gain and by his share of certain borrowings of the partnership. It will be decreased, but not below zero, by distributions from the partnership, his distributive share of partnership losses, depletion deductions on his share of partnership oil and gas income and any decrease in his share of borrowings of the partnership. Decreases in an investor partner's share of liabilities that have given rise to a basis increase will be treated as distributions of cash and, thus, will reduce basis.

        In addition to the limitation of losses to an investor partner's adjusted tax basis, losses allocable to such investor partner in excess of allocable income during a taxable year may be deducted only to the extent of the amount with respect to which such investor partner is "at risk" at the close of the taxable year. An investor partner will be at risk as to the amount of money contributed, assuming such investor partner uses his personal funds to make such contribution or borrows the funds on a recourse basis from a lender unrelated to the partnership, and amounts borrowed for use in the partnership for which the investor partner is personally liable. The at risk amount will be increased by such investor partner's share of partnership income and gains and the amount by which such investor partner's percentage depletion deductions with respect to partnership property exceed such investor partner's share of the basis of such property. An investor partner will not be at risk with respect to amounts protected against loss through nonrecourse financings, guarantees, stop loss agreements, or "other similar arrangements" (which would include the managing partner's indemnification obligation to general partners for liabilities in excess of their capital contributions) or with respect to amounts borrowed from other parties having an interest in the partnership, family members or other related parties. The at risk amount is reduced by the amount of the allowable losses for the taxable year, the amount of distributions made to the investor partner and such investor partner's depletion deductions, and the reduced amount determines the extent to which losses sustained in future years will be deductible. Any loss disallowed as a result of the application of the at risk provisions may be deducted in future years to the extent the taxpayer increases his amount at risk. Losses deducted in a year are subject to recapture in a later year at ordinary income rates in the event, and to the extent, a taxpayer's adjusted amount at risk falls below zero.

        The at risk limitation applies on an activity-by-activity basis, and in the case of oil and gas properties, each property is treated as a separate activity. Thus, an investor's interest in each oil or gas property is treated separately so that a loss from any one property is limited to the at risk amount for that property and not the at risk amount for all the investor's oil and gas properties. It is uncertain how this rule is implemented in the case of multiple oil and gas properties owned by a single partnership. However, for taxable years ending on or before the date on which further guidance is published, the IRS will permit aggregation of properties owned by a partnership in computing a partner's at risk limitation with respect to such partnership. If an investor partner must compute his at risk amount separately with respect to each property owned by the partnership, he may not be allowed to utilize his share of losses or deductions attributable to a particular property even though he has a positive at risk amount with respect to the partnership as a whole.

        Sale of Property. When a partnership sells property, it will recognize gain to the extent that the amount realized on the sale exceeds its basis in the property and will recognize loss to the extent that its basis exceeds the amount realized. In the case of a sale of an oil or gas property, each investor partner will compute his gain or loss individually based on his share of the amount realized, as allocated to him under the partnership agreement and the drilling program agreement, and his share of the basis in such property. The amount realized will include the amount of money received and the fair market value of any other property received. If the purchaser assumes a liability in connection with the sale or takes the property subject to a liability, the amount realized will include the amount of such liability.

        If gain is recognized on such sale, the portion of the gain that is treated as recapture of intangible drilling cost, depletion, or depreciation deductions will be treated as ordinary income and the remainder generally will constitute "Section 1231 gain." If loss is recognized on such sale, such loss generally will constitute "Section 1231 loss."

        Each investor partner will be required to report his share of the portion of the gain that constitutes recapture as ordinary income and must also take into account his share of the Section 1231 gains and losses along with his
Section 1231 gains and losses from other sources. The characterization of the investor partner's share of the Section 1231 gains and Section 1231 losses attributable to partnership properties as either ordinary or capital will depend on the total amount of the investor partner's Section 1231 gains and the total amount of his Section 1231 losses from all



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sources for the year. Generally, if the total amount of the gains exceeds the total amount of the losses, all such gains and losses will be treated as capital gains and losses, and if the total amount of the losses exceeds the total amount of the gains, all such gains and losses will be treated as ordinary income and losses. An investor partner's net Section 1231 gains, however, will be treated as ordinary income to the extent of the investor partner's net Section 1231 losses during the immediately preceding five years, reduced by the Section 1231 losses previously recaptured under this rule.

        Termination of a Partnership. When a partnership is terminated, each investor partner in that partnership will be taxable, in the taxable year in which the termination occurs, on his share of partnership income, gain, loss, and deduction arising prior to the date of termination. General and limited partners must also take into account their shares of gains or losses resulting from the sale or other disposition of partnership assets in liquidation of the partnership.

        Upon the termination of a partnership, each investor partner in the partnership will be required to recognize gain to the extent that the amount of money distributed to him exceeds the basis of his interests or his amount at risk with respect to the partnership. See "Tax Aspects -- Special Features of Oil & Gas Taxation -- Basis and At Risk Limitations." An investor partner will recognize no loss unless he receives only money, unrealized receivables, and inventory. In such a case, the investor partner could recognize loss to the extent that the basis of his interests exceeds the aggregate of the money and the partnership basis of the property received. If, however, an investor partner receives more or less than his share of ordinary income items, including potential recapture of intangible drilling cost, depletion, and depreciation deductions, the investor partner will be required to recognize ordinary income or loss to that extent.

        An investor partner's basis in any distributed property will be equal to the basis of his interests, reduced by any money received. The investor partner's basis will first be allocated to ordinary income assets in an amount equal to the partnership basis in such assets, which generally will be zero. Any remaining basis will be allocated, in general, to other properties to the extent of the partnership's basis in those properties subject to reallocation among properties designed to reduce basis - value disparities to the extent possible. Thus, basis increases are allocated to properties with unrealized appreciation and basis decreases are allocated to properties with unrealized depreciation. Any basis adjustment remaining after the partnership's basis has been fully carried over and reallocated is first allocated among those properties with unrealized appreciation to the full extent of each property's unrealized appreciation. To the extent that the increase is not fully allocated at this point, it is allocated in proportion to the properties' respective fair market values.

        Sale of Interests. When an investor partner sells an interest, including by exercising the right of presentment, he will recognize gain or loss measured by the difference between the amount realized on the sale and his basis in the interest sold. The investor partner's amount realized will be the selling price plus his share of any liabilities that increased his basis in such interest. For a discussion of the computation of the tax basis in interests, see "Tax Aspects -- Special Features of Oil & Gas Taxation -- Basis and At Risk Limitations."

        To the extent that the portion of the amount realized attributable to ordinary income items, including potential recapture of intangible drilling cost, depletion, and depreciation deductions) exceeds the portion of the basis allocable to such items, which generally will be zero, the gain will be ordinary income. Therefore, a substantial portion of any gain realized upon the sale of interests may constitute ordinary income. So long as the investor partner holds his interests as a capital asset, generally, an asset held as an investment, the remainder of the gain will be capital gain and any loss will be capital loss. The investor partner will be required to recognize the full amount of the ordinary income portion even if it exceeds the overall gain on the sale (in which event the investor partner will also recognize capital loss to the extent the ordinary income exceeds the overall gain) or there is an overall loss on the sale (in which event the investor partner will recognize an offsetting capital loss equal to the ordinary income portion and an additional capital loss equal to the overall loss on the sale). Gain or loss realized by a general partner upon the sale of interests will generally constitute active income or loss, while gain or loss realized by a limited partner upon such a sale will constitute passive income or loss, which passive loss may be used to offset active income only upon a complete disposition of interests, except in circumstances where a limited partner has received his interest in a conversion. See "Tax Aspects -- Special Features of Oil & Gas Taxation -- Passive Activity Loss Limitations."


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        Net capital gains of individual taxpayers currently are taxed at a minimum statutory rate (generally 20% for capital assets held for more than 12 months) which is less than the maximum statutory rate applicable to other income (39.6%). Net capital gains means the excess of net long-term capital gain over net short-term capital loss.

        Generally, the sale of an interest in a partnership has no effect on the partnership's basis in its assets. If, however, the partnership has made an election under Section 754 of the Internal Revenue Code, the partnership's basis in its assets is adjusted for the benefit of the purchase to reflect the gain or loss realized by a partner upon the sale of an interest in the partnership. As a result of the tax accounting complexities inherent in, and the substantial expense attendant to, the election to adjust the tax basis of partnership property upon sales of interests, the managing partner does not currently intend to make this election on behalf of either partnership. Under the partnership agreement, such election may be made only with the consent of the managing partner. The absence of any such election and of the power to compel the making of such an election may reduce the value of interests to a potential transferee and may be an additional impediment to the transferability of interests.

        An investor partner who sells interests must notify that partnership of the transaction and must attach a statement to his federal income tax return reciting certain facts regarding the sale. Such notice must be given in writing within 30 days of the sale, or, if earlier, by January 15 of the year following the year in which the sale occurs, and must include the names and addresses of the buyer and seller, the taxpayer identification numbers of the buyer and seller, if known, and the date of the sale. An investor partner who fails to furnish the relevant information to the partnership may be penalized $50 for each such failure, unless it is shown that such failure was due to reasonable cause and not willful neglect. In addition, the partnership will be required to notify the IRS of any sale of an interest of which it has notice or knowledge and to report the names, addresses, and taxpayer identification numbers of the buyer and seller, along with other required information. The partnership is also required to provide copies of the information it provides to the IRS to the buyer and seller.

        Section 1060 of the Internal Revenue Code may also require both the buyer and seller of an interest to file statements with their federal income tax returns stating their agreement, if any, concerning the allocation of the purchase price among assets.

        Farmouts and Backin Interests. One of the various ways in which a partnership, through the drilling program, may acquire an oil and gas lease is through a farmout, discussed above under "Proposed Activities -- Farmouts." Some farmouts may be characterized for tax purposes as partnerships entered into by the related drilling program and the other party to the farmout. The manner in which the parties to these farmouts agree to allocate income, gain, loss, deduction, and credit, or any item of income, gain, loss, deduction and for credit, may be disallowed under Section 704 of the Internal Revenue Code. See "-- Partnership Taxation -- Allocations." If the farmout creates a co-ownership arrangement, the drilling program may be required to capitalize a portion of the intangible drilling costs paid in excess of its fractional share of the working interest acquired under the agreement. If the farmout creates an arrangement that is classified as an association taxable as a corporation for federal income tax purposes, the tax benefits of investing in that partnership would be adversely affected, or eliminated See -- "Partnership Taxation -- Partnership Classification." One type of farmout in which a drilling program might be involved is a transaction in which, in exchange for the drilling of a well on a particular drill site, the drilling party becomes entitled to an assignment of 100% of the leasehold interest in the drill site acreage, until such time as his or its drilling, completion and production costs are recovered out of production therefrom, with a lesser percentage thereafter, and a lesser fractional interest in the portion of the tract exclusive of the drill site acreage. The IRS has ruled, in Revenue Ruling 77-176, 1977-1 C.B. 77, that any transfer of rights in property other than the drill site acreage in this type of transaction would be deemed a sale of such other property by the party transferring the property on which gain or loss is realized. The IRS further ruled that, while the party receiving the acreage and incurring the cost of drilling the well on the drill site may elect to deduct such costs as intangible drilling and development costs, such party would realize ordinary income equal to the value of the acreage earned exclusive of the drill site acreage.

        The managing partner will attempt to structure any farmout or similar transaction in a way which either eliminates or minimizes to the fullest extent possible the tax consequences set forth in this ruling and the other adverse tax consequences described above. Nonetheless, the ruling may have adverse tax implications for a drilling program and the related partnership if and when a drilling program enters into such farmouts, since such drilling program may recognize gain or loss upon the transfer or receipt of an interest in the property.


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

GENERAL TAX PROVISIONS

        Following is a brief summary of some additional federal income tax laws which may impact upon an investor partner.

OTHER TAX CONSEQUENCES

        Alternative Minimum Tax. The individual alternative minimum tax is imposed at graduated rates of 26% and 28% on "alternative minimum taxable income" in excess of exemption amounts. The tax thus computed is reduced by the taxpayer's regular tax liability.

        Alternative minimum taxable income is computed by increasing regular taxable income by tax preference items and recomputing certain items. For an individual taxpayer, adjustments include such items as the difference between accelerated depreciation deductions and depreciation deductions under the alternative system of Section 168(g) of the Internal Revenue Code using the 150 percent declining balance method with respect to tangible personal property and the straight-line method with respect to real property.

        The passive activity limitations also apply for purposes of computing alternative minimum taxable income, although tax preference items taken into account for purposes of the passive activity rules are not taken into account in computing alternative minimum taxable income.

        Corporations are subject to an alternative minimum tax of 20% of alternative minimum taxable income to the extent that such amount exceeds the greater of (a) the corporation's federal income tax liability or (b) certain exemption amounts. Corporate items of tax preference include items similar to those described above for individuals, and a number of additional items.

        Because an investor partner's liability for the alternative minimum tax is computed by taking into account his regular income tax liability, the extent to which any tax preference items directly or indirectly resulting from an investment in interests would be subject to the alternative minimum tax will depend on the facts of his particular situation. For a taxpayer with substantial tax preference items, the alternative minimum tax could reduce the after- tax economic benefit of his investment in interests. Each potential investor should consult his tax advisor concerning the impact of the alternative minimum tax on his investment in interests.

        Tax Shelter Registration. An organizer of a "tax shelter" must register the tax shelter with the Secretary of the Treasury and obtain an identification number which must be included on the tax returns of investors in the shelter. Any person who organizes any "potentially abusive tax shelter" must maintain lists of investors therein and make such information available to the Secretary of the Treasury upon request.

        In view of the expansive definition of the term "tax shelter" under temporary regulations, the tax shelter registration provisions could be interpreted to apply to the partnerships. The managing partner will apply for and obtain a tax shelter registration number with respect to each partnership. The registration number of a partnership will be furnished to its general and limited partners, who must include the number on their tax returns for any year in which any deduction, loss, credit, other tax benefit or any income attributable to the partnership is claimed or reported, and must furnish the number to any transferee of their interests, together with other required information. The managing partner also must maintain lists of investors in the partnerships and make such lists available to the IRS on request.

        ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE INTERNAL REVENUE SERVICE.

        Changes in Federal Income Tax Laws. Significant and fundamental changes in the nation's federal income tax laws have been made in recent years and additional changes are likely. Any such change may affect the partnerships and the general and limited partners. Moreover, judicial decisions, regulations or administrative pronouncements could unfavorably affect the tax consequences of an investment in a partnership. See "Tax Aspects -- Other Tax Consequences -- Changes in Federal Income Tax Laws."


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


        Compliance Provisions. Taxpayers are subject to several penalties and other provisions which encourage compliance with the federal income tax laws, including an addition to tax of 20% of a "substantial understatement" of federal income tax. This addition is imposed if an understatement of tax exceeds the greater of (a) 10% of the tax required to be shown on the return or (b) $5,000 ($10,000 for a corporation other than an S corporation or a personal holding company).

        Except in the case of understatements attributable to "tax shelter" items, an item of understatement will not give rise to the penalty if (a) there is or was "substantial authority" for the taxpayer's treatment of the item or
(b) all facts relevant to the tax treatment of the item are disclosed on the return or on a statement attached to the return. In the case of partnerships, the disclosure is to be made on the return of the partnership. However, an individual partner may make adequate disclosure with respect to partnership items if specific conditions are met.

        In the case of understatements attributable to "tax shelter" items, the substantial understatement penalty may be avoided only if the taxpayer establishes that, in addition to having substantial authority for his position, he reasonably believed the treatment claimed was more likely than not the proper treatment of the item. A "tax shelter" item is one that arises from a partnership, or other form of investment, a significant purpose of which is the avoidance or evasion of federal income tax. An entity should not be considered to have a significant purpose of avoidance or evasion of federal income tax merely because it avails itself of percentage depletion allowances, intangible drilling cost deductions, or certain other deductions. The managing partner does not believe that tax avoidance is a significant purpose of either partnership and does not anticipate that these provisions would apply to any understatement attributable to the disallowance of a partnership item. Investors are cautioned, however, to consult their tax advisors with respect to the possible application of the substantial understatement penalty.

        Consistency Requirements. General and limited partners must generally treat partnership items on their federal income tax returns consistently with the treatment of such items on the partnership information return, unless an investor partner files a statement with the IRS identifying the inconsistency or otherwise satisfies the requirements for waiver of the consistency requirement. Failure to satisfy this requirement will result in an adjustment to conform the investor partner's treatment of the item with the treatment of the item on the partnership return. Intentional or negligent disregard of the consistency requirement may subject an investor partner to substantial penalties.

        Nominees. A person who holds a partnership interest as a nominee for another person must furnish to the partnership the name and address of the beneficial owner, along with any other information prescribed by form or regulations. A notice issued by the IRS requires the nominee to furnish to the partnership the nominee's name, address, and taxpayer identification number, the taxpayer identification number of the beneficial owner and information concerning the partnership interests held, acquired, and disposed of by the nominee on behalf of others during the partnership taxable year. The nominee also must provide certain information to the beneficial owner of the interest, and the partnership must furnish certain information to the nominee. Regulations to be issued may impose additional requirements. Any prospective investor who is acting as a nominee for another person should consult his tax advisor regarding these requirements.

        Social Security Benefits; Self-Employment Tax. A general partner's share of any income or loss attributable to interests will constitute "net earnings from self-employment" for both social security and self-employment tax purposes, while a limited partner's share of such items will not constitute net earnings from self-employment. Thus, no quarters of coverage or increased benefits under the Social Security Act will be earned by limited partners. If a general partner is receiving Social Security benefits, his taxable income attributable to his investment in interests may be taken into account in determining any reduction in benefits because of "excess earnings."

        State Law Tax Aspects. A partnership, through the related drilling program, will operate in states and localities which impose taxes on the partnership's assets or income or on each investor partner based upon his share of any income derived from partnership activities in such jurisdictions. Depending upon the location of the partnership's properties and applicable state and local laws, deductions or credits available to an investor partner for federal income tax purposes may not be available for state or local income tax purposes.

        It is anticipated that a significant portion of the partnerships' activities will be in Texas, which imposes a franchise tax on corporations and limited liability companies "doing business" in that state. General partners which



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

are corporations or limited liability companies not otherwise considered to be doing business in Texas which invest through a partnership may be deemed to be doing business in Texas for purposes of this tax.

        To the extent a partnership operates in certain jurisdictions, estate or inheritance taxes may be payable therein upon the death of an investor partner. Therefore, an investor partner may be subject to income taxes, estate or inheritance taxes or both in states or localities in which the partnership does business as well as in his own state and domicile.

ANTICIPATED FEDERAL INCOME TAX DEDUCTIONS

        The managing partner expects that approximately 70% to 80% of an investor partner's capital contribution to a partnership will be deductible or eligible for deduction for federal tax purposes either in the tax year in which such capital contribution is made or in the subsequent tax year. Due to the application of the passive activity loss limitations, the percentages of capital contributions of limited partners that will be deductible will depend largely upon each such limited partner's tax situation independent of his investment in interests, and are thus impossible to estimate. These estimates are based upon the managing partner's assumptions concerning the offering termination dates for the partnerships and the managing partner's previous experience concerning the deductibility of the costs of drilling and completing wells and current federal income tax law. Further, the estimates are based upon a number of factual assumptions, including an assumption that contracts calling for the expenditure of a substantial portion of the capital of each partnership will be entered into in such year and that such expenditures will meet applicable statutory and judicial requirements for deductibility in that year. See "Risk Factors -- Tax Risks -- Current Tax Deductions." ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THESE ESTIMATED PERCENTAGES OF CAPITAL CONTRIBUTIONS WILL BE DEDUCTIBLE OR ELIGIBLE FOR DEDUCTIBILITY IN THE YEAR IN WHICH THE CAPITAL CONTRIBUTION IS MADE.

INDIVIDUAL TAX ADVICE SHOULD BE SOUGHT

        THE TAX CONSIDERATIONS ATTENDANT TO AN INVESTMENT IN A PARTNERSHIP ARE COMPLEX AND VARY WITH INDIVIDUAL CIRCUMSTANCES. EACH PROSPECTIVE INVESTOR PARTNER SHOULD REVIEW SUCH TAX CONSEQUENCES WITH HIS TAX ADVISOR.

                       COMPETITION, MARKETS AND REGULATION

COMPETITION

        There are a large number of companies and individuals engaged in exploration for oil and gas and development of oil and gas properties. Accordingly, the partnerships will encounter strong competition from independent operators and major oil companies in acquiring oil and gas leases suitable for development by the partnerships and the related drilling programs. Many of the companies so engaged have financial resources and staffs considerably larger than those available to the partnerships.

MARKETS FOR SALE OF PRODUCTION

        The ability of a partnership to market oil and natural gas found and produced, if any, will depend on numerous factors beyond the control of the partnership, the effect of which factors cannot be accurately predicted or anticipated. Some of these factors include, without limitation the availability of other domestic and foreign production, the marketing of competitive fuels, the proximity and capacity of pipelines, fluctuations in supply and demand, the availability of a ready market, the effect of United States federal and state regulation of production, refining, transportation and sales and general national and worldwide economic conditions. There is no assurance that a partnership will be able to market any oil or natural gas produced by it, or, if such oil or natural gas is marketed, that favorable prices can be obtained by the partnership. See "Risk Factors -- General Risks Relating to Oil and Natural Gas -- Dependence on Future Prices, Supply and Demand for Oil and Gas."

        The United States natural gas market has undergone several significant changes over the past few years. The majority of federal price ceilings were removed in 1985 and the remainder were lifted by the Natural Gas



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


Wellhead Decontrol Act of 1989. Thus, currently, the United States natural gas market is operating in a free market environment in which the contracts between the seller and buyer determine the price of gas.

        At the same time, the domestic natural gas industry has also seen a dramatic change in the manner in which gas is bought, sold, and transported. Newly developed supplies of natural gas are, in most cases, no longer sold to a pipeline company. Instead, the pipeline company now serves the role of transporter primarily, and gas producers are free to sell their product to marketers, local distribution companies, end users, or a combination thereof. This process, which began with the issuance of the Federal Energy Regulatory Commission ("FERC") open access transportation program, often known as Order No. 436, and culminated with the implementation of FERC Order No. 636 - the restructuring rule, has greatly enhanced a producer's ability to avoid shut-ins or curtailments because in the new gas environment, a producer now has a multitude of buyers to choose from.

        Recently there has been substantial improvement in the price received for natural gas. Many analysts believe that the industry is finally experiencing the combined effects of declining deliverability, reduced reserve replacement and increased demand for natural gas as a fuel of choice. While this trend is expected to continue, natural gas prices will still probably remain somewhat seasonal in nature and, for this reason, it is particularly difficult to estimate accurately future prices of gas, and any assumptions concerning future prices may prove incorrect. See "Competition, Markets and Regulation".

        The United States average daily production of oil declined from 9.0 million barrels in 1985 to approximately 5.9 million barrels in 2000. The reduced production level is in part the result of decreased drilling activity in the United States. Drilling activity is measured by the United States rig count. The United States rig count hit an historical high in 1981 of over 4,500 rigs and was 1,107 rigs as of the end of 2000. Another factor contributing to the reduction of United States oil production is the plugging and abandoning of wells which are uneconomical due to the significant decrease in the price of oil.

        The United States import levels for oil have increased significantly since 1985. In 1985, imports of foreign oil represented 27% of the United States' demand. During the year 2000 imports averaged approximately 58% of the United States' consumption.

        In view of the many uncertainties affecting the supply and demand for oil, gas, and refined petroleum products, the managing partner is unable to predict future oil and gas prices or the overall effect, if any, that the decline in demand for and the oversupply of such products will have on a partnership.

REGULATION OF PRODUCTION

        The production of oil and gas found by a drilling program, if any, will be subject to United States federal and state laws and regulations, and orders of regulatory bodies under those laws and regulations, governing a wide variety of matters, including the drilling and spacing of wells on producing acreage, allowable rates of production, marketing, prevention of waste and pollution, and protection of the environment. Such laws, regulations, and orders may restrict the rate of oil and gas production below the rate which would otherwise exist in the absence of such laws, regulations, and orders, and may restrict the number of wells which may be drilled on a particular oil and gas lease.

NATURAL GAS PRICES

        The Natural Gas Wellhead Decontrol Act of 1989 was enacted on July 26, 1989, and provides that all gas prices are decontrolled at the wellhead effective January 1, 1993. Accordingly, sales of natural gas by a partnership generally will not be subject to the maximum lawful price ceilings set by the Natural Gas Policy Act of 1978, as amended. Thus, market conditions will determine the prices that a partnership receives from the sale of natural gas produced from program wells.


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

OIL AND LIQUID HYDROCARBON PRICE CONTROLS

        There are currently no federal price controls on oil production, and sales of oil, condensate, and natural gas liquids by a partnership can be made at uncontrolled market prices. However, there can be no assurance that Congress will not enact controls at any time.

        State statutory provisions relating to oil and gas generally require permits for the drilling of wells and also cover the spacing of wells, the prevention of waste, the rate of production, the prevention and clean-up of pollution, and other matters. For example, the Railroad Commission of Texas determines the amount of gas producers can produce and purchasers can take from oil and gas leases located within the State of Texas.

POSSIBLE LEGISLATION

        Currently there are many legislative proposals pertaining to regulation of the oil and gas industry, which proposals may directly or indirectly affect the activities of a partnership. No prediction can be made as to what additional energy legislation may be proposed, if any, nor which bills may be enacted nor when any such bills, if enacted, would become effective.

REGULATION OF THE ENVIRONMENT

        The exploration, development, and production of oil and gas is subject to various federal and state laws and regulations to protect the environment. Various states and governmental agencies are considering, and some have adopted, other laws and regulations regarding environmental control which could adversely affect the business of a partnership. Compliance with such legislation and regulations, together with any penalties resulting from noncompliance therewith, will increase the cost of oil and gas development and production. All or a portion of these costs may ultimately be borne by a partnership.

        The preceding discussion of regulation of the oil and gas industry is necessarily brief, and is not intended to constitute a complete discussion of the various statutes, rules, regulations, or governmental orders to which the partnerships' and the drilling programs' operations may be subject.

                    LIABILITY OF GENERAL AND LIMITED PARTNERS

GENERAL PARTNERS

        By law, each general partner in a partnership is liable for all of the liabilities and recourse obligations of the partnership. Accordingly, a single general partner legally could be held responsible for the liabilities and obligations of an entire partnership. Furthermore, under some circumstances, joint working interest owners may be jointly and severally liable for obligations arising in connection with the development and operation of the oil and gas lease in which they jointly own an interest. See "Risk Factors -- Particular Risks Relating to the Interests -- Liability of Joint Working Interest Owners." Because a partnership will own a working interest in leases in which the participants in the drilling program, and likely others, own working interests, the partnership, and therefore the general partners of that partnership, could be liable for obligations of all such joint working interest owners.

        Under the terms of the partnership agreements, the general partners and the managing partner of each partnership will agree that, as among themselves, each general partner and the managing partner will be responsible only to pay his pro rata share of that partnership's liabilities and obligations, and will be entitled to contribution from other general partners and the managing partner of a partnership if he incurs liability in excess of his pro rata share. Furthermore, the managing partner will indemnify each general partner of the partnership. The managing partner will undertake to indemnify each general partner for any and all partnership-related obligations and liabilities otherwise allocable to or paid by such general partner which are in excess of such general partner's share of the partnership's undistributed assets. However, such contribution rights and indemnity do not legally negate a general partner's liability for a partnership's obligations, and a general partner still could be subject to liability in excess of the amount of his capital contribution if the managing partner should become bankrupt or for any other reason are unable to meet the financial commitments of the indemnity. This liability could result in the necessity for a general


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

partner to make additional payments to the partnership. Due to the uncertain nature of any such liability, it is not possible to determine the amount of any such liability.

        The managing partner will conduct the operations of each partnership in a manner designed to reduce the risk that a general partner could be required to make such additional payments. See "Insurance."

LIMITED PARTNERS

        Under Delaware law, a limited partner is not liable for the obligations of a limited partnership unless he is also a general partner or, in addition to the exercise of his rights and powers as a limited partner, he participates in the control of the partnership's business, and then only to persons who transact business with the limited partnership reasonably believing, based upon the limited partner's conduct, that the limited partner is a general partner. Delaware law provides that certain acts, including the exercise of the right to vote on matters specified in the partnership agreement, do not constitute participation by a limited partner in the control of a limited partnership's business. Assuming that a limited partner does not take part in the control of a partnership's business and that he otherwise acts in conformity with the provisions of the partnership agreement, his liability under Delaware law will be limited, subject to possible exceptions, generally to the amount of capital he has contributed to the partnership. Under Delaware law (i) a limited partner is obligated to a partnership to perform any promise to contribute cash or property or perform services, even if he is unable to perform because of death, disability, or other reason, and such obligation may be enforced by a third party creditor of the partnership and (ii) a limited partner may be liable to the extent of prohibited distributions (as described below) made to the limited partner, if he knew, at the time of the distribution, that it was prohibited. A limited partner's liability for the return of any distribution terminates, however, after the expiration of three years from the date of the distribution. Under Delaware law, a limited partner may not receive a distribution from a partnership to the extent that at the time of and after giving effect to the distribution, all liabilities of the partnership, other than liabilities to limited partners on account of their interests, exceed the fair value of the partnership's assets. Under Delaware law, an assignee who becomes a substituted limited partner of a partnership is liable for the obligation of his assignor to make capital contributions, except that the assignee is not obligated for liabilities unknown to him at the time he became a limited partner and that could not be ascertained from the partnership agreement.

        It is currently anticipated that the partnerships will conduct substantially all of their business in the states of Texas, Oklahoma, Kansas and New Mexico, where each partnership will register to do business as a foreign limited partnership. A partnership may also be deemed to be conducting business in various states, other than Texas, Oklahoma, Kansas and New Mexico, in which the partnership acquires and operates properties. The applicability of state laws to limited partners of a limited partnership such as a partnership in such a situation and limitations of the liability of limited partners for the obligations of the limited partnership have not been clearly established in many jurisdictions. If it were determined that the right or exercise of the right by the limited partners as a group to remove or replace the managing partner, to make certain amendments to the partnership agreement, or to take other action under the partnership agreement, constitute "control" of a partnership's business for the purposes of the statutes of any relevant jurisdiction, a limited partner might be held personally liable for a partnership's obligations under the laws of such jurisdiction. Further, under the laws of certain jurisdictions, a limited partner might be liable for other amounts, such as the amount of any undistributed profits to which such limited partner is entitled, with interest, or interest on the amount of capital contributions rightfully returned to him. Maintenance of limited liability will require compliance with legal requirements in such jurisdictions. The partnerships and the drilling programs will operate in such a manner as its managing partner deems reasonable, necessary and appropriate to preserve the limited liability of limited partners.

        The following table summarizes the key differences in the treatment afforded limited partners, general partners and the managing partner under Delaware law.


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

                                       LIMITED PARTNERS           GENERAL PARTNERS                 MANAGING PARTNER
                                       ----------------           ----------------                 ----------------
General liability for all of the              No                           Yes                             Yes
obligations of a partnership

Limited liability for the                     Yes                           No                             Yes
obligations of a partnership to the                               (subject to indemnification)
extent of capital contributions

Right to indemnification by us          Not Applicable                     Yes                             Yes
for any amounts due in excess of
capital contributions to the
partnership

Right to participate in the                   No                            No                             Yes
management and operations of                                           (delegated
the partnership                                                     to managing partner)

Right to deduct intangible            Yes (but limited to         Yes (not limited to              Yes (not limited to
drilling costs                        deductions against          deductions against income        deductions against
                                      income from passive         from passive activities  but     income from passive
                                      activities)                 subject to "At Risk" and         activities  but subject
                                                                  basis limitations)               to "At Risk" and
                                                                                                   basis limitations)


         SUMMARY OF PARTNERSHIP AGREEMENT AND DRILLING PROGRAM AGREEMENT

        The following is a summary of the provisions of the partnership agreements and the drilling program agreements. This summary is qualified in all respects by reference to the full text of the Form of Partnership Agreement, which appears as Exhibit A to this prospectus; and the Form of Drilling Program Agreement, which appears as Exhibit B to this prospectus. Each prospective purchaser is urged to review, and be advised with respect to the effect of, the provisions of the partnership agreement and the drilling program agreement.

TERM

        Each partnership will be organized under the Delaware Revised Uniform Limited Partnership Act. Each drilling program will be a partnership for income tax purposes only and, for all other purposes, is intended to be an agreement among Mewbourne Oil Company, as drilling program manager, and the managing partner and a partnership as joint owners or tenants-in-common of undivided working interests in the drilling program's oil and gas properties. Each partnership and the related drilling program will continue until terminated as provided for in the partnership agreement and the drilling program agreement. See "-- Dissolution, Liquidation and Termination" below.

RIGHTS AND POWERS OF PARTNERS

        General and Limited Partners. Under the terms of the partnership agreements, general and limited partners will have the following rights and powers with respect to their respective partnership:

                (a) to share all charges, credits, and distributions in accordance with the partnership agreement and share all charges, credits, and distributions of the related drilling program through the partnership as discussed under "Participation in Costs and Revenues",

                (b) to inspect at their expense books and records relating to the activities of the partnership through the drilling program, upon adequate notice and at all reasonable times, other than geophysical, geological and other similar data and information and studies, maps, evaluations, and reports derived therefrom which for a reasonable period of time may be kept confidential because the managing partner has agreed to keep such matters confidential or has determined in good faith that such matters should be kept


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        confidential considering the interests of the partnership and each of its partners, and upon written request at their expense to have a copy of a list of names and addresses of all partners mailed to them,

                (c) to have on demand true and full information of all activities of the partnership, through the drilling program, and a formal account of affairs whenever circumstances render it just and reasonable,

                (d) to have dissolution and winding up of the partnership by decree of court as provided under Delaware law,

                (e) to reconstitute the partnership with a new managing partner upon the withdrawal or retirement of the managing partner from the partnership, directly or as a result of a bankruptcy, dissolution, or similar event that would dissolve the partnership, which causes the dissolution of the partnership upon the election of a majority in interest of the general and limited partners,

                (f) to terminate any contract between the partnership and the managing partner or any affiliate of the managing partner by a vote or written consent of a majority in interest of the general and limited partners, without penalty upon 60 days' written notice,

                (g) to approve the sale of all or substantially all of the assets of the partnership, except upon liquidation of the partnership, by the affirmative vote of a majority in interest of the general and limited partners, except in connection with a roll-up transaction which requires the affirmative vote of at least 66% in interest of the general and limited partners,

                (h) to dissolve the partnership at any time upon the election of a majority in interest of the general and limited partners,

                (i) to permit the assignment by the partnership or the managing partner of their obligations under the drilling program agreement, if such permission is required under the drilling program agreement, by the affirmative vote of a majority in interest of the general and limited partners,

                (j) to agree to the termination or amendment, except for certain conformatory amendments and amendments necessary to conform to the Internal Revenue Code or that do not adversely affect the general and limited partners, of the drilling program agreement or the waiver of any rights of the partnership under the drilling program agreement by the affirmative vote of a majority in interest of the general and limited partners,

                (k) to remove the managing partner and substitute a new managing partner to operate and carry on the business of the partnership or, to remove the drilling program manager and substitute a successor to act in such capacity by the affirmative vote of a majority in interest of the general and limited partners, and

                (l) to propose and vote on certain matters affecting the partnership as provided in the partnership agreement.

        Limited Partners. Limited partners of a partnership will take no part in the control of the business or affairs of the partnership or the related drilling program and will have no voice in the management or operations of that partnership or drilling program. This lack of management and control is necessary to insulate the limited partners from liability in excess of their investment in the partnership and their share of undistributed profits from the partnership. See "Risk Factors -- Particular Risks Relating to the Interests -- Liability of Limited Partners" and "Liability of General and Limited Partners -- Limited Partners." Notwithstanding the foregoing, limited partners shall:

        - have the rights described in paragraphs (a) through (l) under the caption "general and limited partners" above, and



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        -       have their liability for operations of the partnership and the drilling program limited to the amount of their capital contributions and to their shares of partnership capital and undistributed net revenues of the partnership, if any; provided, however, that under Delaware law the limited partners may under certain circumstances be required to repay the partnership amounts previously distributed to them by the partnership if the partnership does not have sufficient other assets to satisfy the claims of creditors.

        General Partners. The general partners will delegate to the managing partner the responsibility for the day-to-day operations of the partnerships. In addition, the general partners will covenant not to exercise the following rights granted to them under Delaware law:

        -       the right to withdraw from the partnership,

        - the right to act as agent of the partnership or to execute documents on behalf of the partnership, and

        - the right to act other than together with other general partners constituting a majority in interest of the general and limited partners to cause the managing partner on behalf of the partnership to convey partnership property or take any other action binding on the partnership.

A general partner who violates such covenants is obligated to indemnify the partnership and the other partners for any loss or liability caused by such violation. Furthermore, in the event of a dissolution caused by a withdrawing general partner, upon reconstitution of the partnership, the withdrawing general partner shall remain subject as a general partner to any liabilities or obligations of the partnership arising prior to such withdrawal. Upon withdrawal from the partnership, a general partner is entitled to continue to receive any distributions to which he is otherwise entitled under the partnership agreement for the period prior to his withdrawal; however, such general partner shall not be entitled to receive the fair value of his interest in the partnership as of the date of such withdrawal based upon his right to share in distributions from the partnership, and neither the partnership nor the managing partner has any obligation to repurchase any interest in the partnership from the withdrawing general partner. The withdrawing general partner will no longer be entitled to receive any distributions nor shall such general partner have any rights as an investor partner under the partnership agreement. The sharing ratios will be recalculated among the general and limited partners without regard to the withdrawing general partner's capital contribution. See "-- Reconstitution of the Partnership" below.

RIGHTS AND POWERS OF THE MANAGING PARTNER

        The managing partner has full and exclusive power, except as limited by the partnership agreement and applicable law, to manage, control, administer, and operate the properties, business, and affairs of a partnership. The managing partner has the authority to enter into a drilling program agreement on behalf of a partnership. Under the drilling program agreements, Mewbourne Oil Company as drilling program manager will have the power and authority to act on behalf of a partnership with respect to the management, control, and administration of the business and affairs of the related drilling program and the properties subject to the drilling program agreement.

        Under the partnership agreements, the managing partner is required to devote only such time and effort to the business of the partnership as may be necessary to promote adequately the interests of that partnership and the mutual interests of the partners. The managing partner is permitted to engage in any other business ventures, including the ownership and management of oil and gas properties and the organization and management of other drilling programs. See "Conflicts of Interest."

INDEMNIFICATION OF THE MANAGING PARTNER AND ITS AFFILIATES

        The partnership agreements provides that neither the managing partner nor any of its affiliates shall be liable to a partnership or the general and limited partners for any loss suffered by the partnership which arises out of any action or inaction performed or omitted by the managing partner or such affiliate, if the managing partner in good faith has determined, as of the time of the conduct or omission, that the course of conduct or omission was in the best interest of the partnership, the managing partner or such affiliate was acting on behalf of or performing services for



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the partnership, and that such conduct or omission did not constitute negligence or misconduct. The drilling program manager and its affiliates, under the drilling program agreement, have similar liability.

        The partnership agreements also provide that the managing partner and its affiliates shall be indemnified by a partnership, only from the tangible net assets of the partnership and not from other assets of the partners, from and against all losses, judgments, liabilities, expenses, and settlements sustained by them in connection with acts performed or omitted by the managing partner or affiliates acting on behalf of or performing services for that partnership or the related drilling program; provided that, unless otherwise ordered by a court, the managing partner has determined in good faith, as of time of the conduct or omission, that the course of conduct or omission was in the best interests of the partnership and that the conduct or omission did not constitute negligence or misconduct. Each partnership is authorized to purchase insurance against liabilities asserted against and expenses incurred by such persons in connection with the partnership's activities, provided that the partnership will not bear the cost of that portion of any insurance, other than insurance customary for the partnership's business, which insures the managing partner for any liability for which the managing partner may not be indemnified as discussed above. The drilling program manager has similar rights with respect to insurance, and the drilling program manager and its affiliates are entitled to similar indemnification under the drilling program agreement.

        The partnership agreements further limit indemnification of the managing partner by providing that the managing partner, its affiliates and any person acting as a broker-dealer will not be indemnified for any losses, liabilities or expenses arising from or out of a violation of federal or state securities laws unless:

        - there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs,

        - such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or

        - a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

        Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to the managing partner by a partnership agreement, the partnership has been advised that in the opinion of the Securities and Exchange Commission and certain state securities authorities such indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable.

RIGHT OF PRESENTMENT

        Each investor partner in a partnership may request that the managing partner purchase for cash all, but not less than all, of that investor partner's interests subject to certain limitations. The managing partner may also cause its affiliate to fulfill its obligation to purchase such investor's interests. Unless extended by the managing partner, partners in a partnership formed in 2001 may make such requests in each of the years 2005 through 2010 and partners in a partnership formed in 2002 may make such request in each of the years 2006 through 2011. If the interests are subsequently listed on a national securities exchange or are traded through the National Association of Securities Dealer's Automated Quotation System or in the over-the-counter market, the right of presentment may be terminated at the option of the managing partner. Any such listing could have an adverse effect on the tax consequences of an investment in interests. See "Tax Aspects - Classification of a Partnership for Tax Purposes" and "Tax Aspects - General Features of Partnership Taxation - Passive Activity Loss Limitations." If the obligation of the managing partner or its purchaser designee to purchase interests from general and limited partners is determined to violate any existing or future laws, such obligation will be eliminated or modified appropriately. See "Terms of the Offering -- Right of Presentment."


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ASSIGNABILITY OF INTERESTS

        Assignability of interests is limited. Except by gift or operation of law or when consented to by the managing partner, an investor partner in a partnership may assign only whole interests unless the investor partner owns less than a whole interest and transfers all his interests to one person or unless such assignment is to the partnership, the managing partner, an affiliate of the managing partner, or a third person specified by the managing partner, and an investor partner must retain at least a whole interest in the event fewer than all of his interests are assigned to any person other than the partnership, the managing partner, an affiliate of the managing partner, or a third person specified by the managing partner. In addition, general and limited partners who are residents of either the State of California or Iowa are subject to additional restrictions concerning the amount of their interests that may be transferred. See "Terms of the Offering - Additional Requirements." interests may only be assigned to a person otherwise qualified to become a substituted general partner or a limited partner, as the case may be. In no event may any assignment be made which, in the opinion of counsel to that partnership, would result in the partnership being considered to have been terminated for purposes of Section 708 of the Internal Revenue Code or might result in a change in the status of the partnership to a "publicly traded partnership" within the meaning of Section 7704 of the Internal Revenue Code, unless the managing partner consents to such an assignment, or which, in the opinion of counsel to the partnership, may not be effected without registration under the Securities Act or 1933 or would result in the violation of any applicable state securities laws. A partnership will not be required to recognize any assignment until the instrument of assignment has been delivered to the managing partner. In the case of a mere assignee of interests, the transferring general partner or limited partner retains all rights other than the right to receive distributions as a general partner or limited partner. However, an assignee of interests may become a substituted general partner or limited partner, as the case may be, and thus be entitled to all of the rights of a general partner or limited partner, only upon meeting certain conditions, including:

        - obtaining the consent of the assignor and the managing partner to such substitution,

        - paying all costs and expenses incurred in connection with such substitution,

        -       making certain representations to the managing partner, and

        - executing appropriate documents to evidence its agreement to be bound by all of the terms and provisions of the applicable partnership agreement.

        A partnership will amend its records at least once each calendar quarter to effect the substitution of substituted partners. In the case of assignments, where the assignee does not become a substituted partner, a partnership shall recognize the assignment not later than the last day of the calendar month following receipt of notice of assignment and required documentation. The restrictions on transfer contained in the partnership agreement of a partnership may have the effect of reducing interest in the partnership as a potential acquisition target or encouraging persons considering an acquisition or takeover of the partnership to negotiate with the partnership's managing partner rather than pursue non-negotiated acquisition or takeover attempts, although no assurance can be given that they will have that effect.

        The interest of the managing partner in a partnership may not be assigned except in limited circumstances set forth in the partnership agreement, including without limitation assignments to affiliates of the managing partner that agree to assume a proportionate share of the obligations of the assigning managing partner, dispositions arising out of the merger, consolidation, reorganization, or similar transaction of the managing partner, and any pledge by the managing partner. The rights and obligations of the managing partner and its affiliates with respect to a drilling program under the drilling program agreement may be assigned to affiliates and successors in interest by reason of merger, consolidation, reorganization, or similar transaction, without the consent of a majority in interest of the general and limited partners of the partnership, subject to limitations set forth in the drilling program agreement, and the managing partner and its affiliates will have the right at any time to mortgage or pledge its interest in properties of the drilling program.


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

REMOVAL OR WITHDRAWAL

        A majority in interest of the general and limited partners shall have the right to remove the managing partner and to elect and substitute a new managing partner. In such event, the removed managing partner shall be required to offer to sell a minimum of 20% of, and shall have the right to offer to sell the remaining 80% of such managing partner's interest in the partnership to the new managing partner at a price and method of payment mutually agreeable to the removed managing partner and the new managing partner. If the new managing partner and the removed managing partner are unable to agree within ten days on the purchase price of such interest, the new managing partner and the removed managing partner shall select a mutually agreeable independent expert to determine such purchase price. In addition, a majority in interest of the general and limited partners shall have the right to remove Mewbourne Oil Company as the drilling program manager. In such event, Mewbourne Oil Company and its affiliates shall have the right to offer to sell up to 100% of their collective ownership interests in oil and gas leases subject to the drilling program agreement to the new drilling program manager. The method of payment for the removed managing partner's and Mewbourne Oil Company's interest must be fair and must protect the solvency and liquidity of the partnership.

        In the event the managing partner withdraws or retires from a partnership and such withdrawal or retirement causes dissolution of the partnership, a majority in interest of the general and limited partners shall be entitled to reconstitute the partnership and elect and substitute a new managing partner. Such new managing partner shall be entitled to acquire the partnership interest of the retiring managing partner on the same basis and in the same manner as set forth above. The managing partner may not voluntarily withdraw from a partnership prior to the later to occur of:

        - the completion of the partnership's primary drilling activities under the related drilling program, and

        - the fifth anniversary of the date that general and limited partners were admitted to the partnership.

        In order to exercise its right of withdrawal, the managing partner must give the general and limited partners at least 120 days' advance written notice.

DISSOLUTION, LIQUIDATION AND TERMINATION

        -       partnership shall be dissolved upon:

        -       the occurrence of December 31, 2051,

        - the vote or consent in writing of a majority in interest of the general and limited partners at any time,

        - the sale, disposition, or termination of all or substantially all of the oil and gas leases then owned by the partnership,

        - the withdrawal, bankruptcy, insolvency, or dissolution in certain circumstances of the managing partner, the occurrence of any other event which would permit a trustee or receiver to acquire control of the property or affairs of the managing partner or any other event of withdrawal from the partnership by the managing partner as provided for by law; provided that neither the dissolution of the managing partner as a consequence of merger, consolidation, recapitalization, or other corporate reorganization effected under the partnership agreement shall cause dissolution of the partnership,

        - the adjudication of insolvency or bankruptcy of the partnership, or an assignment by the partnership for the benefit of creditors,

        -       the withdrawal or retirement of the managing partner, or




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        -       the occurrence of any other event which, under applicable law, causes the dissolution of the partnership.

        If dissolution of a partnership occurs due to the withdrawal or bankruptcy of a general partner, the partnership shall not be terminated but shall automatically be reconstituted. Upon dissolution of a partnership for any reason other than bankruptcy or withdrawal of a general partner, unless it is reconstituted as provided under "-- Rights and Powers of Partners" above, the managing partner or a liquidator appointed by the managing partner shall wind up the affairs of the partnership and make final distribution of its assets. In the event the managing partner is unable to serve as liquidator, the liquidator shall be appointed by a majority in interest of the general and limited partners.

        After making a proper accounting and paying or making provision for the payment of existing and contingent liabilities, the liquidator of a partnership shall sell all remaining assets of the partnership for cash at the best price available therefor and distribute the proceeds of such sales to the partners. In the case of a sale in liquidation, the liquidator shall adjust the capital accounts of the partners under the terms of the partnership agreement to account for all gain and loss on such sales and shall distribute the proceeds of such sales to the partners in accordance with their respective capital account balances, as so adjusted. partners in a partnership will not be obligated to restore any negative balance in their capital accounts after the liquidation of their interests in a partnership. The distribution of cash or properties to the partners will constitute a complete distribution to the partners of their respective interests in that partnership and its property.

        In the event of a dissolution and liquidation of a partnership as a result of an exchange or tender offer, the liquidator may assume the sale of all remaining assets of the partnership for cash at the respective fair market values of such assets and then debit or credit each partner's capital account with its respective share of the hypothetical gains or losses resulting from such assumed sales in the same manner as such capital account would be debited or credited on the actual sales of such assets. If such exchange or tender offer is conducted through a sale of all or substantially all of the assets of a partnership or is otherwise binding on the partners, the liquidator shall distribute all securities or other assets received from the sale of the partnership assets to the partners proportionately based on the partners' positive capital account balances, as so adjusted. In the event of an exchange offer that is not binding upon all partners, the liquidator shall then exchange for securities offered in the exchange or tender offer partnership oil and gas properties having a fair market value equal to the sum of the positive balances in the capital accounts, as so adjusted, of the partners who elect to accept the exchange or tender offer. The liquidator shall distribute such securities to such accepting partners on a basis reflecting the partners' respective positive capital account balances, adjusted as provided above.

RECONSTITUTION OF A PARTNERSHIP

        In the event the managing partner of a partnership withdraws or retires from the partnership, directly or as a result of a bankruptcy, dissolution, or similar event that would dissolve the partnership, a majority in interest of general and limited partners, acting at a meeting to be held within 90 days following receipt of written notice of such event from the managing partner, shall be entitled to reconstitute the partnership and elect and substitute a new managing partner, which may be the retiring managing partner.

        In the event a majority in interest but less than all of the general and limited partners in a partnership elect to reconstitute the partnership, the partners' capital accounts shall be adjusted by assuming the sale of all assets of the partnership for cash at the respective fair market values of such assets as of the date of dissolution of the partnership and debiting or crediting each partner's capital account with its respective share of the hypothetical gains or losses resulting from such assumed sales in the same manner as such capital account would be debited or credited on the actual sales of such assets.

        The new managing partner shall then sell for cash partnership oil and gas properties having a fair market value equal to the fair market value of all partnership oil and gas properties times the ratio of the aggregate of the positive balances in the capital accounts, as so adjusted, of the general and limited partners that have not elected to reconstitute the partnership and the retiring managing partner, to the extent the retiring managing partner's aggregate partnership interest was not purchased by the new managing partner, to the positive balances of all partners. The new managing partner shall then distribute such cash to the general and limited partners that have elected not to


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reconstitute the partnership and to the managing partner, to such extent, in proportion to the positive balances of their respective capital accounts.

        The new managing partner, on behalf of the partners that have elected not to form the reconstituted partnership, shall retain for the benefit of the reconstituted partnership an undivided interest in all oil and gas properties of the partnership remaining after the distributions provided for above.

        The retiring managing partner shall have the right to elect to receive a distribution in kind of an undivided interest in partnership oil and gas properties having a fair market value equal to the fair market value of all partnership oil and gas properties times the ratio of the positive balance in the retiring managing partner's capital account to the positive balances of all partners.

        Each general partner of a partnership will covenant not to cause a dissolution of that partnership by voluntary withdrawal or other voluntary act. In the event of such a dissolution, however, upon reconstitution of the partnership, the withdrawing general partner shall remain subject as a general partner with respect to any liabilities or obligations of the partnership arising prior to such withdrawal. Upon withdrawal from the partnership, a general partner is entitled to continue to receive any distributions to which he is otherwise entitled under the partnership agreement for the period prior to his withdrawal; however, such general partner shall not be entitled to receive the fair value of his interest in the partnership as of the date of such withdrawal based upon his right to share in distributions from the partnership, and neither the partnership nor the managing partner has any obligation to repurchase any interest in the partnership from the withdrawing general partner. The withdrawing general partner will not be entitled to receive any distributions for the period subsequent to his withdrawal nor shall such general partner have any rights as an investor partner under the partnership agreement. The sharing ratios will be recalculated among the general and limited partners without regard to the withdrawing general partner's capital contribution. If the partnership is reconstituted due to the bankruptcy of a general partner, the trustee, receiver, or other successor in interest of the bankrupt general partner shall become liable for all of the debts and obligations of the bankrupt general partner.

AMENDMENTS

        A majority in interest of the general and limited partners of a partnership may require the amendment of the partnership agreement without the consent of the managing partner, except that any amendment which would increase the liability or duties of any partner, change the contributions required of a partner, provide for the reallocation of profits, losses, or deductions to the detriment of a partner, establish any new priority in one or more partners as to the return of capital contributions or as to profits, losses, deductions, or distributions to the detriment of a partner or cause the partnership to be taxed as a corporation, must be approved by such partner before it will be binding upon him. Minor and conformatory amendments and amendments that do not adversely affect the general and limited partners in any material respect may be made by the managing partner without the consent of the general and limited partners.

REPORTS TO PARTNERS

        The managing partner will furnish to the general and limited partners of each partnership semi-annual and annual reports which will contain financial statements, including a balance sheet and statements of income, partners' equity and cash flows, all of which shall be prepared in accordance with generally accepted accounting principles, which statements at fiscal year end will be audited by an independent certified public accountant. Financial statements furnished in a partnership's semi-annual reports will not be audited. Semi-annually, all general and limited partners will also receive a summary itemization of the transactions between the managing partner or any affiliate of the managing partner and the partnership showing all items of compensation received by the managing partner and its affiliates, including without limitation the average price paid by any affiliate of the managing partner during the two most recent calendar quarters for oil and gas produced by program wells purchased by such affiliate and the highest average price paid by any other substantial purchaser of comparable oil or gas produced in the field where such program wells are located. Annually beginning with the fiscal year ending December 31, 2000, as to a partnership formed in 2001, and ending December 2003, as to a partnership formed in 2002, oil and gas reserve estimates prepared by an independent petroleum engineer will also be furnished to the general and limited partners. Annual reports will be provided to the general and limited partners within 120 days after the close of the partnership


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

fiscal year, and semi-annual reports will be provided within 75 days after the close of the first six months of the partnership fiscal year. In addition, the general and limited partners in a partnership shall receive on a monthly basis while the partnership is participating in the drilling and completion activities of a drilling program, reports containing a description of the partnership's acquisition of interests in prospects, including farmins and farmouts, and the drilling, completion and abandonment of wells thereon. All general and limited partners will receive a report containing information necessary for the preparation of their federal income tax returns and any required state income tax returns by March 15 of each calendar year or as soon as practicable thereafter. The managing partner will furnish to the general and limited partners information regarding differences between tax basis of accounting and the basis of generally accepted accounting principles in accordance with generally accepted accounting principles. In addition, the information specified by Form 10-Q, if such report is required to be filed with the Securities and Exchange Commission, will be furnished to the general and limited partners within 45 days after the close of each quarterly fiscal period. General and limited partners in a partnership will also receive in such monthly reports a summary of the status of wells drilled by the partnership. The managing partner may provide such other reports and financial statements as it deems necessary or desirable.

ACCESS TO LIST OF GENERAL AND LIMITED PARTNERS

        An alphabetical list of the investor's names, addresses and business telephone numbers of the general and limited partners in a partnership identified as general partners or limited partners along with the number of interests held by each of them will be maintained as a part of the books and records of the partnership and will be available for inspection by any general and limited partners or his or her designated agent at the principal office of the partnership upon the request of an investor partner. The investor list will be updated at least quarterly to reflect changes in the information contained in such list. A copy of the investor list for a partnership will be mailed to any investor partner in the partnership requesting the investor list within ten days of the request. The copy of the investor list will be printed in alphabetical order, on white paper, and in a readily readable type size, in no event smaller than 10-point type. A reasonable charge for copy work may be charged by the partnership. The purposes for which an investor partner may request a copy of the investor list include, without limitation, matters relating to general and limited partners' voting rights under the partnership agreement and the exercise of general and limited partners' rights under federal proxy laws. If the managing partner neglects or refuses to exhibit, produce, or mail a copy of the investor list as requested, the managing partner will be liable to any investor partner requesting the list for the costs, including attorneys fees, incurred by that investor partner for compelling the production of the investor list, and for actual damages suffered by any investor partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the investor list is to secure the list of general and limited partners or other information for the purpose of selling such list or information or copies of such list, or of using the same for a commercial purpose other than in the interest of the applicant as an investor partner relative to the affairs of the partnership. The managing partner may require the investor partner requesting the investor list to represent that the list is not requested for a commercial purpose unrelated to the investor partner's interest in the partnership. The above remedies in favor of an investor partner requesting copies of the investor list are in addition to, and shall not in any way limit, other remedies available to general and limited partners under federal law, or the laws of any state.

POWER OF ATTORNEY

        In signing the special subscription instructions and the subscription agreement in the form attached as Exhibit C and Exhibit D to this prospectus, each investor adopts the terms and provisions of the partnership agreement for the partnership to which such investor is admitted, including representations and warranties contained in the partnership agreement, and makes the power of attorney set forth in Section 10.3 of the partnership agreement. Pursuant to the partnership agreement, each investor partner of a partnership will appoint the managing partner as his attorney-in-fact, on his behalf and in his name, to execute, swear to and file all documents or instruments necessary or desirable:

        - to comply with the laws of any state in which the partnership does business,

        - to amend the partnership agreement to admit a new or substituted general partner or limited partner or make changes required by amendments thereto adopted by the general and limited partners,



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        -       to amend the partnership agreement to effect the conversion of the general partners to limited partners,

        -       to conduct the business and affairs of the partnership,

        - to reflect the agreement of all of the general and limited partners if the required majority in interest of the general and limited partners has approved any action under the partnership agreement and amendments to the partnership agreement to implement such action, and

        - to perform other ministerial acts in connection with the partnership and its operations, all subject to compliance with the partnership agreement.

        Such appointment shall constitute a power coupled with an interest, shall not be revocable and shall be effectuated under Section 10.3 of the partnership agreement by an investor partner's execution of such special subscription instructions and subscription agreement.

                                 LEGAL OPINIONS

        The validity of the interests offered by this prospectus and federal income tax matters as discussed under "Tax Aspects" in this prospectus has been passed upon by Vinson & Elkins L.L.P., 3700 Trammel Crow Center, 2001 Ross Avenue, Dallas, Texas 75201-2975.

                                     EXPERTS

        The balance sheet of Mewbourne Development Corporation as of June 30, 2000 and the balance sheet of Mewbourne Energy Partners 01-A, L.P. as of February 23, 2001 included in this Registration Statement on Form S- 1, have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

        The information included in this Registration Statement on Form S-1 regarding the summary of the reserve report as of December 31, 2000, for Mewbourne Development Partners 92 GP, Mewbourne Development Partners 93-A, L.P., Mewbourne Development Partners 93-B, L.P., Mewbourne Development Partners 94-A, L.P., Mewbourne Development Partners 94-B, L.P. Mewbourne Development Partners 94-C, L.P., Mewbourne Energy Partners 94 Private L.P., Mewbourne Energy Partners 95-A, L.P., Mewbourne Energy Partners 95-B, L.P., Mewbourne Energy Partners 96-A, L.P., Mewbourne Energy Partners 97-A, L.P., and Mewbourne Energy Partners 98-A, L.P. Mewbourne Energy Partners 99-A, L.P. and Mewbourne Energy Partners 00-A, L.P.,was audited by Garb Grubbs Harris & Associates, Inc. and is included in this prospectus in reliance upon the report of such firm as experts with respect to the matters covered by its report and the giving of its report.

                       WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on behalf of the partnerships with the Securities and Exchange Commission under the Securities Act of 1933 relating to the interests being offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain portions of which have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission.

        For further information about us, the partnerships and the interests being offered, please review the registration statement, including the exhibits that are filed with it. Statements made in the registration statement that describe documents may not necessarily be complete. We recommend that you also review the documents that we have filed with the registration statement to obtain a more complete understanding of those documents. A copy of the registration statement is available for inspection without charge at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C., 20549, 75 Park Place, New York, New York 10007 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60604. The registration statement may also be obtained from the Web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Copies of any materials filed as a part of the registration statement may be obtained for a fee from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C., 20549.

        The delivery of this prospectus at any time does not imply that the information contained in this prospectus is correct as of any time subsequent to the date of this prospectus.

                          INDEX TO FINANCIAL STATEMENTS

Financial Statement of Mewbourne Development Corporation:
    Report of Independent Accountants..............................................................     F1-1
    Balance Sheet as of June 30, 2000..............................................................     F1-2
    Notes to Balance Sheet.........................................................................     F1-3

Unaudited Financial Statement of Mewbourne Development Corporation:
    Unaudited Balance Sheet as of December 31, 2000................................................     F2-1
    Notes to Unaudited Balance Sheet...............................................................     F2-2

Financial Statement of Mewbourne Energy Partners 01-A, L.P.:
    Report of Independent Accountants..............................................................     F3-1
    Balance Sheet as of February 23, 2001..........................................................     F3-2
    Note to Balance Sheet..........................................................................     F3-3


        THE FOLLOWING FINANCIAL STATEMENTS INCLUDE THOSE OF THE MANAGING PARTNER, MEWBOURNE DEVELOPMENT CORPORATION, IN WHICH THE GENERAL AND LIMITED PARTNERS WILL ACQUIRE NO INTEREST.

                        MEWBOURNE DEVELOPMENT CORPORATION

                            BALANCE SHEET WITH REPORT
                           OF INDEPENDENT ACCOUNTANTS

                                  JUNE 30, 2000

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
of Mewbourne Development Corporation

In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Mewbourne Development Corporation as of June 30, 2000 in conformity with accounting principles generally accepted in the United States of America. This balance sheet is the responsibility of the Company's management; our responsibility is to express an opinion on this balance sheet based on our audit. We conducted our audit of this balance sheet in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

Dallas, Texas
August 19, 2000


                                     F1 - 1

                        MEWBOURNE DEVELOPMENT CORPORATION
                                  BALANCE SHEET
                                  JUNE 30, 2000


                                                                                   2000
                                                                                ----------
ASSETS
Current assets:
     Cash and cash equivalents                                                  $  998,537
     Accounts receivable, related party                                            704,279
                                                                                ----------

         Total current assets                                                    1,702,816

Marketable securities available for sale                                         1,311,240
Investments in partnerships                                                        138,916
Oil and gas properties - full-cost method, net                                   5,926,167
                                                                                ----------

         Total assets                                                           $9,079,139
                                                                                ==========


LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
     Accounts payable, related party                                            $  714,599
                                                                                ----------

Deferred income taxes                                                            1,313,766
                                                                                ----------

Stockholder's equity:
     Common stock, $1 par value, 1,000 shares authorized,
         issued and outstanding                                                      1,000
     Paid-in capital in excess of par value of common stock                      1,190,262
     Retained earnings                                                           5,714,084
     Net unrealized gain on marketable securities available for sale               145,428
                                                                                ----------

         Total stockholder's equity                                              7,050,774
                                                                                ----------

              Total liabilities and stockholder's equity                        $9,079,139
                                                                                ==========


        The accompanying notes are an integral part of this balance sheet


                                     F1 - 2

                        MEWBOURNE DEVELOPMENT CORPORATION

                             NOTES TO BALANCE SHEET



1.      SIGNIFICANT ACCOUNTING POLICIES

        FINANCIAL STATEMENT PRESENTATION

        Mewbourne Development Corporation (the "Company") is a wholly-owned subsidiary of Mewbourne Holdings, Inc. (the "Stockholder"). The Company is principally involved in the exploration and production of oil and gas in Texas, Oklahoma and New Mexico.

        The Company follows the full-cost method of accounting for its oil and gas activities, all of which are located in the Continental United States. Under the full-cost method, all productive and nonproductive costs incurred in the acquisition, exploration and development of oil and gas properties are capitalized. All such costs are directly identified with acquisition, exploration and development activities and do not include any costs related to production, general corporate overhead, or similar activities. Depreciation, depletion and amortization of oil and gas properties is computed on the units-of-production method, using the proved reserves underlying the oil and gas properties. At June 30, 2000, all capitalized costs were subject to amortization. Gains and losses on the sale or other disposition of properties are not recognized unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas.

        Capitalized costs are subject to a ceiling test that limits such costs to the aggregate of the present value of future net revenues of proved reserves discounted at 10%, based on oil and gas prices and operating conditions at the balance sheet date, and the lower of cost or fair value of unproved properties.

        REVENUE RECOGNITION

        Revenue is normally recognized from jointly owned properties as oil and gas is produced and sold for the Company's account, although the various interest owners may take more or less than their proportionate ownership of the production. The Company uses the entitlements method of accounting for imbalances. There are no material imbalances at June 30, 2000.

        MANAGEMENT'S ACCOUNTING ESTIMATES

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

        CASH AND CASH EQUIVALENTS

        The Company considers all highly liquid investments, those with original maturities of three months or less at the date of acquisition, to be cash equivalents.

        A substantial portion of the Company's cash and cash equivalents is maintained in one financial institution.



                                     F1 - 3

                        MEWBOURNE DEVELOPMENT CORPORATION

                             NOTES TO BALANCE SHEET


1.     SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        SECURITIES

        All securities are intended to be held for investment purposes and are therefore classified as "available for sale". Accordingly, such securities are carried at fair value with unrealized holding gains or losses, net of related income tax effects, recorded as a separate component of stockholder's equity. Realized gains and losses on sales of securities are determined utilizing the specific identification method.

        INVESTMENTS IN PARTNERSHIPS

        The Company is managing partner of several oil and gas partnerships. The Company accounts for its investment in partnerships using the equity method of accounting.

2.      MARKETABLE SECURITIES

        Reconciliation of cost to market value as of June 30, 2000 is as follows:


                                                           GROSS
                                                         UNREALIZED       MARKET
                                             COST           GAINS         VALUE
                                          ----------     ----------     ----------
        U.S. Treasury Bonds               $1,076,680     $  234,560      1,311,240
                                          ----------     ----------     ----------
                                          $1,076,680     $  234,560      1,311,240
                                          ==========     ==========     ==========

        As of June 30, 2000, the cost of U.S. Treasury Bonds includes $669,680 of accrued interest income and has a market value of $1,311,240 with scheduled maturities as follows:

        Six to ten years                  $  736,990
        More than ten years                  574,250
                                          ----------
                                          $1,311,240
                                          ==========

        For the year ended June 30, 2000, as a result of net unrealized losses on marketable securities, stockholder's equity decreased by $7,955, net of deferred income tax of $4,876.



                                     F1 - 4

                        MEWBOURNE DEVELOPMENT CORPORATION

                             NOTES TO BALANCE SHEET



3.      OIL AND GAS PROPERTIES

        Oil and gas properties consist of the following as of June 30, 2000:

        Proved oil and gas properties                            $ 10,929,685
        Accumulated depreciation, depletion and amortization       (5,003,518)
                                                                 ------------
        Net proved oil and gas properties                        $  5,926,167
                                                                 ============

4.      INCOME TAXES

        Federal income tax expense is calculated on a current basis at the Stockholder (consolidated) level and is allocated to its subsidiaries based on their respective taxable income or loss, and a payable or receivable is established with the Stockholder. As of June 30, 2000, federal income tax payable to the Stockholder was $322,519.

        In accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," the Company calculates its deferred tax liability as if it were a separate tax paying entity. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at the balance sheet date based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

        The deferred tax liability is comprised of the following temporary differences as of June 30, 2000:

        Oil and gas properties                            $1,224,633
        Unrealized gain on marketable securities              89,133
                                                          ----------
                                                          $1,313,766
                                                          ==========

5.      COMMITMENT AND CONTINGENCIES

        The Company is obligated, subject to certain limitations, to purchase or cause to be purchased by an affiliate or the Stockholder, limited partnership interests, if tendered. For the majority of the partnerships in which this obligation exists, the obligation generally commences once the partnership has been in existence for 3 years and extends for a period of 5 years; on certain others, the obligation remains throughout the life of the partnership. The obligation to purchase interests in a single calendar year is generally limited to no more than 5% of the total number of interests of the partnership outstanding at the beginning of the calendar year. Additionally, the total amount of limited partnership interests which the Company is obligated to purchase upon redemption is limited to $500,000 per year. If the partnership interests are tendered in future years, it is anticipated that the Company or Stockholder will use funds provided by operations or borrow funds to satisfy such repurchase obligations. Historically, the amount of limited partnership interests tendered has been immaterial.

6.      RELATED PARTY TRANSACTIONS

        Under the terms of an operating agreement, substantially all services and charges relating to the oil and gas properties in which the Company invests are billed by and paid to a wholly-owned subsidiary of the Stockholder as operator of the oil and gas properties.



                                     F1 - 5

7.      SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED)

        The estimates of proved oil and gas reserves utilized in the preparation of this balance sheet were estimated in accordance with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board, which require that reserve reports be prepared using oil and gas prices and operating conditions at the balance sheet date with no provision for price and cost escalation except by contractual agreement. Proved oil and gas reserves are defined as estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. These estimates may change as future information becomes available. All of the Company's reserves are located onshore in the Continental United States.

        As of June 30, 2000, the Company had proved oil reserves of 112,492 barrels and proved gas reserves of 6,871,565 thousand cubic feet (mcf).

        The base sales price for the Company's proved reserves were $4.27 per mcf for natural gas and $29.43 per barrel for oil as of June 30, 2000. These base prices were adjusted to reflect applicable transportation and quality differentials on a well-by-well basis to arrive at realized sales prices used to estimate the Company's reserves at June 30, 2000.

        Future net cash flows from these reserves are as follows as of June 30, 2000:

        Future cash inflows                                                               $ 32,665,520
        Future production costs                                                            (11,780,339)
        Future development costs                                                              (188,166)
        Future income tax expense                                                           (4,716,355)
                                                                                          ------------
                                                                                            15,980,660
        Discount at 10%                                                                     (7,107,176)
                                                                                          ------------
        Standard measure of discounted future net cash flows from estimated production of proved oil and gas reserves after
             income taxes                                                                 $  8,873,484
                                                                                          ============



                                     F1 - 6

                        MEWBOURNE DEVELOPMENT CORPORATION

                            BALANCE SHEET (UNAUDITED)


                                DECEMBER 31, 2000

                        MEWBOURNE DEVELOPMENT CORPORATION

                                  BALANCE SHEET
                                   (UNAUDITED)
                                DECEMBER 31, 2000

                                                                                   2000
                                                                                -----------
                                     ASSETS
Current assets:
     Cash and cash equivalents                                                  $   357,509
     Accounts Receivable, related party                                             770,837
                                                                                -----------

         Total current assets                                                     1,128,346
                                                                                -----------

Marketable securities available for sale                                          1,451,150
Investment in partnerships                                                          112,439
Oil and gas properties-full-cost method, net                                      7,895,755
                                                                                -----------

         Total assets                                                           $10,587,690
                                                                                ===========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
     Accounts payable, related party                                            $ 1,241,172
                                                                                -----------

Deferred income taxes                                                             1,341,549
                                                                                -----------

Stockholder's equity:
     Common stock, $1.00 par value, 1,000 shares authorized,
       issued and outstanding                                                         1,000
     Paid-in capital in excess of par value of common stock                       1,190,262
     Retained earnings                                                            6,611,095
     Net unrealized gain on marketable securities available for sale                202,612
                                                                                -----------

         Total stockholder's equity                                               8,004,969
                                                                                -----------

              Total liabilities and stockholder's equity                        $10,587,690
                                                                                ===========



       The accompanying notes are an integral part of this balance sheet.


                                     F2 - 1

                        MEWBOURNE DEVELOPMENT CORPORATION

                        NOTES TO UNAUDITED BALANCE SHEET

                                  ------------



1.      SIGNIFICANT ACCOUNTING POLICIES

        FINANCIAL STATEMENT PRESENTATION

        Mewbourne Development Corporation (the "Company"), is a wholly-owned subsidiary of Mewbourne Holdings, Inc. (the "Stockholder"). The Company is principally involved in the exploration and production of oil and gas in Texas, Oklahoma, and New Mexico.

        The Company follows the full-cost method of accounting for its oil and gas activities, all of which are located in the Continental United States. Under the full-cost method, all productive and nonproductive costs incurred in the acquisition, exploration and development of oil and gas properties are capitalized. All such costs are directly identified with acquisition, exploration and development activities and do not include any costs related to production, general corporate overhead, or similar activities. Depreciation, depletion, and amortization of oil and gas properties is computed on the units-of-production method, using the proved reserves underlying the oil and gas properties. Gains and losses on the sale or other disposition of properties are not recognized unless such adjustment would significantly alter the relationship between capitalized costs and proved reserves of oil and gas. Capitalized costs in unproven properties are not amortized until proven reserves associated with the property can be determined or until impairment occurs. At December 31, 2000 all capitalized costs were subject to amortization.

        Capitalized costs are subject to a ceiling test that limits such costs to the aggregate of the present value of future net revenues of proved reserves discounted at 10%, based on operating conditions, oil and gas prices at the balance sheet date, and the lower of cost or fair value of unproved properties.

        REVENUE RECOGNITION

        Revenue is normally recognized from jointly owned properties as oil and gas is produced and sold for the Company's account, although the various interest owners may take more or less than their proportionate ownership of the production. The Company uses the entitlements method of accounting for imbalances. There are no material imbalances at December 31, 2000.

        MANAGEMENT ESTIMATES

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        CASH AND CASH EQUIVALENTS

        The Company considers all highly liquid investments, those with original maturities of three months or less to be cash equivalents. A substantial portion of the Company's cash and cash equivalents is maintained in one financial institution.



                                     F2 - 2

                        MEWBOURNE DEVELOPMENT CORPORATION

                        NOTES TO UNAUDITED BALANCE SHEET

                                  ------------


1.      SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        SECURITIES

        All securities are intended to be held for investment purposes and are therefore classified as "available for sale." Accordingly, such securities are carried at fair value with unrealized holding gains or losses, net of related income tax effects, recorded as a separate component of stockholder's equity. Realized gains and losses on sales of securities are determined utilizing the specific identification method.

        INVESTMENTS IN PARTNERSHIPS

        The Company is Managing Partner of several oil and gas partnerships. The Company accounts for its investments in partnerships using the equity method of accounting.

2.      MARKETABLE SECURITIES

        Reconciliation of cost to market value as of December 31, 2000 is as follows:


                                                           GROSS
                                                         UNREALIZED        MARKET
                                            COST            GAINS          VALUE
                                          ----------     ----------     ----------
        U.S. Treasury Bonds               $1,124,358     $  326,792      1,451,150
                                          ----------     ----------     ----------
                                          $1,124,358     $  326,792      1,451,150
                                          ==========     ==========     ==========

        As of December 31, 2000, the cost of U.S. Treasury Bonds includes $717,358 of accrued interest income and has a market value of $1,451,150 with scheduled maturities as follows:

               Six to ten years                  $  799,150
               More than ten years                  652,000
                                                 ----------
                                                 $1,451,150
                                                 ==========

3.      OIL AND GAS PROPERTIES

        Oil and gas properties consist of the following as of December 31, 2000:


               Proved oil and gas properties                                       $ 13,214,277
               Accumulated depreciation, depletion, and amortization                 (5,318,522)
                                                                                   ------------
               Net oil and gas properties                                          $  7,895,755
                                                                                   ============


                                     F2 - 3

                        MEWBOURNE DEVELOPMENT CORPORATION

                        NOTES TO UNAUDITED BALANCE SHEET

                                  ------------


4.      INCOME TAXES

        Federal income tax expense calculated on a current basis at the Stockholder (consolidated) level is allocated to its subsidiaries based on their respective taxable income or loss, and a payable or receivable is established with the stockholder. As of December 31, 2000, federal income tax payable to shareholders was $549,781

        In accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, the Company calculates its deferred tax liability as if it were a separate tax paying entity. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at the balance sheet date based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

        The base sales price for the Company's proved reserves were $5.89 per mcf for natural gas and $27.88 per barrel for oil as of December 31, 2000. These base prices were adjusted to reflect applicable transportation and quality differentials on a well-by-well basis to arrive at realized sales prices used to estimate the Company's reserves at December 31, 2000.

        As of December 31, 2000, the Company's deferred tax liability is comprised of the following temporary differences:

               Oil and gas properties                                 $1,217,368
               Unrealized gain on marketable securities                  124,181
                                                                      ----------
                                                                      $1,341,549
                                                                      ==========

5.      RELATED PARTY TRANSACTIONS

        Under the terms of an operating agreement, substantially all services and charges relating to the oil and gas properties in which the Company invests are billed by and paid to a wholly-owned subsidiary of the Stockholder as operator of the oil and gas properties.

6.      SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED)

        The estimates of proved oil and gas reserves utilized in the preparation of this balance sheet were estimated in accordance with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board, which require that reserve reports be prepared using oil and gas prices and operating conditions at the balance sheet date with no provision for price and cost escalation except by contractual agreement. Proved oil and gas reserves are defined as estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. These estimates may change as future information becomes available. All of the Company's reserves are located onshore in the continental United States.

        As of December 31, 2000, the Company had proved oil reserves of 136,600 barrels and proved gas reserves of 8,888,299 thousand cubic feet (mcf).


                                     F2 - 4

                        MEWBOURNE DEVELOPMENT CORPORATION

                        NOTES TO UNAUDITED BALANCE SHEET

                                  ------------


        The base sales price for the Company's proved reserves were $6.28 per mcf for natural gas and $27.47 per barrel for oil as of December 31, 2000. These base prices were adjusted to reflect applicable transportation and quality differentials on a well-by-well basis to arrive at realized sales prices used to estimate the Company's reserves at December 31, 2000.

        Future net cash flows from these reserves are as follows as of December 31, 2000:

               Future cash inflows                                                $ 59,396,437
               Future production costs                                             (16,224,624)
               Future development costs                                               (397,081)
               Future income tax expense                                           (10,708,201)
                                                                                  ------------
                                                                                    32,066,531

               Discount at 10%                                                     (13,938,344)
                                                                                  ------------
               Standard measure of discounted future net cash flows
                    from estimated production of proved oil and gas
                    reserves after income taxes                                   $ 18,128,187
                                                                                  ============


                                     F2 - 5

                                MEWBOURNE ENERGY
                               PARTNERS 01-A, L.P.

                          BALANCE SHEET WITH REPORT OF
                             INDEPENDENT ACCOUNTANTS



                      FEBRUARY 23, 2001 (DATE OF INCEPTION)








                                     F2 - 6

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
Mewbourne Development Corporation

In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Mewbourne Energy Partners 01-A, L.P. as of February 23, 2001 (date of inception) in conformity with accounting principles generally accepted in the United States of America. This balance sheet is the responsibility of the Company's management; our responsibility is to express an opinion on this balance sheet based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion expressed above.

Dallas, Texas
March 1, 2001




                                     F3 - 1

                      MEWBOURNE ENERGY PARTNERS 01-A, L.P.

                                  BALANCE SHEET
                      FEBRUARY 23, 2001 (DATE OF INCEPTION)



ASSETS

     Cash                                      $100
                                               ----

         Total assets                          $100
                                               ----

PARTNER'S CAPITAL
     Partner's capital                         $100
                                               ----

         Total partner's capital               $100
                                               ----



        The accompanying note is an integral part of this balance sheet.


                                     F3 - 2

                      MEWBOURNE ENERGY PARTNERS 01-A, L.P.

                              NOTE TO BALANCE SHEET


1.      ORGANIZATION

        Mewbourne Energy Partners 01-A, L.P. (the "Partnership") was formed on February 23, 2001. The Partnership was organized to offer partnership interests and to participate in a program consisting of the acquisition, drilling and development of oil and gas prospects. The offering of limited and general partner interest has not begun; as such, the Partnership's operations have not commenced. Mewbourne Development Corporation ("MDC") serves as managing partner.



                                     F3 - 3

                                    EXHIBIT A

                            AGREEMENT OF PARTNERSHIP

                               ------------------

                      MEWBOURNE ENERGY PARTNERS ___-A, L.P.

                               ------------------

                            AGREEMENT OF PARTNERSHIP
                      MEWBOURNE ENERGY PARTNERS ___-A, L.P.

                                TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----

                                            ARTICLE I
                                     FORMATION OF PARTNERSHIP

       SECTION 1.1    Formation ..................................................................       1
       SECTION 1.2    Name .......................................................................       1
       SECTION 1.3    Business ...................................................................       1
       SECTION 1.4    Principal Office ...........................................................       1
       SECTION 1.5    Names and Addresses of Partners ............................................       1
       SECTION 1.6    Term .......................................................................       2
       SECTION 1.7    Filings ....................................................................       2
       SECTION 1.8    Title to Partnership Property ..............................................       2
       SECTION 1.9    Conversion of General Partner Interests into Limited Partner Interests .....       2

                                            ARTICLE II
                                    DEFINITIONS AND REFERENCES

       SECTION 2.1    Defined Terms ..............................................................       3
       SECTION 2.2    References and Titles ......................................................       9

                                           ARTICLE III
                                          CAPITALIZATION

       SECTION 3.1    Capital Contributions of Investor Partners .................................       9
       SECTION 3.2    Contributions of Managing Partner ..........................................       9
       SECTION 3.3    Return of Contributions ....................................................       9
       SECTION 3.4    Additional Contributions ...................................................      10

                                            ARTICLE IV
                                  ALLOCATIONS AND DISTRIBUTIONS

       SECTION 4.1    Allocation Among Partners ..................................................      10
       SECTION 4.2    Allocations ................................................................      10
       SECTION 4.3    Distributions ..............................................................      11
       SECTION 4.4    Allocations on Transfers ...................................................      12

                                            ARTICLE V
                                            MANAGEMENT

       SECTION 5.1    Power and Authority of Managing Partner ....................................      12
       SECTION 5.2    Certain Restrictions on Managing Partner's Power and Authority .............      14
       SECTION 5.3    Services of Managing Partner ...............................................      16
       SECTION 5.4    Liability of Managing Partner and Its Affiliates ...........................      16
       SECTION 5.5    Indemnification of Managing Partner and Its Affiliates .....................      16

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





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       SECTION 5.6    Reporting and Legal Expenses ...............................................      18
       SECTION 5.7    Administrative Costs .......................................................      18
       SECTION 5.8    Restrictions on Certain Transactions .......................................      19
       SECTION 5.9    Restriction on Voting Interests Held by Managing Partner ...................      23
       SECTION 5.10   Tax Elections ..............................................................      23
       SECTION 5.11   Tax Matters Partner ........................................................      24

                                            ARTICLE VI
                           RIGHTS AND OBLIGATIONS OF INVESTOR PARTNERS

       SECTION 6.1    Rights of Investor Partners ................................................      24
       SECTION 6.2    Access of Investor Partners to Geophysical Data ............................      24
       SECTION 6.3    Return of Capital Contribution .............................................      24
       SECTION 6.4    Meetings ...................................................................      24
       SECTION 6.5    Voting Rights of Investor Partners .........................................      25
       SECTION 6.6    Conduct of Meeting .........................................................      25
       SECTION 6.7    General Partners Not Agents ................................................      25
       SECTION 6.8    Liabilities of Partners ....................................................      25

                                           ARTICLE VII
                   BOOKS, RECORDS, CAPITAL ACCOUNTS, REPORTS, AND BANK ACCOUNTS

       SECTION 7.1    Books, Records, and Capital Accounts .......................................      26
       SECTION 7.2    Reports ....................................................................      28
       SECTION 7.3    Bank Accounts ..............................................................      29

                                           ARTICLE VIII
                              ASSIGNMENT AND PURCHASE OF INTERESTS;
                                           SUBSTITUTION

       SECTION 8.1    Assignments by Investor Partners ...........................................      30
       SECTION 8.2    Assignment by Managing Partner .............................................      31
       SECTION 8.3    Right of Presentment .......................................................      32
       SECTION 8.4    Notices of and Limitations on Right of Presentment .........................      33
       SECTION 8.5    Cessation of Right of Presentment ..........................................      34
       SECTION 8.6    Removal of Managing Partner ................................................      34

                                            ARTICLE IX
                    DISSOLUTION, RECONSTITUTION, LIQUIDATION, AND TERMINATION

       SECTION 9.1    Dissolution ................................................................      35
       SECTION 9.2    Covenant Not to Withdraw ...................................................      36
       SECTION 9.3    Reconstitution .............................................................      36
       SECTION 9.4    Liquidation and Termination ................................................      39

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




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                                            ARTICLE X
           REPRESENTATIONS AND WARRANTIES OF THE MANAGING PARTNER AND POWER OF ATTORNEY

       SECTION 10.1   Representations and Warranties of the Managing Partner .....................      40
       SECTION 10.2   Power of Attorney ..........................................................      40

                                            ARTICLE XI
                                          MISCELLANEOUS

       SECTION 11.1   Notices ....................................................................      42
       SECTION 11.2   Amendment ..................................................................      42
       SECTION 11.3   Partition ..................................................................      42
       SECTION 11.4   Entire Agreement ...........................................................      42
       SECTION 11.5   Severability ...............................................................      42
       SECTION 11.6   No Waiver ..................................................................      43
       SECTION 11.7   Evidence of Interest .......................................................      43
       SECTION 11.8   Applicable Law .............................................................      43
       SECTION 11.9   Successors and Assigns .....................................................      43
       SECTION 11.10  Counterparts ...............................................................      43

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



                            AGREEMENT OF PARTNERSHIP
                      MEWBOURNE ENERGY PARTNERS ___-A, L.P.


        THIS AGREEMENT OF PARTNERSHIP (herein called this "Agreement") dated February ___, 20__, is made by and among Mewbourne Development Corporation, a Delaware corporation ("MD" and also herein called the "Managing Partner" when acting in its capacity as Managing Partner of the Partnership), Curtis W. Mewbourne, a resident of Tyler, Texas (the "Organizational Partner"), and those persons who execute or adopt this Agreement or counterparts hereof as Investor Partners and become such (herein called the "Investor Partners"). In consideration of the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                            FORMATION OF PARTNERSHIP

        SECTION 1.1 Formation. Subject to the provisions of this Agreement, the parties hereto do hereby form a limited partnership (herein called the "Partnership") pursuant to the provisions of the Delaware Act.

        SECTION 1.2 Name. The name of the Partnership shall be Mewbourne Energy Partners ___-A, L.P. Subject to all applicable laws, the business of the Partnership may be conducted under such other name or names (including the name of the Managing Partner) as the Managing Partner shall determine to be necessary or desirable. The Managing Partner shall cause to be filed on behalf of the Partnership such partnership or assumed or fictitious name certificate or certificates or similar instruments as may from time to time be required by law.

        SECTION 1.3 Business. The business of the Partnership shall be the following: (a) to become a party to the Program Agreement; (b) to acquire Leases from MOC and its Affiliates and from third parties in accordance with the terms of the Program Agreement; (c) to explore, drill, develop, operate, and dispose of such Leases; (d) to produce, collect, store, treat, deliver, market, sell, or otherwise dispose of oil, gas, and related minerals from such Leases; and (e) to take all such actions which may be incidental thereto as the Managing Partner may determine. The Partnership may also purchase or acquire equipment, processing facilities, and other property associated with such Leases and acquire interests in and invest in joint ventures and other partnerships (including affiliated joint ventures or affiliated partnerships) or other entities (including corporations) that hold or are formed to acquire Leases in Prospects if, in the judgment of the Managing Partner, such acquisitions or investments are necessary or desirable to the acquisition by the Partnership of Leases in Prospects or the drilling and completion of wells thereon. In addition, the Partnership may participate in any other type of transaction relating to Leases or Prospects or the drilling and completion of wells thereon if the economic effect of such transactions is the same as the ownership of such Leases or Prospects by the Partnership.

        SECTION 1.4 Principal Office. The location of the principal place of business of the Partnership shall be 3901 South Broadway, Tyler, Texas 75701. The Managing Partner, at any time and from time to time, may change the location of the Partnership's principal place of business and may establish such additional place or places of business of the Partnership as the Managing Partner shall determine to be necessary or desirable, provided notice thereof is given to the Investor Partners within 30 days of such change or establishment. The registered office of the Partnership in the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street, Wilmington, County of Newcastle, Delaware 19801, and its registered agent for service of process on the Partnership at such registered office shall be Corporation Trust Corporation.

        SECTION 1.5 Names and Addresses of Partners. MD is the sole Managing Partner of the Partnership and its address is 3901 South Broadway, Tyler, Texas 75701. The Organizational Partner's name is Curtis W. Mewbourne and his address is 3901 South Broadway, Tyler, Texas 75701. Upon admission of Investor Partners to the Partnership, the

Organizational Partner will withdraw from the Partnership and his contribution to the capital of the Partnership will be returned without interest. The name and business, residence, or mailing address of each Investor Partner will be maintained in the Partnership records. The date upon which each such person became an Investor Partner shall be the date set forth in Partnership records. The address of each Investor Partner for the purpose of receiving notices and all other communications hereunder shall be the address shown in the Subscription Agreement executed by such Investor Partner or such other address as may be supplied by such Investor Partner to the Managing Partner in the manner specified in Section 11.1.

        SECTION 1.6 Term. The Partnership shall commence upon the completion of filing for record of an initial Certificate of Limited Partnership for the Partnership in accordance with the Delaware Act and shall continue until terminated in accordance with Article IX.

        SECTION 1.7 Filings. Upon the request of the Managing Partner, the parties hereto shall immediately execute and deliver all such certificates and other instruments conforming hereto as shall be necessary for the Managing Partner to accomplish all filing, recording, publishing, and other acts appropriate to comply with all requirements for the formation and operation of a limited partnership under the laws of the State of Delaware and for the formation, qualification, and operation of a limited partnership (or a partnership in which the Investor Partners have limited liability) in all other jurisdictions where the Partnership shall propose to conduct business.

        SECTION 1.8 Title to Partnership Property. All property owned by the Partnership, whether real or personal, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually, shall have any ownership of such property. The Partnership shall hold its assets in its own name, except that its interests in Leases may be held in the name of the Program Manager as contemplated by the Program Agreement.

        SECTION 1.9 Conversion of General Partner Interests into Limited Partner Interests. As soon as practicable after the completion of the Partnership's drilling activities, the Interests held by the General Partners will be converted to Limited Partner Interests. In order to accomplish such conversion, the Managing Partner will (a) file an amended certificate of limited partnership with the Secretary of State of the State of Delaware removing the General Partners as general partners of the Partnership and (b) take such other actions as are necessary or appropriate to accomplish conversion of the General Partner Interests held by the General Partners to Limited Partner Interests. Notwithstanding the foregoing, the Managing Partner shall not be obligated to cause the conversion of the General Partner Interests held by the General Partners to Limited Partner Interests, or may delay such conversion, if the Managing Partner determines that such conversion at that time would not be in the best interests of the Investor Partners or the Partnership; provided that if the Managing Partner determines that such conversion would not be in the best interests of the Investor Partners or the Partnership, the insurance coverage limits, including umbrella policy limits, will not be reduced unless such coverage becomes unobtainable or is only available at premiums which are prohibitively more expensive than the premiums now being paid for such policies. If conversion is so delayed, the Managing Partner will continue to have the power and authority to cause such conversion at any time during the term of the Partnership if the Managing Partner determines that conversion is in the best interests of the General Partners and the Partnership. Upon filing the amended certificate of limited partnership reflecting the conversion of the General Partner Interests held by General Partners to Limited Partner Interests, the conversion will be effective and thereafter each General Partner will have the rights and obligations of a Limited Partner and will be entitled to limited liability to the extent provided by the Delaware Act; provided that those General Partners will remain liable to the Partnership for their proportionate shares of Partnership obligations and liabilities arising prior to the conversion of their General Partner Interests to Limited Partner Interests.

                                   ARTICLE II
                           DEFINITIONS AND REFERENCES

        SECTION 2.1 Defined Terms. When used in this Agreement and unless the context otherwise requires, the following terms shall have the respective meanings set forth below:

        "Administrative Costs" shall mean all customary and routine expenses incurred by the Managing Partner or its Affiliates for the conduct of the administration of the Partnership or the Drilling Program, including: legal, finance, accounting, secretarial, travel, office rent, telephone, data processing, and other items of a similar nature.

        "Adjusted Capital Account" shall mean the capital account maintained for each Partner as provided in Section 7.1(c) as of the end of each fiscal year,
(a) increased by (i) an amount equal to such Partner's allocable share of the Partnership's Minimum Gain, as computed on the last day of such fiscal year in accordance with Treasury Regulation 1.704-2(g), and (ii) the amount of Partnership indebtedness allocable to such Partner under Section 752 of the Code with respect to which such Partner is personally liable, and (b) reduced by (i) depletion deductions reasonably expected to be allocated to such Partner in subsequent years and charged to such Partner's capital account as provided in
Section 7.1(c), (ii) the amount of all losses and deductions reasonably expected to be allocated to such Partner in subsequent years under Section 704(e)(2) or 706(d) of the Code and Treasury regulation 1.751-1(b)(2)(ii), and (iii) the amount of all distributions reasonably expected to be made to such Partner to the extent that they exceed offsetting increases in such Partner's capital account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made.

        "Affiliate" shall mean with respect to another person, (a) any person directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of or equity interests in such other person; (b) any person 10% or more of whose outstanding voting securities or equity interests are directly or indirectly owned, controlled, or held with power to vote by such other person; (c) any person directly or indirectly controlling, controlled by, or under common control with such other person; (d) any employee, officer, director, or partner of such other person; and (e) any company for which any such officer, director, or partner acts in any such capacity. For purposes of this Agreement an Affiliate of MD shall include Affiliated Programs.

        "Affiliated Program" shall mean a drilling, producing property, income, royalty, or other program (whether in the form of a partnership, joint venture, or otherwise) for or of which the Managing Partner or an Affiliate thereof serves as manager or managing partner or acts in a similar capacity.

        "Agreement" shall mean this Agreement of Partnership, as amended from time to time.

        "Base Rate" shall mean an effective rate per annum equal to the lesser of the following rates of interest (a) the highest rate of interest publicly announced from time to time by Bank of America of Texas, N.A., Tyler, Texas, as its prime rate for its largest and most credit worthy domestic corporate customers for 90 day unsecured loans, plus 1%, or (b) the "Maximum Legal Rate." The term "Maximum Legal Rate" means the maximum rate of interest from time to time permitted to be contracted for, charged, or collected by the specified recipient under any laws from time to time applicable to the indebtedness of the payor to the recipient with respect to the amounts subject to such Base Rate.

        "Capital Contribution" shall mean for any particular Partner the total dollar amount of the contribution to the capital of the Partnership made by such Partner.

        "Capital Contributions" shall mean the aggregate amount of the Capital Contribution paid by all Partners to the Partnership.

        "Capital Expenditures" shall mean those costs associated with property acquisition and the drilling and completion of oil and gas wells which are generally accepted as capital expenditures pursuant to the provisions of the Code.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Delaware Act" shall mean the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, and any successor to such act.

        "Direct Costs" shall mean all actual and necessary costs directly incurred for the benefit of the Drilling Program and generally attributable to the goods and services provided to the Drilling Program by parties other than the Managing Partner or its Affiliates. Direct costs shall not include any cost otherwise classified as Organization and Offering Expenses, Administrative Costs, Operating Costs, or Lease Acquisition Costs. Direct Costs include Reporting and Legal Expenses and may include the cost of services provided by the Managing Partner or its Affiliates if such services are provided pursuant to written contracts and in compliance with the terms set forth under Section 5.10 hereof.

        "Drilling Program" shall mean the drilling program to be conducted by the Partnership, MOC, and MD pursuant to the Program Agreement and the rights, interests, and properties of MD and the Partnership under or subject to the Program Agreement.

        A "farmout" shall mean an agreement whereby the owner of the Lease agrees to assign his interest in certain specific acreage to the assignees, retaining some interest such as an Overriding Royalty Interest, an oil and gas payment, offset acreage, or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.

        "General Partner" shall mean each person who executes or adopts this Agreement or a counterpart hereof as a General Partner and is accepted by the Managing Partner as such and any person who becomes a substituted General Partner in accordance with the terms hereof. General Partner shall not include the Managing Partner except to the extent that the Managing Partner owns General Partner Interests.

        "General Partner Interest" shall mean a General Partner's unit of interest in the Partnership representing a $1,000 Capital Contribution.

        "Horizon" shall mean a zone of a particular formation; that part of a formation of sufficient porosity and permeability to form a petroleum reservoir.

        "Independent Expert" shall mean a person with no material relationship to the Managing Partner or its Affiliates who is qualified and who is in the business of rendering opinions regarding the value of oil and gas properties based upon the evaluation of all pertinent economic, financial, geologic, and engineering information available to the Managing Partner.

        "Interest" shall mean an Investor Partner's unit of interest in the Partnership representing a $1,000 Capital Contribution.

        "Investor Partners" shall mean the General Partners and the Limited Partners and shall not include the Managing Partner, except to the extent that the Managing Partner owns Interests.

        "Lease" shall mean an oil and gas lease or an oil, gas, and mineral lease; a Working Interest; an interest (including certain non-consent interest) arising under a pooling order or operating agreement; an interest acquired under a farmout; operating rights under governmental tracts; a mineral interest, royalty, or other interest in and to oil, gas, and related hydrocarbons (or a contractual right to acquire or earn such an interest) or an undivided interest therein or portion thereof (including those covering only certain Horizons or depths), together with all easements, permits, licenses, servitudes, and rights-of-way situated upon or used or held for future use in connection with the exploration, development, or operation of such interest.

        "Lease Acquisition Costs" shall mean, when used to describe the costs of any Lease, the sum of (a) all monetary consideration paid or given for such Lease to a non-Affiliate of the Managing Partner, including but not limited to lease bonuses and advance rentals paid to a non-Affiliate of the Managing Partner, (b) all costs of lease acquisition and title examination, including but not limited to curing or defending title, title insurance or examination costs, brokerage commissions, the fees and wages of landmen and lease brokers and their expenses, filing fees, recording costs, transfer taxes, and like charges paid in connection with the acquisition of such Lease, (c) all delay rentals and other similar payments and ad valorem taxes paid with respect to such Lease, (d) such portion as may be allocated to such Lease in accordance with generally accepted accounting principles and industry standards of all reasonable, necessary, and actual costs and expenses of MD or its Affiliates for geological, geophysical, seismic, land, engineering, drafting, accounting, legal, and other like services together with related administrative and general overhead costs involved in lease acquisition and Prospect evaluation including such costs and expenses which could otherwise be classified hereunder as Administrative Costs, (e) such portion as may be allocated to such Lease in accordance with generally accepted accounting principles and industry standards of all costs and expenses incurred in the acquisition of farmouts, subleases, pooling orders, or other oil and gas interests, (f) interest and points actually incurred on funds borrowed to pay any of the costs and expenses described in clauses (a) through (e) above calculated from the date of their incurrence until the date of their reimbursement by the Drilling Program at the time a Lease is acquired by the Drilling Program, and (g) with respect to Leases held on the date hereof by or acquired thereafter by MD or an Affiliate thereof, in which an interest is transferred to the Participants pursuant to the Program Agreement, the costs of such transfer; provided that the expenses described in clauses (c),
(d), (e), and (f) shall have been incurred by MOC or its Affiliates not more than 36 months prior to the acquisition by the Drilling Program of such Lease; and provided further, that such time limitation shall not be applicable to Leases having a primary term of five or more years. Lease Acquisition Costs of a Lease shall not include any costs or expenses otherwise allocable herein to such Lease and which represent costs or expenses incurred in connection with the past drilling of wells which are not producers of sufficient quantities of oil or natural gas to make commercially reasonable their continued operation.

        "Limited Partner" shall mean each person who executes or adopts this Agreement or a counterpart hereof as a Limited Partner and is accepted by the Managing Partner as such and any person who becomes a substituted Limited Partner in accordance with the terms hereof. Limited Partner shall not including the Managing Partner, except to the extent that the Managing Partner owns Limited Partner Interests.

        "Limited Partner Interest" shall mean a Limited Partner's unit of interest in the Partnership representing a $1,000 Capital Contribution.

        "Majority in Interest" shall mean, with respect to any agreement or vote of the Investor Partners, Investor Partners whose combined Interests, at the time of determination thereof, exceed 50% of the total Interests held of record by Investor Partners who are eligible to participate in such agreement or vote.

        "Managing Partner" shall mean MD which will serve as the initial managing partner of the Partnership, and any person who becomes a substituted Managing Partner in accordance with the terms hereof.

        "Minimum Gain" shall mean the amount of gain that would be realized by the Partnership if it disposed of (in a taxable transaction) all Partnership properties which are subject to non-recourse liabilities of the Partnership in full satisfaction of such liabilities, computed in accordance with the provisions of Treasury regulation 1.704-2(b)(2).

        "MOC" shall mean Mewbourne Oil Company, a Delaware corporation.

        "Operating Agreement" shall mean a Model Form Operating Agreement based upon the American Association of Petroleum Landmen Form 610-1989 and among the other attached exhibits thereto, an accounting procedure for joint operations issued by the Council of Petroleum Accountants Societies of North America, each of which containing modifications that are customary and usual for the geographic area in which the Partnership intends to conduct operations.

        "Operating Costs" shall mean all expenditures made and costs incurred in producing and marketing oil and gas from completed wells, including, in addition to labor, fuel, repairs, hauling, materials, supplies, utility charges, and other costs incident to or therefrom, ad valorem and severance taxes, insurance and casualty loss expense, and compensation to well operators or others for services rendered in conducting such operations.

        "Organizational Partner" shall mean Curtis W. Mewbourne, a resident of Tyler, Texas, who has agreed to serve as an initial limited partner.

        "Overriding Royalty Interest" shall mean an interest in the oil and gas produced pursuant to a specified Lease or Leases, or the proceeds from the sale thereof, carved out of the Working Interest, to be received free and clear of all costs of development, operation, or maintenance.

        "Partners" shall mean the Managing Partner and the Investor Partners.

        "Partnership" shall have the meaning assigned to such term in Section
1.1.

        "Partnership Year" shall mean a period of one year with the first Partnership Year commencing as of the date the Investor Partners are first admitted to the Partnership and ending immediately prior to the anniversary of such date and with each succeeding Partnership Year commencing as of the anniversary of such date and ending immediately prior to the next succeeding anniversary date.

        "person" shall refer to any natural person, partnership, corporation, association, trust, or other legal entity.

        "Production Purchase or Income Program" shall mean any program whose investment objective is to directly acquire, hold, operate, and/or dispose of producing oil and gas properties. Such a program may acquire any type of ownership interest in a producing property, including but not limited to, Working Interests, royalties, or production payments. A program which spends at least 90% of Capital Contributions and funds borrowed (excluding Organization and Offering Expenses) in the above described activities is presumed to be a Production Purchase or Income Program.

        "Program Agreement" shall mean the Program Agreement by and among the Partnership, MD, and MOC.

        "Program Manager" shall mean MOC and any person who becomes the successor Program Manager in accordance with the Program Agreement.

        "Program Well" shall mean any oil and gas well in which the Participants have an interest pursuant to the Program Agreement.

        "Prospect" shall mean an area covering lands which, in the opinion of the Program Manager, contains subsurface structural or stratigraphic conditions making it susceptible to the accumulation of oil or gas in commercially productive quantities at one or more Horizons. The area, which may be different for different Horizons, shall be designated by the Program Manager in writing prior to the conduct of Partnership operations and shall be enlarged or contracted from time to time on the basis of subsequently acquired information to define the anticipated limits of the associated oil and gas reserves and to include all acreage encompassed therein. A "Prospect" with respect to a particular Horizon may be limited to the minimum area permitted by state law or local practice, whichever is applicable, to protect against drainage from adjacent wells if the well to be drilled by the Partnership is to a Horizon containing Proved Reserves.

        "Proved Reserves" shall mean those quantities of crude oil, natural gas, and natural gas liquids which, upon analysis of geological and engineering data, appear with reasonable certainty to be recoverable in future years from known oil and gas reservoirs under existing economic and operating conditions. Proved Reserves are limited to those quantities of oil and gas which can be expected, with little doubt, to be recoverable commercially at current prices and costs, under existing regulatory practices and with existing conventional equipment and operating methods. Depending upon their status or development, Proved Reserves will be subdivided into the following classifications and have the following definitions.

        (a) "Proved Developed Reserves" shall mean Proved Reserves which can be expected to be recovered through existing wells with existing equipment and operating methods. This classification shall include:

                (i) "Proved Developed Producing Reserves," which are Proved Developed Reserves which are expected to be produced from existing completion intervals now open for production in existing wells; and

                (ii) "Proved Developed Non-Producing Reserves," which are Proved Developed Reserves which exist behind the casing of existing wells, or at minor depths below the present bottom of such wells, which are expected to be produced through these wells in the predictable future, where the cost of making oil and gas available for production is relatively small compared to the cost of a new well.

                Additional oil and gas expected to be obtained through the application of improved recovery techniques are included as Proved Developed Reserves only after testing by a pilot project or after the operation of an installed program has confirmed through production that increased recovery will be achieved.

        (b) "Proved Undeveloped Reserves" shall mean all reserves which are expected to be recovered from additional wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion. Such reserves on undrilled acreage are limited to those drilling units offsetting productive units which are reasonably certain of production when drilled. Proved Reserves for other undrilled units are claimed only where it can be demonstrated with reasonable certainty, based on accepted geological, geophysical, and engineering studies and data, that there is continuity of reservoir from an existing productive formation. No estimates for Proved Undeveloped Reserves are attributable to any improved recovery technique contemplated for any acreage, unless the techniques to be employed have been proved effective by actual tests in the same areas and reservoir.

        "Reconstituted Partnership" shall mean the Partnership, as reconstituted by a Majority in Interest of the Investor Partners pursuant to Section 9.3.

        "Reporting and Legal Expenses" shall mean all third party accounting fees, costs, and expenses associated with obtaining audits of books and records, third party engineering fees, costs, and expenses associated with annual reserve reports and third party attorney's fees and other legal fees, costs, and expenses associated with matters that are attributable to the Drilling Program's or the Partnership's business.

        "Right of Presentment" shall mean the right of Investor Partners to request the Managing Partner to purchase for cash all of that Investor Partner's Interests, subject to certain conditions.

        "Roll-Up" shall mean a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity. Such term does not include a transaction involving securities of any Partnership that have been listed for at least 12 months on a national exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System or a transaction involving the conversion to corporate, trust, or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

        (i)     voting rights;

        (ii)    the term of existence of the Partnership;

        (iii)   Sponsor compensation; or

        (iv)    the Partnership's investment objectives.

        "Roll-Up Entity" shall mean a partnership, trust, corporation, or other entity that would be created or survive after the successful completion of a proposed Roll-Up transaction.

        "Securities Act" shall mean the Securities Act of 1933, as amended.



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        "Sharing Ratio" shall mean for any Partner the proportion obtained by dividing (i) the amount of such Partner's Capital Contribution to the Partnership by (ii) the sum of all Capital Contributions paid by the Partners to the Partnership; provided that in the event of an assignment (voluntarily, by operation of law or this Agreement, or otherwise) by an Investor Partner of Interests in the Partnership (other than an assignment solely of an interest in distributions of Partnership revenues), the Sharing Ratio of such Investor Partner shall be proportionately reduced, based upon the number of Interests assigned compared to the total number of Interests owned by such Investor Partner prior to such assignment, and the assignee of such Interests shall succeed to a proportionate share of the Sharing Ratio of his assignor that is attributable to the Interests transferred to such assignee.

        "Simulated Basis" shall have the meaning assigned to such term in
Section 7.1(c).

        "Simulated Depletion" shall have the meaning assigned to such term in
Section 7.1(c).

        "Simulated Gain" shall have the meaning assigned to such term in Section 7.1(c).

        "Simulated Loss" shall have the meaning assigned to such term in Section 7.1(c).

        "Sponsor" shall mean any person directly or indirectly instrumental in organizing, wholly or in part, the Partnership, or any person who will manage or is entitled to manage or participate in the management or control of the Partnership. "Sponsor" includes the Managing Partner and any other person who actually controls or selects any person who controls 25% or more of the exploratory, developmental, or producing activities of the Partnership, or any segment thereof, even if that person had not entered into a contract at the time of formation of the Partnership. "Sponsor" does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the Interests. Whenever the context of this Agreement so requires, the term "Sponsor" shall be deemed to include Affiliates of the person deemed to be a Sponsor.

        "Subscription Agreement" shall mean, with respect to an Investor Partner, the subscription agreement executed and delivered by such Investor Partner in connection with his subscription to purchase Interests and containing certain representations, warranties, covenants, and agreements of such Investor Partner.

        "Super Majority in Interest" shall mean, with respect to any agreement or vote of Investor Partners, Investor Partners whose combined Interests, at the time of the determination thereof, exceed 66% of the total Interests held by Investor Partners who are eligible to participate in such agreement or vote.

        "Valuation Date" shall mean for purposes of the exercise of the Right of Presentment granted to Investor Partners pursuant to Section 8.3, December 31 of the year immediately preceding the year in which the Right of Presentment is being exercised.

        "Working Interest" shall mean an interest in an oil and gas leasehold which is subject to some portion of the costs of development, operation, or maintenance.

        SECTION 2.2 References and Titles. All references in this Agreement to articles, sections, subsections, and other subdivisions refer to corresponding articles, sections, subsections, and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement," "this instrument," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine, and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.




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                                   ARTICLE III
                                 CAPITALIZATION

        SECTION 3.1 Capital Contributions of Investor Partners. Each subscriber shall be accepted as an Investor Partner only after (a) such subscriber has deposited or has had deposited on its behalf in a segregated escrow account at Regions Bank-Tyler, or another federally insured institution designated by MD, the full amount of the Capital Contribution of such subscriber in cash and (b) the Managing Partner has approved and accepted the Subscription Agreement executed by such subscriber. By executing and delivering the Subscription Agreement, upon its acceptance, each Investor Partner shall be irrevocably committed to contribute to the capital of the Partnership the amount stated in such Investor Partner's Subscription Agreement as the Capital Contribution of such Investor Partner. If the sum of Capital Contributions committed and accepted at or prior to the end of the subscription period is at least $1,000,000, the Managing Partner may cause all subscribers who have been approved by the Managing Partner to be admitted to the Partnership as Limited Partners or General Partners, and the Capital Contributions shall be paid to the Partnership. If less than $1,000,000 of Capital Contributions shall have been committed by the Investor Partners and accepted at the end of the subscription period, the amount of the Capital Contribution paid by each subscriber shall be returned with any interest earned thereon.

        SECTION 3.2 Contributions of Managing Partner. The Managing Partner shall not be required to make any contribution to the capital of the Partnership. Although the Managing Partner is personally liable under applicable laws for the debts and obligations of the Partnership, all such debts and obligations shall be paid or discharged first with Partnership assets (including insurance proceeds) before the Managing Partner shall be obligated to pay or discharge any such debt or obligation with its personal assets.

        SECTION 3.3 Return of Contributions. Except as otherwise provided in this Agreement, no interest shall accrue on any Capital Contributions to the Partnership. No Partner shall have the right to withdraw or to be repaid any capital contributed by such Partner except as otherwise specifically provided in this Agreement or required by law.

        SECTION 3.4 Additional Contributions. No Investor Partner shall be required or obligated (a) to contribute any capital to the Partnership other than as provided in Section 3.1 hereof or (b) to lend any funds to the Partnership. The Interests are nonassessable; however, General Partners are liable, in addition to their Capital Contributions, for Partnership obligations and liabilities represented by their ownership of interests as general partners, in accordance with the Delaware Act.


                                   ARTICLE IV
                          ALLOCATIONS AND DISTRIBUTIONS

        SECTION 4.1 Allocation Among Partners. Except as provided in Section 4.2 below, each Partner shall share Partnership items of costs, expenditures, deductions (other than depletion), credits, income, revenues, gain, loss, and distributions allocated, charged, or credited to the Partners hereunder in accordance with the proportion that the Sharing Ratio of such Investor Partner bears to the aggregate Sharing Ratios of all Partners.

        SECTION 4.2 Allocations.

        (a) Except as provided in subsections (b) through (f) below, all costs and revenues (including without limitation, revenues derived by the Partnership from, and distributed to the Partnership by, the Drilling Program) of the Partnership and all items of income, gain, amount realized, loss, deduction, recapture, and credit for purposes of any applicable federal, state, or local income tax law, rule, or regulation shall be allocated to the Partners in accordance with their respective Sharing Ratio.

        (b) All costs incurred by the Partnership in connection with the performance of any special services requested by a Partner and any tax deductions relating thereto shall be allocated 100% to the Partner requesting such services.

        (c) All interest income directly or indirectly resulting from the investment of the Investor Partners' Capital Contributions following the payment thereof to the Partnership shall be allocated 100% to the Investor Partners, and shall be allocated among such Investor Partners proportionately based on each Investor Partner's respective cash contributions actually paid to the Partnership.

        (d) Cost and percentage depletion deductions and the gain or loss on the sale or other disposition of property the production from which is or would be (in the case of nonproducing properties) subject to depletion (herein sometimes called "depletable property") shall be computed separately by the Partners rather than the Partnership. For purposes of making such computations the Partnership's adjusted basis in each depletable property shall be allocated under Section 613A(c)(7)(D) of the Code to the Partners in accordance with their respective Sharing Ratio. The amount realized on the sale or other disposition of each such property shall be allocated to the Partners in proportion to each Partner's respective share of the revenues from the sale or other disposition of such property provided for in Section 4.2(a). For purposes of allocating amounts realized upon any such sale or disposition which are deemed to be received for federal income tax purposes and which are attributable to Partnership indebtedness or indebtedness to which the depletable property is subject at the time of such sale or disposition, such amounts shall be allocated in the same manner as Partnership revenues used for the repayment of such indebtedness would have been allocated under Section 4.2(f).

        (e) Notwithstanding any other provision of this Section 4.2 to the contrary, if during any taxable year of the Partnership the allocation of any loss or deduction (net of any income or gain) to any Partner (the "Deficit Partner") would cause or increase a deficit balance in the Deficit Partner's Adjusted Capital Account as of the end of such taxable year, only the amount of such loss or deduction that reduces the balance to zero shall be allocated to the Deficit Partner and the remaining loss or deduction shall be allocated to the Partners whose Adjusted Capital Accounts have positive balances remaining at such time in proportion to such positive balances. After any such allocation, any Partnership income or gain (or amount realized in excess of Simulated Basis) that would otherwise be allocated to the Deficit Partner for any fiscal year under this Section 4.2 which is in excess of the cash distributions to the Deficit Partner for such fiscal year shall be allocated instead to the Partners to whom the Deficit Partner's share of losses and deductions were allocated under the preceding sentence until the amount of such income or gain (or amount realized) so allocated equals the amount of loss or deduction previously so allocated to such other Partner.

        (f) Notwithstanding the foregoing provisions of this Section 4.2, prior to making any other allocation under this Section 4.2, the Partnership shall allocate the following items of income to the Partners:

               (i) Pursuant to section 1.704-2(f) of the Treasury Regulations (relating to minimum gain chargebacks), if there is a net decrease in Minimum Gain for such year (or if there was a net decrease in Minimum Gain for a prior fiscal year and the Partnership did not have sufficient amounts of profit during prior years to allocate among the Partners under this Section 4.2(f)(1), then items of Partnership income or revenue shall be allocated, before any other allocation is made pursuant to the preceding provisions of this Section 4.2 for such year, to each Partner in an amount equal to such Partner's share of the net decrease in such minimum gain (as determined under section 1.704-2(g)(2) of the Treasury Regulations).

               (ii) Pursuant to section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations (relating to "qualified income offsets"), items of Partnership income or revenue shall be allocated, before any other allocation is made pursuant to the preceding provisions of this Section 4.2 for such year, among the Partners with deficit balances in their Adjusted Capital Accounts (as determined, after giving effect to all adjustments attributable to the allocations provided for in Section 4.2(f)(1) hereof and as increased by any amounts which such Partner is deemed obligated to restore under sections 1.704-1 and 1.704-2 of the Treasury Regulations but before giving effect to any adjustment attributable to other allocations provided for in succeeding provisions of this Section 4.2) in amounts and the manner sufficient to eliminate such deficit balances as quickly as possible.

        SECTION 4.3 Distributions.

        (a) All interest earned by the Partnership as the result of the investment of the Partners' Capital Contributions following the payment thereof to the Partnership shall be distributed periodically to the Partners at such time or times as the Managing Partner shall in its discretion determine.

        (b) At least quarterly, all cash funds of the Partnership (other than interest as described in Section 4.3(a) above, borrowed funds, if any, and Capital Contributions) which the Managing Partner reasonably determines are not needed for the payment of existing or anticipated Partnership obligations and expenditures shall be distributed to the Partners. All cash funds of the Partnership to be distributed to the Partners shall be distributed to the Partners in the same respective percentages as the revenues from which such cash funds are derived are allocated to such Partners pursuant to Section 4.2 (after deducting therefrom the costs charged to such Partners pursuant to Section 4.2). In addition to restrictions set forth in Section 5.2(a), in no event, shall funds be advanced or borrowed for purposes of distributions, if the amount of such distributions would exceed the Partnership's accrued and received revenues for the previous four quarters, less paid and accrued operating costs with respect to such revenues. The determinations of such revenues and costs shall be made in accordance with generally accepted accounting principles consistently applied. Cash distributions from the Partnership to the Managing Partner shall only be made in conjunction with distributions to Investor Partners and only out of funds properly allocated to the Managing Partner's account.

        (c) Any distribution in liquidation of a Partner's interest in the Partnership other than pursuant to Section 8.3, Section 8.6, Section 9.3, or
Section 9.4 shall be in an amount of cash or fair market value of property equal to the positive capital account balance of such Partner at the time his interest is liquidated, after such capital account balance has been adjusted in accordance with Section 7.1(c) and the applicable Treasury Regulations under
Section 704(b) of the Internal Revenue Code and shall be made by the later of
(i) the end of the Partnership taxable year in which such liquidation occurs or
(ii) 90 days after the date of such liquidation. No Partner with a deficit balance in his or its capital account after a distribution in liquidation of such Partner's interest in the Partnership shall be liable to the Partnership for such deficit balance.

        (d) In the event an amount of Partnership funds equal to the total Capital Contributions of the Partners has not been expended or committed for expenditure within 12 months after the admission of the Investor Partners to the Partnership, the Managing Partner shall distribute, as a return of capital, to the Partners, proportionately in accordance with their respective Sharing Ratios as of the date of the Investor Partners' admission to the Partnership, the amount of such unexpended and uncommitted Partnership funds (together with a proportionate amount of the Management Fees), after deducting therefrom an amount that the Managing Partner reasonably determines will be equal to the operating capital to be required by the Partnership that will not be provided by anticipated revenues from Partnership operations.

        SECTION 4.4 Allocations on Transfers. In the event of an assignment of a Partner's interest in the Partnership pursuant to Article VIII, deductions, credits, and income of the Partnership for federal, state, and local income tax purposes shall, unless otherwise required by applicable Treasury Regulations, be allocated between the assignor and assignee based on the number of days of the year during which each party owned such interest.


                                    ARTICLE V
                                   MANAGEMENT

        SECTION 5.1 Power and Authority of Managing Partner. The Partners hereby designate MD as the Managing Partner of the Partnership and, except as provided by Section 5.2 and elsewhere in this Agreement and except as otherwise


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

provided by applicable law, hereby delegate to the Managing Partner full and exclusive power and authority on behalf of the Partnership to manage, control, administer, and operate the properties, business, and affairs of the Partnership and to do or cause to be done any and all acts deemed by the Managing Partner to be necessary or appropriate thereto. The scope of such power and authority shall encompass all matters in any way connected with such business or incident thereto, including without limitation, the power and authority:

        (a) To enter into the Program Agreement and to purchase or otherwise acquire on behalf of the Partnership Leases as provided in the Program Agreement;

        (b) To purchase or otherwise acquire other real or personal property of every nature considered necessary or appropriate to carry on and conduct the business of the Partnership;

        (c) To borrow monies for the business of the Partnership and from time to time to draw, make, execute, and issue promissory notes and other negotiable or nonnegotiable instruments and evidences of indebtedness; to secure the payment of the sums so borrowed and to mortgage, pledge, or assign in trust all or any part of the property of the Partnership; to assign any monies owing or to be owing to the Partnership; and to engage in any other means of financing customary in the oil and gas industry; provided that any such financing shall provide that the lender has recourse only against Partnership assets and not against any Investor Partner individually;

        (d) To enter into any agreement for the sharing of profits, joint venture, or partnership with any person, firm, corporation, or government or agency thereof engaged in any business or transaction in which the Partnership is authorized to engage, or any business or transaction capable of being conducted, so as to directly or indirectly benefit the Partnership, and to cause the obligations of the Partnership thereunder to be performed;

        (e) To explore and prospect by geological, geophysical, or other methods for the location of anomalies or other indications favorable to the accumulation of oil and gas, including specifically the power to contract with third parties for such purposes;

        (f) To maintain, explore, develop, operate, manage, and defend Partnership property and to drill, test, plug and abandon or complete and equip, rework, and recomplete any number of wells on Partnership Leases for the production of oil and gas located thereunder, and to contract with third parties for such purposes, to carry out a program or programs of secondary recovery on Partnership property, and to do any and all other things necessary or appropriate to carry out the terms and provisions of this Agreement which would or might be done by a normal and prudent operator in the exploration, development, operation, and management of its own property, including without limitation, making consent or non-consent elections under any applicable joint operating agreement;

        (g) To enter into and execute leases, drilling contracts, farmout agreements, farmin contracts, dry and bottom hole and acreage contribution letters, participation agreements, and any other agreements customarily employed in the oil and gas industry in connection with the acquisition, sale, exploration, development, or operation of oil and gas properties, agreements as to rights-of-way and any and all other instruments or documents considered by the Managing Partner to be necessary or appropriate to carry on and conduct the business of the Partnership, for such consideration and on such terms as the Managing Partner in its sole discretion may determine, and to cause the obligations of the Partnership thereunder to be performed;

        (h) To sell the production accruing to the Leases acquired by the Partnership and to execute gas sales contracts, casinghead gas contracts, transfer orders, division orders, or any other instruments in connection with the sale of production from the Partnership's interest in any property;

        (i) To farmout, sell, assign, convey, or otherwise dispose of, for such consideration and upon such terms and conditions as the Managing Partner in its sole discretion may determine, all or any part of the Partnership property, any



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

interest therein, or any interest payable therefrom, and in connection therewith to execute and deliver such deeds, assignments, and conveyances containing such warranties as the Managing Partner may determine;


        (j) To employ on behalf of the Partnership agents, employees, managers, consultants, accountants, lawyers, geologists, geophysicists, engineers, landmen, clerical help, and such other assistance and services as the Managing Partner may deem proper and to pay therefor such remuneration and compensation as the Managing Partner may deem reasonable and appropriate;

        (k) To purchase, lease, rent, or otherwise acquire or obtain the use of machinery, equipment, tools, materials, and all other kinds and types of real or personal property that may in any way be deemed necessary, convenient, or advisable in connection with carrying on the business of the Partnership, and to incur expenses for travel, telephone, telegraph, insurance, and for such other things, whether similar or dissimilar, as may be deemed necessary or appropriate for carrying on and performing the business of the Partnership;

        (l) To pay delay rentals, shut-in royalty payments, property taxes, and any other amounts necessary or appropriate to the maintenance or operation of any Partnership property;

        (m) To make and enter into such agreements and contracts with such parties and to give such receipts, releases, and discharges with respect to any and all of the foregoing and any matters incident thereto as the Managing Partner may deem advisable or appropriate;

        (n) To procure and maintain in force such insurance as the Managing Partner shall deem prudent to serve as protection against liability for loss and damage which may be occasioned by the activities to be engaged in by the Partnership and the Managing Partner on behalf of the Partnership; provided, however, that the Managing Partner shall notify the Investor Partners of any adverse material reduction in the insurance coverage of the Partnership as soon as possible after learning of such change and if possible at least 30 days in advance of the change in insurance coverage, and in the event that the insurance procured and maintained on behalf of the Investor Partners is materially reduced, the Partnership will halt all drilling activity until such time as comparable replacement insurance coverage is obtained;

        (o) To pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend, or compromise on behalf of the Partnership, upon such terms as the Managing Partner may determine and upon such evidence as they may deem sufficient, any obligation, suit, liability, cause of action, or claim, including a suit or claim for taxes, in favor of or against the Partnership;

        (p) To quitclaim, assign, convey, surrender, release, or abandon any Partnership property with or without consideration therefor;

        (q) To make such classifications, determinations, and allocations as the Managing Partner may deem advisable, having due regard for any relevant generally accepted accounting principles;

        (r) To enter into soliciting dealer agreements and to perform all of the Partnership's obligations thereunder, to issue and sell Interests pursuant to the terms and conditions of this Agreement and the Subscription Agreements, to accept and execute on behalf of the Partnership Subscription Agreements, and to admit original and substituted Investor Partners;

        (s) To take such action as may be necessary for the safekeeping of all funds and assets of the Partnership, whether or not within the Managing Partner's control and to employ, or permit another person to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership; and

        (t) To take such other actions, execute and deliver such other documents, and perform such other acts as may be deemed by the Managing Partner to be appropriate to carry out the business and affairs of the Partnership.

        In accomplishing all of the foregoing and except as otherwise provided in this Agreement, the Managing Partner may, in its sole discretion, use its own personnel, properties, and equipment or those of any of its Affiliates (subject to Section 5.11); or the Managing Partner may hire or rent those of third parties and may employ on a temporary or continuing basis outside accountants, attorneys, consultants, and others on such terms as the Managing Partner deems advisable. No person, firm, or corporation dealing with the Partnership shall be required to inquire into the authority of the Managing Partner to take any action or make any decision.

        SECTION 5.2 Certain Restrictions on Managing Partner's Power and Authority. Notwithstanding any other provisions of this Agreement to the contrary, the Managing Partner shall not have the power or authority to, and shall not do, perform, or authorize any of the following:

        (a) Borrow any money in the name or on behalf of the Partnership or otherwise do any of the acts or things provided in Section 5.1(c) if the total amount of the borrowings or financings then outstanding made by the Managing Partner on behalf of the Partnership (including the amount outstanding under the Partnership's reimbursement obligation under Section 5.6) would exceed an amount equal to 20% of the Capital Contributions of the Investor Partners; provided, however, that the terms of any such financing shall provide that the lender has recourse only against Partnership assets and not against any Investor Partner individually; provided further, that the Managing Partner may borrow monies in the name and on behalf of the Partnership even if the Capital Contributions of the Partners have not yet been fully expended or committed for expenditure;

        (b) Without having first received the prior consent of a Super Majority in Interest of the Investor Partners, cause the Partnership to participate in a proposed Roll-Up transaction; provided, however, the participation of the Partnership in a proposed Roll-Up transaction shall be subject to the restrictions set forth in Section 5.9(j);

        (c) Except for a sale of all or substantially all of the assets of the Partnership by the Managing Partner acting in its capacity as liquidator made in connection with the liquidation and termination of the Partnership as such is contemplated in Section 9.4, without having first received the prior consent of a Majority in Interest of the Investor Partners, sell all or substantially all of the assets of the Partnership other than in the ordinary course of business;

        (d) Without having first received the prior consent of a Majority in Interest of the Investor Partners, assign the rights or obligations of the Partnership, or, except as otherwise provided in the Program Agreement, consent to the assignment by the Managing Partner or any Affiliate thereof of its rights or obligations under the Program Agreement, prior to the substantial completion of the drilling activities of the Partnership;

        (e) Without having first received the prior consent of a Majority in Interest of the Investor Partners, agree to the termination or amendment of the Program Agreement or waive any rights of the Partnership thereunder, except for amendments to the Program Agreement which the Managing Partner believes are necessary or advisable to ensure that the Program Agreement conforms with any changes in or modifications to the Code or do not adversely affect the Investor Partners in any material respect;

        (f) Guarantee in the name or on behalf of the Partnership the payment of money or the performance of any contract or other obligation of any other person;

        (g) Bind or obligate the Partnership with respect to any matter outside the scope of the Partnership business;

        (h) Use the Partnership name, credit, or property for other than Partnership purposes;

        (i) Take any action, or permit any other person to take any action, with respect to the assets or property of the Partnership which does not primarily benefit the Partnership, including without limitation, the commitment of future production or the utilization of funds of the Partnership as compensating balances for its own benefit;

        (j) Benefit from any arrangement for the marketing of oil and gas production or other relationships affecting the property of the Managing Partner and the Partnership, unless such benefits are fairly and equitably apportioned among the Managing Partner and Affiliates thereof and the Partnership;


        (k) Invest Partnership funds in the securities of another person except in the following instances:

                (i) investments in working interests or undivided lease interests made in the ordinary course of the Partnership's business;

                (ii) temporary investments made in compliance with Section 7.3;

                (iii) investments involving less than 5% of program capital which are a necessary and incidental part of a property acquisition transaction; and

                (iv) investments in entities established solely to limit the Partnership's liabilities associated with the ownership or operation of property or equipment, provided, in such instances duplicative fees and expenses shall be prohibited; or

        (l) Take any action that will:

                (i) cause the Partnership to participate in any other partnership or joint venture that will result in a duplication or unreasonable increase in the amount of costs and expenses of the Partnership;

                (ii) Substantively alter the fiduciary and contractual relationship between the Managing Partner and the Investor Partners as such exists pursuant to this Agreement; or

                (iii) diminish the voting rights hereunder of the Investor Partners.

        SECTION 5.3 Services of Managing Partner. During the existence of the Partnership, the Managing Partner shall devote such time and effort to the Partnership business as may be necessary to promote adequately the interests of the Partnership and the mutual interests of the Partners; however, it is specifically understood and agreed that the Managing Partner shall not be required to devote full time to Partnership business, and the Managing Partner and its Affiliates may at any time and from time to time engage in and possess interests in other business ventures of any and every type and description, independently or with others, including without limitation, the acquisition, ownership, exploration, development, operation, and management of oil and gas properties for themselves and other persons and the organization and management of other partnerships and joint ventures similar to the Partnership, and neither the Partnership nor any Investor Partner shall by virtue of this Agreement or the law of partnership opportunity have any right, title, or interest in or to such independent ventures. It is specifically recognized that the Managing Partner and its Affiliates are currently engaged in the exploration for and production of oil and gas both for their account and for others, and nothing herein contained shall be deemed to prevent any of them from continuing such activities, individually, jointly with others, or as a part of any other partnership or joint venture to which any of them is or may become a party, in any locale, and in fields or areas of operation in which the Partnership may likewise be active, or from dealing with the Partnership as an independent party, nor as requiring any of them to permit the Partnership to participate in any such operations in which any of them may be interested and each Investor Partner hereby waives, relinquishes, and renounces any such right or claim of participation. However, except as otherwise provided herein, the Managing Partner and any of its Affiliates may pursue business opportunities that are consistent with the Partnership's investment objectives for their own account only after they have determined that such opportunity either cannot be pursued by the Partnership because of insufficient funds or because it is not appropriate for the Partnership under the existing circumstances.

        SECTION 5.4 Liability of Managing Partner and Its Affiliates. Neither the Managing Partner nor any of its Affiliates shall have any liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction performed or omitted by the Managing Partner or such Affiliate, if the Managing Partner in good faith has determined, as of the time of the conduct or omission, that the course of conduct or omission was in the best interests of the Partnership, the Managing Partner or such Affiliate was acting on behalf of or performing services for the Partnership, and that such conduct or omission did not constitute negligence or misconduct.

        SECTION 5.5 Indemnification of Managing Partner and Its Affiliates.

        (a) The Partnership shall indemnify the Managing Partner and its Affiliates against any losses, judgments, liabilities, expenses, and settlements sustained or incurred by the Managing Partner or such Affiliate as a result of any threatened, pending, or completed claim, action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such a claim, action, suit, or proceeding, and any inquiry or investigation that could lead to such a claim, action, suit, or proceeding and which in any such case relates or which otherwise arises from or is attributable to any acts, omissions, or operations performed or omitted by the Managing Partner or its Affiliates acting on behalf of or performing services for the Partnership that are within the scope of its authority as set forth in this Agreement or the Program Agreement or which otherwise relates to the activities and business affairs of the Partnership; provided that the Managing Partner has determined in good faith, as of the time of the conduct or omission, that the conduct or omission was in the best interests of the Partnership and that the conduct or omission did not constitute negligence or misconduct.

        (b) Notwithstanding anything to the contrary contained in Sections 5.4 and 5.5(a), neither the Managing Partner, its Affiliates, nor any person acting as a broker-dealer shall be indemnified by the Partnership for any losses, liabilities, or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities laws violations as to the particular indemnitee and the court approves indemnification of the litigation costs, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission, and all state securities regulatory authorities in which Interests in the Partnership were offered or sold as to indemnification for violations of securities laws.

        (c) The Partnership may purchase and maintain insurance on behalf of the Managing Partner and its Affiliates against any liabilities asserted against or expenses incurred by the Managing Partner and its Affiliates in connection with Partnership or Drilling Program activities, provided that the Partnership shall not incur the cost of that portion of any insurance, which insures the Managing Partner or its Affiliates against any liability with respect to which the Managing Partner and its Affiliates are denied indemnification under the provisions of Sections 5.4 and 5.5; provided, however, that nothing contained herein shall preclude the Partnership from purchasing and paying for such types of insurance including extended coverage liability and casualty and workers' compensation, as would be customary for any person owning comparable assets and engaged in a similar business, or from naming the Managing Partner and its Affiliates as additional insured parties thereunder, provided, that the naming of such additional insured parties does not add to premiums payable by the Partnership.

        (d) The termination of any claim, action, suit, or proceeding by judgment, order, settlement, conviction, or a plea of nolo contendere or its equivalent does not alone establish that a person seeking indemnification under this Section 5.5 is disqualified. Any person who is determined to be not entitled to indemnification under this Section 5.5 may petition a court of competent jurisdiction for a determination that in view of all facts and circumstances that such person is fairly and equitably entitled to indemnity and the Partnership shall provide such indemnity as may be determined proper by such court; provided, however, that the court has determined that such person has met the standard set forth in Section 5.5(a) above.



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        (e) Legal fees and expenses and other costs incurred as a result of a claim described in this Section 5.5(a) shall be paid by the Partnership from time to time in advance of the final disposition of such claim if: (i) the claim relates to the performance or non-performance of duties or services by the Managing Partner or its Affiliates on behalf of the Partnership; (ii) the claim is initiated by a third party who is not an Investor Partner, or the claim is initiated by an Investor Partner and a court of competent jurisdiction specifically approves such advancement; and (iii) the Managing Partner or such Affiliate undertakes to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in the event it is later determined that the Managing Partner or such Affiliate is not entitled to indemnification under the provisions of this Section 5.5(a).

        (f) To the extent that the Managing Partner or its Affiliates are successful on the merits or in defense of any claim, issue, or matter therein, the Partnership shall indemnify the Managing Partner or its Affiliates, against the expenses, including attorneys' fees, actually incurred by the Managing Partner or such Affiliate in connection therewith.

        (g) The indemnification provided by this Section 5.5 shall continue as to the Managing Partner and its Affiliates in the event it ceases to be a managing partner of the Partnership with respect to claims relating to the period in which the Managing Partner was a managing partner of the Partnership and such indemnification shall inure to the benefit of the successors and assigns of the Managing Partner and such Affiliates.

        (h) The indemnification provided by this Section 5.5 shall be made, and shall be recoverable by the Managing Partner or its Affiliates, only out of the tangible net assets of the Partnership and not from the Investor Partners.

        SECTION 5.6 Reporting and Legal Expenses. The Partnership shall reimburse the Program Manager and the Managing Partner and its Affiliates for its share of the Reporting and Legal Expenses incurred by the Program Manager, the Managing Partner, or any Affiliate thereof in managing and conducting the business and affairs of the Drilling Program or of the Partnership, as applicable. The Reporting and Legal Expenses reimbursed by the Partnership shall be determined by the party seeking reimbursement in good faith and as being reasonable for such party. Such reimbursements shall be made periodically throughout the term of the Partnership.

        SECTION 5.7 Administrative Costs. The Partnership shall reimburse the Program Manager and the Managing Partner and its Affiliates for all Administrative Costs and other costs and expenses incurred by the Program Manager, the Managing Partner, or any Affiliate thereof in managing and conducting the business and affairs relating to the Partnership's interest in the Drilling Program or of the Partnership, as applicable, including expenses incurred in providing or obtaining such professional, technical, administrative, and other services and advice as the Program Manager, the Managing Partner, or such Affiliates may deem necessary or desirable. The general, administrative, and other costs reimbursed by the Partnership shall be determined by the party seeking reimbursement in good faith and as being reasonable for such party. The amount of Administrative Costs that are to be reimbursed by the Partnership shall be determined and allocated to the Partnership and its Drilling Program on a basis conforming with generally accepted accounting principles and must be supported in writing as to the application thereof and as to the amount charged. Such reimbursements shall be made periodically throughout the term of the Partnership. Such reimbursement obligation shall also apply to all Administrative Costs incurred by the Program Manager, the Managing Partner or any of its Affiliates on behalf of the Partnership or the Drilling Program from the beginning of the calendar year in which the Partnership is formed to the date of the admission of the Investor Partners. Regardless of the actual amount of Administrative Costs incurred by the Managing Partner or Program Manager in connection with the affairs of a Partnership, during any particular calendar year the total amount of Administrative Costs allocable to the Partnership shall not exceed the greater of (a) 3.5% of the Partnership's gross revenues from the sale of oil and natural gas production during such year (calculated without any deduction for Operating Costs or other costs and expenses) or (b) the sum of $50,000 plus .25% of the Capital Contributions of the Investor Partners to the Partnership. The above limitation on Administrative Costs shall not be applicable to Administrative Costs otherwise allocable to the Partnership which are extraordinary and non-recurring or to the fixed overhead fee chargeable by an operator of Program Wells including the fixed overhead fee chargeable under the Operating Agreement by MOC with respect to the


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Program Wells operated by the Program Manager. No portion of the salaries of the directors or of the executive officers of MOC or MD may be reimbursed as Administrative Costs.

An independent certified public accountant shall provide annually to the Investor Partners, a written attestation to be included as part of the annual report required pursuant to Section 7.2 wherein such accountant shall verify that the method used to make the allocations was consistent with the method described in this Agreement and that the total amount of costs allocated to the Investor Partners does not materially exceed amounts actually incurred by the Managing Partner.

        SECTION 5.8 Restrictions on Certain Transactions.

        (a) The Partnership may enter into contracts and agreements with the Managing Partner and its Affiliates for the rendering of services and the sale, rental, or lease of supplies and equipment, provided that (i) such entity is engaged, independently of the Drilling Program and as an ordinary and ongoing business, in the business of rendering such services or selling or leasing such equipment and supplies to a substantial extent to other persons in the industry in addition to programs in which the Managing Partner or its Affiliates have an interest and (ii) the amount of the compensation, price, or rental that can be charged to the Partnership therefor must be no less favorable to the Partnership than that generally available (at the time the relevant contract or agreement was entered into) from unrelated third parties in the area engaged in the business of rendering comparable services or selling, renting, or leasing comparable equipment and supplies which could reasonably be made available to the Partnership. If the Managing Partner or its Affiliate is not engaged in the business as required by clause (i) of this Section 5.10(a) above, then such compensation, price, or rental shall be the cost of such services, equipment, or supplies to such entity, or the competitive rate which could be obtained in the area, whichever is less. In addition, any drilling services rendered by the Managing Partner or its Affiliates to the Partnership shall be billed on a per foot, per day, or per hour rate, or some combination thereof. All services for which the Managing Partner or its Affiliates are to receive compensation shall be embodied in written contracts which precisely describe the services to be rendered and all compensation to be paid. Advance payments to the Managing Partner are prohibited, except where necessary to secure tax benefits of prepaid drilling costs. All contracts between the Partnership and the Managing Partner or its Affiliates shall be terminable by the Partnership (by a vote or written consent of a Majority in Interest of the Investor Partners) without penalty upon 60 days' written notice.

        (b) The Partnership may borrow money on a non-recourse basis from the Managing Partner or any of its Affiliates, provided that on any loans made available by the Managing Partner or any of its Affiliates to the Partnership, the Managing Partner or such Affiliate shall not receive interest in excess of the lesser of (i) the maximum rate permitted by applicable law or (ii) the effective interest rate then being paid by the Managing Partner or such Affiliate for similar type borrowings. In no event shall any such loan bear interest in excess of the amount which would be charged to the Partnership (without reference to the Managing Partner's financial abilities or guaranties) by independent third parties for the same purpose. In connection with any loans to the Partnership by the Managing Partner or its Affiliates, the Managing Partner or its Affiliates shall not receive points or other financing charges or fees, regardless of the amount.

        (c) The Partnership shall acquire in certain instances interests in Prospects from the Managing Partner or its Affiliates on the terms and conditions set forth in the Program Agreement.

        (d) No Partnership Leases shall be farmed out by the Partnership unless the Managing Partner, exercising the standard of care of a normal and prudent operator in the management of its own property, shall determine that either (i) the Partnership lacks sufficient funds for the drilling of a well on such Lease and cannot obtain suitable alternative financing for such drilling, (ii) the Lease has been downgraded by events occurring after the acquisition thereof by the Partnership pursuant to the Program Agreement so that the drilling of a well on such Lease would no longer be desirable for the Partnership, (iii) drilling on such Lease would result in an excessive concentration of Partnership funds, creating in the opinion of the Managing Partner undue risk to the Partnership and the Investor Partners, or (iv) the best interests of the Partnership would be served by such farmout or other disposition. The Partnership may enter into a farmout agreement (in the capacity as either farmor or farmee) with the Managing Partner, any of its Affiliates, provided that the Managing Partner,


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exercising the standards of a normal and prudent operator in the management of its own property, shall determine that the farmout is in the best interests of the Partnership and that the terms of any such farmout are consistent with and in any case no less favorable to the Partnership than those utilized in the same geographic area for similar arrangements. The Partnership's ability to enter into a farmout agreement with the Managing Partner or an Affiliate thereof is subject to the same restrictions as its ability to purchase property from or sell property to the Managing Partner or an Affiliate thereof as provided in
Section 5.8(c) and Section 5.8(f), respectively.

        (e) The Partnership shall make no loans to the Managing Partner or its Affiliates.

        (f) The Partnership may sell or transfer its Leases to the Managing Partner or its Affiliates, including Affiliated Programs, only pursuant to a transaction which is fair and reasonable to the Partnership and then subject to the following restrictions:

                (i) A sale, transfer, or conveyance, including a farmout, of an undeveloped Lease (i.e., a Lease not having any Proved Developed Reserves attributable to it) from the Partnership to the Managing Partner or any Affiliate thereof, other than an Affiliated Program, must be made at the higher of the Lease Acquisition Costs or fair market value.

                (ii) A sale, transfer, or conveyance of a developed Lease (i.e., a property having Proved Developed Reserves attributable to it) from the Partnership to the Managing Partner or any Affiliate thereof, other than an Affiliated Program in which the interest of the Managing General Partner or its Affiliate is substantially similar to or less than its interest in the Partnership, is not permitted except in connection with the liquidation of the Partnership and then only at fair market value.

                (iii) Except in connection with farmouts or joint ventures made in compliance with the restrictions described in Section 5.8(d), a transfer of an undeveloped Lease from the Partnership to an Affiliated Program must be made at fair market value if the Lease has been held for more than two years; otherwise, if the Managing Partner deems it to be in the best interests of the Partnership, the transfer may be made at the Lease Acquisition Costs.

                (iv) Except in connection with farmouts or joint ventures made in compliance with the restrictions described in Section 5.8(d) above, a transfer of any Lease from the Partnership to an Affiliated Production Purchase or Income Program must be made at fair market value if the Lease has been held for more than six months or there have been significant expenditures made in connection with the Lease; otherwise, if the Managing Partner deems it to be in the best interests of the Partnership, the transfer may be made at the Lease Acquisition Costs as adjusted for intervening operations.

A determination of fair market value as required by this paragraph (f) must be supported by an appraisal from an Independent Expert. Such opinion and any associated supporting information will be maintained in the Partnership's records for at least six years.

        (g) No rebates or give-ups may be received by the Managing Partner or any Affiliate, nor may the Managing Partner or any Affiliate participate in any reciprocal business arrangements which do not primarily benefit the Partnership.

        The Partnership will acquire only Leases that are reasonably required for the stated purpose of the Partnership, and no Leases will be acquired for the purpose of subsequent sale or farmout, unless the acquisition of such property by the Partnership is made after a well has been drilled to a depth sufficient to indicate that such an acquisition is believed to be in the best interests of the Partnership.



                                      A-19
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        (h) Neither the Managing Partner, nor any Affiliate thereof, including an Affiliated Program, shall be permitted to sell, transfer, or convey any Lease to the Partnership, directly or indirectly, except pursuant to a transaction which is fair and reasonable to the Partnership and in accordance with the following restrictions:

                (i) The Managing Partner and its Affiliates may only sell a Lease to the Partnership at a price equal to its Lease Acquisition Costs unless the transferor has cause to believe that the Lease Acquisition Costs are materially more than the fair market value of such Lease, in which case such sale must be made at a price not in excess of its fair market value; provided, however, that if the sale is from an Affiliated Program that has held the Lease for more than two years and in which Affiliated Program the interest of the Managing Partner or its Affiliate is substantially similar to, or less than, its interest in the Partnership, the sale may be made at fair market value.

                (ii) If the Managing Partner, or an Affiliate thereof, sells any Lease within a Prospect to the Partnership, it must, at the same time, sell to the Partnership an equal proportionate interest in all other Leases that it owns in the same Prospect.

                (iii) If at any time within a period of five years from the creation of the Partnership, the Managing Partner or an Affiliate thereof proposes to acquire an interest from a non-Affiliated person in a Prospect in which the Partnership possesses an interest or in a Prospect in which the Partnership's interest has been terminated without compensation within one year preceding such proposed acquisition, the following conditions will apply: (A) if the Managing Partner or any Affiliate thereof does not currently own property in the Prospect separately from the Partnership, then neither the Managing Partner nor any Affiliate thereof will be permitted to purchase an interest in the Prospect and (B) if the Managing Partner or any Affiliate thereof currently owns a proportionate interest in the Prospect separately from the Partnership, then the interest to be acquired will be divided between the Partnership and the Managing Partner, or an Affiliate thereof in the same proportion as is the other property in the Prospect; provided, however, if cash or financing is not available to the Partnership to enable it to consummate a purchase of the additional interest to which it is entitled, then neither the Managing Partner, nor any Affiliate thereof may purchase any additional interest in the Prospect during such five year period.

                (iv) If the area constituting a Partnership's Prospect is subsequently enlarged to encompass any area wherein the Managing Partner or any Affiliate thereof owns a separate Lease, such separate Lease or a portion thereof must be sold, transferred, or conveyed to the Partnership, in accordance with the provisions described in this Section 5.8(h), if the activities of the Partnership were material in establishing the existence of Proved Undeveloped Reserves which are attributable to such Lease.

                (v) Except for the carried interests created by the Program Agreement, a sale, transfer, or conveyance to the Partnership of less than all of the ownership of the Managing Partner or any Affiliate thereof in any Lease is prohibited unless the interest retained by the Managing Partner or such Affiliate is a proportionate Working Interest, the respective obligations of the Managing Partner, or such Affiliate and the Partnership are substantially the same after the sale of the interest by the Managing Partner or such Affiliate and its interest in revenues does not exceed the amount proportionate to its retained Working Interest. Except for the carried interests created by the Program Agreement, neither the Managing Partner nor any Affiliate thereof may retain any Overriding Royalty Interest or other burden on an interest conveyed to the Partnership.

                (vi) For the purposes of the preceding four paragraphs, the term "Affiliate" does not include an Affiliated Program in which the interest of the Managing Partner or an Affiliate thereof is substantially similar to or less than its interest in the Partnership.

                (vii) If the Partnership acquires a Lease pursuant to a farmout or joint venture from an Affiliated Program, the Managing Partner's, and any Affiliate's thereof aggregate compensation associated with the property and any direct or indirect ownership interest in the property may not exceed the lower of the compensation and


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        ownership interest the Managing Partner, and such Affiliates could receive if the property were separately owned or retained by either the Partnership or such other Affiliated Program.

A determination of fair market value as required by this paragraph (h) must be supported by an appraisal from an Independent Expert. Such opinion and any associated supporting information will be maintained in the Partnership's records for at least six years.

        (i) If the Partnership participates in other partnerships or joint ventures (multi-tier arrangements), the terms of any such arrangements shall not result in the circumvention of any of the requirements or prohibitions contained in this Partnership Agreement, including the following:

                (i) there will be no duplication or increase in the Managing Partner's compensation, Partnership expenses, or other fees and costs;

                (ii) there will be no substantive alteration in the fiduciary and contractual relationship between the Managing Partner and the Investor Partners; and

                (iii) there will be no diminishment in the voting rights of the Investor Partners.

        (j) In connection with a proposed Roll-Up, the following shall apply:

                (i) An appraisal of all Partnership assets shall be obtained from a competent Independent Expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission as an exhibit to the registration statement for the offering. The appraisal shall be based on all relevant information, including current reserve estimates prepared by an independent petroleum consultant, and shall indicate the value of the Partnership's assets assuming an orderly liquidation as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of Partnership assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and the Investor Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Investor Partners in connection with a proposed Roll-Up.

                (ii) In connection with a proposed Roll-up, Investor Partners who vote "no" on the proposal shall be offered the choice of:

                        (a)     accepting the securities of the Roll-Up Entity;

                        (b) either (A) remaining as Limited Partner or General Partner in the Partnership and preserving his or her interest in the Partnership on the same terms and conditions as existed previously, or (B) receiving cash in an amount equal to his or her pro-rata share of the appraised value of the net assets of the Partnership.

                (iii) The Partnership shall not participate in any proposed Roll-Up which, if approved, would result in the diminishment of any Investor Partner's voting rights under the Roll-Up Entity's chartering agreement. In no event shall the democracy rights of Investor Partners in the Roll-Up Entity be less than those provided for under Sections 6.4 and 6.5 of this Agreement. If the Roll-Up Entity is a corporation, the democracy rights of Investor Partners shall correspond to the democracy rights provided for in this Agreement to the greatest extent possible.

                (iv) The Partnership shall not participate in any proposed Roll-Up transaction which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of


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        the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity); nor shall the Partnership participate in any proposed Roll-Up transaction which would limit the ability of an Investor Partner to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Partnership Interests held by that Investor Partner.

                (v) The Partnership shall not participate in a Roll-Up in which Investor Partners' rights of access to the records of the Roll-Up Entity will be less than those provided for under Section 7.1(a) and (b) of this Agreement.

                (vi) The Partnership shall not participate in any proposed Roll-Up transaction in which any of the costs of the transaction would be borne by the Partnership if less than a Super Majority in Interest of the Investor Partners vote to approve the proposed Roll-Up.

                (vii) The Partnership shall not participate in a Roll-Up transaction unless the Roll-Up transaction is approved by a Super Majority in Interest.

To the extent the restrictions set forth above apply to the Managing Partner or its Affiliates and except as otherwise provided herein, the term "Affiliate" includes, but is not limited to, MOC in its capacity as Program Manager. Except as otherwise set forth in this Section 5.8 of the Partnership Agreement, the Managing Partner and its Affiliates may pursue business opportunities that are consistent with the Partnership's investment objectives for their own account only after they have determined that such opportunity either cannot be pursued by the Partnership because of insufficient funds or because it is not appropriate for the Partnership under the existing circumstances.

        SECTION 5.9 Restriction on Voting Interests Held by Managing Partner. Interests owned by the Managing Partner or its Affiliates shall have full voting rights under this Agreement, provided that during the time period that MD or an Affiliate thereof is serving as the Managing Partner of the Partnership any Interests owned by MD or its Affiliates which in the aggregate represent more than 20% of the total Interests held by Investor Partners shall not have any voting rights under this Agreement and shall not be counted for voting purposes or for purposes of determining a quorum. In addition, none of the Interests owned by the Managing Partner or its Affiliates shall be counted for voting purposes or for purposes of determining a quorum or have any voting rights under this Agreement concerning the removal of the Managing Partner or any transaction between the Partnership and the Managing Partner or its Affiliates.

        SECTION 5.10 Tax Elections. The Managing Partner shall make the following elections on behalf of the Partnership:

        (a) to elect, in accordance with Section 263(c) of the Code and applicable regulations and comparable state law provisions, to deduct as an expense all intangible drilling and development costs with respect to productive and nonproductive wells and the preparation of wells for the production of oil or gas;

        (b)     to elect the calendar year as the Partnership's fiscal year;

        (c)     to elect the accrual method of accounting;

        (d) to elect, in accordance with Section 709(b) of the Code and applicable regulations and comparable state law provisions, to amortize and deduct organization expenses (as such term is defined in Section 709 of the Code) over a period of 60 months beginning with the month in which the Partnership begins business; and

        (e) to elect with respect to such other federal, state, and local tax matters as the Managing Partner deems advantageous to the Partnership; provided that no election shall be made by the Partnership in accordance with Section 754


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of the Code and applicable regulations and comparable state law provisions without the consent of the Managing Partner, the granting or denying of which consent shall be in its sole and absolute discretion.

        SECTION 5.11 Tax Matters Partner. The Managing Partner shall be designated the tax matters partner (in this Section 5.11 called the "TMP") as defined in Section 6231(a)(7) of the Code with respect to operations conducted by the Partners pursuant to this Agreement. The TMP is authorized to take such actions and to execute and file all statements and forms on behalf of the Partnership which may be permitted or required by the applicable provisions of the Code or Treasury Regulations issued thereunder, and the Investor Partners will take all other action that may be necessary or appropriate to effect the designation of the Managing Partner as the TMP. In the event of an audit of the Partnership's income tax returns by the Internal Revenue Service, the TMP may, at the expense of the Partnership, retain accountants and other professionals to participate in the audit. All expenses incurred by the TMP in its capacity as such shall be expenses of the Partnership and shall be paid by or reimbursed to the TMP from Partnership funds.


                                   ARTICLE VI
                   RIGHTS AND OBLIGATIONS OF INVESTOR PARTNERS

        SECTION 6.1 Rights of Investor Partners. In addition to any other rights specifically set forth herein, all Investor Partners shall have the right to:
(a) have the Partnership books kept at the principal place of business of the Partnership and upon adequate written notice at all reasonable times inspect and, at such Investor Partner's expense, copy any of them personally or through a representative; (b) have on demand true and full information of all things affecting the Partnership and a formal account of Partnership affairs, whenever permitted by law; and (c) have dissolution and winding up by decree of court as provided for in the Act.

        SECTION 6.2 Access of Investor Partners to Geophysical Data. During the term of the Partnership, the Partnership may acquire or have access to geophysical, geological, and other similar data and information. Each Investor Partner shall during the term of the Partnership have the right, after adequate notice, during normal business hours at the offices of the Partnership to inspect and review all such data and information and studies, maps, evaluations, or reports derived therefrom and material related thereto in the actual custody of the Managing Partner; provided, however, that the Managing Partner may refuse for a reasonable period of time to grant a Investor Partner access to such data and information and studies, maps, evaluations, and reports which the Managing Partner (a) has agreed to keep confidential or (b) determines in good faith should be kept confidential considering the interests of the Partnership and each of its Partners.

        SECTION 6.3 Return of Capital Contribution. No Investor Partner shall be entitled to (a) withdraw from the Partnership except upon assignment by an Investor Partner of his Interests and the substitution of such Investor Partner's assignee as a substituted Investor Partner of the Partnership in accordance with Section 8.1 or as required by law, or (b) the return of his Capital Contribution except (i) as otherwise provided in this Agreement or as required by law, (ii) to the extent, if any, that distributions made pursuant to the express terms of this Agreement may be considered as such by law or by unanimous agreement of the Partners, or (iii) upon dissolution of the Partnership, and then only to the extent expressly provided for in this Agreement and as permitted by law.

        SECTION 6.4 Meetings. Meetings of the Partners may be called by the Managing Partner at any time and from time to time or may be called by Investor Partners whose combined Sharing Ratios equal at least 10%. The Managing Partner shall, within 15 days after its receipt of a written request for any such call by Investor Partners for a Partners' meeting, give all Investor Partners written notice of the time, place, and purpose of such meeting. The meeting shall be held at a reasonable time and place on a date not less than 30 nor more than 60 days after the date of the mailing of such notice; provided that the date for notice of such a meeting may be extended for a period of up to 60 days, if in the opinion of the Managing Partner such additional time is necessary to permit preparation of proxy or information statements or other documents required to be delivered in connection with such meeting by the Securities and Exchange Commission, state securities administrators or other regulatory authorities. The Partners may conduct any Partnership business at such meeting


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which is permitted under this Agreement and is specified in such notice.
Investor Partners may vote in person or by proxy at any such meeting, and the presence in person or by proxy of a Majority in Interest of the Investor Partners shall be necessary to constitute a quorum for the transaction of business at such meeting.

        SECTION 6.5 Voting Rights of Investor Partners. Except as otherwise provided in Section 5.2(b) and 5.9(j), any vote, consent, approval, election, or other action by the Investor Partners on or with respect to any Partnership matter (including, without limitation, those matters set forth in Sections 5.2(c), 5.2(e), 8.6(a), 8.6(b), 9.1(b) and 9.3(a)) shall be duly and validly made only if made by a Majority in Interest of the Investor Partners (without the necessity for the concurrence by the Managing Partner), and in the event of any such vote, consent, approval, or election, each Investor Partner that does not vote for, consent to, approve of, or elect with respect to such matter hereby agrees to be bound by the decision of a Majority in Interest of the Investor Partners and hereby approves such matter to the extent such approval is required for such matter to be effective under the Delaware Act or any other applicable law, rule, or regulation.

        SECTION 6.6 Conduct of Meeting. The Managing Partner shall have full power and authority concerning the manner of conducting any meeting of the Investor Partners or solicitation of consents in writing, including without limitation, the determination of persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 6.4, the conduct of voting, the validity and effect of any proxies, votes, or consents, and the determination of any controversies, votes, or challenges arising in connection with or during the meeting or voting. The Managing Partner shall designate a person to serve as chairman of any meeting and shall further designate a person to take the minutes of any meeting, in either case, including without limitation, a partner or a director or an officer of the Managing Partner. All minutes shall be kept with the records of the Partnership maintained by the Managing Partner. The Managing Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Investor Partners or solicitation of consents in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and consents, the submission and examination of proxies and other evidence of the right to vote, and the revocation of consents in writing.

        SECTION 6.7 General Partners Not Agents. Pursuant to Section 5.1 the General Partners have elected to delegate to the Managing Partner authority to manage, control, and administer and operate the property, business, and affairs of the Partnership. Each General Partner agrees that no General Partner or group of General Partners constituting less than a Majority in Interest may cause the Managing Partner on behalf of the Partnership to act as agent for the Partnership, execute documents on behalf of the Partnership, convey Partnership property, or take any other action binding on the Partnership. Each General Partner further agrees that in no circumstance will a Partner other than the Managing Partner have the right to act as agent for the Partnership, execute documents on behalf of the Partnership, convey Partnership property, or take any other action binding on the Partnership. Any General Partner who takes action contravening this Section 6.7 agrees to indemnify the Partnership and all other Partners from any loss, liability, or expense caused by such action.

        SECTION 6.8 Liabilities of Partners.

        (a) Pursuant to the Delaware Act, the General Partners are liable jointly and severally for all liabilities and obligations of the Partnership. Notwithstanding the foregoing, as among themselves, the General Partners hereby agree that each shall be solely and individually responsible only for his pro rata share (based on Capital Contributions made) of the liabilities and obligations of the Partnership, and any General Partner who incurs liability in excess of his pro rata share shall be entitled to contribution from the other General Partners. Pursuant hereto, the Managing Partner further agrees to indemnify each General Partner for any and all Partnership-related obligations and liabilities otherwise allocable to or paid by such General Partner which are in excess of such General Partner's share of the Partnership's undistributed assets. Under no circumstances shall any Partner be required to indemnify the Managing Partner, except to the extent of such Partner's (i) Capital Contribution and (ii) share of Partnership assets.



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        (b) The Partnership may purchase and maintain insurance on behalf of all
Partners against any liabilities asserted against or expenses incurred by the Partners in connection with Partnership activities, provided that the Partnership shall not incur the costs of that portion of such insurance, if any, which insures the Managing Partner for any liability with respect to which the Managing Partner is denied indemnification under the provisions of this Agreement. Such insurance may be in such amounts as the Managing Partner shall determine is sufficient to protect the Partners from the maximum amount of such liabilities and expenses.


                                   ARTICLE VII
          BOOKS, RECORDS, CAPITAL ACCOUNTS, REPORTS, AND BANK ACCOUNTS

        SECTION 7.1 Books, Records, and Capital Accounts.

        (a) The Managing Partner shall keep just and true records and books of account with respect to the operations of the Partnership and shall maintain and preserve during the term of the Partnership and for four years thereafter all such records, books of account, and other relevant Partnership documents. The Managing Partner shall maintain for at least six years all records necessary to substantiate the fact that Interests were sold only to purchasers for whom such Interests were suitable. Such books shall be maintained at the principal place of business of the Partnership and shall be kept on the accrual method of accounting.

        (b) Any records maintained by the Partnership in the regular course of its business, including the names and addresses of Investor Partners, books of account and records of Partnership proceedings, may be kept on or be in the form of magnetic tape, photographs, micrographics, or any other information storage device, provided that the records so kept are convertible into clearly legible written form within a reasonable period of time. An alphabetical list of the names, addresses, and business telephone numbers of the Investor Partners of the Partnership along with the number of Interests held by each of them (the "participant list") shall be maintained as a part of the books and records of the Partnership and shall be available for the inspection by any Investor Partner or his designated agent at the principal office of the Partnership upon the request of the Investor Partner. The participant list shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the participant list shall be mailed to any Investor Partner requesting the participant list within ten days of the request. The copy of the participant list shall be printed in alphabetical order, on white paper, in a readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Partnership. The purposes for which an Investor Partner may request a copy of the participant list include, without limitation, matters relating to voting rights under the Partnership Agreement and the exercise of Investor Partners' rights under federal proxy laws. If the Managing Partner of the Partnership neglects or refuses to exhibit, produce, or mail a copy of the participant list as requested, the Managing Partner shall be liable to any Investor Partner requesting the list for the costs, including attorneys' fees, incurred by that Investor Partner for compelling the production of the participant list, and for actual damages suffered by any Investor Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the participant list is to secure the list of Investor Partners or other information for the purpose of selling such list or information or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as an Investor Partner relative to the affairs of the Partnership. The Managing Partner may require the Investor Partner requesting the participant list to represent that the list is not requested for a commercial purpose unrelated to the Investor Partner's interest in the Partnership. The remedies provided hereunder to Investor Partners requesting copies of the participant list are in addition to, and shall not in any way limit, other remedies available to Investor Partners under federal law or the laws of any state.

        (c) An individual capital account shall be maintained by the Partnership for each Partner as provided below:

                (i) The capital account of each Partner shall, except as otherwise provided herein, be (A) credited by such Partner's Capital Contributions when made, (B) credited by the fair market value of any property contributed to the Partnership by such Partner (net of liabilities secured by such contributed property that the


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        Partnership is considered to assume or take subject to under Section 752 of the Code), (C) credited with the amount of any item of taxable income or gain and the amount of any item of income or gain exempt from tax allocated to such Partner, (D) credited with the Partner's share of Simulated Gain as provided in Section 7.1(c)(ii), (E) debited by the amount of any item of tax deduction or loss allocated to such Partner,
        (F) debited by the Partner's share of Simulated Depletion and Simulated Loss as provided in Section 7.1(c)(ii), (G) debited by such Partner's allocable share of expenditures of the Partnership not deductible in computing the Partnership's taxable income and not properly chargeable as Capital Expenditures, including any non-deductible book amortizations of capitalized costs, and (H) debited by the amount of cash or the fair market value of any property distributed to such Partner (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to under Section 752 of the Code). Immediately prior to any distribution of property by the Partnership that is not pursuant to a liquidation of the Partnership, the Partners' capital accounts shall be adjusted by (A) assuming that the distributed assets were sold by the Partnership for cash at their respective fair market values as of the date of distribution by the Partnership and (B) crediting or debiting each Partner's capital account with its respective share of the hypothetical gains or losses resulting from such assumed sales determined in the same manner as gains or losses provided for under Sections 4.2 and 7.1(c)(ii) for actual sales of such properties.

                (ii) The allocation of basis prescribed by Section 613A(c)(7)(D) of the Code and provided for in Section 4.2(g) and each Partner's separately computed depletion deductions shall not reduce such Partner's capital account, but such Partner's capital account shall be decreased by an amount equal to the product of the depletion deductions that would otherwise be allocable to the Partnership in the absence of Section 613A(c)(7)(D) of the Code (computed without regard to any limitations which theoretically could apply to any Partner) times such Partner's percentage share of the adjusted basis of the property with respect to which such depletion is claimed (herein called "Simulated Depletion"). The Partnership's basis in any oil or gas property as adjusted from time to time for the Simulated Depletion allocable to all Partners (and where the context requires, each Partner's allocable share thereof) is herein called "Simulated Basis." No Partner's capital account shall be decreased, however, by Simulated Depletion deductions attributable to any depletable property to the extent such deductions exceed such Partner's remaining Simulated Basis in such property. Upon the sale or other disposition of an interest in a depletable property, each Partner's capital account shall be credited with the gain ("Simulated Gain") or debited with the loss ("Simulated Loss") determined by subtracting from his allocable share of the amount realized on such sale or disposition his Simulated Basis, as adjusted by Simulated Depletion.

                (iii) Adjustments of basis of Partnership property provided for under Sections 734 and 743 of the Code and comparable provisions of state law (resulting from an election under Section 754 of the Code or comparable provisions of state law) and elections by individual Partners under Section 59(e)(4) of the Code to capitalize and amortize such Partner's share of intangible drilling and development costs shall not affect the capital accounts of the Partners, and the Partners' capital accounts shall be debited or credited pursuant to the terms of this
        Section 7.1 as if no such election had been made, unless otherwise required by applicable Treasury Regulations.

                (iv) Capital accounts shall be adjusted, in a manner consistent with this Section 7.1, to reflect any adjustments in items of Partnership income, gain, loss, or deduction that result from amended returns filed by the Partnership or pursuant to an agreement by the Partnership with the Internal Revenue Service or a final court decision.

                (v) In the case of property contributed to the Partnership by a Partner, the Partners' capital accounts shall be debited or credited for items of depreciation, cost recovery, Simulated Depletion, amortization, and gain or loss with respect to such property computed in the same manner as such items would be computed if the adjusted tax basis of such property were equal to its fair market value on the date of its contribution to the Partnership, in lieu of the capital account adjustments provided above for such items, all in accordance with Treasury Regulation 1.704-1(b)(2) (iv)(g).



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

                (vi) It is the intention of the Partners that the capital account of each Partner be kept in the manner required under Treasury Regulation 1.704-1(b)(2)(iv). To the extent any additional adjustment to the capital accounts is required by such regulation, the Managing Partner is hereby authorized to make such adjustment after notice to the General Partners.

        SECTION 7.2 Reports. The Managing Partner shall deliver to each Investor Partner the following financial statements and reports at the times indicated below:

        (a) Semiannually within 75 days after the end of the first six months of each fiscal year and annually within 120 days after the end of each fiscal year, financial statements, including a balance sheet and statements of income, Partners' equity, and cash flow, all of which shall be prepared in accordance with generally accepted accounting principles. The annual financial statements shall be accompanied by a report of an independent certified public accountant designated by the Managing Partners, stating that an audit of such financial statements has been made in accordance with generally accepted auditing standards and that in its opinion such financial statements present fairly the financial condition, results of operations, and cash flows of the Partnership in accordance with generally accepted accounting principles consistently applied.

        (b) Annually by March 15 of each year or as soon thereafter as is reasonably possible, a report containing such information as may be needed to enable each Investor Partner to prepare and file his federal income tax return and any required state income tax return.

        (c) Annually within 120 days after the end of each fiscal year beginning with the fiscal year ended December 31 of the year following the year in which the Partnership commences operation, (i) a summary of the computations of the total estimated oil and gas Proved Reserves of the Partnership as of the end of such fiscal year and the dollar value thereof at then existing prices and a computation of each Investor Partner's interest in such value, such reserve computations to be based upon engineering reports prepared by qualified independent petroleum engineers, (ii) an estimate of the time required for the extraction of such Proved Reserves and the present worth thereof (discounted at a rate generally accepted in the oil and gas industry and undiscounted), and
(iii) a statement that because of the time period required to extract such reserves the present value of revenues to be obtained in the future is less than if such revenues were immediately receivable. Each such report shall be prepared in accordance with customary and generally accepted standards and practices for petroleum engineers and shall be prepared by a recognized independent petroleum engineer selected from time to time by the Managing Partner. No later than 90 days following the occurrence of an event resulting in a reduction in an amount of 10% or more of the estimated value of the oil and gas Proved Reserves as last reported to the Investor Partners, other than a reduction resulting from normal production, sales of reserves or product price changes, a new summary conforming to the requirements set forth above in this Section 7.2(c) shall be delivered to the Investor Partners.

        (d) Semiannually within 75 days after the end of the first six months of each fiscal year and annually within 120 days after the end of each fiscal year,
(i) a summary itemization, by type or classification, of any transaction of the Partnership since the date of the last such report with the Managing Partner or any Affiliate thereof and the total fees, compensation, and reimbursement paid by the Partnership (or indirectly on behalf of the Partnership) to the Managing Partner and its Affiliates, including without limitation, the average price paid by any Affiliate of the Managing Partner during the two most recent calendar quarters for oil and gas produced by Program Wells purchased by such Affiliate and the highest average price paid by any other substantial purchaser of comparable oil or gas produced in the field where such Program Wells are located, and (ii) a schedule reflecting (A) the total costs of the Partnership (and, where applicable, the costs pertaining to each Prospect) and the costs paid by the Managing Partner and by the Investor Partners and (B) the total revenues of the Partnership and the revenues received by or credited to the accounts of the Managing Partner and the Investor Partners. Each semi-annual report delivered by the Managing Partner may contain summary estimates of the information described in subdivision (i) of this Section 7.2(d).



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

        (e) Monthly within 30 days after the end of each calendar month while the Partnership is participating in the drilling and completion of wells in which it has an interest until the end of such activity, and thereafter for a period of three years semiannually within 75 days after the end of the first six months of each fiscal year and annually within 120 days after the end of each fiscal year, (i) a description of each Prospect or field in which the Partnership owns Leases (provided that after the initial description of each such Prospect or field has been provided to the Investor Partners only material changes, if any, with respect to such Prospect or field need be described), (ii) a description of all farmouts entered into by the Partnership since the date of the last such report, including the reason therefor, the location and timing thereof, the parties to the farmout and the terms thereof, and (iii) a summary of the wells drilled by the Partnership and the status thereof, indicating whether each of such wells is being drilled or has been completed or plugged and abandoned, a statement of the cost of each well completed or abandoned, and the reason for abandoning any well after commencement of production. Each report delivered by the Managing Partner may contain summary estimates of the information described in clause (iii) of this Section 7.2(e).

        (f) Such other reports and financial statements as the Managing Partner shall determine from time to time.

        The cost of such reporting shall be paid by the Partnership as a Partnership expense.

        SECTION 7.3 Bank Accounts. The Managing Partner shall cause one or more accounts to be maintained in a state or federally chartered bank or savings and loan association, which accounts shall be used for the payment of the expenditures incurred by the Managing Partner in connection with the business of the Partnership, and in which shall be deposited any and all receipts of the Partnership. All such amounts shall be and remain the property of the Partnership and shall be received, held, and disbursed by the Managing Partner for the purposes specified in this Agreement. There shall not be deposited in any of said accounts any funds other than funds belonging to the Partnership, and no other funds shall in any way be commingled with such funds. The Managing Partner may invest Partnership funds which they deem untimely or inappropriate to use or commit for Partnership purposes or to distribute to the Partners in such United States Treasury Bills, other short-term governmental obligations or bank certificates of deposit or other certificates, securities or evidences of indebtedness on such terms and for such security, if any, as they may deem necessary or desirable. The Managing Partner shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the Managing Partner's possession or control, and shall not employ or permit another to employ such funds or assets in any manner except for the benefit of the Partnership.

                                  ARTICLE VIII
                      ASSIGNMENT AND PURCHASE OF INTERESTS;
                                  SUBSTITUTION

        SECTION 8.1 Assignments by Investor Partners.

        (a) The interest of any Investor Partner in the Partnership shall be assignable, in whole or in part, subject to the following:

                (i) No such assignment shall be made if, in the opinion of counsel to the Partnership, such assignment would cause the termination of the Partnership for federal income tax purposes under Section 708 of the Code or might result in a change in the status of the Partnership to a "publicly traded partnership" within the meaning of Section 7704 of the Code, unless the Managing Partner consents to such assignment, or if in the opinion of counsel to the Partnership such assignment may not be effected without registration under the Securities Act of 1933, as amended, or would result in the violation of any applicable state securities laws;

                (ii) The Partnership shall not be required to recognize any such assignment until the instrument conveying such interest has been delivered to the Managing Partner for recordation on the books of the Partnership;

                (iii) Unless an assignee becomes a substituted Investor Partner in accordance with the provisions set forth below, such assignee shall not be entitled to any of the rights granted to an Investor Partner hereunder, other than the right to receive all or part of the share of the profits, losses, cash distributions, or returns of capital to which his assignor would otherwise be entitled;

                (iv) Except by will, intestate succession, or gift or, in unusual circumstances when consented to by the Managing Partner, the assigning Investor Partner (A) may not assign fewer than a whole Interest (five Interests for Investor Partners who are residents of either the States of California, Iowa, or Minnesota) to any person other than the Partnership, the Managing Partner, an Affiliate thereof, or a third person designated by the Managing Partner in its sole discretion, unless such Investor Partner owns less than a whole Interest (less than five Interests for Investor Partners who are residents of either the States of California, Iowa, or Minnesota) and transfers all his Interest to one person, and (B) must retain at least a whole Interest (five Interests for Investor Partners who are residents of either the States of California, Iowa, or Minnesota), in the event fewer than all such Investor Partner's Interests are assigned to any person other than the Partnership, Managing Partner, an Affiliate thereof, or a third person designated by the Managing Partner in its sole discretion; and

                (v) The assignor shall notify the Managing Partner of such assignment and provide the Managing Partner with such information regarding the transferee and the transfer (including without limitation, the name, address, and taxpayer identification number of the transferor and transferee and the date of the transfer) as is required under
        Section 6050K of the Code (if the transfer is a sale or exchange described in Section 751(a) of the Code) and Section 6112 of the Code (relating to tax shelter investor lists) and Treasury Regulations promulgated thereunder by the Internal Revenue Service in the manner and at the time prescribed by law.

An assignment by an Investor Partner in violation of clause (i) or clause (ii) of this Section 8.1(a) shall be void and ineffectual and shall not bind the Partnership or any other Partner. The assignee of an Investor Partner's interest in the Partnership shall pay all costs and expenses incurred by the Partnership in connection with such assignment, which costs and expenses shall not be less than $50. In the discretion of the Managing Partner, such costs and expenses may be collected out of revenues otherwise allocable to such assignee under this Agreement.

        (b) An assignee of the interest of an Investor Partner, or any portion thereof if permitted hereunder, shall become a substituted Investor Partner entitled to all the rights of an Investor Partner if, and only if:

                (i)    The assignor gives the assignee such right;

                (ii) The Managing Partner consents to such substitution, the granting or denying of which consent shall be in the Managing Partner's sole and absolute discretion;

                (iii) The assignee pays to the Partnership all costs and expenses incurred in connection with such substitution; including without limitation, costs incurred in amending filings referred to in
        Section 1.7, which costs and expenses, in the discretion of the Managing Partner, may be collected out of revenues otherwise allocable to such substituted Investor Partner under this Agreement;

                (iv) The assignee executes and delivers such instruments, in form and substance satisfactory to the Managing Partner, as the Managing Partner may deem necessary or desirable to effect such substitution and to confirm the agreement of the assignee to be bound by all of the terms and provisions of this Agreement; and



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

                (v) The assignee delivers to the Managing Partner a written representation as to each of the matters set forth in the Subscription Agreement.

The consent of the Investor Partners shall not be required for admission to the Partnership of a substituted Investor Partner who meets the above requirements. The Partnership and the Managing Partner shall be entitled to treat the record owner of any Partnership interest as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made in good faith to such record owner until such time as a written assignment of such interest has been received and accepted by the Managing Partner and recorded on the books of the Partnership. In no event shall any Partnership interest, or any portion thereof, be sold, transferred, or assigned to a minor or incompetent or any other person not qualified to become an Investor Partner hereunder, and any such attempted sale, transfer, or assignment shall be void and ineffectual and shall not bind the Partnership or the Managing Partner. Unless an assignee becomes a substituted Investor Partner, any assignment by the assigning Investor Partner of the right to receive Partnership distributions shall not release such Investor Partner of any obligations connected with the interest in the Partnership being assigned. In no event shall any purported transfer, by operation of law or otherwise, require the accounting by the Managing Partner to more than one person with respect to the Partnership interest transferred unless the transfer is consented to by the Managing Partner in accordance with the foregoing and the Partnership interest transferred represents a whole number of Interests owned by the Investor Partner. The effective date of any assignment shall be the date on which all of the prerequisites to the assignment specified in this Section 8.1 have been met. The Partnership will amend its records at least once each calendar quarter to effect the substitution of substituted partners. In the case of assignments where the assignee does not become a substituted Investor Partner, the Partnership shall recognize the assignment not later than the last day of the calendar month following receipt of the notice of assignment and the required documentation.

        SECTION 8.2 Assignment by Managing Partner.

        (a) The interest of the Managing Partner in the Partnership shall not be assignable, in whole or in part, except in the event of the following assignments:

                (i) A disposition by the Managing Partner of all or any portion of its Partnership interest to one or more Affiliates of the Managing Partner that agree to assume all or a proportionate part of the obligations of the Managing Partner with respect to such interest in the Partnership;

                (ii) A disposition by the Managing Partner of all or any part of its Partnership interest to one or more persons that have as the result of a merger, consolidation, corporate reorganization, or other transaction acquired all or substantially all of the assets of the Managing Partner and have assumed the obligations of the Managing Partner hereunder; or

                (iii) An assignment or transfer by the Managing Partner of all or any portion of its Partnership interest by way of mortgage, pledge, or charge as security for an advance of monies to it, provided that the mortgagee or pledgee shall hold such interest subject to all of the terms of this Agreement.

        (b) In the event of a disposition, assignment, or transfer referred to in clause (i) or clause (ii) of Section 8.2(a), such successor, assignee, or transferee shall be and become a substituted Managing Partner and shall continue the business of the Partnership without the occurrence of any dissolution and the assigning Managing Partner shall be released from all of its obligations thereafter arising hereunder; and each Investor Partner (and any person who hereafter becomes a substituted Investor Partner by his execution, adoption, or acceptance of this Agreement) does hereby consent to the admission of such successor, assignee, or transferee as a substituted Managing Partner to the extent required by the Delaware Act and to the continuance of the business of the Partnership by such substituted Managing Partner, and authorizes the Managing Partner or substituted Managing Partner to ratify on his behalf pursuant to the power of attorney granted in Section 10.2 such Investor Partner's consent to the admission of the new Managing Partner as a Managing Partner of the Partnership.

        (c) The Partnership shall take such actions as the Managing Partner in its sole discretion deems necessary or appropriate to effect or facilitate a disposition, assignment, or transfer referred to in Section 8.2(a), including without limitation, providing notice thereof to the Investor Partners and entering into appropriate escrow arrangements; provided, however, that no such disposition, assignment, or transfer (in the absence of the bankruptcy, withdrawal, removal, or dissolution of a Managing Partner) shall result in dissolution of the Partnership.

        (d) Except as otherwise provided in Section 8.2(b), Section 8.6 or
Section 9.3, no assignee or transferee of a Managing Partner shall become a substituted Managing Partner without the written consent of all of the Investor Partners.

        SECTION 8.3 Right of Presentment. During the first calendar quarter of each of the years ______ through _______, an Investor Partner (other than the Managing Partner or an Affiliate thereof) may request in writing that the Managing Partner repurchase all, but not less than all, of his Interests (the "Right of Presentment"). The repurchase price to be paid upon any repurchase of an Investor Partner's Interests will be the pro rata share represented by his Interests of:

        (a) 100% of the sum of

                     (i) 65% of the unescalated value as of such Valuation Date of the future net revenues attributable to the Partnership's Proved Developed Producing Reserves, as estimated by the Independent Expert retained by the Managing Partner to prepare the most recent engineering report furnished to the Investor Partners pursuant to Section 7.2(c);

                    (ii) 50% of the unescalated value as of such Valuation Date of the future net revenues attributable to the Partnership's Proved Developed Non-Producing Reserves, as estimated by the Independent Expert retained by the Managing Partner to prepare the most recent engineering report furnished to the Investor Partners pursuant to Section 7.2(c);

provided that prior to the calculation of the value of such future net revenues, that value (A) shall be adjusted by the Independent Expert to reflect the risks of production and development of such reserves and any other economic contingencies that would normally be considered by a purchaser of Proved Reserves and (B) shall be discounted to present value at a rate equal to 10%;


        MINUS

        (b) the amount of all liabilities, indebtedness, expenses, and obligations of the Partnership as of the Valuation Date as shown on the Partnership's most recent audited financial statements furnished to the Investor Partners pursuant to Section 7.2(a) that were allocable as of the end of such fiscal year to the Investor Partners; and

        (c) any distributions made to Investor Partners between the Valuation Date and the date of payment of the repurchase attributable to the Interests being repurchased shall be deducted from the repurchase price. The effective date of any such sale for purposes of determining such deduction will be deemed to be the day on which payment of the repurchase price is transmitted.

        SECTION 8.4 Notices of and Limitations on Right of Presentment.

        (a) Prior to May 31 of each year in which the Right of Presentment exists, the Managing Partner shall notify each Investor Partner requesting repurchase under Section 8.3 of the amount that will be paid to repurchase each Interest and the method by which that repurchase price was calculated. Upon their receipt of such notification, the requesting Investor Partners who wish to present their Interests for repurchase shall do so by properly completing and executing the form of assignment that will accompany the Managing Partner's notification and returning it to the Managing Partner within


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

20 calendar days after the date of the notification. Such presentment by an Investor Partner shall constitute his acceptance of the repurchase offer of the Managing Partner, subject to the terms of this Article 8. Payment for Interests presented for repurchase during a year will be made in cash not less than 60 nor more than 75 calendar days after receipt by the Managing Partner of the assignments of the Interests so repurchased.

        (b) The maximum number of Interests that the Managing Partner (or an Affiliate thereof) shall be required to purchase during any calendar year in which the right to present Interests exists shall not exceed 5% of the total number of Interests outstanding at the beginning of such calendar year.

        (c) In addition to the limitation imposed by subsection (b) above, the obligation of the Managing Partner or Affiliates thereof, to purchase Interests and to purchase interests in Affiliated Programs previously or subsequently organized by the Managing Partner or Affiliates thereof shall not exceed $500,000 in any calendar year, and such persons may elect not to purchase the excess. If a greater number of Interests and interests in such previously or subsequently organized Affiliated Programs are presented for repurchase than are required to be accepted under this subsection (c), those Interests and interests will be accepted for repurchase in the following manner: (i) all required repurchases will be allocated among the other affected partnerships (adjusted to reflect repurchases within the previous twelve months) pro rata based on their initial subscribed capital, (ii) to the extent that the amount allocated to any partnership described in clause (i) exceeds the repurchase price of interests in that partnership presented for repurchase, such amount shall be allocated among the other of those partnerships in the manner described in clause (i) until the entire $500,000 limitation (as adjusted) has been allocated, and (iii) interests in each partnership described in clause (i) shall be accepted for repurchase in amounts equal to the portion of the $500,000 limitation allocated to each such partnership.

        (d) In determining if the required number of the outstanding Interests pursuant to subsection (c) above have been repurchased during any calendar year, all purchases by the Managing Partner or Affiliates thereof of Interests and interests in Affiliated Programs previously or subsequently organized by the Managing Partner or Affiliates thereof, which purchases have been made at any time during the twelve-month period ending on the date on which such persons are to purchase Interests hereunder shall be included in the calculation of the Interests and other interests repurchased. If a greater number of Interests are presented for repurchase than those persons are required to repurchase, the Interests to be repurchased will be selected by lot or by such other method as the Managing Partner deems reasonable. Participation by Investor Partners in any such lottery shall be determined by calculating the proportion that the number of Interests presented for repurchase by each Investor Partner bears to the total number of Interests presented for repurchase at that time. If any Interests presented for repurchase are not purchased, they will be returned to the record owners thereof and will be eligible for repurchase during succeeding years only if new repurchase requests are made and the Interests are again presented for repurchase. Interests not repurchased in the year presented for repurchase will have no priority with respect to repurchase in subsequent years.

        (e) If, prior to May 31 of the year in which the Right of Presentment exists, the price for either oil or gas received by the Partnership from its Program Wells decreases by 20% or more as compared to the price being received as of the Valuation Date, the Managing Partner may, in its sole and absolute discretion, refuse to repurchase any Interests presented for repurchase. Further, if the Managing Partner or Affiliates thereof have purchased the required number of Interests at any time during the twelve-month period ending on the date on which the Managing Partner is to purchase Interests from the Investor Partners pursuant to the Right of Presentment, the Managing Partner's obligation to purchase Interests is discharged. In such event, the Managing Partner shall notify the presenting Investor Partners of the Managing Partner's election not to repurchase any of the Interests presented for repurchase and the basis for such refusal and shall provide to any presenting Investor Partner who so requests access to such books and records of the Partnership as shall be reasonably necessary for such Investor Partner to verify the basis for such refusal.

        (f) For purposes of this Agreement, Interests repurchased and held by the Managing Partner or an Affiliate thereof shall continue to be outstanding.



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        SECTION 8.5 Cessation of Right of Presentment. In the event the obligation of the Managing Partner or any Affiliate thereof to repurchase Interests from Investor Partners pursuant to their Right of Presentment is determined by counsel to the Partnership to be in violation of any existing or future laws or to expose the Partnership or the Investor Partners to material adverse federal income tax consequences, such obligation shall become null and void and of no further force or effect, but only to the extent necessary in the opinion of counsel to the Partnership to comply with such laws or to avoid such consequences.

        SECTION 8.6 Removal of Managing Partner.

        (a) A Majority in Interest of the Investor Partners shall have the right to remove the Managing Partner and to elect and substitute a new Managing Partner. In such event, the removed Managing Partner shall be required to offer to sell a minimum of 20% of, and shall have the right to offer to sell up to the remaining 80% of, its interest in the Partnership to the new Managing Partner at a price, Method of Payment (as determined pursuant to this section), and on such other terms and conditions as are mutually agreeable to the new Managing Partner. If after the new Managing Partner and the removed Managing Partner have agreed on the amount of the removed Managing Partner's Partnership interest that is to be sold to and purchased by the new Managing Partner (which agreement must be reached within 10 days of the removal of the Managing Partner), such parties are unable to agree within 10 days on the purchase price of such interest, the new Managing Partner and the removed Managing Partner shall select a mutually agreeable Independent Expert to determine such purchase price. Such Independent Expert, in determining such price, shall take into account appropriate discount factors in light of the risk of recovery of the oil and gas reserves attributable to the Partnership. The closing of the purchase of such Partnership interest shall take place at the office of the removed Managing Partner within 15 days following the agreement upon or determination of the purchase price for the interest to be acquired by the new Managing Partner, or at such other time or place as the removed Managing Partner and the new Managing Partner may agree upon in writing. In the event the new Managing Partner agrees to purchase less than all of the offered interest of the removed Managing Partner in the Partnership, the removed Managing Partner shall have the right to have distributed to it in kind such Partnership assets and properties attributable to the Partnership interest not purchased by the new Managing Partner as it would have been entitled to receive if the Partnership were dissolved and terminated pursuant to Section 9.4 at such time. The removed Managing Partner shall cause, to the extent legally possible, all of its contractual rights, obligations, and duties as Managing Partner of the Partnership to be assigned to the new Managing Partner, and the new Managing Partner shall continue the business of the Partnership without the occurrence of any dissolution and shall accept all responsibilities of the removed Managing Partner and make arrangements satisfactory to the removed Managing Partner to release it from and indemnify it against personal liability for any Partnership indebtedness and liabilities. This Agreement shall thereafter be duly amended to delete the removed Managing Partner and to name the new Managing Partner. Each Investor Partner (and any person who hereafter becomes a substituted Investor Partner by his execution, adoption, or acceptance of this Agreement) hereby consents to the admission of the new Managing Partner as the substituted Managing Partner and to the continuance of the business of the Partnership by such substituted Managing Partner, and authorizes such Managing Partner to certify on his behalf pursuant to the power of attorney granted in Section 10.2 such Investor Partner's consent to the admission of such new Managing Partner as the Managing Partner of the Partnership and to execute any amendments to this Agreement required for such purpose. If, under the laws of any jurisdiction to which the Partnership or this Agreement is subject, the removal or withdrawal of the Managing Partner pursuant to this Section 8.6(a) results in the Partnership being dissolved, then the Partnership shall be deemed dissolved and reconstituted. Each Investor Partner (and any person who hereafter becomes a substituted Investor Partner by his execution, adoption, or acceptance of this Agreement) hereby consents to the continuation or reconstitution of the Partnership pursuant to this Section 8.6(a) and authorizes the substituted Managing Partner to certify on his behalf pursuant to the power of attorney granted in Section 10.2, such Investor Partner's consent to the continuation or reconstitution of the Partnership and to execute any amendments to this Agreement required for such purpose.

        The "Method of Payment" by the new Managing Partner for the removed Managing Partner's interest must be fair and must protect the solvency and liquidity of the Partnership. Where the termination is voluntary, the method of payment will be deemed presumptively fair where it provides for a non-interest bearing unsecured promissory note with principal payable, if at all, from distributions which the terminated Managing Partner otherwise would have received under the


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

Partnership Agreement had the Managing Partner not been terminated. Where the termination is involuntary, the method of payment will be deemed presumptively fair where it provides for an interest bearing promissory note coming due in no less than five years with equal installments each year.

        (b) The Partnership, acting in accordance with a vote or consent of a Majority in Interest of the Investor Partners, shall have the right pursuant to
Section 7 of the Program Agreement to remove MOC as Program Manager and substitute a successor to act in such capacity.

                                   ARTICLE IX
            DISSOLUTION, RECONSTITUTION, LIQUIDATION, AND TERMINATION

        SECTION 9.1 Dissolution. The Partnership shall be dissolved upon the occurrence of any of the following:

        (a) December 31, 20___;

        (b) the vote at a duly held meeting or consent in writing of a Majority in Interest of the Investor Partners at any time;

        (c) the sale, disposition, or termination of all or substantially all of the Leases then owned by the Partnership;

        (d) the bankruptcy, insolvency, or dissolution (except dissolution as a consequence of merger, consolidation, recapitalization, or other reorganization effected in accordance with Section 8.2) of the Managing Partner or the occurrence of any other event which would permit a trustee or receiver to acquire control of the property or affairs of the Managing Partner; provided that neither the Managing Partner's filing of a voluntary petition or answer seeking reorganization or similar relief under bankruptcy law, nor the Managing Partner's reorganization or obtaining similar relief under such law shall cause the dissolution of the Partnership;

        (e) the adjudication of insolvency or bankruptcy of the Partnership, or an assignment by the Partnership for the benefit of creditors;

        (f)     the withdrawal or retirement of the Managing Partner; or

        (g) except as otherwise provided in this Section 9.1, the occurrence of any other event which, under the laws of the State of Delaware, causes the dissolution of a limited partnership.

The death, retirement, insanity, legal disability, insolvency, dissolution, or withdrawal of any Investor Partner will not result in the dissolution or termination of the Partnership, and, upon the occurrence of any such event, the estate, personal representative, guardian, or other successor in interest of any such Investor Partner or the Investor Partner, as the case may be, (i) will continue to be liable for all of the debts and obligations of such Investor Partner pursuant to this Agreement, (ii) may become a substituted Investor Partner only pursuant to the provisions of Section 8.1, (iii) may transfer the Partnership interest of such Investor Partner only pursuant to the provisions of
Article VIII hereof, and (iv) will not have any right to withdraw the Capital Contribution of such Investor Partner except as expressly set forth in Section
9.3 of this Agreement.

        SECTION 9.2 Covenant Not to Withdraw. Except as permitted by Section 9.3(c), each Partner covenants and agrees that it shall not cause the dissolution of the Partnership by its voluntary withdrawal therefrom, either directly, by dissolution or by any other voluntary act, provided that the Managing Partner may withdraw upon the later to occur of (i) the completion of a Partnership's primary drilling activities under the Drilling Program and (ii) the fifth anniversary of the date that Investor Partners were admitted to the Partnership. In order to exercise its right of withdrawal, the Managing Partner must give the Investor Partners at least 120 days' advance written notice. In the event the Managing Partner assigns its interest in the Partnership to a person who becomes a substituted Managing Partner of the Partnership pursuant to Section


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

8.2, the subsequent dissolution of the old Managing Partner shall not terminate the Partnership and shall not be deemed to constitute a breach or violation of the covenant contained in this Section 9.2.

        SECTION 9.3 Reconstitution.

        (a) In addition to the other rights and remedies the Investor Partners may have hereunder or otherwise, in the event the Managing Partner withdraws or retires from the Partnership (directly or as a result of the events causing dissolution under Section 9.1(e)) and such withdrawal or retirement causes dissolution of the Partnership, a Majority in Interest of the Investor Partners, acting at a meeting of the Investor Partners to be held within 90 days following receipt of written notice of such event from the Managing Partner, shall be entitled to reconstitute the Partnership (the Partnership, as reconstituted, is referred to herein as the "Reconstituted Partnership") and elect and substitute a new Managing Partner (which may be the retiring Managing Partner). Such new Managing Partner shall be entitled to acquire the Partnership interest of the retiring Managing Partner on the same basis and in the same manner as is set forth in Section 8.6. In connection with such acquisition the actions described in Section 8.6 shall be taken by the new Managing Partner and the retiring Managing Partner, and each Investor Partner (and any person who hereafter becomes a substituted Investor Partner by his execution, adoption, or acceptance of this Agreement) hereby consents to the admission of such new Managing Partner as a substituted Managing Partner of the Partnership in the same manner, and with the same effect, as consent is provided by the Investor Partners in Section
8.6. The retiring Managing Partner will pay all expenses concerning the valuation of its Partnership Interest and expenses associated with transferring management control incurred as a result of its withdrawal or retirement from the Partnership.

        (b) In the event a Majority in Interest but less than all of the Investor Partners elect to reconstitute the Partnership pursuant to this Section 9.3, the Partners' capital accounts shall be adjusted by (i) assuming the sale of all assets of the Partnership for cash at their respective fair market values (as determined by an appraiser selected by the new Managing Partner) and the payment of all Partnership debts and liabilities as of the date of the reconstitution of the Partnership and (ii) debiting or crediting each such capital account (other than the new Managing Partner's capital account, but including the retiring Managing Partner's capital account (to the extent that the retiring Managing Partner's Partnership interest was not purchased by the new Managing Partner pursuant to subsection (a) above)) with its respective share of the hypothetical gains or losses resulting from such assumed sales and the hypothetical deductions or losses, if any, resulting from the assumed payment of such debts and liabilities in the same manner as such capital account would be debited or credited on the actual sales of such assets and the actual payment of such debts and liabilities.

        The new Managing Partner shall then sell for cash an amount of Partnership oil and gas properties having a fair market value (as determined by such appraiser) equal to the fair market value (so determined) of all Partnership oil and gas properties times the ratio of the aggregate of the positive capital account balances, as so adjusted, of the Investor Partners that have not elected to reconstitute the Partnership and the retiring Managing Partner (to the extent that the retiring Managing Partner's Partnership interest was not purchased by the new Managing Partner pursuant to subsection (a) above) to the positive capital account balances, as so adjusted, of all Partners. The new Managing Partner shall then distribute such cash to the Investor Partners that have elected not to reconstitute the Partnership and to the Managing Partner (to the extent provided above) in proportion to the positive balances of their respective capital accounts, as so adjusted. Such distribution shall take place by the later of (i) the end of the Partnership taxable year in which the reconstitution occurs or (ii) 90 days after the date of such reconstitution. Neither the retiring Managing Partner nor any Investor Partner that has elected not to reconstitute the Partnership shall be liable to the Partnership or any other Partner for the amount of any deficit balance in his or its capital account after a distribution in liquidation of his or its interest in the Partnership.

        Notwithstanding the foregoing, the retiring Managing Partner shall have the right to elect to receive a distribution in kind of oil and gas properties having a fair market value (as determined by such appraiser) equal to the fair market value (so determined) of all Partnership oil and gas properties times the ratio of the positive balance in its capital account, adjusted as provided above, to the positive capital account balances, as so adjusted, of all Partners, subject to an obligation to become a party to the Program Agreement and any operating agreements to which such properties are subject. Any interest in

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

Partnership properties distributed to the retiring Managing Partner shall be subject to such liens, encumbrances, and restrictions as affect the properties on the date of such distribution and will be subject to and operated in accordance with the operating agreements then in effect.

        All gain, loss, and amounts realized on the sale of Partnership oil and gas properties by the new Managing Partner to provide cash for distribution to such Investor Partners and to the retiring Managing Partner shall be allocated to such Investor Partners and the retiring Managing Partner in the same proportions as the proceeds of such sale are distributed; provided that if the retiring Managing Partner or any Investor Partner elects to receive a distribution of Partnership properties in kind, all gain, loss, and amounts realized on such sales shall be allocated solely to the Partners receiving cash in the same proportions as the proceeds of such sale are distributed.

        The new Managing Partner, on behalf of the Investor Partners that have elected to form the Reconstituted Partnership, shall retain for the benefit of the Reconstituted Partnership all oil and gas properties of the Partnership remaining after the distribution provided for above, and all other Partnership assets, and the Reconstituted Partnership shall assume all debts and liabilities of the Partnership. The Partnership oil and gas properties retained by the Reconstituted Partnership shall be subject to such liens, encumbrances, and restrictions as affect such properties on the date of the reconstitution of the Partnership and will be subject to and operated in accordance with the operating agreements then in effect. If the amount of property as of the date of the reconstitution of the Partnership is not sufficient to satisfy the positive balances in all of the Partners' capital accounts, as so adjusted, Partnership property shall be sold (or distributed) and retained by the new Managing Partner in the manner described above in proportion to the positive balances of the Partners' respective capital accounts.

        (c) In the event an Investor Partner withdraws from the Partnership, the remaining Investor Partners hereby agree that the Partnership is to be reconstituted immediately. The remaining Investor Partners hereby authorize the Managing Partner to take such action as the Managing Partner deems necessary or appropriate to effect such reconstitution and to continue the business of the Partnership without interruption, including use by the Managing Partner of the power of attorney granted by each remaining Investor Partner pursuant to Section
10.2 to execute on behalf of each such remaining Investor Partner any amendments to this Agreement required for such purpose. The withdrawing Investor Partner will pay all expenses incurred as a result of his withdrawal from the Partnership. The withdrawing General Partner shall remain subject as a General Partner with respect to any liabilities or obligations of the Partnership arising prior to such withdrawal. Upon withdrawal from the Partnership, a General Partner is entitled to continue to receive any distributions to which he is otherwise entitled under this Agreement for the period prior to his withdrawal; however, such General Partner shall not be entitled to receive the fair value of his interest in the Partnership as of the date of such withdrawal based upon his right to share in distributions from the Partnership, and neither the Partnership nor the Managing Partner has any obligation to repurchase any interest in the Partnership from the withdrawing General Partner. The withdrawing General Partner will no longer be entitled to receive any distributions nor shall such General Partner have any rights as an Investor Partner under this Agreement. The Sharing Ratios will be recalculated among the Investor Partners without regard to the withdrawing General Partner's Capital Contribution.

        (d) In the event the Partnership is reconstituted pursuant to subsection
(c), the Partners' capital accounts shall be adjusted by (i) assuming the sale of all assets of the Partnership for cash at their respective fair market values (as determined by the Managing Partner or an appraiser selected by the Managing Partner) and the payment of all Partnership debts and liabilities as of the date of the reconstitution of the Partnership and (ii) debiting or crediting each such capital account with its respective share of the hypothetical gains or losses resulting from such assumed sales and the hypothetical deductions or losses, if any, resulting from the assumed payment of such debts and liabilities in the same manner as such capital account would be debited or credited on the actual sales of such assets and the actual payment of such debts and liabilities.

        (e) The distribution of cash or property to the Investor Partners that have elected not to reconstitute the Partnership in accordance with the provisions of this Section 9.3 shall constitute a complete return to each such Investor


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

Partner of his Capital Contributions, to which each Investor Partner (and any person who hereafter becomes a substituted Investor Partner by his execution, adoption or acceptance of this Agreement) hereby consents, and a complete distribution to such Investor Partner of his interest in the Partnership and all Partnership property, and no such Investor Partner shall have any recourse against the new or the retiring Managing Partner, the Reconstituted Partnership or any other Investor Partner if the cash or property so distributed or received shall be insufficient to return in full his Capital Contributions.

        (f) In the event of the bankruptcy of a General Partner which pursuant to the Delaware Act results in the dissolution of the Partnership, each of the remaining Partners hereby agrees that the Partnership shall be reconstituted immediately, and authorizes the Managing Partner to take the actions described in subsection (c) above. The trustee, receiver, or other successor in interest of the bankrupt General Partner (i) will continue to be liable for all of the debts and obligations of such General Partner pursuant to this Agreement, (ii) may become a substituted General Partner only pursuant to the provisions of
Section 8.1, (iii) may transfer the Partnership interest of such General Partner only pursuant to the provisions of Article VIII hereof, and (iv) will not have any right to withdraw the Capital Contribution of such General Partner except as expressly set forth in Section 9.4 of this Agreement.

        SECTION 9.4 Liquidation and Termination. Upon dissolution of the Partnership (unless it is reconstituted in accordance with Section 9.3), no further business shall be conducted except for the taking of such action as shall be necessary for the winding up of the affairs of the Partnership and the distribution of its assets to the Partners. The Managing Partner shall act as liquidator or may appoint in writing one or more liquidators who shall have full authority to wind up the affairs of the Partnership and make final distribution as provided herein; provided, however, that, if the Managing Partner is not able to serve as liquidator and does not appoint a liquidator within a reasonable time after dissolution, the liquidator shall be a person selected in writing by a Majority in Interest of the Investor Partners. The liquidator shall proceed diligently to wind up the affairs of the Partnership and make final distribution as provided herein. Until final distribution, the liquidator shall continue to operate the Partnership properties with all of the power and authority of the Managing Partner. The liquidator is hereby authorized to take the following action without the further consent or joinder of any Partner:

        (a) As promptly as possible after dissolution and again after completion of the liquidation and termination of the Partnership, the liquidator shall cause a proper accounting to be made of the Partnership's assets, liabilities, and operations through the last day of the month in which the dissolution or termination occurs.

        (b) The liquidator shall pay all of the debts and liabilities of the Partnership (including all expenses incurred in liquidation) or otherwise make adequate provision therefor (including but not limited to the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may determine). To the extent cash required for this purpose is not otherwise available, the liquidator may sell assets of the Partnership for cash.

        (c) After making payment or provision for all debts and liabilities of the Partnership, the liquidator shall sell all properties and assets of the Partnership for cash as promptly as is consistent with obtaining the best price therefor. All gain, loss and amount realized on such sales shall be allocated to the Partners as provided in this Agreement, and the capital accounts of the Partners shall be adjusted accordingly. The liquidator shall then distribute the proceeds of such sales to the Partners to satisfy any positive balances in their capital accounts, as so adjusted.

        (d) Notwithstanding Section 9.4(c), in the event of a dissolution and liquidation of the Partnership pursuant to an exchange or tender offer, the liquidator may, after making provision for all debts and liabilities of the Partnership, first adjust the capital account of each Partner by (i) assuming the sale of all remaining assets of the Partnership for cash at their respective fair market values (as determined by the liquidator in a manner consistent with the terms of such exchange or tender offer) as of the date of the dissolution of the Partnership and (ii) debiting or crediting each such capital account with such Partner's respective share of the hypothetical gains or losses resulting from such assumed sales in the same manner as such capital account would be debited or credited on the actual sales of such assets. If such exchange or tender offer is conducted pursuant to a disposition of all or substantially all of the assets of the Partnership or is otherwise binding on the

Partners, the liquidator shall distribute all securities or other assets received from the disposition of the Partnership assets to the Partners proportionately based on the Partners' positive capital account balances, as so adjusted.

        In the event of an exchange or tender offer that is not binding upon all Partners, the liquidator shall then exchange for securities offered in the exchange or tender offer oil and gas properties having a fair market value (as determined by the liquidator as provided above) equal to the sum of the positive balances in the capital accounts, as so adjusted, of the Partners who elect to accept the exchange or tender offer. The liquidator shall then distribute such securities to such accepting Partners on a basis reflecting the Partners' respective positive balances, as so adjusted. The Managing Partner shall have, with respect to its Interests, the right to elect to receive a distribution in kind of Partnership oil and gas properties having a fair market value (as determined by the liquidator as provided above) equal to the positive balance in its capital account, adjusted as provided above. The liquidator shall then sell the remaining property and distribute to the Investor Partners who elect not to accept the exchange or tender offer all remaining cash in amounts proportionate to any positive balances in such Partners' capital accounts, as so adjusted. All gain, loss and amount realized on the sale of Partnership oil and gas properties by the liquidator to provide cash for distribution to such Investor Partners shall be allocated to such Investor Partners in the same proportions as the proceeds of such sale are distributed.

        (e) Any distributions to the Partners in liquidation of the Partnership shall be made by the later of (i) the end of the taxable year in which the liquidation (as such term is defined in Treasury Regulation 1.704-1(b)(2)(ii)(g)) occurs, or (ii) 90 days after the date of such liquidation. No Partner with a deficit balance in his or its capital account after such distribution shall be liable to the Partnership or any other Partner for the amount of such deficit balance.

        (f) Notwithstanding the foregoing, if upon dissolution of the Partnership any Partner shall be indebted to the Partnership as a result of the failure to make a Capital Contribution required under this Agreement or otherwise, the liquidator shall retain such Partner's share of cash or property that would otherwise be distributed and apply such cash or property and the income therefrom to the liquidation of such indebtedness and the cost of the operation of such assets during the period of such liquidation; provided, if the amount of such indebtedness has not been liquidated pursuant to the above procedure or otherwise paid by such Partner within six months of the dissolution of the Partnership, the liquidator may sell all or any portion of such property at a public or private sale for what is in the sole judgment of the liquidator the best price obtainable. The proceeds of such sale shall be applied to the liquidation of the indebtedness then owing by such Partner, and the balance of such proceeds, if any, shall be distributed to such Partner.

        (g) The liquidator shall comply with any requirements of the Delaware Act and all other applicable laws pertaining to the winding up of the affairs of the Partnership and the final distribution of its assets. The distribution of cash or property to the Partners in accordance with the provisions of this
Section 9.4 shall constitute a complete return to the Partners of their Capital Contributions and a complete distribution to the Partners of their interests in the Partnership and all Partnership property, and no Partner shall have any recourse against the Managing Partner or any other Partner if the cash so distributed shall be insufficient to return in full his Capital Contributions.


                                    ARTICLE X
  REPRESENTATIONS AND WARRANTIES OF THE MANAGING PARTNER AND POWER OF ATTORNEY

        SECTION 10.1 Representations and Warranties of the Managing Partner. The Managing Partner hereby represents, warrants, and agrees as follows:

        (a) The organization and operation of the Partnership are and will continue to be in accordance with all applicable state statutes related to limited partnerships.

        (b) No election will be made by the Partnership to be excluded from the provisions of Subchapter K of Chapter 1 of Subtitle A of the Code.

        (c) The Managing Partner now has and will continue to have substantial assets (in addition to its interest in the Partnership) which can be reached by creditors of the Partnership and is acting and will continue to act as Managing Partner on its own behalf and in no way merely as the agent of the Investor Partners.

        SECTION 10.2 Power of Attorney. Each Investor Partner by his execution or adoption of this Agreement or a counterpart hereof irrevocably constitutes and appoints the Managing Partner or its authorized agents and successors, each with full power of substitution, the agent and attorney-in-fact of each Investor Partner in the name, place, and stead of such Investor Partner to do any act necessary or, in the opinion of the Managing Partner, appropriate to qualify the Partnership to do business under the laws of any jurisdiction in which it is necessary to file any instrument in writing in connection with such qualification, and to make, execute, swear to, verify, acknowledge, amend, file, record, deliver, and publish any instrument or document which may be necessary or appropriate to carry out the provisions of this Agreement, including without limitation, (a) a counterpart of this Agreement and a certificate of limited partnership, (b) upon conversion of the General Partner Interests in accordance with Section 1.9 any amended certificate of limited partnership or amendments to any certificate of limited partnership required or permitted to be filed or recorded under the statutes relating to limited partnerships under the laws of any jurisdiction in which the Partnership shall engage or seek to engage in business, (c) a counterpart of any amendment to this Agreement for the purpose of (i) converting the General Partner Interests to Limited Partner Interests as contemplated by Section 1.9, or (ii) admitting any substituted Managing Partner or original or substituted Investor Partner or effecting any amendment of this Agreement permitted to be made solely by the Managing Partner pursuant to
Section 9.3 and 11.2, (d) a counterpart of this Agreement or any amendment hereto for the purpose of filing or recording such counterpart in any jurisdiction in which the Partnership may own property or transact business, (e) all certificates and other instruments necessary to qualify or continue the Partnership as a limited partnership or a partnership wherein the Limited Partners have limited liability, in the jurisdictions where the Partnership may own property or be doing business, (f) any fictitious or assumed name certificate required or permitted to be filed by or on behalf of the Partnership, (g) any other instrument which is now or which may hereafter be required by law to be filed for or on behalf of the Partnership which does not increase the obligations of the Investor Partners, (h) any offers to lease, Leases, assignments, and requests for approval of assignments, statements of citizenship, interest and holdings, and any other instruments or communications now or hereafter required or permitted to be filed on behalf of the Partnership or the several Partners of the Partnership in their capacities as such under any law relating to the leasing of government land for oil and gas exploration or production, (i) an authorized certificate or other instrument evidencing the dissolution or termination of the Partnership when such shall be appropriate, in each jurisdiction in which the Partnership shall own property or do business,
(j) all ballots, consents, approvals, or certificates and other instruments appropriate or necessary, in the judgment of the Managing Partner, to make, evidence, give, confirm, or certify any vote, consent, approval, election, agreement, or other action which is made or given hereunder or which is deemed to be made or given hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the judgment of the Managing Partner, to effectuate the terms or intent of this Agreement, and all amendments to this Agreement giving effect to, implementing, adopting or reflecting any such vote, consent, approval, election, agreement, or other action; provided, however, that when any such vote, consent, approval, election, agreement, or other action may be made or given only by a Majority in Interest of the Investor Partners, the Managing Partner may exercise the power of attorney granted in this clause (j) only after a Majority in Interest of the Investor Partners has so acted, and (k) any other instruments necessary to conduct the operations of the Partnership which do not increase the obligations of the Investor Partners, and to perform any other duty or function necessary to conduct the business and operations of the Partnership pursuant hereto. The existence of such power of attorney shall not preclude execution of any such instrument by an Investor Partner individually on any such matter. The power of attorney granted herein is irrevocable and shall survive the assignment or transfer by an Investor Partner of all or any part of his interest in the Partnership and, being coupled with an interest, shall survive the death, incompetency, incapacity, dissolution or termination of any Investor Partner. Any person dealing with the Partnership may conclusively presume and rely upon the fact that any instrument executed by such agent and attorney-in-fact is authorized, valid and binding without further inquiry. This Agreement shall be controlling in the event of any conflict between the terms and provisions of this Agreement and any document executed, filed or recorded by the Managing Partner pursuant to the power of attorney granted herein.

                                   ARTICLE XI
                                  MISCELLANEOUS

        SECTION 11.1 Notices. All notices, elections, demands, or other communications required or permitted to be made or given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if given by (i) personal delivery, (ii) expedited delivery service with proof of delivery, (iii) registered or certified United States mail, postage prepaid, or
(iv) prepaid telegram, telex, or telecopier facsimile (provided that such telegram, telex, or telecopier facsimile is confirmed by expedited delivery service or by mail in the manner previously described), sent to the respective addresses specified in Section 1.5, and shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of delivery at the address and in the manner provided herein. Any Investor Partner may change his address by giving notice in writing to the Managing Partner of his new address, and the Managing Partner may change its address by giving notice in writing of its new address to the Investor Partners.

        SECTION 11.2 Amendment. In addition to the right of the Managing Partner to amend this Agreement as provided below, any change, modification, or amendment to this Agreement shall be effective if made by an instrument in writing duly executed by a Majority in Interest of the Investor Partners. Notwithstanding the foregoing, with respect to any change, modification, or amendment to this Agreement which would (a) increase the liability or duties of any of the Partners, (b) change the contributions required of any of the Partners, (c) provide for any reallocation of profits, losses, or deductions to the detriment of a Partner, (d) establish any new priority in one or more Partners as to the return of Capital Contributions or as to profits, losses, deductions, or distributions to the detriment of a Partner, or (e) cause the Partnership to be taxed as a corporation, such change, modification or amendment shall not be binding on such Partner unless contained in a written instrument duly executed by such Partner. With respect to any change, modification, or amendment to this Agreement which would change the name of the Partnership or the location of the principal place of business of the Partnership or of the Managing Partner, admit new or substituted Investor Partners, modify the Managing Partner's interest in the Partnership as the result of a transfer of a portion thereof pursuant to Section 8.2, Section 8.6 or Section 9.3, or cure any ambiguity, formal defect, or omission or correct or supplement any provision contained herein that may be inconsistent with any other provision contained herein, any change, modification or amendment which the Managing Partner determines does not adversely affect the Investor Partners in any material respect, and any change, modification, or amendment which the Managing Partner believes is necessary or advisable to ensure that the Partnership is not and will not be treated as an association taxable as a corporation for federal income tax purposes or to conform with changes in applicable tax law (provided such changes do not have a material adverse effect on the Investor Partners), and any other changes, modifications, or amendments similar to any one or more of the foregoing, such change, modification, or amendment may be contained in a written instrument executed solely by the Managing Partner, provided that the Managing Partner notifies the Investor Partners of such change, modification, or amendment.

        SECTION 11.3 Partition. Each of the Partners hereby irrevocably waives for the term of the Partnership any right that such Partner may have to maintain any action for partition with respect to Partnership property.

        SECTION 11.4 Entire Agreement. This Agreement, the Program Agreement, and the Subscription Documents executed by the Investor Partners constitute the full and complete agreement of the parties hereto with respect to the subject matter hereof, and supersedes all previous oral and written and all contemporaneous oral negotiations, commitments, writings, and understandings.

        SECTION 11.5 Severability. Every provision in this Agreement is intended to be severable. If any term or provision hereof is determined to be invalid, illegal, or unenforceable for any reason whatsoever, such invalidity, illegality, or unenforceability shall not affect the validity, legality, and enforceability of the remainder of this Agreement.

        SECTION 11.6 No Waiver. The failure of any Partner to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Partner's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

        SECTION 11.7 Evidence of Interest. At the sole option of the Managing Partner, an Interest may be evidenced by a certificate in a form approved by the Managing Partner. The Managing Partner shall not be required to issue any such certificates, and, if such certificates are issued to any Investor Partner, the Managing Partner shall not be required to issue similar certificates to all Investor Partners.

        SECTION 11.8 Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed, and enforced in accordance with the laws of the State of Delaware, except that (a) any laws of the State of Delaware regarding choice or conflicts of law shall not be applied if the result would be the application of a procedural or substantive law of another state or other jurisdiction and (b) certain rights of the Investor Partners may be governed by the laws of their state of residence.

        SECTION 11.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns; provided, however, that no Partner may sell, assign, transfer, or otherwise dispose of all or any part of his rights or interest in the Partnership or under this Agreement except as provided in Article VIII.

        SECTION 11.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute but one and the same document. The signature of any Investor Partner on the Subscription Documents shall constitute the execution of this Agreement by such Investor Partner.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        MANAGING PARTNER

                                        MEWBOURNE DEVELOPMENT CORPORATION


                                        By:
                                           -------------------------------------
                                        Its:  Chief Financial Officer and
                                              Treasurer


                                        ORGANIZATIONAL PARTNER



                                        ----------------------------------------
                                        Curtis W. Mewbourne

                                    EXHIBIT B

                           DRILLING PROGRAM AGREEMENT

                                      among

                              MEWBOURNE OIL COMPANY

                        MEWBOURNE DEVELOPMENT CORPORATION

                                       and

                     MEWBOURNE ENERGY PARTNERS ____-A , L.P.


                                   Dated as of

                                          , 200__

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Section 1. Certain Defined Terms and References .......................      B-1

Section 2. Acquisition of Interests in Prospects ......................      B-4

Section 3. Allocation of Costs ........................................      B-5

Section 4. Allocation of Revenues .....................................      B-6

Section 5. Ownership of Production ....................................      B-7

Section 6. Management of Program ......................................      B-7

Section 7. Removal of the Program Manager .............................      B-9

Section 8. Reimbursement of the Program Manager .......................     B-10

Section 9. Tax Partnership ............................................     B-10

Section 10. Sales of Interests by MD ..................................     B-10

Section 11. Assignment ................................................     B-10

Section 12. Term and Amendment of Agreement ...........................     B-11

Section 13. Insurance .................................................     B-11

Section 14. Partnership Agreement .....................................     B-11

Section 15. Entire Agreement ..........................................     B-11

Section 16. Headings ..................................................     B-11

Section 17. Governing Law .............................................     B-11

Section 18. Attachments ...............................................     B-12

Section 19. Counterparts ..............................................     B-12


  Attachment A   Tax Partnership Provisions - Incorporated by reference to the form of Operating Agreement filed as Exhibit 10.3 to the Registration Statement on Form S-1, Registration No. 333-

  Attachment-B   Form of Operating Agreement - Incorporated by reference to the form of Operating Agreement filed as Exhibit 10.4 to the Registration Statement on Form S-1, Registration No. 333-

                           DRILLING PROGRAM AGREEMENT

         THIS DRILLING PROGRAM AGREEMENT (this "Agreement"), dated as of, ________ , 200__ is made by and among Mewbourne Oil Company, a Delaware corporation ("MOC"), Mewbourne Development Corporation, a Delaware corporation ("MD"), and Mewbourne Energy Partners -A, L.P., a Delaware Limited Partnership ("Partnership") of which MD is the managing general partner.

         WHEREAS, MD and the Partnership desire to participate in a drilling program (the "Program"), whereunder MD and the Partnership will (a) jointly acquire interests in certain Prospects and (b) participate in the development of such Prospects, on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto do hereby agree as follows:

         Section 1.  Certain Defined Terms and References.

         (a) Certain Defined Terms. When used in this Agreement, the following terms shall have the respective meanings assigned to them in this subsection (a) or in the sections, subsections, or other subdivisions referred to below:

                  "Administrative Costs" shall mean customary and routine expenses incurred by MD or its Affiliates for the conduct of the administration of a Partnership or a Program, including, legal, finance, accounting, secretarial, travel, office rent, telephone, data processing, and other items of a similar nature.

                  "Affiliate" shall mean, with respect to another person,

                  (a) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of or equity interests in such other person,

                  (b) any person 10% or more of whose outstanding voting securities or equity interests are directly or indirectly owned, controlled, or held with power to vote by such other person,

                  (c) any person directly or indirectly controlling, controlled by, or under common control with such other person,

                  (d) any officer, director, or partner of such other person, and

                  (e) any company for which any such officer, director, or partner acts in any such capacity. For purposes of this Agreement, unless otherwise indicated, an affiliate of MD shall include Affiliated Programs.

                  "Affiliated Program" shall mean a drilling, producing property, income, royalty, or other program (whether in the form of a partnership, joint venture, or otherwise), including the Partnership, for or of which the Managing Partner or an Affiliate thereof serves as manager or managing partner or acts in a similar capacity.

                  "Agreement" shall mean this Drilling Program Agreement, as amended from time to time.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Due Diligence Fees" shall mean fees to be paid to the soliciting dealers, which may be in an amount of up to .5% of the sales price of interests sold to persons other than

                  - officers, directors or employees of MD or its Affiliates,

                  - officers, directors, employees, or registered representatives of a soliciting dealer, or

                  -        an Affiliate of MD.

                  "Lease" shall mean an oil and gas lease or an oil, gas and mineral lease, a Working Interest, an interest (including certain non-consent interest) arising under a pooling order or operating agreement, an interest acquired under a farmout, operating rights under governmental tracts, a mineral interest, royalty, or other interest in and to oil, gas, and related hydrocarbons (or a contractual right to acquire or earn such an interest), or an undivided interest therein or portion thereof (including those covering only certain Horizons or depths), together with all easements, permits, licenses, servitudes, and rights-of-way situated upon or used or held for future use in connection with the exploration, development, or operation of such interest.

                  "Lease Acquisition Cost" shall mean, when used to describe the costs of any Lease, the sum of (a) all monetary consideration paid or given for such Lease to a non-Affiliate of the Managing Partner, including but not limited to lease bonuses and advance rentals paid to a non-Affiliate of the Managing Partner, (b) all costs of lease acquisition and title examination including but not limited to curing or defending title, title insurance or examination costs, brokerage commissions, the fees and wages of landmen and lease brokers and their expenses, filing fees, recording costs, transfer taxes, and like charges paid in connection with the acquisition of such Lease, (c) all delay rentals and other similar payments and ad valorem taxes paid by the seller with respect to such Lease, (d) such portion as may be allocated to such Lease in accordance with generally accepted accounting principles and industry standards of all reasonable, necessary, and actual costs and expenses of MD or its Affiliates for geological, geophysical, seismic, land, engineering, drafting, accounting, legal, and other like services together with related administrative and general overhead costs involved in lease acquisition and Prospect evaluation including such costs and expenses which could otherwise be classified hereunder as Administrative Costs, (e) such portion as may be allocated to such Lease in accordance with generally accepted accounting principles and industry standards of all costs and expenses incurred in the acquisition of farmouts, subleases, pooling orders, or other oil and gas interests, (f) interest and points actually incurred on funds borrowed to pay any of the costs and expenses described in clauses (a) through (e) above calculated from the date of their incurrence until the date of their reimbursement by the Drilling Program at the time a Lease is acquired by the Drilling Program, and (g) with respect to Leases held on the date hereof by or acquired thereafter by MD or an Affiliate thereof, an interest in which is transferred to the Participants pursuant to this Agreement, the costs of such transfer; provided that the expenses described in clauses
         (c), (d), (e), and (f) shall have been incurred by MOC or its Affiliates not more than 36 months prior to the acquisition by the Drilling Program of such Lease; and provided further, that such time limitation shall not be applicable to Leases having a primary term of five or more years. Lease Acquisition Costs of a Lease shall not include any costs or expenses otherwise allocable herein to such Lease and which represent costs or expenses incurred in connection with the past drilling of wells which are not producers of sufficient quantities of oil or natural gas to make commercially reasonable their continued operation.

                  "Managing Partner" shall mean Mewbourne Development Corporation, a Delaware corporation, and any person who becomes a substituted managing partner of a Partnership, in accordance with the terms of the Partnership Agreement.

                  "Operating Agreement" shall mean a Model Form Operating Agreement based upon the American Association of Petroleum Landmen Form 610-1989 and, among the other attached exhibits thereto, an accounting procedure for joint operations issued by the Council of Petroleum Accountants Societies of North America, each of which containing modifications that are customary and usual for the geographic area in which the Partnership intends to conduct operations.

                  "Operating Costs" shall mean all expenditures made and costs incurred in producing and marketing oil and gas from completed wells, including, in addition to labor, fuel, repairs, hauling, materials, supplies, utility charges, and other costs incident to or therefrom, ad valorem and severance taxes, insurance and casualty loss expense, and compensation to well operators or others for services rendered in conducting such operations.

                  "Participants" shall mean MD and the Partnership, and "Participant" shall mean MD or the Partnership, individually.

                  "Partners" shall mean the partners of the Partnership.

                  "Partnership" shall have the meaning assigned to such term in the preamble to this Agreement.

                  "Partnership Agreement" shall mean the Agreement of Partnership dated, ____________, 200__ creating the Partnership and designating MD as the Managing Partner of the Partnership.

                  A "person" shall mean any natural person, partnership, corporation, association, trust, or other legal entity.

                  "Program" shall have the meaning assigned to such term in the preamble to this Agreement.

                  "Program Manager" shall mean MOC and any person who becomes the manager of the business and affairs of the Program in accordance with Section 7 of this Program Agreement.

                  "Program Well" shall mean any well in which the Participants have an interest pursuant hereto.

                  "Prospect" shall mean an area covering lands which, in the opinion of the Program Manager, contains subsurface structural or stratigraphic conditions making it susceptible to the accumulation of oil or gas in commercially productive quantities at one or more zones or horizons. The area, which may be different for different Horizons, shall be designated by the Program Manager in writing prior to the date on which a well is spudded (i.e. boring is commenced) thereon and shall be enlarged or contracted from time to time on the basis of subsequently acquired information to define the anticipated limits of the associated oil and gas reserves and to include all acreage encompassed therein. A "Prospect" with respect to a particular Horizon may be limited to the minimum area permitted by state law or local practice, whichever is applicable, to protect against drainage from adjacent wells if the well to be drilled by the Partnership is to a Horizon containing Proved Reserves.

                  "Prospectus" shall mean the Prospectus dated, ________, 200__, as amended or supplemented from time to time, describing the offer and sale of interests in the Partnership.

                  "Reporting and Legal Expenses" shall mean all third party accounting fees, costs, and expenses associated with obtaining audits of books and records, third party engineering fees, costs, and expenses associated with annual reserve reports, and third party attorney's fees and other legal fees, costs, and expenses associated with matters that are attributable to the Drilling Program's or the Partnership's business.

                  "Sales Commissions" shall mean the sales commissions to be paid to the Soliciting Dealers, which may be in an amount of up to 8% of the sales price of interests sold to persons other than:

                  - officers, directors or employees of MD or its Affiliates,

                  - officers, directors, employees, or registered representatives of a soliciting dealer, or

                  -        an Affiliate of MD.

                  "Soliciting Dealers" shall mean those persons who are authorized to act as registered representatives by the National Association of Securities Dealers, Inc. and have contracted with MD to offer and sell interests in a Partnership.

                  "Working Interest" shall mean an interest in an oil and gas lease which is subject to some portion of the costs of development, operation, or maintenance.

         (b) Other Defined Terms. The following terms shall have the respective meanings assigned to them in the Prospectus:

                  "Intangible Drilling Costs"

                  "Organization and Offering Expenses"

                  "Proved Reserves"

                  "Tangible Costs"

         (c) References. All references in this Agreement to sections, subsections, and other subdivisions refer to corresponding sections, subsections, and other subdivisions of this Agreement unless expressly provided otherwise. The words "this Agreement," "this instrument," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

         Section 2.  Acquisition of Interests in Prospects.

         (a) Prospects Subject to this Agreement. Subject to the terms and conditions hereof, the Participants shall acquire undivided interests in Leases within Prospects selected by the Program Manager in its sole discretion from time to time. At the time any Lease within a Prospect is acquired, the Program Manager shall designate the area comprising the Prospect in the manner provided in the definition of such term (if the Prospect has not been previously so designated). Prospects may be limited to certain stated depths and may include areas in which Leases may or may not have been acquired. The Program Manager shall maintain records showing the Prospects (and depths if limited by depth) so designated. In the case of certain Prospects, the designation of Prospects may conform generally to the geographic limits of individual Leases. In some cases, where known reservoirs cover large geographic areas and subsequent drilling does not depend directly on results obtained by the Program Wells, Prospects may be directly adjacent or in close proximity to other Prospects. Leases on lands which are contiguous or in the vicinity of each other may constitute more than one Prospect, and a zone or horizon under an area may constitute a Prospect separate and apart from another zone or horizon which lies in whole or in part under the same area. With respect to any Prospect that is not limited to a particular zone or horizon and which is in any large continuous known stratigraphic trend or formation which could be defined as a continuous reservoir, the Program Manager may reduce the areal extent included in such Prospect to that area which covers the spacing unit or proration unit prescribed by the appropriate regulatory authority on such Prospect or permitted by local practice, whichever is applicable, and such additional area, if any, as the Program Manager determines reasonable. A Prospect which is limited to a particular zone or horizon may be limited to that area which covers the spacing unit or proration unit prescribed by the appropriate regulatory authority on such Prospect or permitted by local practice, whichever is applicable, to protect against drainage from adjacent wells if the well to be drilled by the Program is to a horizon containing Proved Reserves. The area of a Prospect may be enlarged or contracted from time to time by the Program Manager in the reasonable exercise of its judgment. The Program Manager and its Affiliates shall have no obligation to assign to any of the Participants any Lease held as of the date hereof by the Program Manager or any such Affiliate or any Lease acquired by the Program Manager or any such Affiliate after the date hereof.

         The amount of the undivided interest in Leases to be assigned to the Participants by the Program Manager shall be determined solely by the Program Manager and the Managing Partner of the Partnership, taking into account the nature of the risks associated with the drilling of wells on such Leases, the estimated costs of such drilling, the amount of funds available from the Partnership for such drilling and such other factors as the Program Manager and the Managing Partner shall in good faith determine. The Program shall have no right to acquire the entire interest in any such Lease, and the Program Manager and Affiliates thereof shall have the right to acquire or retain a portion of such interest in their own name, for their own account, or for the account of others. Any such interest so acquired or retained by the Program Manager or such Affiliate shall be held independently and not as a part of the Program and shall not be subject to the terms and provisions of this Agreement.

         The undivided interests in all Leases acquired by the Program shall be acquired and held by the Program Manager for the benefit of the Participants hereto as follows: the Partnership 60% and MD 40%. Following commencement of production from a Program Well, the Program Manager shall assign and convey to the Partnership and MD the above-described undivided interests in the Leases proportionally reduced as to the interest acquired by the Program insofar as such Leases pertain to the spacing or proration unit prescribed by regulatory authority for such productive Program Well.

         (b) Sales of Leases to the Program. Any sale, transfer, or conveyance of a Lease to the Program by the Managing Partner or any Affiliate thereof, including an Affiliated Program, shall be subject to the restrictions contained in Section 5.10(h) of the Partnership Agreement.

         (c) Acquisition Price. The price to be paid by the Participants with respect to their acquisition of an interest in a Lease pursuant to this Section 2 shall be an amount equal to the Participants' respective shares, as set forth in Section

3(a) of either (i) the Lease Acquisition Costs with respect to such Lease or
(ii) as provided in Section 5.10(h) of the Partnership Agreement, the fair market value of such Lease.

         (d) Conveyance. With respect to the Leases within Prospects that are acquired by the Participants hereunder, the interests in such Leases so acquired shall cover all depths and horizons designated by the Program Manager as comprising such Prospect and as contemplated in Section 2(a) such interests shall be assigned, conveyed and transferred by the Program Manager or an Affiliate thereof pursuant to a special warranty deed. Further, any such assignment by the Program Manager or an Affiliate thereof shall be made with full substitution and subrogation in and to all rights and actions of warranty which the Program Manager or such Affiliate may have against all former owners.

         (e) Assignments of Record. Following commencement of production from a Program Well, as contemplated in Section 2(a) the Program Manager shall cause record title to the Participants' respective interests in such Program Well to be placed in the names of MD and the Partnership (or its designated nominee), except (i) where record title is held in the name of a third party (as in the case where pursuant to industry practice record title is held by a third party, such as a pooled operating interest), in which event the Program Manager shall place of record MD's and the Partnership's interests promptly following the receipt by the Program Manager or an Affiliate thereof of an assignment from such third party, (ii) in the case of a federal, state, or other Lease where an approval to the transfer is required, in which event the Program Manager shall take steps to obtain approval from appropriate authorities of the assignment of MD's and the Partnership's interests in any such Lease as promptly as possible following the time that such assignment is to be made hereunder (iii) in the case where delays in the recording of assignments occur because of the practices of the recording office or officers, (iv) in the case of Indian or other Leases where the royalty interest or other term of any such Lease is required to be renegotiated as a condition to the lessor's consent to the assignment of MD's and the Partnership's interests, in which event MD's and the Partnership's interests in such Lease shall be held in the name of the Program Manager as nominee for MD and the Partnership so long as any such arrangement does not jeopardize the validity or substance of such Lease or subject it to forfeiture or other penalty, or (v) where the interests in the Lease to be assigned to MD and the Partnership cannot be exactly determined because of pooling or unitization laws, rules or regulations or agreements, the rights of third parties under area of mutual interest or other agreements, or other similar circumstances, in which event the Program Manager shall promptly proceed to determine such interests and shall place them of record as promptly as possible.

         (f) Title Examination. Prior to drilling a Program Well on a Prospect, the Program Manager shall cause to be done or be satisfied that there has been done such title examination and other title curative work as the Program Manager, in its sole discretion, shall determine to be necessary or appropriate in accordance with general industry standards.

         Section 3. Allocation of Costs. The costs of activities and operations conducted pursuant to this Agreement shall be allocated to and paid by the parties hereto as follows:

         (a) Organization and Offering Expenses, Sales Commissions and Due Diligence Fees. All Organization and Offering Expenses, Sales Commissions and due Diligence Fees attributable to the Partnership shall be allocated to and paid to MD and MD shall receive a contribution credit in respect of such Organization and Offering Expenses, Sales Commissions and Due Diligence Fees; provided that such credit may not exceed an amount equal to 15% at the initial capital contributions made to the Partnership by the Partnership.

         (b) Lease Acquisition Costs. MD shall contribute or cause to be contributed to the Program all Leases to be acquired by the Program and shall receive a contribution credit in respect of the contributed Leases equal to the acquisition costs of the contributed Leases (which shall be determined in accordance with Section 2(c)).

         (c) Intangible Drilling Costs. All Intangible Drilling Costs shall be allocated entirely to the Partnership.

         (d) Tangible Costs. All Tangible Costs shall be allocated entirely to the Partnership; provided, however, that to the extent, if any, that the total costs allocated to MD pursuant to paragraphs (a) and (b) above are less than an amount equal to 42% of the aggregate capital contributions initially made by Partners to the Partnership ("Deficit Amount"), then MD shall be allocated an amount of Tangible Costs equal to the Deficit Amount; provided, further, that in determining the amount of total costs allocated to MD pursuant to paragraphs (a) and (b) above for purposes of this paragraph (d) any costs allocated pursuant to paragraph (a) above in excess of an amount equal to 15% of the initial capital contributions made to the Partnership by the Partners shall not be considered.

         (e) Operating Costs and Reporting and Legal Expenses. All Operating Costs and Reporting and Legal Expenses incurred with respect to Program Wells shall be allocated 40% to MD and 60% to the Partnership.

         (f) Administrative Costs. All Administrative Costs incurred by the Program Manager or any of its Affiliates in managing and conducting the business and affairs of the Partnership or the Program, including expenses incurred in providing or obtaining such professional, technical, administrative and other services and advice as the Program Manager may deem necessary or desirable shall be allocated 40% to MD and 60% to the Partnership and shall be reimbursed by the Participants pursuant to Section 8.

         (g) Other Costs. All other costs incurred shall be allocated 40% to MD and 60% to the Partnership.

         Section 4. Allocation of Revenues. Except as provided in Attachment A attached hereto, all revenues attributable to the activities and operations conducted pursuant to this Agreement shall be allocated to and received by the parties hereto as follows:

         (a) Revenues from Program Operations. Subject to subparagraph (b) below, all revenues from Program operations, including without limitation, all revenues directly or indirectly resulting from the investment of revenues from Program operations, shall be allocated 40% to MD and 60% to the Partnership.

         (b) Revenues from Disposition of Program Assets.

                  (i) Revenues resulting from the sale or other taxable disposition of an oil and gas property (as such term is defined in Section 614 of the Code) shall be allocated, (A) to the extent such revenues constitute a recovery of the Program's simulated tax basis in such property, to the parties in the same percentages as the simulated tax basis of the property sold was allocated up to an amount equal to the Program's simulated tax basis in such property at the time of such sale, and (B) thereafter, to the parties in a manner which will cause the aggregate of all revenues allocated to the parties from such sale or disposition and from all prior sales (to the extent possible) to equal the amounts which would have been allocated to the parties if all such revenues had been allocated 40% to MD and 60% to the Partnership. For purposes of computing the simulated tax basis of any such property, depletion deductions shall be computed as provided in paragraph 4(c) of Attachment A without regard to depletion deductions actually claimed by the parties under paragraph 6(d) of Attachment A.

                  (ii) All revenues resulting from the rental, sale or other disposition of any item of depreciable property shall be allocated (A) to the extent such revenues constitute a recovery of the Program's adjusted tax basis in such property, to the parties in the same percentages as the adjusted tax basis of the property sold was allocated up to an amount equal to the Program's adjusted tax basis in such property at the time of such sale, and (B) thereafter, to the parties in a manner which will cause the aggregate of all revenues allocated to the parties from such rental, sale or other disposition and from all prior rentals or sales (to the extent possible) to equal the amounts which would have been allocated to the parties if all such revenues had been allocated 40% to MD and 60% to the Partnership.

                  (iii) All revenues resulting from the disposition of any other property shall be allocated 40% to MD and 60% to the Partnership.

                  (iv) All dry hole and bottom hole and similar contributions shall not be considered to be revenues hereunder but shall be applied to reduce the Intangible Drilling Costs of the respective Program Wells to which they relate.

         Section 5. Ownership of Production.

         Each Participant shall have the right to take in kind or separately dispose of its proportionate share of all oil and gas produced from any Lease subject to the Program pursuant to the terms of this Agreement. Any extra expenditure incurred in the taking in kind or separate disposition by any party hereto of its proportionate share of production shall be borne by such party. Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from any such Lease. The proceeds from the sale of all production produced, saved, and sold from any Prospect herein shall be paid to MOC by all purchasing companies purchasing such production, and by the execution of this Agreement, MOC and the Participants covenant and agree to hold harmless all purchasing companies from any and all liability by reason of paying any such proceeds to MOC. Further, the Participants authorize and direct MOC to deduct from their proportionate share of such proceeds from such sales all Operating Costs and other expenses and costs of all types owed to MOC provided for under the terms of this Agreement and remit the balance from the sale to the Participants. In the event any party shall fail to make the arrangements necessary to take in kind or separately dispose of its proportionate share of oil and gas produced from any such Lease, the Program Manager shall have the right, but not the obligation, subject to the revocation at will by the party owning such production, to purchase such oil and gas or sell it to others at any time and from time to time for the account of such party at a price competitive with the best price obtainable in the area for such production. Any such purchase or sale by the Program Manager shall be subject to the right of the owner of the production to exercise at any time its right to take in kind, or separately dispose of, its share of all oil and gas not previously delivered to a purchaser. Any purchase or sale by the Program Manager of any other party's share of oil and gas shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances.

         Section 6.  Management of Program.

         (a) Program Affairs. The Participants hereby designate MOC as the Program Manager who shall have the full and exclusive power and authority to manage, control and administer the business and affairs of the Program and the properties of the parties subject to this Agreement, except to the extent otherwise set forth herein and in the Partnership Agreement.

         (b) Well Operations. The Participants, hereby designate MOC, and MOC agrees to act, as operator with respect to the drilling, testing, and any attempted completion and equipping and operating (or plugging and abandoning, if necessary) of any Program Well to be drilled or developed hereunder, except in those instances in which (i) the Leases on which such Program Well is to be drilled is already subject to an existing operating agreement under which a third party (not MOC) has already been designated as operator, (ii) the requisite number of third parties being joint working interest owners in such Program Well decline to approve MOC as operator or (iii) a good faith determination is made by MOC that it is not in the best interests of the Participants and of MOC for it to act as operator. In conducting operations on a Prospect, MOC may use its own personnel (including consultants retained by MOC), properties and equipment and may subcontract with any other Affiliate of MOC to perform such operations. The charge to MD and the Partnership for the use of MOC's personnel (including consultants retained by MOC), properties and equipment, the basis of pricing materials purchased by MD and the Partnership from MOC or any Affiliate thereof and the basis of pricing materials purchased by MOC or any Affiliate thereof from MD and the Partnership shall be as provided in the Operating Agreement, subject to the terms of the Partnership Agreement.

         (c) Operating Agreement. With respect to each Program Well for which MOC is to serve as operator as contemplated in Section 6(b), all operations relating to such Program Well, including without limitation, all costs and expenditures of drilling, testing, completing, and equipping and operating such Program Well shall be conducted pursuant to an Operating Agreement between MOC as operator, and the Participants as non-operator. In the event, at the time of acquisition of a Lease by the Participants, such Lease is subject to another operating agreement or if MOC enters into an operating agreement with third parties that are joint operating interest owners in such Program Well, nevertheless, the Operating Agreement between MOC and the Participants shall govern operations as between them, provided that MOC and the Managing Partner shall have the right to amend the Operating Agreement between MOC and the Participants covering certain of the Leases to conform to such other operating agreement (provided, the Operating Agreement may not be amended as provided above in any manner that the Managing Partner determines will adversely affect the Partnership or the Partners in any material respect) and MOC shall have the right to charge the Joint Account under the Operating Agreement between MOC and the Participants a share attributable to the Participants' interest of any costs or expenses incurred by MOC under such other operating agreement which are not otherwise provided for herein or in the Operating Agreement between MOC and the Participants. To the extent that the terms of this Agreement and the terms of the Operating Agreement attached hereto conflict, this Agreement governs and takes precedence over the Operating Agreement.

         (d) Program Funds; Distributions. Funds held by the Program Manager on behalf of the Program, subsequent to their allocation to the Program, shall not be commingled with funds of any other entity. If the Program Manager elects at any time to distribute funds derived from revenues from Program operations or the disposition of Program assets to any of the Participants, the Program Manager shall be obligated at the same time to make distributions of funds from such sources to the other Participants. All such distributions shall be made to the Participants in the same percentages as the Participants are allocated revenues of the Program pursuant to Section 4. At no time shall the Program or the Program Manager on behalf of the Program retain in its accounts funds required to be distributed to the Participants pursuant to the preceding sentence. At least quarterly, any cash funds of the Program which the Program Manager reasonably determines are not needed for the payment of existing or anticipated Program obligations and expenditures shall be distributed to the Participants.

         (e) Access to Records. Each Participant and the Partners thereof shall have access during normal business hours to all books and records relating to the business and operations of the Program as provided in the Operating Agreement, provided that the Program Manager may refuse for a reasonable time to grant any Participant or any Partner thereof access to such books and records as the Program Manager (i) has agreed shall be kept confidential or (ii) has determined in good faith should be kept confidential considering the interests of the Program and the Participants.

         (f) Liability and Indemnification of Program Manager.

                  (i) Neither the Program Manager nor its Affiliates shall have any liability to the Participants for any loss suffered by a Participant that arises out of any action or inaction performed or omitted relating to its duties or obligations or services rendered or to be rendered pursuant to this Agreement or the Operating Agreement, if the Managing Partner in good faith has determined, as of the time of the conduct or omission, that the Program Manager's or its Affiliate's course of conduct or omission was in the best interest of the Participants, that the Program Manager or such Affiliate was acting on behalf of or performing services for the Participants, and that such conduct or omission did not constitute negligence or misconduct. Termination of any action, suit or proceeding will not create a presumption that the Managing Partner or its Affiliate did not act in the best interest of the Partnership.

                  (ii) The Partnership shall indemnify the Program Manager and its Affiliates against any losses, judgments, liabilities, expenses, and settlements sustained or incurred by the Program Manager or such Affiliates as a result of any threatened, pending or completed claim, action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such claim, action, suit, or proceeding, and any inquiry or investigation that could lead to such a claim, action, suit, or proceeding and which in any such case relates or which otherwise arises from or is attributable to (a) the fact that the Program Manager is serving in such capacity or in the capacity as the operator under the Operating Agreement or (b) any acts, omissions or operations performed or omitted by the Program Manager or such Affiliate on behalf of the Program or the Partnership or which otherwise relates to the activities and business affairs of the Program or the Partnership; provided that the Managing Partner has determined in good faith, as of the time of the conduct or omission, that the conduct or omission was in the best interest of the Partnership and that the conduct or omission did not constitute negligence or misconduct. Any such indemnity will be satisfied only out of the assets of the Partnership and in no event will the Investor Partners be liable therefor.

                  (iii) The Program Manager, acting on behalf of the Program, may purchase and maintain insurance on behalf of the Program Manager and its Affiliates against any liabilities asserted against or expenses incurred by the Program Manager or its Affiliates in connection with Program activities; provided, however, that the Participants (other than MD) shall not incur the cost of that portion of such insurance, if any, which insures the Program Manager or its Affiliates against any liability with respect to which the Program Manager or its Affiliates are denied indemnification under the provisions of this Agreement; provided, however, that nothing contained herein shall preclude the Program Manager from purchasing and paying for such types of insurance including without limitation, extended coverage liability and casualty and workers' compensation, as would be customary for any person owning comparable assets and engaged in a similar business, or from naming the Program Manager and its Affiliates as additional insured parties thereunder, provided, that the naming of such additional insured parties does not add to premiums payable by the Program.

                  (iv) The termination of any claim, action, suit, or proceeding by judgment, order, settlement, conviction, or a plea of nolo contendere or its equivalent does not alone establish that a person seeking indemnification under this Section 6(f) is disqualified. Any person who is determined to be not entitled to indemnification under this Section 6(f) may petition a court of competent jurisdiction for a determination that in view of all facts and circumstances that such person is fairly and equitably entitled to indemnity and the Partnership shall provide such indemnity as may be determined proper by such court; provided, however, that the court has determined that such person has met the standard set forth in Section 6(f)(ii) above.

                  (v) Legal fees and expenses and other costs incurred as a result of a claim described in this Section 6(f) shall be paid by the Partnership from time to time in advance of the final disposition of such claim if: (a) the claim relates to the performance or non-performance of duties or services by the Program Manager or its Affiliates rendered on behalf of the Program and the Participants, (b) the claim is initiated by a third party who is not an Investor Partner, or the claim is initiated by an Investor Partner and a court of competent jurisdiction specifically approves such advancement, and (c) the Program Manager or its Affiliate undertakes to repay the advanced funds to the Partnership in the event it is later determined that the Program Manager or such Affiliate is not entitled to indemnification under the provisions of this Section 6(f).

                  (vi) To the extent that the Program Manager or its Affiliates are successful on the merits or otherwise in defense of any claim, action, suit, or proceeding referred to in this Section 6(f) or in defense of any claim, issue, or matter therein, the Partnership shall indemnify the Program Manager or its Affiliates, against the expenses, including attorneys' fees, actually incurred by the Program Manager or such Affiliate in connection therewith.

                  (vii) The indemnification provided by this Section 6(f) shall continue as to the Program Manager and its Affiliates in the event the Program Manager ceases to act in the capacity of manager of the Program or as operator under the Operating Agreement with respect to events occurring prior to the time such Program Manager or its Affiliate ceased to act in such capacity and shall inure to the benefit of the successors and assigns of the Program Manager and such Affiliates.

         Section 7. Removal of the Program Manager.

         The Partnership shall have the right to remove MOC as Program Manager and to elect and substitute a successor to act in the capacity as Program Manager; provided, the Partnership shall not have the right to remove MOC as Program Manager and to elect and substitute a successor to act in such capacity during the term that MD or any of its Affiliates serve in the capacity of Managing Partner.

         Section 8. Reimbursement of the Program Manager.

         As may be requested by the Program Manager from time to time, the Program Manager shall be reimbursed by the Participants for their respective share of all General and Administrative Expenses and other costs and expenses incurred by the Program Manager or any of its Affiliates in managing and conducting the business and affairs of the Program, including expenses incurred in providing or obtaining such professional, technical, administrative, and other services and advice as the Program Manager may deem necessary or desirable. Reimbursements of General and Administrative Expenses made by the Partnership as a Participant hereunder shall be made in accordance with Section
5.9 of the Partnership Agreement, including without limitation, the provisions contained in Section 5.9 of the Partnership Agreement which limit the amount of such reimbursement.

         Section 9. Tax Partnership.

         This Agreement and Attachment A attached hereto are not intended and shall not be construed to create a joint venture, mining or other partnership (general, limited, or otherwise) or association or to render the parties hereto liable as partners. The parties expressly agree that no party hereto shall be responsible for the obligations of the other parties, each party being severally responsible only for its obligations arising hereunder and liable only for its allocable share of the costs and expenses incurred hereunder. Each of the Participants hereby agrees that this Agreement creates a partnership for federal and state income tax purposes only, which tax partnership shall function and exist as set forth in Attachment A attached hereto.

         Section 10.  Sales of Interests by MD.

         Subject to paragraph 7 of Attachment A, MD shall have the right to sell or otherwise dispose of the ownership interests in Leases held by it as part of the Program and subject to this Agreement without obtaining the consent of the

Partnership. MOC, MD, and their Affiliates shall have the right to sell or otherwise dispose of the ownership interests in Leases held by them for their own account outside the Program and not subject to this Agreement on terms more or less favorable to the party or parties acquiring such interests than those terms contained in this Agreement with respect to the acquisition of interests in such Leases by the Partnership, and the Partnership shall not have any claim or right to any consideration or benefits derived therefrom.

         Section 11. Assignment.

         Except as otherwise provided herein, no party hereto shall have the right to assign its rights or obligations under this Agreement without the express written consent of the other parties, except in the event of the following assignments:

                  (a) A disposition by MD of all or any portion of its rights or obligations hereunder to one or more Affiliates of MD that also receive an assignment of a proportionate part of MD's Managing Partner interest in the Partnership pursuant to the terms of the Partnership Agreement;

                  (b) A disposition by MD or any Affiliate thereof of all or any part of its rights or obligations hereunder to one or more persons that have as a result of a merger, consolidation, corporate reorganization, or other transaction acquired all or substantially all of the assets of MD and have assumed the obligations of MD hereunder; or

                  (c) A disposition by MD or any Affiliate thereof of all or any portion of its rights or obligations hereunder after the cessation of substantially all drilling activities of the Program.

         Any assignment shall be subject to paragraph 7 of Attachment A. Notwithstanding anything in this Agreement to the contrary, MD shall have the right at any time to mortgage, pledge, or encumber the oil and gas properties and interests of MD under or subject to this Agreement to secure any debts or obligations of MD or its Affiliates (whether or not such debts or obligations are related to the Program). If MD receives a bona fide offer from an unrelated third party to purchase an interest in any Lease in which the Partnership has interests pursuant to this Agreement, MD shall request the offeror to make a similar offer available to the Partnership.

         Section 12. Term and Amendment of Agreement.

         (a) This Agreement shall terminate upon the occurrence of any of the following: (i) the dissolution of the Partnership, or (ii) upon the election of MD after the cessation of substantially all drilling activities of the Program, provided, in the case of clause (ii), that MD shall have given at least 120 days' notice to the Investor Partners of the Partnership prior to such termination. Upon the occurrence of any of the foregoing events, the provisions of paragraph 9 of Attachment A shall be applicable and the Participants shall be subject to the terms of the Operating Agreement or such other operating agreements as may then be in effect.

         (b) This Agreement and Attachment A may only be amended, modified or changed by a writing duly executed by MD, and the Partnership; provided that, to the extent required under the terms of the Partnership Agreement, the Partnership shall execute or have executed on its behalf such a writing only if the amendment, modification, or change shall have been approved or consented to by a Majority in Interest of the Investor Partners thereof, to the extent required by the Partnership Agreement, and, provided further, the consent of the Partnership shall not be required if MD determines that the amendment, modification, or change is necessary or advisable to ensure that the Program Agreement conforms with any changes in or modifications to the Code or does not adversely affect in a material manner the Investor Partners of the Partnership.

         Section 13. Insurance.

         The Program Manager or Affiliates thereof shall carry for the benefit of the Participants insurance coverage in such amounts, with provisions for such deductible amounts and for such purposes as are customarily carried by the Program Manager or such Affiliates in its operations. To the extent practical, all of the Participants shall be added as additional co-insureds under such coverage. The Program Manager shall notify the Participants of any adverse material change in the insurance coverage of the Program as soon as possible after learning of such change. If possible, such notice shall be given

30 days in advance of the change in insurance coverage. In the event that the insurance coverage carried for the benefit of the Participants is materially reduced, the Program, as soon as the Program Manager determines in its discretion that it is reasonable under the circumstances to do so, will halt all drilling activity until such time as comparable replacement insurance coverage is obtained.

         Section 14. Partnership Agreement.

         In the event of conflict between the provisions of this Agreement and the provisions of the Partnership Agreement, the provisions of the Partnership Agreement shall control unless otherwise expressly provided herein. This Agreement is subject to the provisions of the Partnership Agreement in all respects and all matters provided for herein shall also be governed by the provisions of the Partnership Agreement.

         Section 15. Entire Agreement.

         This Agreement, together with Attachment A and Attachment B attached hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings.

         Section 16. Headings.

         The headings of the various sections, subsections, and other subdivisions of this Agreement have been inserted for convenient reference only and shall not be construed to enlarge, diminish, or otherwise change the express provisions hereof.

         Section 17. Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, except that any laws of such state regarding choice or conflicts of law shall not be applied if the result would be the application of a procedural or substantive law of another state or other jurisdiction.

         Section 18. Attachments.

         Attachment A and Attachment B to this Agreement is attached hereto. Such Attachments are incorporated herein by reference and made a part hereof for all purposes, and references to this Agreement shall also include such Attachments unless the context in which such references are used shall otherwise require.

         Section 19. Counterparts.

         This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       MEWBOURNE OIL COMPANY

                                       By:
                                              ----------------------------------
                                       Title:
                                              ----------------------------------


                                       MEWBOURNE DEVELOPMENT CORPORATION

                                       By:
                                              ----------------------------------
                                       Title:
                                              ----------------------------------


                                       MEWBOURNE ENERGY PARTNERS  -A, L.P.

                                       By: MEWBOURNE DEVELOPMENT CORPORATION,
                                           its Managing General Partner

                                           By:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------

                                    EXHIBIT C




                        SPECIAL SUBSCRIPTION INSTRUCTIONS

                    MEWBOURNE ENERGY 01-02 DRILLING PROGRAMS

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                        SPECIAL SUBSCRIPTION INSTRUCTIONS

                    Mewbourne Energy 01-02 Drilling Programs


         Checks for Interests should he made payable to "Regions Bank-Tyler, Escrow Agent for Mewbourne" and should be given to the subscriber's broker for submission to the Escrow Agent. The minimum subscription is $10,000 (ten Interests); additional purchases above such minimum may be made in increments of $1,000 (one Interest). In the event that a subscriber purchases Interests in a particular Partnership on more than one occasion during an offering period, the minimum purchase on each occasion is ten Interests. THE FOLLOWING SPECIAL SUBSCRIPTION INSTRUCTIONS ARE IN ADDITION TO THE INSTRUCTIONS SET FORTH IN THE SUBSCRIPTION AGREEMENT ATTACHED AS EXHIBIT D TO THE PROSPECTUS.

TRANSFER OF INTERESTS:

        - If a resident of MISSOURI, I am aware that the Commissioner of Securities of Missouri classifies the securities (the Interests) as being ineligible for any transactional exemption under the Missouri Uniform Securities Act (Section 409.402(b), RsMo. 1969). Therefore, unless the securities are again registered under such Act, the offer for sale or resale thereof in the State of Missouri may be subject to the sanctions of the Act.

SUBSCRIBERS OF INTERESTS:

        - If a resident of MICHIGAN, in addition to the requirement set forth below, I hereby represent that the investment in the Partnerships does not exceed ten percent of my individual or joint net worth (exclusive of home, home furnishings and automobiles).

        -      If a resident of NEW HAMPSHIRE, I hereby represent that I have
               (a) an individual net worth of at least $250,000 (exclusive of home, home furnishings, and automobiles), or (b) an individual net worth of at least $125,000 (exclusive of home, home furnishings, and automobiles) and $50,000 of taxable income.

        - If a resident of TENNESSEE, I hereby represent that I have (a) an individual net worth of at least $250,000 (exclusive of home, home furnishings and automobiles) and had during the last tax year and estimate that I will have during the current tax year, a gross income of at least $65,000, or (b) a net worth of at least $500,000 (exclusive of home, home furnishings and automobiles).

SUBSCRIBERS OF LIMITED PARTNER INTERESTS:

        - If a resident of ARIZONA and investing as a Limited Partner of the Partnership, I have either: (a) a net worth of at least $225,000 (exclusive of home, furnishings and automobiles) or (b) have a net worth of at least $75,000 and an annual gross income of at least $75,000 (exclusive of home, furnishings and automobiles). I hereby represent that the investment in the Partnerships does not represent more than ten percent of my net worth, less the value of my other investments in limited partnership interests.

SUBSCRIBERS OF GENERAL PARTNER INTERESTS:

        - If a resident of ALABAMA, ARIZONA, IOWA, KANSAS, MAINE, MASSACHUSETTS, MICHIGAN, MINNESOTA, MISSISSIPPI, MISSOURI, NEW MEXICO, NORTH CAROLINA, OHIO, OREGON, PENNSYLVANIA, RHODE ISLAND, SOUTH CAROLINA, SOUTH DAKOTA, TENNESSEE, TEXAS, UTAH, VERMONT, VIRGINIA, WASHINGTON OR WEST VIRGINIA, and investing as a General Partner of the Partnership, I have either (a) a minimum net worth of $225,000 without regard to the investment in a Partnership (exclusive of home, home furnishings and automobiles) and as to the residents of ALABAMA, MAINE, MASSACHUSETTS, MINNESOTA, NEW MEXICO, NORTH CAROLINA, OHIO, PENNSYLVANIA, RHODE ISLAND, SOUTH CAROLINA, TENNESSEE, TEXAS, UTAH, VERMONT, VIRGINIA, WASHINGTON AND WEST VIRGINIA a minimum annual gross income of $100,000 for the current year and for the two previous years and as to residents of ARIZONA, IOWA, KANSAS, MICHIGAN, MISSISSIPPI, MISSOURI, OREGON AND SOUTH DAKOTA income of $60,000 or more for the previous year and the expectation of an annual taxable income of $60,000 or more for the current year and for the next succeeding year); or (b) a minimum net worth in excess of $1,000,000, inclusive of home, home furnishings and automobiles; or (c) a minimum net worth of $500,000 (exclusive of home, home furnishings and automobiles) or (d) a minimum annual gross income of $200,000 in the current year and the two previous years.

                               ATTENTION PENNSYLVANIA RESIDENTS

        - Because the minimum closing amount is less than $2,000,000, you are cautioned to carefully evaluate the Partnership's ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions.

                                ATTENTION CALIFORNIA INVESTORS

        - Subscriptions for Limited Partner Interests: If a resident of CALIFORNIA and subscribing for Limited Partner Interests, I have either (a) a net worth of at least $250,000 or more (exclusive of home, home furnishings and automobiles) and had during the last tax year or estimates that he/she will have during the current tax year, a gross annual income of $65,000 or more, or (b) a net worth of $500,000 or more (exclusive of home, home furnishings and automobiles).

        - Subscriptions for General Partner Interests: If a resident of CALIFORNIA and subscribing for General Partner Interests, I have either (a) a net worth of at least $250,000 or more (exclusive of home, home furnishings and automobiles) and had during the last tax year, or estimates that he/she will have during the current tax year, a gross annual income of $120,000 or more, or (b) a net worth of $500,000 or more (exclusive of home, home furnishings and automobiles), or (c) a net worth of $1,000,000 or more (inclusive of home, home furnishings and automobiles), or (d) had during the last tax year, or estimates that he/she will have during the current tax year, a gross annual income of $200,000 or more.

        - As a condition of qualification of the Interests for sale in the State of CALIFORNIA, each California subscriber, through the execution of the Subscription Agreement, acknowledges his/her understanding that the California Department of Corporations has adopted certain regulations and guidelines which apply to oil and gas interests to the public in the State of California and that the offering may not comply with all of the rules set forth in Title 10 of the California Administrative Code, including rules pertaining to compensation, democracy rights and reports. Even in light of such non-compliance, I affirmatively state that I still want to invest in the Partnership.

        - Assignability or transfer of Interests must be limited so that no assignee or assignor, transferee or transferor may hold less than $5,000 in Interests.

        - A RESIDENT OF CALIFORNIA SHOULD BE AWARE THAT IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. CERTIFICATES REPRESENTING INTERESTS IN THE MEWBOURNE DEVELOPMENT 01-02 DRILLING PROGRAM WILL BEAR A LEGEND STATING THIS RESTRICTION ON TRANSFER.

        As a condition of qualification of the Interests for sale in the State of CALIFORNIA, the following rule is hereby delivered to each California purchase.

        California Administrative Code, Title 10, CH. 3. Rule 260.141.11. Restriction on transfer. (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10, and
260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

        (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

                  (1) to the issuer;

                  (2) pursuant to the order or process of any court;

                  (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

                  (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

                  (5) to the holders of securities of the same class of the same issuer;

                  (6) by way of gift or donation inter vivos or on death;

                  (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

                  (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

                  (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

                  (10) by way of a sale qualified under Section 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of
         Section 25143 is in effect with respect to such qualification:

                  (11) by a corporation to a wholly-owned subsidiary of such corporation, or by a wholly-owned subsidiary of a corporation to such corporation;

                  (12) by way of an exchange qualified under Section 25111,25112 or 25113 of the Code, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

                  (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

                  (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

                  (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

                  (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or

                  (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102;

provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

        (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

               "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

                                    EXHIBIT D




                             SUBSCRIPTION AGREEMENT

                    MEWBOURNE ENERGY 01-02 DRILLING PROGRAMS

                             SUBSCRIPTION AGREEMENT
                    Mewbourne Energy 01-02 Drilling Programs

        The undersigned hereby subscribes for, and if accepted by Mewbourne Development Corporation (the "Managing Partner"), in its capacity as managing general partner of the limited partnership indicated below (the "Partnership"), agrees to purchase that certain dollar amount indicated below of Interests at $1,000 per Interest. Enclosed please find my check in the amount of $________ made payable to "Regions Bank-Tyler, Escrow Agent for Mewbourne." Defined terms used and not defined herein shall have the meaning assigned to such terms in the
Agreement of Partnership for the Partnership, dated           , 2001 (the
"Agreement of Partnership"). With respect to this purchase, being aware that a broker may sell to me only if I qualify according to the express standards stated herein in the Special Subscription Instructions attached as Exhibit C to the Prospectus and in the Prospectus, I hereby:

INITIAL
-------

                      (a) Acknowledge that I have received a copy of the
-------        Prospectus for the Partnership.

                      (b) Represent that I have either (a) a minimum annual
------- gross income of $60,000 and a minimum net worth of $60,000 (exclusive of home, home furnishings and automobiles; or (b) a minimum net worth of $225,000 (exclusive of home, home furnishings and automobiles).

                      (c) If a resident of ALABAMA, ARIZONA, CALIFORNIA,
------- IOWA, KANSAS, MAINE, MASSACHUSETTS, MICHIGAN, MINNESOTA, MISSISSIPPI, MISSOURI, NEW HAMPSHIRE, NEW MEXICO, NORTH CAROLINA, OHIO, OREGON, PENNSYLVANIA, RHODE ISLAND, SOUTH CAROLINA, SOUTH DAKOTA, TENNESSEE, TEXAS, UTAH, VERMONT, VIRGINIA, WASHINGTON OR WEST VIRGINIA, represent that I am aware of and satisfy the additional suitability and other requirements stated in Exhibit C to the Prospectus.

                      (d) Represent that I am an "Eligible Citizen" as
-------        defined in the Prospectus.

                      (e) Represent that (i) if an individual, I am over
------- 21 years of age, (ii) if an association, all of the members are of such age, (iii) if a corporation, it is authorized and otherwise duly qualified to hold an interest in the Partnership and to hold Leases and interests therein and is (or at the request of the Managing Partner will promptly become) qualified to do business in each jurisdiction in which the business or activities of the Partnership necessitate such qualification, and
               (iv) if a fiduciary, I would qualify under clauses (i), (ii) or
               (iii) of this Section (f) and is acting for a person who would so qualify or for a person who would so qualify except that such person is under 21 years of age.

                      (f) Except as set forth in (g) below, represent that
------- I am purchasing Interests for my own account and will be sole party in interest with respect to the acquired Interests and will have all legal, beneficial and equitable rights in such Interests.

                      (g) If a fiduciary, represent that (i) I am
------- purchasing for a person or entity having the appropriate income and/or net worth and is an "Eligible Citizen" as specified in (b) through (f) above, (ii) if I am the donor of the funds for investment in the Partnership, I have the appropriate income and/or net worth specified in this Subscription Agreement, and
               (iv) if either the beneficiary of the fiduciary account is, or I am, a resident of NORTH CAROLINA, the suitability standards set forth in this Subscription Agreement are met by me or the fiduciary account or by the donor who directly or indirectly supplies the funds for the investment in the Interests.

                      (h) Certify that the number shown as my Social
------- Security or Taxpayer Identification Number on the signature page is correct and that I am not subject to backup withholding under the Code.

                      (i) Represent that I have the right, power and
------- authority to enter into this Subscription Agreement, the Agreement of Partnership, to become an Investor Partner and to perform my obligations thereunder.

                      (j) Agree that my completion and execution of this
------- Subscription Agreement also constitutes my execution of the Agreement of Partnership and the Certificate of Limited Partnership of the Partnership, and if this Subscription is accepted by the Managing Partner in its sole discretion, I will become a Limited Partner or General Partner in the Partnership and will be bound by the terms and provisions of the Agreement of Partnership of the Partnership.

                      (k) Agree that the Managing Partner in its sole and
------- absolute discretion shall have the right not to form the Partnership and to terminate the offering of Interests therein at any time and to reject this subscription.

                      (l) Make the Power of Attorney set forth in Section 10.2
-------        of the Agreement of Partnership of the Partnership.

                      (m) Unless it is indicated on the next page that I am a
------- foreign person or foreign entity, (i) certify that, if the subscriber is an individual, the subscriber is not a nonresident alien for the purposes of United States federal income taxation or, if the subscriber is a corporation, partnership, trust, or estate, the subscriber is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and regulations promulgated thereunder), (ii) declare under penalties of perjury that the foregoing certification and the name, identifying number, home address (in the case of an individual) or office address (in the case of an entity), and place of incorporation (in the case of a corporation) of the subscriber is to the best of my knowledge and belief true, correct, and complete, and (iii) agree to inform the Managing Partner if the subscriber becomes a nonresident alien or a foreign person at any time during the three year period immediately following the date of this Subscription Agreement.

                      (n) Agree not to file the statement described in Section
------- 6224(c)(3)(B) of the Internal Revenue Code prohibiting the Managing Partner, as the tax matters partner for the Partnership, from entering into a settlement on his behalf with respect to partnership items (as such term is defined in Code Section 6231(a)(3)) of the Partnership.

                      (o) Agree that the Managing Partner is authorized to file
------- a copy of this Subscription Agreement (or pertinent portions hereof) with the Internal Revenue Service pursuant to Section 6224(b) of the Code if necessary to perfect my waiver of rights under this Subscription Agreement.

                      (p) Agree that the foregoing representations, warranties
------- and agreements shall remain true and accurate during the term of the Partnership, and I will neither take action nor permit action to be taken which would cause any of them to become untrue or inaccurate. In the event that I become aware that any such representation, warranty or agreement has become untrue or inaccurate at any time, I shall immediately notify the Managing Partner and provide the Managing Partner with such other information and statements and grant to the Managing Partner such power of attorney as the Managing Partner may request.

                      (q) Acknowledge that it is anticipated that there will not
------- be any market for resale of the Interests subscribed hereby and that assignment of such Interests is subject to certain restrictions described in "Summary of Partnership Agreement and Program Agreement -- Assignability of Interests" in the Prospectus; accordingly, the investment subscribed to hereby is not liquid.


        THE UNDERSIGNED MUST INITIAL EACH OF THE ABOVE REPRESENTATIONS IN THE SPACE PROVIDED.

        NOTHING HEREIN SHALL BE DEEMED A WAIVER OF ANY RIGHTS OF ACTION WHICH I MAY HAVE UNDER ANY APPLICABLE FEDERAL OR STATE SECURITIES LAW.

               (1) The purchase of Interests as a General Partner involves a risk of unlimited liability to the extent that the Partnership's liabilities exceed its insurance proceeds, the Partnership's assets, and indemnification by the Managing Partner, as described in "Risk Factors" in the Prospectus.

               (2) The NASD requires the Soliciting Dealer or registered representative to inform potential investors of all pertinent facts relating to the liquidity and marketability of the Interests, including the following: (i) the risks involved in the offering, including the speculative nature of the investment and the speculative nature of drilling for oil and gas; (ii) the financial hazards involved in the offering, including the risk of losing my entire investment; (iii) the lack of liquidity of this investment; (iv) the restrictions of transferability of the Interests; and (v) the tax consequences of the investment.

        Subscriptions shall be accepted or rejected by the Managing Partner within 30 days of their receipt; if rejected, all funds shall be returned to the subscriber immediately. Any amendment to this Subscription Agreement shall be made only upon execution of a written consent by me, the Managing Partner, and the Partnership. This Subscription Agreement shall be governed and enforced in accordance with the laws of the State of Texas. The representations, warranties, and covenants contained herein will inure to the benefit of, and be binding upon me, the Managing Partner, the Partnership, and my and their respective successors, heirs, representatives, and assigns.


                         SEND SUBSCRIPTION AND CHECK TO:

                        REGIONS BANK-TYLER, ESCROW AGENT
                                  P.O. BOX 2020

                               TYLER, TEXAS 75710
                                 (903) 535-4200

                         TO BE COMPLETED BY APPLICANT(S)

        The undersigned subscribes to the Partnership indicated below in the amount indicated below. The minimum subscription per Partnership is $10,000 (ten Interests), with additional amounts available in $1,000 increments (one Interest).


SUBSCRIPTION:  $__________________________                           PARTNERSHIP:  Mewbourne Energy Partners ____-A, L.P.

Type of Interests Purchased        [ ]   General Partner Interests   IF NO SELECTION IS MADE, THE PARTNERSHIP CANNOT ACCEPT YOUR
                                                                     SUBSCRIPTION AND WILL HAVE TO RETURN THIS SUBSCRIPTION
                                   [ ]   Limited Partner Interests   AGREEMENT AND YOUR MONEY TO YOU.

Check one:

     Individual                              Partnership                              Other (________________)   please specify
---                                     ---                                       ---
     Community Property                      Corporation
---                                     ---             -----------------------
     Tenants in Common                                  (Place of Incorporation)
---
     Joint tenants with right of survivorship          Foreign person or entity
---                                               ---

--------------------------------------------------------------------------------
Print Name(s) in which Interests should be registered

--------------------------------------------------------------------------------
Print Name(s) in which Interests should be registered

--------------------------------------------------------------------------------
Mailing Address

--------------------------------       -------  --------------------------------
City                                   State    Investor's State of Residence

--------------  ----------------------------      ------------------------------
Zip Code        SS#/Tax ID#                                 Phone No.

------------------------------------
Account Number (if applicable)

CUSTODIAN OR CHECKS PAYABLE TO OTHERS (OPTIONAL)
Checks will be payable to the registration name and address shown above, unless otherwise specified below.


--------------------------------------------------------------------------------
Person/Entity

--------------------------------------------------------------------------------
For the Benefit of

--------------------------------------------------------------------------------
Acct. No.

--------------------------------------------------------------------------------
Mailing Address for Distribution Checks


----------------------     -------  -------------    ---------------------------
City                       State    Zip Code         Tax ID #



                         SIGNATURE AND POWER OF ATTORNEY

        I hereby appoint Mewbourne Development Corporation, with full power of substitution, my true and lawful attorney to execute, file, swear to and record any Certificate(s) of Limited Partnership or amendments thereto (including but not limited to any amendments filed for the purpose of the admission of any substituted Partners) or cancellation thereof, including any other instruments which may be required by law in any jurisdiction to permit qualification of the Partnership as a limited partnership or for any other purpose necessary to implement the Agreement of Partnership, and as more fully described in Article X of the Agreement of Partnership.

        I AM AWARE OF, AGREE AND SATISFY THE REPRESENTATIONS, AGREEMENTS AND SUITABILITY REQUIREMENTS IN THIS SUBSCRIPTION AGREEMENT AND IN THE SPECIAL SUBSCRIPTION INSTRUCTIONS ATTACHED AS EXHIBIT C TO THE PROSPECTUS.



     -----------------------------------------             --------------------------------------
           Signature of Applicant or                        Signature of Joint Applicant or
          Authorized Representative*                          Authorized Representative*
Date:                                                Date:
     -----------------------------------------            ---------------------------------------

* An "Authorized Representative" may not execute this subscription agreement for individual investors residing in the following jurisdictions: MICHIGAN, NORTH CAROLINA, OHIO, PENNSYLVANIA, AND TENNESSEE.

SUBSCRIBERS ARE URGED TO CAREFULLY READ THE REPRESENTATIONS, AGREEMENTS AND SUITABILITY REQUIREMENTS SET FORTH HEREIN AND IN EXHIBIT D TO THE PROSPECTUS BEFORE EXECUTING THIS AGREEMENT. A SUBSCRIBER MUST INITIAL IN THE SPACE PROVIDED EACH OF THE REPRESENTATIONS MADE BY THE SUBSCRIBER HEREIN.

                                  FOR SOLICITING DEALER USE ONLY


--------------------------------------------------------------------------------
Firm
----------------------------------------------   -------------------------------
Branch Office Address                            Phone No.

-----------------------------------  -----------       -------------------------
City                                 State             Zip Code

----------------------------------------------
Representative's Number

----------------------------------------------
Signature of Registered Representative

---------------------------------------     ------------------------------------
Print Name of Registered Representative     Authorized Signature
                                            for Branch Manager+

+By signing on this line I hereby represent that I have discharged my affirmative obligations under Sections 3 and 4 of Rule 2810 of the NASD Rules of Fair Practice and that I have reasonable grounds to believe, on the basis of information obtained from the applicant concerning his/her investment objectives, other investments, financial situation and needs, and any other information known by the member, that: (i) the applicant is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus, including the tax benefits; (ii) the applicant has a fair market net worth sufficient to sustain the risks inherent in the Limited Partnership, including loss of the investment and lack of liquidity; (iii) an investment in the Partnership is otherwise suitable for the applicant; and (iv) the applicant, along with one or more representatives, advisors or agents has the knowledge and experience in financial matters to be capable of evaluating the merits and risks of the offering. If this purchase is being executed in a discretionary account, the member has received prior written approval of the purchase by the customer. The member has informed the applicant of all pertinent facts relating to the liquidity and marketability of the Interests in the Partnership during the term of the investment, of the risks of unlimited liability regarding an investment as a General Partner, and of the passive loss limitations for tax purposes of an investment as a Limited Partner.


                          FOR MEWBOURNE DEVELOPMENT CORPORATION USE ONLY


                                    MEWBOURNE DEVELOPMENT CORPORATION
                                    Managing General Partner



               ACCEPTED:            By:
                                            ------------------------------
                                    Title:
                                            ------------------------------
                                    Date:
                                            ------------------------------

================================================================================

        NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.



                                TABLE OF CONTENTS

                                                       Page
                                                       ----

SUMMARY OF OFFERING .........................            1
RISK FACTORS ................................            4
APPLICATION OF PROCEEDS .....................           15
PARTICIPATION IN COSTS AND REVENUES .........           17
COMPENSATION AND REIMBURSEMENT ..............           19
ESTIMATED DRILLING PROGRAM EXPENSES .........           21
DEFINITIONS .................................           22
TERMS OF THE OFFERING .......................           25
ADDITIONAL FINANCING ........................           32
PLAN OF DISTRIBUTION ........................           33
INVESTMENT OBJECTIVES .......................           34
PROPOSED ACTIVITIES .........................           35
MANAGEMENT ..................................           45
OWNERSHIP STRUCTURE OF
  MEWBOURNE COMPANIES .......................           46
CONFLICTS OF INTEREST .......................           51
PRIOR ACTIVITIES ............................           57
TAX ASPECTS .................................           70
COMPETITION, MARKETS AND REGULATION .........           87
LIABILITY OF GENERAL AND LIMITED
  PARTNERS ..................................           89
SUMMARY OF PARTNERSHIP AGREEMENT AND
  DRILLING PROGRAM AGREEMENT ................           91
LEGAL OPINIONS ..............................          100
EXPERTS .....................................          100
WHERE YOU CAN FIND MORE INFORMATION .........          100
INDEX TO FINANCIAL STATEMENTS ...............          102

Exhibit A: Form of Agreement of Partnership

Exhibit B: Form of Drilling Program Agreement

Exhibit C: Form of Special Subscription Instructions

Exhibit D: Form of Subscription Agreement

        UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS, AS AMENDED OR SUPPLEMENTED, ALL DEALERS EFFECTING TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================================


================================================================================

                                    MEWBOURNE
                                  ENERGY 01-02
                                DRILLING PROGRAMS
                    (PER PARTNERSHIP MINIMUM OFFERING AMOUNT)


                         1,000 LIMITED PARTNER INTERESTS
                             AT $1,000 PER INTEREST
                               MINIMUM PURCHASE OF
                          TEN LIMITED PARTNER INTERESTS


                         1,000 GENERAL PARTNER INTERESTS
                             AT $1,000 PER INTEREST
                               MINIMUM PURCHASE OF
                         FIVE GENERAL PARTNER INTERESTS




                                 ---------------


                                   PROSPECTUS

                                 ---------------



                               ____________, 2001

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

        All capitalized terms used and not defined in Part II of this Registration Statement shall have the meanings assigned to them in the prospectus which forms a part of this Registration Statement or the exhibits thereto.

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        Set forth below is an itemization of the estimated costs which will be incurred in connection with the sale of the securities registered hereby if 6,000 Limited Partner Interests and 24,000 General Partner Interests are sold.

Costs of Offering:
-----------------
Securities Act of 1933 Registration Fee .................................      $    7,500
National Association of Securities Dealers, Inc. Filing Fee .............           3,500
Blue Sky Qualification Fees and Expenses ................................          75,000*
Printing ................................................................         150,000*
Legal Fees and Expenses .................................................         200,000*
Accounting Fees and Expenses ............................................          25,000*
Expenses of Mewbourne Development Corporation Incurred in Connection
 With the Distribution ..................................................         500,000*
Miscellaneous ...........................................................         100,000*
Total ...................................................................      $1,061,000*

-----------
* Estimated

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 5.4 of the partnership agreement provide that neither Mewbourne Development Corporation nor any of its affiliate shall have any liability to a partnership or to any partner thereof for any loss suffered by the partnership that arises out of any action or inaction performed or omitted by Mewbourne Development Corporation or such affiliate, unless the managing partner in good faith has determined that such course of conduct or omission was not intended to further the best interest of the partnership or that such course of conduct constituted negligence or misconduct on the part of Mewbourne Development Corporation or such affiliate. Section 6(f) of the drilling program agreements provides parallel protection from liability to Mewbourne Oil Company, in its individual capacity as the program manager, and affiliates of the program manager.

        Section 5.5 of the partnership agreements and Section 6(f) of the drilling program agreements provides, subject to various conditions, for indemnification of Mewbourne Development Corporation and its affiliates, and each permit, subject to certain conditions, for insurance to be purchased and maintained on behalf of Mewbourne Development Corporation and its affiliates against any liabilities asserted against or expenses incurred by Mewbourne Development Corporation and its affiliates in connection with activities of a partnership or drilling program, as the case may be.

        Section 17-108 of the Delaware Act provides that a Delaware limited partnership may indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

        Section 9 of the soliciting dealer agreements provide that the partnerships and Mewbourne Development Corporation have agreed to indemnify the soliciting dealers against certain liabilities, including certain liabilities under the Securities Act of 1933. In addition, Mewbourne Development Corporation may enter into similar agreements with certain soliciting dealers on behalf of the partnerships under which Mewbourne Development Corporation and the partnerships will indemnify those soliciting dealers against certain liabilities, including certain liabilities under the Securities Act of 1933.

        As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Article 10 of each of Mewbourne Development Corporation's and Mewbourne Oil Company's Certification of Incorporation contains a limitation of liability provision under which a director will not be personally liable to Mewbourne Development Corporation, Mewbourne Oil Company or their respective stockholders for monetary damages resulting from breaches of his fiduciary duty of care as a director, subject to certain limitations.

        Article 7, Section 7 of each of Mewbourne Development Corporation's and Mewbourne Oil Company's By-laws provides that Mewbourne Development Corporation or Mewbourne Oil Company, as the case may be, shall indemnify its officer or director to the fullest extent permitted under the Delaware General Corporation Law. Section 145 thereof permits indemnification of an officer or director upon a determination that such officer or director has met the applicable standard of conduct. Under Section 145, such officer or director is required to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Mewbourne Development Corporation and, with respect to any criminal action, without reasonable cause to believe his conduct was unlawful.
Section 145 does not authorize indemnification, in actions brought by or in the right of a corporation, against judgments, fines or amounts paid in settlement, nor does it provide for indemnification of expenses incurred in the defense or settlement of claims as to which a director or officer is adjudged to be liable to Mewbourne Development Corporation or Mewbourne Oil Company, as the case may be, unless specifically authorized by the Delaware Court of Chancery or the court in which such action is brought.

        The above discussion of the provisions of Section 5.5 of the Partnership Agreement, Section 6(f) of the drilling program agreement, Section 17-108 of the Delaware Act, Sections 102(b)(7) and 145 of the Delaware General Corporation Law, Article 10 of each of Mewbourne Development Corporation's and Mewbourne Oil Company's Certificate of Incorporation, Article 7, Section 7 of each of Mewbourne Development Corporation's and Mewbourne Oil Company's By-laws, and the soliciting dealer agreements is not intended to be exhaustive and is respectively qualified in its entirety by the applicable provisions of the partnership agreements and drilling program agreements, the forms of which are included as Exhibits A and B to the Prospectus forming a part of this Registration Statement and are hereby incorporated herein by reference, the Delaware Act and the Delaware General Corporation Law, Article 10 of each of Mewbourne Development Corporation's and Mewbourne Oil Company's Certificate of Incorporation , which are included as Exhibits 3.3 and 3.5, respectively, to this Registration Statement and hereby incorporated herein by reference, Article 7, Section 7 of each of Mewbourne Development Corporation's and Mewbourne Oil Company's By-laws, which are included as Exhibits 3.4 and 3.6, respectively, to this Registration Statement and hereby are incorporated herein by reference, and by the soliciting dealer agreements, the form of which is set forth as Exhibit
1.1 to the Registration Statement and is hereby incorporated herein by reference.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

        In connection with the formation of a partnership, the organizational partner of such partnership will contribute $100 to the partnership's capital. Upon the initial admission of general and limited partners to that partnership, the subscription of the organizational partner in the partnership will be terminated and the $100 contribution will be returned to him. The partnerships have not otherwise sold or issued within the past three years any securities which were not registered under the Securities Act of 1933.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


    EXHIBIT
    NUMBER                                                  EXHIBIT
    ------                                                  -------
      1.1    --     Form of Soliciting Dealer Agreement to be entered into
                    between Mewbourne Development Corporation and the Soliciting
                    Dealers. **

      1.2    --     Form of Dealer Manager Agreement. **

      3.1    --     Certificate of Limited Partnership of Mewbourne Energy
                    Partners 01-A, L.P. **

      3.2    --     Form of Amendment to Certificate of Limited Partnership of
                    Mewbourne Energy Partners 01-A, L.P. **

      3.3    --     Certificate of Incorporation of Mewbourne Development
                    Corporation. +

      3.4    --     Bylaws of Mewbourne Development Corporation. +

      3.5    --     Certificate of Incorporation of Mewbourne Oil Company. +

      3.6    --     Bylaws of Mewbourne Oil Company. +

      4.1    --     Form of Agreement of Partnership of Mewbourne Energy
                    Partners -A, L.P. (filed as Exhibit A to the Prospectus
                    forming a part of this Registration Statement) **

      4.2    --     Form of Subscription Agreement (filed as Exhibit D to the
                    Prospectus forming a part of this Registration Statement).
                    **

      4.3    --     Form of Special Subscription Instructions (filed as Exhibit
                    C to the Prospectus forming a part of this Registration
                    Statement). **

      4.4    --     Form of Certificate of Limited Partner Interest. **

      4.5    --     Form of Certificate of General Partner Interest. **

      5.1    --     Opinion of Vinson & Elkins L.L.P., as to the legality of the securities registered hereby. *

      8.1    --     Opinion of Vinson & Elkins L.L.P., as to certain tax matters arising in connection with the securities registered hereby.
                    *

     10.1    --     Form of Drilling Program Agreement among Mewbourne
                    Development Corporation, Mewbourne Oil Company and Mewbourne
                    Energy Partners -A, L.P. (filed as Exhibit B to the
                    Prospectus forming a part of this Registration Statement).
                    **

     10.2    --     Form of Escrow Agreement between Mewbourne Development
                    Corporation and Regions Bank. **

     10.3    --     Tax Partnership Provisions. **

     10.4    --     Form of Operating Agreement between Mewbourne Energy
                    Partners -A, L.P., Mewbourne Development Corporation and
                    Mewbourne Oil Company. **

     23.1    --     Consent dated March 16, 2001 of PricewaterhouseCoopers LLP, independent accountants.**

     23.2    --     Consent of Vinson & Elkins L.L.P. (included as part of
                    Exhibit 5.1). *

     23.3    --     Consent dated March 12, 2001 of Garb Grubbs Harris &
                    Associates, Inc., independent engineers.**

    EXHIBIT
    NUMBER                                                  EXHIBIT
    ------                                                  -------
     23.4    --     Consent of Vinson & Elkins L.L.P. (included as part of
                    Exhibit 8.1) *

     24.1    --     Power of Attorney (included on the signature page to the
                    Registration Statement). **


*       To be filed by Amendment

**      Filed herewith

+ Incorporated by reference from Mewbourne Energy Partners 97-A registration statement on Form S-1, SEC File No. 353-22829

ITEM 17.  UNDERTAKINGS

        The undersigned Registrant hereby undertakes as follows:

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that subparagraphs
(1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed.

        (4) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (5) to not identify to any third party any prospects that will be, or are likely to be, purchased by a partnership with the proceeds from the sale of the securities offered hereby or are representative of prospects which may be purchased by the partnership with the proceeds from the sale of the securities offered hereby, whether such third party is a soliciting dealer or other party involved in making or directing investment decisions regarding the purchase of the securities offered hereby, except to the extent such prospects have been identified in the prospectus or an amendment thereto.

        To the extent a review of prospects or lease inventory is permitted to third parties:

                (a) it will be incidental to a soliciting dealer's due diligence examination;

                (b) no reference to any specific prospect, unless such prospect is described in the prospectus or an amendment to the prospectus, will appear in any analysis or report on the securities offered hereby prepared by such third party; and

                (c) any third party, prior to receiving permission to examine prospects, will agree to the above conditions, and the Registrant will file a copy of such agreement(s) as an exhibit to the Registration Statement.

        No prospective investors or their representative will be permitted to examine any prospects or inventory or data related thereto that are not described or set forth in the prospectus or an amendment to the prospectus.

        (6) to provide to the partners of a partnership the financial statements required by Form 10-K for the first full fiscal year of operations of the partnership.

        (7) to send to each purchaser of the securities offered hereby, on at least an annual basis, a detailed statement of any transactions by the Partnership to which that purchaser has been admitted as a partner with the Managing Partner or its affiliates and fees, commissions, compensation, and other benefits paid or accrued to the Managing Partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

        (8) to file a sticker supplement pursuant to Rule 424(c) under the Securities Act of 1933 during the distribution period for the partnerships describing each property not identified in the Prospectus at such time as there arises a reasonable probability that such property will be acquired by such Partnership and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to any existing general and limited partners of such partnership. Each sticker supplement should disclose all compensation and fees received by the Managing Partner and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-05 of Regulation S-X only for properties acquired during such distribution period.

        (9) to file, after the end of the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-05 of Regulation S-X as such is required under Item 7 of Form 8-K, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the limited partners at least once each quarter after the distribution period of the offering has ended.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Mewbourne Development Corporation pursuant to the foregoing provisions, or otherwise, Mewbourne Development Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Mewbourne Development Corporation of expenses incurred or paid by a director, officer or person controlling Mewbourne Development Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Mewbourne Development Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tyler, State of Texas, on March 16, 2001.

                                        MEWBOURNE ENERGY PARTNERS 01-02 DRILLING
                                        PROGRAMS, consisting of Mewbourne Energy
                                        Partners 01-A, L.P., a Delaware limited
                                        partnership and Mewbourne Energy
                                        Partners 02-A, L.P., a Delaware limited
                                        partnership

                                        By:   MEWBOURNE DEVELOPMENT CORPORATION,
                                              Managing Partner



                                        By:  /s/ Curtis W. Mewbourne
                                           -------------------------------------
                                             CURTIS W. MEWBOURNE,
                                             President and Director


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints J. Roe Buckley as their attorney-in-fact to sign on their behalf individually and in the capacity stated below all amendments and post-effective amendments to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.


               Signature                             Title                         Date
               ---------                             -----                         ----
/s/ Curtis W. Mewbourne                   President and Director              March 16, 2001
-----------------------                   (Principal Executive Officer)
CURTIS W. MEWBOURNE


/s/ J. Roe Buckley                        Treasurer                           March 16, 2001
------------------                        (Principal Financial and
J. ROE BUCKLEY                            Accounting Officer)



/s/ Dorothy M. Cuenod                     Director                            March 16, 2001
---------------------
DOROTHY M. CUENOD



/s/ Ruth M. Buckley                       Director                            March 16, 2001
-------------------
RUTH M. BUCKLEY


/s/ Julie M. Greene                       Director                            March 16, 2001
-------------------
JULIE M. GREENE

                               INDEX TO EXHIBITS

    EXHIBIT
    NUMBER                                                  EXHIBIT
    ------                                                  -------
      1.1    --     Form of Soliciting Dealer Agreement to be entered into
                    between Mewbourne Development Corporation and the Soliciting
                    Dealers.**

      1.2    --     Form of Dealer Manager Agreement.**

      3.1    --     Certificate of Limited Partnership of Mewbourne Energy
                    Partners 01-A, L.P.**

      3.2    --     Form of Amendment to Certificate of Limited Partnership of
                    Mewbourne Energy Partners 01-A, L.P.**

      3.3    --     Certificate of Incorporation of Mewbourne Development
                    Corporation.+

      3.4    --     Bylaws of Mewbourne Development Corporation.+

      3.5    --     Certificate of Incorporation of Mewbourne Oil Company.+

      3.6    --     Bylaws of Mewbourne Oil Company.+

      4.1    --     Form of Agreement of Partnership of Mewbourne Energy
                    Partners -A, L.P. (filed as Exhibit A to the Prospectus
                    forming a part of this Registration Statement)**

      4.2    --     Form of Subscription Agreement (filed as Exhibit D to the
                    Prospectus forming a part of this Registration Statement).**

      4.3    --     Form of Special Subscription Instructions (filed as Exhibit
                    C to the Prospectus forming a part of this Registration
                    Statement).**

      4.4    --     Form of Certificate of Limited Partner Interest.**

      4.5    --     Form of Certificate of General Partner Interest.**

      5.1    --     Opinion of Vinson & Elkins L.L.P., as to the legality of the securities registered hereby.*

      8.1    --     Opinion of Vinson & Elkins L.L.P., as to certain tax matters arising in connection with the securities registered
                    hereby.*

     10.1    --     Form of Drilling Program Agreement among Mewbourne
                    Development Corporation, Mewbourne Oil Company and Mewbourne
                    Energy Partners -A, L.P. (filed as Exhibit B to the
                    Prospectus forming a part of this Registration Statement).**

     10.2    --     Form of Escrow Agreement between Mewbourne Development
                    Corporation and Regions Bank.**

     10.3    --     Tax Partnership Provisions.**

     10.4    --     Form of Operating Agreement between Mewbourne Energy
                    Partners -A, L.P., Mewbourne Development Corporation and
                    Mewbourne Oil Company.**

     23.1    --     Consent dated March 16, 2001 of PricewaterhouseCoopers LLP, independent accountants.**

     23.2    --     Consent of Vinson & Elkins L.L.P. (included as part of
                    Exhibit 5.1).*

     23.3    --     Consent dated March 12, 2001 of Garb Grubbs Harris &
                    Associates, Inc., independent engineers.**

    EXHIBIT
    NUMBER                                                  EXHIBIT
    ------                                                  -------
     23.4    --     Consent of Vinson & Elkins L.L.P. (included as part of
                    Exhibit 8.1)*

     24.1    --     Power of Attorney (included on the signature page to the
                    Registration Statement).**


*       To be filed by Amendment

**      Filed herewith

+ Incorporated by reference from Mewbourne Energy Partners 97-A registration statement on Form S-1, SEC File No. 353-22829